As filed with the Securities and Exchange Commission on September 16, 2005
Registration No. 333-124709

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
AMENDMENT NO. 3
TO
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
ON
FORM S-4
_____________________

ORIGIN AGRITECH LIMITED
(Exact Name of Each Registrant as Specified in its Charter)

British Virgin Islands (State or other jurisdiction of Incorporation or organization)	6770 (Primary standard industrial classification code number)	Not Applicable (I.R.S. Employer Identification Number)
_____________________

625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)
_____________________

Mr. Kerry Propper
President
Origin Agritech Limited
625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Copies to:

David Alan Miller, Esq.
Graubard Miller
405 Lexington Avenue
New York, New York 10174
Telephone: (212) 818-8800
Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
___________________________

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants (2)	4,025,000 Units	$13.45	$54,136,250.00	$6,371.84
Shares of Common Stock	4,025,000 Shares	-------	-------	-------(2)
Warrants included as part of the Units	8,050,000 Warrants	-------	-------	-------(2)
Shares of Common Stock underlying the Warrants included in the Units(3)	8,050,000 Shares	$5.00	$40,250,000.00	$4,737.43
Shares of Common Stock	875,000 Shares	$7.70	$6,737,500.00	$793.00(4)
Representative’s Unit Purchase Option	1	$100	$100.00	-------(2)
Units underlying the Representative’s Unit Purchase Option (“Underwriter’s Units”)(3)	350,000 Units	$9.90	$3,465,000.00	$407.83
Shares of Common Stock included as part of the Underwriter’s Units(3)	350,000 Shares	-------	-------	-------(2)
Warrants included as part of the Underwriter’s Units(3)	700,000 Warrants	-------	-------	-------(2)
Shares of Common Stock underlying the Warrants included in the Underwriter’s Units(3)	700,000 Shares	$6.40	$4,480,000.00	$527.30
Total Fee Due Amount of fee previously paid Amount of fee due with filing of Amendment No. 1				$12,837.40 $10,169.53 $2,667.87
____________________________________

(1)	Based on the market price of the Units or exercise price for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(g)(1).
(2)	No fee pursuant to Rule 457(g).
(3)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.
(4)	Based on the market price of a share of common stock on June 25, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Chardan China Acquisition Corp.
625 Broadway, Suite 1111
San Diego, CA 92101

To the Stockholders of Chardan China Acquisition Corp:

You are cordially invited to attend a special meeting of the stockholders of Chardan China Acquisition Corp. (“Chardan”), relating to its proposed purchase of the stock of State Harvest Holdings Limited (“Origin”), a British Virgin Islands company, and related matters. The meeting will be held at 10:00 a.m., eastern time, on October 28, 2005, at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101.

At this meeting, you will be asked to consider and vote upon the following proposals:

1.    to approve a Stock Purchase Agreement, dated as of December 20, 2004 (“Purchase Agreement”) among Chardan, Origin and the stockholders of Origin (the “Origin Stockholders”) and the transactions contemplated thereby. Origin and the Origin Stockholders (collectively, the “Origin Parties”) have already approved the Purchase Agreement;

2.    to approve the merger of Chardan with and into a wholly owned subsidiary formed under the laws of the British Virgin Islands, with the name Origin Agritech Limited (“Agritech”) for the purposes of redomestication of our company to the British Virgin Islands (the “Redomestication Merger”) and acquiring Origin; and

3.    to approve the Chardan 2005 Performance Equity Plan (“Stock Option Plan”);

If these proposals are approved:

•	we will acquire an operating business in China;

•	we will change our corporate domicile from the State of Delaware to the British Virgin Islands, which means we will be governed by the laws of the British Virgin Islands;

•	we will change our corporate name to “Origin Agritech Limited” as a result of the Redomestication Merger;

•	the majority of our board of directors and officers will be the Origin Stockholders and their designees;

•	the Agritech Memorandum of Association and the Articles of Association will become the equivalent of our certificate of incorporation and by-laws, respectively;

•	each share of common stock of Chardan will automatically convert into one share of common stock of Agritech; and

•	each outstanding warrant of Chardan will be assumed by Agritech with the same terms, but exercisable for common stock of Agritech.

Agritech will continue as a reporting company under the Securities Exchange Act of 1934, as amended, with its units, common stock and warrants trading on the Nasdaq National Market for which it has received provisional approval of listing concurrent with the consummation of the Redomestication Merger.

We will not consummate the transactions described under proposal 1 unless the Redomestication Merger in proposal 2 is also approved. Similarly, the Redomestication Merger will not take place if the Purchase Agreement is not approved. The approval of the Stock Option Plan in proposal 3 is not a condition to consummation for the Purchase Agreement and the Redomestication Merger.

At the closing of the Purchase Agreement, the Origin Stockholders and their designee, A Plus Resources Limited, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,000,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be retained for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders. The above cash payment will be made with some of the funds from the trust account; the balance of the trust account will be used by Agritech for operating capital.

Additional purchase price payments will be made to the Origin Stockholders and their designee, up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1–June 30 fiscal year) from funds generated in the additional financing or from operational earnings as described below:

A.    If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result of (i) the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech’s successful completion of a follow-on offering; or (iii) a private investment into Agritech by a strategic investor (“Financing Adjustment”), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designee; or

B.    If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis (“Earnings Adjustment”), then the Origin Stockholders and their designee will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

If both an Earnings Adjustment and a Financing Adjustment occur, the maximum aggregate amount to be paid to the Origin Stockholders and their designee, from one or both adjustments, is $15,000,000.

As further additional purchase price, certain Origin Stockholders and their designee will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years if, on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

Year ending June 30,	After-Tax Profit
2006	$11,000,000
2007	$16,000,000
2008	$21,000,000
2009	$29,000,000

The affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock is required to approve each of the Purchase Agreement and the Redomestication Merger. The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the Stock Option Plan.

Each Chardan stockholder that holds shares of common stock issued in Chardan’s initial public offering has the right to vote against the stock purchase proposal and at the same time demand that Chardan convert such stockholder’s shares into cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Chardan’s initial public offering was deposited. These shares will be converted into cash only if the Purchase Agreement is consummated. However, if the holders of 805,000 or more shares of common stock issued in Chardan’s initial public offering vote against the stock purchase proposal and demand conversion of their shares, then Chardan will not consummate the Purchase Agreement. Chardan’s initial stockholders who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 17.9% of the outstanding shares of Chardan common stock, have agreed to vote all of their shares on the Purchase Agreement and Redomestication Merger proposals as the majority of the other shares are voted.

Immediately after consummation of the Purchase Agreement, if no holder of shares of Chardan common stock demands that Chardan convert these shares into a pro rata portion of the trust account, Chardan stockholders will own approximately 32.5% of Agritech’s issued and outstanding shares of common stock. If one or more of Chardan’s stockholders vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account, then Chardan’s stockholders will own less than approximately 32.5% of Agritech’s issued and outstanding shares of common stock.

Chardan’s shares of common stock, warrants and units currently are listed on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. Chardan, however, has applied for listing on the Nasdaq National Market and been provisionally approved contingent on the consummation of the Redomestication Merger under the proposed symbols SEED, SEEDW and SEEDU. If the securities are not listed on Nasdaq for some reason, they will remain traded on the OTCBB.

After careful consideration of the terms and conditions of the proposed Purchase Agreement, the Redomestication Merger and the Stock Option Plan, the board of directors of Chardan has determined that the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan are fair to and in the best interests of Chardan and its stockholders. The board of directors of Chardan did not obtain a fairness opinion on which to base this assessment. The board of directors of Chardan unanimously recommends that you vote or give instruction to vote “FOR” the approval of the Purchase Agreement, the Redomestication Merger and the Stock Option Plan.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Richard D. Propper, MD
Chairman of the Board

Chardan China Acquisition Corp.
625 Broadway, Suite 1111
San Diego, CA 92101

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 28, 2005

TO ALL THE STOCKHOLDERS OF CHARDAN CHINA ACQUISITION CORP:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Chardan China Acquisition Corp. (“Chardan”), a Delaware corporation, will be held 10:00 a.m. eastern time, on October 28, 2005, at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101 for the following purposes:

•
To consider and vote upon a proposal to adopt the Stock Purchase Agreement, dated as of December 20, 2004, among Chardan, State Harvest Holdings Limited, (“Origin”), a British Virgin Islands company, and the stockholders of Origin (the “Origin Stockholders,” together with Origin, the “Origin Parties”), and the transactions contemplated thereby;

•
To consider and vote upon the merger of Chardan into its wholly owned subsidiary Origin Agritech Limited (“Agritech”), formed under the laws of the British Virgin Islands, for the purposes of reincorporation and redomestication of the company to the British Virgin Islands (the “redomestication merger”); and

•	To consider and vote upon a proposal to adopt the Chardan 2005 Performance Equity Plan.

The board of directors has fixed the close of business on September 23, 2005 as the date for which Chardan stockholders are entitled to receive notice of, and to vote at, the Chardan special meeting and any adjournments thereof. Only the holders of record of Chardan common stock on that date are entitled to have their votes counted at the Chardan special meeting and any adjournments or postponements of it.

Chardan will not transact any other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by Chardan’s board of directors.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Chardan common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the stock purchase agreement and the redomestication merger.

The board of directors of Chardan unanimously recommends that you vote “FOR” the approval of the stock purchase agreement, the redomestication merger and the stock option plan.

By Order of the Board of Directors,

Richard D. Propper, MD
Chairman of the Board

September 27, 2005

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
CHARDAN CHINA ACQUISITION CORP.

PROSPECTUS FOR UP TO 4,375,000 UNITS, 14,000,000 SHARES OF COMMON STOCK,
AND
8,750,000 WARRANTS OF ORIGIN AGRITECH LIMITED AND ONE REPRESENTATIVE UNIT PURCHASE OPTION

________________________________________

The board of directors of Chardan China Acquisition Corp. (“Chardan”) and its wholly-owned subsidiary, Origin Agritech Limited (“Agritech”) have unanimously approved the acquisition of State Harvest Holdings Limited (“Origin”) pursuant to a stock purchase agreement whereby Agritech will purchase all of the outstanding securities held by the stockholders of Origin (the “Origin Stockholders”). The board of directors of Chardan also has unanimously approved the reincorporation of Chardan from the State of Delaware to the British Virgin Islands, through a redomestication merger with Agritech.

In the redomestication merger, Agritech will issue its securities in exchange for the outstanding securities of Chardan. This prospectus covers an aggregate of 4,375,000 units, 14,000,000 shares of common stock, 8,750,000 warrants and one representative unit purchase option. The common stock and warrants underlying the aforementioned securities are included in the aggregate amounts stated above. Agritech will issue its securities on the same terms as were those of Chardan

Chardan was organized to serve as a vehicle for the acquisition of a company operating in the Peoples Republic of China. Origin, through its four operating subsidiaries in China, develops, produces, distributes and markets hybrid food crop seeds to the Chinese agricultural industry.

Chardan’s common stock, warrants and units are currently listed on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. The securities of Agritech, at the time of the redomestication merger, will be listed on the Nasdaq National Market. The proposed symbols are SEED, SEEDW and SEEDU.

This proxy statement/prospectus provides you with detailed information about the acquisition of Origin and redomestication merger and the special meeting of stockholders. We encourage you to carefully read this entire document and the documents incorporated by reference. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 29.

The acquisition of Origin and redomestication merger will be completed upon approval of at least a majority of the shares of common stock outstanding present in person or by proxy and entitled to vote at the special meeting on October 28, 2005.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT/PROSPECTUS IS DATED [    ], 2005, AND IS FIRST BEING MAILED TO CHARDAN STOCKHOLDERS ON OR ABOUT SEPTEMBER 27, 2005.

TABLE OF CONTENTS
Page

SUMMARY	12
SELECTED HISTORICAL FINANCIAL INFORMATION	24
THE ORIGIN PARTIES HISTORICAL FINANCIAL INFORMATION	24
CHARDAN HISTORICAL FINANCIAL INFORMATION	25
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION	26
COMPARATIVE PER SHARE INFORMATION	27
MARKET PRICE INFORMATION	28
RISK FACTORS	29
FORWARD-LOOKING STATEMENTS	40
THE CHARDAN SPECIAL MEETING	41
CONSIDERATION OF THE STOCK PURCHASE TRANSACTION	45
THE STOCK PURCHASE AGREEMENT	59
CHARDAN REDOMESTICATION MERGER	75
CHARDAN 2005 PERFORMANCE EQUITY PLAN	88
INFORMATION ABOUT THE ORIGIN PARTIES	97
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	109
INFORMATION ABOUT CHARDAN	119
PRO FORMA	125
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	125
DIRECTORS AND MANAGEMENT	132
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	140
BENEFICIAL OWNERSHIP OF SECURITIES	142
PRICE RANGE OF SECURITIES AND DIVIDENDS	146
SHARES ELIBIBLE FOR FUTURE SALE	147
DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES FOLLOWING THE STOCK PURCHASE	148
STOCKHOLDER PROPOSALS	151
LEGAL MATTERS	151
EXPERTS	151
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	152
WHERE YOU CAN FIND MORE INFORMATION	152

ANNEXES

A—Stock Purchase Agreement, as amended
B—Form of Agritech Memorandum of Association, including all amendments
C—Form of Agritech Articles of Association
D—The Chardan 2005 Performance Equity Plan
E—Agritech Audit Committee Charter
F—Agritech Nominating Committee Charter
G—Agritech Code of Ethics
H—Employee Complaint Procedures for Auditing Matters
I—Section 262 of the Delaware General Business Law
J—Proxy Card

This proxy statement/prospectus incorporates important business and financial information about Chardan Origin and the Origin Operating Companies that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Dr. Richard Propper
c/o Origin Agritech Limited
625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is October 21, 2005.

The financial statements of Origin are prepared using Renminbi, the currency of the Peoples Republic of China (“PRC”). For convenience, the Renminbi amounts have been converted throughout the text of the proxy statement/prospectus into United States dollars. Until recently, the Renminbi was a controlled currency, and the exchange rate maintained by the PRC was approximately 8.27 Renminbi to one United States dollar. This is the exchange rate used for the translated dollar amounts in the text of this proxy statement/prospectus. The Chinese government has recently altered its policy toward the rate of exchange of the Renmimbi versus the US dollar. Changing from a previously fixed rate policy regarding the dollar, the Renmimbi has recently been permitted to float within a fixed range against a basket of currencies, including the US dollar, Japanese Yen and European Euro, which has resulted in the Renmimbi being allowed to appreciate 2% +/- 0.3% vs. the dollar. Since the company’s business is presently 100 percent domestic, this change will have no effect on the company’s business, but will result in a concomitant increase in its after-tax earnings when stated in dollar terms. In the future, the company’s earnings stated in US dollars will fluctuate in accordance with the change in exchange rate.

Under the law of the British Virgin Islands, Agritech is authorized to issue “ordinary shares” and holders of ordinary shares are “members.” References to ordinary shares and members have been translated to common stock stockholders, which are terms more familiar to United States persons who Chardan believes are the majority of its stockholders.

The following company names for the PRC related entities are used in this document: (1) State Harvest Holdings Ltd. is referred to either as “Origin” in the text or “State Harvest” in the Origin financial statements, (ii) Beijing Origin Seed Limited is referred to as “Beijing Origin” throughout this document, (iii) Henan Origin Cotton Technology Development Limited, sometimes written He Nan Origin Cotton Technology Limited, is referred to as “Henan Origin” in the text or “He Nan Cotton” in the Origin financial statements, and (iv) Changchun Origin Seed Technology Development Limited is referred to as “Changchun Origin” in the text or “Chang Chun Origin” in the Origin financial statements. The differences in names, in part, arises from the difference in translation in writing Chinese names in English for which there are no uniform rules.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.	Why is Chardan proposing the stock purchase?	A.
Chardan was organized to effect a business combination with an operating business that is based in China and that has significant growth potential. The operating companies of Origin, after the consummation of the stock purchase will be Beijing Origin Seed Limited, Henan Origin Cotton Technology Development Limited, Changchun Origin Seed Technology Development Limited and Beijing Origin State Harvest Biotechnology Limited (these four companies are referred to as the “Origin Operating Companies”). Together they develop, produce, distribute and market hybrid food crop seeds to the Chinese agriculture industry. The Origin Operating Companies have, collectively, demonstrated significant growth since commencing operations in 1997. Chardan believes that the Origin Operating Companies have the infrastructure in place to expand their business through the development of additional hybrids and the expansion of its customer base. As a result, Chardan believes that a business combination with Origin will provide Chardan stockholders with an opportunity to participate in a combined company with significant growth potential.

Q.	Why is Chardan proposing the redomestication merger?	A.
Chardan is proposing the reincorporation of itself into a company formed under the laws of the British Virgin Islands to align its income tax liabilities with the location of its activities to reduce the overall impact of corporate income tax on the surviving company and its stockholders. Because the future operations will be almost exclusively foreign to the United States, the redomestication merger is intended to reduce or entirely eliminate the income tax liability of the company in the United States and permit greater flexibility in structuring acquisitions or creating subsidiaries in China and other countries as the business of Origin expands. By becoming a non-United States company, it is believed that the successor company will only be taxed on its operations by the jurisdiction in which they are located and undertaken, and will not be subject to additional income taxes merely by virtue of the location of its place of incorporation.

Q.	Why is Chardan proposing the stock option plan?	A.	Chardan is proposing the stock option plan to enable the company to attract, retain and reward its directors, officers, employees and consultants using equity-based incentives.

Q.	What is being voted on?	A.
There are three proposals that you are being asked to vote on. The first proposal is to adopt the stock purchase agreement, dated December 20, 2004 and the transactions contemplated thereby. We refer to this proposal as the stock purchase proposal.

The second proposal is to approve the merger of Chardan with and into Agritech for purposes of redomestication to the British Virgin Island. We refer to this proposal as the redomestication merger proposal.

The third proposal is to adopt Chardan’s 2005 Performance Equity Plan. We refer to this proposal as the stock option plan proposal.

Q.	What vote is required in order to adopt the stock purchase proposal?	A.
The approval of the stock purchase will require the affirmative vote of a majority of the outstanding shares of Chardan’s common stock. If the holders of 805,000 or more shares of common stock issued in Chardan’s initial public offering vote against the stock purchase and demand that Chardan convert their shares into a pro rata portion of the trust account as of the record date, then the stock purchase will not be consummated. [No vote of the holders of Chardan’s warrants is necessary to adopt the stock purchase proposal or other proposals, and Chardan is not asking the warrant holders to vote on the stock purchase proposal or the other proposals.] Chardan will not consummate the transaction described in the stock purchase proposal unless the redomestication merger is also approved. Similarly, the redomestication merger will not be consummated if the stock purchase proposal is not approved. The approval of the stock option plan proposal is not a condition to the consummation of the stock purchase or redomestication merger proposals.

Q.	What vote is required in order to adopt the redomestication merger?		The affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock is required to approve the redomestication merger proposal.

Q.	What vote is required in order to adopt the stock option plan?	A.
The approval of the stock option plan will require the affirmative vote of a majority of the shares represented and entitled to vote at the meeting. The approval of the stock option plan is not a condition to the approval of the stock purchase or the redomestication merger proposals.

Q.	How do the Chardan insiders intend to vote their shares?	A.
All of the insiders who purchased their shares prior to the initial public offering (including the officers and directors) have agreed to vote the shares held by them on the stock purchase and redomestication merger proposals in accordance with the vote of the majority of the shares of common stock issued in the initial public offering. They have indicated that they also will vote in favor of the stock option plan proposal.

Q.	What will I receive in the redomestication merger?	A.
Chardan security holders will receive an equal number of shares of common stock of Agritech in exchange for their Chardan common stock, and Agritech will assume the outstanding Chardan warrants, the terms and conditions of which will not change, except that on exercise, they will receive Agritech common stock.

Q.	How will the redomestication merger be accomplished?	A.
Chardan will merge into Agritech, incorporated as a British Virgin Islands company on March 11, 2005, and its wholly owned subsidiary. As a result of the redomestication merger, each currently issued outstanding share of common stock of Chardan will automatically convert into a share of common stock of Agritech. This procedure will result in you becoming a stockholder in Agritech.

Q.	Will the Chardan stockholders be taxed as a result of the redomestication merger?	A.
Generally for United States federal income tax purposes, stockholders who are United States holders will not recognize any gain or loss, provided no holder owns 5% or more of the common stock of Agritech following the redomestication merger. We urge you to consult your own tax advisors with regard to your particular tax consequences of the redomestication merger.

Q.	Will Chardan be taxed on the redomestication merger?	A.
We believe that Chardan will not incur any material amount of federal income or withholding tax as a result of the redomestication merger. The IRS may not agree with this conclusion. In such an event, there may be a significant tax obligation for Agritech, the surviving company, to pay.

Q.	How much of the surviving company will existing Chardan stockholders own?	A.
The Origin Stockholders and their designee initially will receive 10,000,000 shares of common stock of Agritech. Messrs Han, Yuan and Yang, three of the Origin Stockholders will own in the aggregate 8,619,350 shares of Agritech common stock, representing 57% of the issued and outstanding shares immediately after the acquisition. After the stock purchase, if no Chardan stockholders demand that Chardan convert their shares into a pro rata portion of the trust account and no Chardan stockholder exercises its appraisal rights, then Chardan’s stockholders who own shares immediately prior to the stock purchase will own approximately 32.5% of the outstanding common stock of Agritech. Existing Chardan stockholders could own less than approximately 32.5% if one or more Chardan stockholders vote against the stock purchase proposal and demand conversion of their shares into a pro rata portion of the trust account or appraisal rights are exercised.

Q.	How much dilution will I experience?	A.
Currently there are 4,900,000 shares of common stock outstanding. For acquisition of Origin, there will be issued 10,000,000 shares. If the acquisition is consummated, an additional 200,000 shares will be issued to the Best of the Best as additional compensation for their services to Chardan. Therefore, current shareholders will own approximately 32.5% of the company, which is a dilution of absolute ownership of 67.5%. To the extent the earn out shares are issued to the Origin Stockholders and outstanding warrants are exercised, the current stockholders will experience further dilution of their ownership interest in the company.

Q.	What will the name of the surviving company be after the stock purchase?	A.	The name of the surviving company following completion of the stock purchase and redomestication merger will be “Origin Agritech Limited.”

Q.	Do I have conversion rights?	A.
If you hold shares of common stock issued in Chardan’s initial public offering, then you have the right to vote against the stock purchase proposal and demand that Chardan convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Chardan’s initial public offering are held. We sometimes refer to these rights to vote against the stock purchase and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.	If I have conversion rights, how do I exercise them?	A.
If you wish to exercise your conversion rights, you must vote against the stock purchase proposal and at the same time demand that Chardan convert your shares into cash. If, notwithstanding your vote, the stock purchase is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. You will be entitled to convert each share of common stock that you hold into approximately $5.24. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the stock purchase and then tender your stock certificate. If the stock purchase is not completed, then your shares cannot be converted to cash.

Q.	What happens to the funds deposited in the trust account after consummation of the stock purchase?	A.
Upon consummation of the stock purchase:

the stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account;· $10,000,000 of the funds in the trust account will be paid to the Origin Stockholders as part of the stock purchase consideration, less $250,000 which will be retained by Agritech to satisfy any damages of the existing Chardan stockholders under the indemnification provisions of the stock purchase agreement; and the balance of the funds in the trust account will be retained by Agritech for operating capital subsequent to the closing of the business combination.

Q.	Who will manage the combined company?	A.
The combined company will be managed by the current management of Origin. Dr. Gengchen Han, who is currently the chief executive officer of Origin, will become the chairman and chief executive officer and a director of Agritech. Yasheng Yang, who is currently the president of Origin, will be the president and chief operating officer and a director of Agritech. Liang Yuan, who is currently executive director of Origin, will be the executive vice president and a director of Agritech. Dr. Richard D. Propper, who is currently the chairman of the Chardan board, will become vice president for Corporate Development, but he will not be a director. Kerry Propper, who is currently the executive vice president and a director of Chardan will become a director of Agritech. Michael D. Chermak, who is currently a director of Chardan, will become a director of Agritech. In addition, there will be four additional directors. These persons are: Bailiang Zhang, Dafang Huang, Steven Urbach and Remo Richli.

Q.	Do I have dissenter or appraisal rights?	A.	In connection with the redomestication merger, the Chardan stockholders have appraisal rights under Delaware corporate law.

Q.	What happens if the stock purchase is not consummated?	A.
If the stock purchase is not consummated, Chardan will continue to search for an operating company to acquire. However, Chardan will be liquidated if it does not consummate a business combination by September 22, 2005, unless a letter of intent, agreement in principle or definitive agreement has been executed by September 22, 2005, in which case, Chardan will be liquidated if it does not consummate such business combination by March 22, 2006. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to Chardan’s common stockholders, excluding the Chardan initial stockholders, each of whom has waived any right to any liquidation distribution.

Q.	When do you expect the stock purchase to be completed?	A.	It is currently anticipated that the stock purchase will be completed promptly following the Chardan special meeting on October 28, 2005.

Q.	If I am not going to attend the Chardan special meeting in person, should I return my proxy card instead?	A.
Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Chardan special meeting.

Q.	What will happen if I abstain from voting or fail to vote?	A.
An abstention or failure to vote will have the same effect as a vote against the stock purchase proposal, but will not have the effect of converting your shares into a pro rata portion of the trust account. An abstention or failure to vote will also have the effect of voting against the redomestication merger, but will have no effect on the approval of the stock option plan.

Q.	What do I do if I want to change my vote?	A.
Send a later-dated, signed proxy card to Chardan’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Chardan’s secretary at the address of Chardan’s corporate headquarters.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.	Do I need to turn in my old certificates?	A.
No. If you hold your securities in Chardan in certificate form, as opposed to holding them through your broker, you do not need to exchange them for certificates issued by Agritech. Your current certificates will represent your rights in Agritech. You may exchange them by contacting the transfer agent, Continental Stock Transfer & Trust Company, Reorganization Department, and following their requirements for reissuance. If you elect conversion or appraisal, you will need to deliver your old certificate to Agritech.

Q.	Who can help answer my questions?	A.	If you have questions about the stock purchase, you may write or call Chardan China Acquisition Corp., 625 Broadway, Suite 1111, San Diego, CA 92101. The phone number is (619) 795-4627.

Enforceability of Civil Liabilities Against Foreign Persons

Agritech is incorporated under the laws of the British Virgin Islands and its operating subsidiaries are incorporated under the laws of the PRC and operate only in the PRC. Substantially all of the assets of Agritech and its subsidiaries will be located in the PRC and the majority of its officers and directors and the experts named in this joint proxy/prospectus are outside the United States. Although China and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, service under this treaty is cumbersome and time consuming and may not result in adequate notice, such that any judgment based on service thereunder may be reopened, relitigated and overturned. Therefore, an investor should understand it is not likely that service of process upon the company or its subsidiaries, its officers and directors, its assets and experts will be obtainable within the United States or for actions originating in the United States.

It will be difficult for investors to enforce outside the United States a judgment against Agritech or its subsidiaries or its assets obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any State of the United States. In addition, the directors and executive officers and certain of the experts named in this joint proxy/prospectus are resident outside the United States, and all or a substantial portion of the assets of these persons are or may be located outside the United States. Therefore, it may not be possible for investors to effect service of process within the United States upon them, or to enforce against them any judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the United States securities laws of any State of the United States.

The difficulty of enforcing a judgment of a United States court in the PRC where most of the assets of the company are located and is the residence of most of the directors and officers of the company, stems from the lack of any official arrangement providing for judicial assistance to the enforcement of judgments of courts of the United States in the PRC. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States. In the absence of such a treaty, judgments of United States courts will not be enforced in the PRC without review of the merits of the claims and the claims brought in the original action in the United States court will have to be re-litigated on their merits.

Likewise, administrative actions brought by regulatory authorities, such as the SEC, and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of China, as determined by a People’s Court of China that has jurisdiction for recognition and enforcement of judgments.

We have been advised by our Chinese counsel, Lehman, Lee & Xu, that there is doubt as to the enforceability in the PRC of any actions to enforce judgments of United States or British Virgin Islands courts arising out of or based on the ownership of the securities of Agritech, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws, and whether PRC courts would enforce, in original actions, judgments against Agritech, its directors and officers and assets in the PRC predicated solely upon the federal securities laws of the United States. An original action may be brought in the PRC against Agritech or its subsidiaries or its directors and officers and experts named in this prospectus/proxy statement only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with such an original action, a PRC court may award civil liability, including monetary damages.

SUMMARY

Summary

This section summarizes material items related to the proposals to be voted on. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you. See “Where You Can Find More Information.”

The Companies

Chardan

Chardan is a blank check company organized as a corporation under the laws of the State of Delaware on December 5, 2003. It was formed to effect a business combination with an unidentified operating business having operations based in China and significant growth potential. On March 22, 2004, Chardan successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $21,242,000. The prices of Chardan’s common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols CAQC for the common stock, CAQCW for the warrants and CAQCU for the units. Approximately $20,527,500 of the net proceeds of the initial public offering was placed in a trust account and will be released to Chardan upon consummation of the stock purchase, subject to the exercise of conversion rights by holders of less than 20% of the Chardan stock issued in the initial public offering. The balance of the net proceeds of approximately $714,500 has been used by Chardan to pay the expenses incurred in its pursuit of a business combination. Up to and including June 30, 2005, Chardan has incurred a total of approximately $1,300,000 in expenses, and as a result has liabilities of approximately $587,000 (excluding deferred interest). The most significant expenses incurred to date include approximately $404,000 in legal and accounting fees, $318,000 for consultants to Chardan who have assisted with due diligence reviews of business combination targets, $237,000 in travel expenses, monthly office expenses of $116,000 payable to Chardan Ventures LLC, and premiums for general and officer and director insurance of approximately $135,000. The accrued liabilities will be paid by the combined company from the capital it will obtain from the funds previously in the trust account. Other than its initial public offering and the pursuit of a business combination, Chardan has not engaged in any business to date. If Chardan does not consummate a business combination by the later of September 22, 2005 and March 22, 2006, if a letter of intent, an agreement in principle or a definitive agreement to complete a business combination has been executed but not consummated by September 22, 2005, then, pursuant to article fifth of its certificate of incorporation, Chardan’s officers must take all actions necessary to dissolve and liquidate Chardan within 60 days.

The mailing address of Chardan’s principal executive office is Chardan China Acquisition Corp., 625 Broadway, Suite 1111, San Diego, California 92101, and its telephone number is (619) 795-4627.

The Origin Parties

Origin was organized by the Origin stockholders as a corporation under the laws of the British Virgin Islands on November 24, 2004, and on December 25, 2004 Origin entered into consignment agreements to control the stock of three of the four Origin Operating Companies. The fourth Origin Operating Company is a wholly owned subsidiary of Origin. Origin itself does not engage in any operations.

The four Origin Operating Companies are Beijing Origin Seed Limited, Changchun Origin Seed Technology Development Limited, Henan Origin Cotton Technology Development Limited and the newly created and currently inactive Beijing Origin State Harvest Biotechnology Limited, the technology-intellectual property holding and licensing company (“Origin Biotechnology”). Beijing Origin Seed Limited is 97.96% controlled by Origin, with Henan Agriculture University holding the remaining 2.04%; Henan Origin Cotton Technology Development Limited is 97.96% controlled by Origin, with the remaining 2.04% owned by Mr. Gu Dengbin, an individual; and Changchun Origin Seed Technical Development Limited is 100% controlled by Origin and Origin Biotechnology is 100% owned by Origin. Three of the Chinese Operating Companies have also executed Technology Service Agreements with Origin Biotechnology for the assignment, holding and management of the technology and intellectual property of the seeds and their production. The four Origin Operating Companies are organized and exist under the laws of the PRC. The Origin Operating Companies conduct the various business operations which include development, production, marketing, distribution and sale of food crop hybrid seeds. The businesses of the Origin Operating Companies began in 1997.

Under Chinese law, it is permissible for record owners of a Chinese corporation to consign to another all the indicia of ownership and control of their stock while retaining only title. This includes the consignment of the record owner’s voting, dispositive, dividend, meeting calling, proposal submission and other rights so that the consignee is for all intents and purposes the functional owner, except for record ownership. The reason for this is that PRC law relating to corporations prevents the full title transfer of shares of a joint stock company for three years after the corporate creation. In the case of the Beijing Origin, Changchun Origin and Henan Origin, these corporations were reorganized in 2003, and the stock of these companies is under this title transfer restriction. Origin Biotechnology was created as a wholly foreign-owned company of Origin, hence a consignment agreement for its control is unnecessary. The consignment agreements provide for the full transfer of share ownership, including title, when the corporate law restrictions terminate. However, because the Origin Operating Companies are engaged in the “fundamental” business of food production, only a 49% title transfer of ownership is permitted under PRC law and is expected to occur, and the consignment agreements will continue to be binding on the stockholders and their heirs until a greater title ownership may be held by Origin. As greater title ownership is permitted, the shares automatically transfer to Origin for no additional consideration.

Counsel for the Origin Parties have opined that the consignment agreements are valid and enforceable under the laws of the PRC so as to give Origin the functional ownership of the Origin Operating Companies.

For the years ended December 31, 2003 and 2004, Origin generated approximately $23,000,000 and approximately $36,000,000 in revenue, respectively, principally from the sale of hybrid corn seeds. During 2004, 98.94% of the revenues were generated from licensed seed products.

The Origin Operating Companies have in development a number of additional hybrid corn seeds which they plan to seek approval for and begin marketing over the next years. There is also under development cotton and rice seeds which the Origin Operating Companies plan to commence marketing in 2005.

The current management of the Origin Operating Companies is led by Dr. Gengchen Han and Messrs. Yasheng Yang and Liang Yuan, each of whom will become executive officers of Agritech and will continue to operate the Origin Operating Companies. These persons will also become three of the nine-person board of directors of Agritech. Kerry Propper, a current director and an officer of Chardan, also will be a director of Agritech. Dr. Han and Messrs Yang and Yuan will enter into a voting agreement with Agritech and Mr. Propper for their commitment to take such action as is necessary to nominate and elect Mr. Propper and a designee of his (currently Mr. Steven Urbach) as directors of Agritech for three years after the closing. Of the remaining four director positions, two will be filled upon the recommendation the Origin Parties and two will be jointly determined by the Origin Parties and Chardan, but consideration will be made in meeting the requirements of having directors who are both independent and financially literate.

The mailing address of Origin’s principal executive offices is 12 Shangdi Xinxi Lu, Haidian District, Beijing 100085 China, and its telephone number is (86) 10-62988498.

The Business Combination

The stock purchase agreement provides for Chardan to form a wholly owned subsidiary under the laws of the British Virgin Islands, under the name “Origin Agritech Limited.” At the time of closing of the stock purchase agreement, Chardan will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits and greater corporate flexibility to structure the business of Origin within China and effect acquisitions and reorganizations under Chinese law. Simultaneously with the redomestication merger, Agritech will acquire all of the issued and outstanding stock of Origin, gaining control of the four Origin Operating Companies pursuant to existing stock consignment agreements, dated December 24, 2004, between Origin and the stockholders of the Origin Operating Companies other than Origin Biotechnology which latter company is wholly owned by Origin. Following consummation of the stock purchase agreement and the redomestication merger, Agritech will continue as the surviving company and owner of Origin and, effectively, the Origin Operating Companies. Pursuant to the redomestication merger, all of the Chardan common stock held by Chardan’s stockholders will be converted into common stock in Agritech and the other outstanding warrants of Chardan will be assumed by Agritech.

At the closing, the Origin Stockholders and their designee, A Plus Resources Limited, will be paid an aggregate of $10,000,000 in cash, using the funds held in the trust account, and will issue an aggregate of 10,000,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders.

Additional purchase price payments will be made to the Origin Stockholders and their designee, up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year) from funds generated in the additional financing or from operational earnings as described below:

A.    If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result (i) of the call of the issued and outstanding public warrants assumed by Agritech at the closing; (ii) Agritech’s successful completion of a follow-on offering; or (iii) a private investment into Agritech by a strategic investor (“Financing Adjustment”), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designee; or

B.    If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis (“Earnings Adjustment”), then the Origin Stockholders and their designee will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

If both an Earnings Adjustment and a Financing Adjustment occur, the maximum aggregate amount to be paid to the Origin Stockholders from one or both adjustments is $15,000,000.

As further additional purchase price, certain Origin Stockholders and their designee will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years if, on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

Year ending June 30,	After-Tax Profit

2006	$11,000,000
2007	$16,000,000
2008	$21,000,000
2009	$29,000,000

Chardan and the Origin Parties plan to complete the stock purchase promptly after the Chardan special meeting, provided that:

•	Chardan’s stockholders have approved the stock purchase agreement and the redomestication merger proposals;

•	holders of less than 20% of the shares of common stock issued in Chardan’s initial public offering vote against the stock purchase proposal and demand conversion of their shares into cash; and

•	the other conditions specified in the stock purchase agreement have been satisfied or waived.

The designee, A Plus Resources Limited, a company formed under the laws of the British Virgin Islands, is owned by Ms. Song Baoquing, and provided financial advisory services to the Origin Parties.

The Stock Purchase Agreement

The stock purchase agreement is included as an annex to this proxy statement/prospectus. We encourage you to read the stock purchase agreement. It is the legal document that governs the stock purchase and the other transactions contemplated by the stock purchase agreement. It is also described in detail elsewhere in this proxy statement/prospectus.

The Chardan Stock Option Plan

The stock option plan reserves 1,500,000 shares of Chardan common stock for issuance in accordance with the plan’s terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Upon the redomestication merger, the plan will become that of Agritech, and will be administered by the board of directors of Agritech using the common stock of Agritech instead of Chardan common stock.

The stock option plan is included as an annex to this proxy statement/prospectus. We encourage you to read the stock option plan in its entirety.

Management

After the consummation of the stock purchase and of the redomestication merger, the board of directors of the surviving corporation will be Dr. Gengchen Han, Liang Yuan, Yasheng Yang, Bailiang Zhang, Da Fang Huang, Kerry Propper, Steven Urbach, Michael D. Chermak and Remo Richli.

Each of Dr. Gengchen Han and Messrs. Liang Yuan and Yasheng Yang will enter into a three-year employment agreement with Origin. Dr. Han will be employed as Origin’s chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The form of executive employment agreement which they will sign is annexed as an annex to this proxy statement/prospectus.

Special Meeting of Chardan’s Stockholders

Date, time and place. The special meeting of the stockholders of Chardan will be held at 10:00 a.m., eastern time, on October 28, 2005, at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101 to approve the stock purchase, the redomestication merger, and the stock option plan proposals.

Approval of the Origin Stockholders

All of the Origin Stockholders have approved the stock purchase proposal and the transactions contemplated thereby by virtue of the execution of the stock purchase agreement.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Chardan common stock at the close of business on September 23, 2005, which is the record date for the special meeting. You will have one vote for each share of Chardan common stock you owned at the close of business on the record date. Chardan warrants do not have voting rights. On the record date, there were 4,900,000 outstanding shares of Chardan common stock.

Vote Required to Approve the Proposals

The approval of the stock purchase agreement proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

The approval of the redomestication merger proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

The approval of the stock option plan proposal will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting.

Relation of Proposals

The stock purchase will not be consummated unless the redomestication merger proposal is approved, and the redomestication merger will not be consummated unless the stock purchase proposal is approved. The approval of the stock option plan is not a condition to consummation of either the stock purchase or the redomestication merger proposals.

Conversion Rights

Pursuant to Chardan’s certificate of incorporation, a holder of shares of Chardan’s common stock issued in its initial public offering may, if the stockholder votes against the stock purchase, demand that Chardan convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the stock purchase proposal. If so demanded, Chardan will convert each share of common stock into a pro rata portion of the trust account as of the record date. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company. If the stock purchase is not completed, then these shares will not be converted into cash at that time.

The stock purchase will not be consummated if the holders of 20% or more of common stock issued in Chardan’s initial public offering (805,000 shares or more) exercise their conversion rights.

Appraisal Rights

Appraisal rights are available under the Delaware General Corporation Law for the stockholders of Chardan in connection with the redomestication merger proposal. The procedure to exercise appraisal rights is described in detail elsewhere in this proxy statement. For a more complete discussion of appraisal rights, see pages 63 to 65 and Annex I.

Proxies

Proxies may be solicited by mail, telephone or in person.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy before the special meeting.

Stock Ownership

On the record date, directors and executive officers of Chardan and their affiliates (the “Management Shareholders”) beneficially owned and were entitled to vote 689,501 shares of Chardan’s common stock. In addition, there are four additional insider persons who beneficially own 185,499 shares of common stock acquired prior to the initial public offering. Together the Management Shareholders and these stockholders are the “Initial Shareholders.” The total of these two groups of shares represent 875,000 shares or approximately 17.9% of Chardan’s issued and outstanding common stock. In connection with its initial public offering, Chardan and EarlyBirdCapital, Inc. entered into agreements with each of the Initial Shareholders, pursuant to which each Initial Stockholder agreed to vote his or its shares of Chardan common stock on the business combination in accordance with the majority of the votes cast by the holders of shares issued in connection with the initial public offering.

Chardan’s Board of Directors’ Recommendation

After careful consideration, Chardan’s board of directors has determined unanimously that the stock purchase plan proposal, the redomestication merger proposal, and the stock option proposal are fair to, and in the best interests of, Chardan and its stockholders. Chardan’s board has unanimously approved and declared advisable the stock purchase proposal, the redomestication merger proposal and the stock option plan proposal, and unanimously recommends that you vote or instruct your vote to be cast “FOR” the adoption of the stock purchase proposal, the redomestication merger proposal, and the stock option plan proposal. The board of directors did not obtain a fairness opinion.

Interests of Chardan Directors and Officers in the Stock Purchase

When you consider the recommendation of Chardan’s board of directors that you vote in favor of adoption of the stock purchase proposal, you should keep in mind that a number of Chardan’s executives and members of Chardan’s board have interests in the stock purchase agreement that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•
if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, Chardan will be required to liquidate. In such event, the shares of common stock held by Chardan’s officers and directors will be worthless because Chardan’s officers, directors and initial stockholders are not entitled to receive any liquidation proceeds. Additionally, the warrants held by such persons will expire worthless in the event of liquidation;

•	if a business combination is consummated, Kerry Propper will be repaid non-interest bearing loans to Chardan, currently in the aggregate principal of $55,950;

•	after the completion of the stock purchase, Kerry Propper and Steven Urbach, a designee of Mr. Propper’s, will serve as members of the board of directors of Agritech;

•
after the completion of the stock purchase, Dr. Richard Propper will continue to serve in the capacity of Vice President, Corporate Development (without individual compensation), and Chardan Capital, LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang, and Mr. Huang, will provide a variety of ongoing services to Origin. Such services will be provided on a month-to-month basis, terminable at will by Origin without penalty, at a cost to Origin of $30,000 per month. There is no written agreement governing the services to be provided, which will be on a non-exclusive basis and include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as requested and agreed to by Chardan Capital, LLC;

•
if the business combination transaction is not consummated under certain circumstances, Chardan’s officers and directors and certain initial stockholders may be personally liable for a termination fee payable to the Origin Stockholders in the aggregate amount of $1,000,000; and

•
if Chardan is liquidated without having consummated a business combination, Dr. Richard Propper and Mr. Kerry Propper will be personally liable to pay the debts and obligations to vendors to Chardan that are owed money for services and products in excess of the proceeds of the initial public offering not held in the trust account.

Conditions to the Completion of the Stock Purchase

Each of Chardan’s and the Origin Parties’ obligation to effect the stock purchase is subject to the satisfaction or waiver of specified conditions, including the following:

Conditions to Chardan’s and the Origin Parties’ obligations

•	Approval by Chardan’s stockholders of the stock purchase and redomestication merger proposals;

•	the absence of any order or injunction preventing consummation of the stock purchase;

•	the absence of any suit or proceeding by any governmental entity or any other person challenging the stock purchase or seeking to obtain from the Origin Parties or Chardan any damages;

•
at Chardan’s stockholders’ meeting, holders of no more than 805,000 shares of common stock issued in Chardan’s initial public offering, vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account; and

•
Certain key members of the management team of Origin and the Origin Operating Companies will have entered into employment agreements in form and substance acceptable to Chardan, providing, among other things, for a term of three (3) years at compensation levels in effect prior to the closing of the stock purchase and including intellectual property assignment and non-competition provisions to be in effect for a period of two (2) years following termination of employment.

Conditions to Chardan’s obligations

•
the Origin Parties’ representations and warranties that are qualified as to materiality must be true and correct in all respects, and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the stock purchase, except representations and warranties that address matters as of another date, which must be true and correct as of that other date, and Chardan must have received an officer’s certificate from the Origin Parties to that effect;

•	the Origin Parties must have performed in all material respects all obligations required to be performed by them;

•	Origin will have acquired ownership and control of the four Origin Operating Companies and the technology service agreements among the Origin Operating Companies will be executed;

•
the Origin Parties must have received all required and unconditional approvals or consents of governmental authorities, and Chardan must have received written confirmation that such approvals and consents have been received;

•
at closing, Origin and the Origin Stockholders will have certified to Chardan that on a consolidated basis, immediately prior to closing, Origin and the Origin Operating Companies, together, will have not less than $4,000,000 in cash assets and its short and long term debt arose only in the ordinary course;

•	Chardan’s board of directors must have determined that the combined fair market value of Origin and the Origin Operating Companies, together, is at least 80% of the net assets of Chardan;

•	there must not have occurred since the date of the stock purchase agreement any Origin Material Adverse Effect, as defined in the stock purchase agreement;

•
the Origin Proxy Statement/Prospectus Information, as defined in the stock purchase agreement, accurately describes Origin, the Origin Operating Companies and the business in which they are engaged, and the Origin Stockholders, and the Origin Proxy Statement/Prospectus Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Statement/Prospectus Information not misleading; and

Conditions to the Origin Parties’ obligation

•
Chardan’s representation and warranty regarding the compliance of the stock purchase agreement and the agreements contemplated by the stock purchase agreement with the applicable provisions in Chardan’s certificate of incorporation and the underwriting agreement it executed in its initial public offering must be true and correct in all respects, as of the date of completion of the stock purchase;

•	Chardan must have performed in all material respects all obligations required to be performed by them under the stock purchase agreement;

•
the Origin Parties must have received a written opinion, dated as of the closing date, from Guantao Law Firm, counsel to the Origin Parties relating to, among other things, the validity and enforceability of the stock consignment agreements;

•	there must not have occurred since the date of the stock purchase agreement any Chardan Material Adverse Effect, as defined in the stock purchase agreement; and

•
the Origin Parties must have received an officer’s certificate of Chardan to the effect that the Chardan board of directors has independently determined that the combined fair market value of Origin and the Origin Operating Companies is at least 80% of the net assets of Chardan as of the date of consummation of the stock purchase.

No Solicitation

The stock purchase agreement contains detailed provisions prohibiting each of Chardan and the Origin Parties from seeking an alternative transaction. These covenants generally prohibit Chardan and the Origin Parties, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal. The stock purchase agreement does not, however, prohibit Chardan from considering an unsolicited bona fide written superior proposal from a third party. The approval of the stock purchase agreement by the Origin Parties has already been given, and no proposal from a third party will be effective to revoke or withdraw that approval.

Termination, Amendment and Waiver

The stock purchase agreement may be terminated at any time prior to the consummation of the stock purchase, whether before or after receipt of the Chardan stockholder approval, as follows:

•	by mutual written consent of Chardan and Origin;

•	by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

•	by either party if the closing has not occurred by November 15, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

•
by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within ten business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

•
by Origin, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;

•
by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

•
by either party if, at the Chardan stockholder meeting, the stock purchase agreement and the redomestication merger shall fail to be approved and adopted by the affirmative vote of the holders of Chardan’s common stock, or 20% or more of the shares sold in Chardan’s initial public offering request conversion of their shares into the pro rata portion of the trust account in accordance with the Chardan certificate of incorporation.

If the stock purchase agreement is terminated by Chardan for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin (which includes information about the Origin Operating Companies) or Origin Stockholders, then the Origin Stockholders will pay Chardan $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that the Chardan may have against the other parties to the stock purchase agreement for such breach. If the stock purchase agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of Chardan, or because the board of directors of Chardan fails to recommend or withdraws or modifies its approval or recommendation of approval of the stock purchase agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (pro rata in relation to their initial ownership in Chardan) will pay Origin $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that Origin may have against the other parties to the stock purchase agreement for such breach. The $1,000,000 amount payable to the Origin Stockholders by the foregoing person will be prorated based on their initial ownership of Chardan common stock. The Origin Parties have no right to damages from Chardan or Agritech and they have no right to any amount held in the trust account. The Origin Parties have agreed not to make any claim against Chardan and Agritech that would adversely affect the business, operations or prospects of Chardan and Agritech or the amount of the funds held in the trust account.

Quotation or Listing

Chardan’s outstanding common stock, warrants and units are quoted on the Over-the-Counter Bulletin Board. The common stock, warrants and units of Agritech, at the consummation of the stock purchase, will be quoted on the Nasdaq National Market. The proposed symbols for Nasdaq are SEED, SEEDW and SEEDU. Seeking the Nasdaq listing is an obligation of Chardan under the stock purchase agreement. Agritech’s securities have been provisionally approved for listing on the Nasdaq National Market, subject to consummation of the redomestication merger and stock purchase of Origin. If Nasdaq listing is not achieved, it is anticipated that the common stock, warrants and units will continue to trade on the OTCBB.

Governance and Voting Arrangements after the Purchase

As provided in the stock purchase agreement, the board of the combined company will initially consist of nine members, five of whom are designated by Origin, two of whom are designated by Chardan and the others to be mutually determined. At the closing, Dr. Han and Messrs. Yang and Yuan will enter into a voting agreement with Agritech and Mr. Kerry Propper pursuant to which they will agree to take such action as is necessary to nominate and elect Mr. Kerry Propper and a designee of his (currently Mr. Steven Urbach) as directors for three years after the closing.

Indemnification by Origin Stockholders

The Origin Stockholders have agreed to indemnify Agritech for breaches of the representations, warranties and covenants of the Origin Parties. In order to secure the indemnity obligation, $250,000 of the purchase price will be retained by Agritech. The funds do not represent the exclusive remedy for losses incurred in connection with a breach by the Origin Parties. The holdback will only be available to satisfy claims against the Origin Parties that are made within one year after the completion of the stock purchase. On the one-year anniversary of completion of the stock purchase, any remaining holdback that has not been used to satisfy damages will be released to the Origin Stockholders, however, certain rights to indemnification survive for longer periods.

Comparison of Stockholders Rights

In connection with the consummation of the stock purchase agreement, Chardan has formed a wholly owned subsidiary under the laws of the British Virgin Islands, under the name of Agritech. Chardan will, if the stock purchase proposal and redomestication merger proposal are approved, merge with Agritech, effectively changing its jurisdiction of incorporation from Delaware to the British Virgin Islands. Chardan’s common stock will be converted into common stock of Agritech. The rights of Chardan stockholders will change accordingly. A comparison of the rights of stockholders under Delaware and British Virgin Islands law is included elsewhere in this proxy statement/prospectus.

Material United States Federal Income Tax Consequences of the Stock Purchase

Chardan expects that the redomestication merger will qualify as a reorganization for United States income tax purposes. No gain or loss will be recognized on the exchange of the Chardan common stock for the stock of Agritech, provided no holder of Chardan common stock owns 5% or more of the stock of Agritech following the redomestication merger. Stockholders of Chardan are encouraged to consult their own tax advisors, because the tax consequences may be different among the stockholders depending on their personal circumstances.

Chardan will not recognize any gain or loss as a result of the stock purchase or redomestication merger with Agritech.

Accounting Treatment

The stock purchase will be accounted for as a recapitalization of Origin rather than as an acquisition. The financial statements of Agritech will combine the historical statements of Origin and Chardan for the prior years giving effect to the merger and stock purchase transactions as if it occurred on January 1, 2004. After the acquisition, the financial statements of Origin Companies will become the financial statements of Agritech.

Regulatory Matters

The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the stock purchase and redomestication merger proposals with the State of Delaware and the British Virgin Islands.

Board Solicitation

Your proxy is being solicited by the board of directors of Chardan on each of the three proposals being presented to the stockholders at the special meeting.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the stock purchase. We derived Origin historical information from the audited consolidated financial statements of Origin as of and for each of the years ended December 31, 2004, 2003 and 2002. We derived the Chardan historical information from the audited financial statements of Chardan as of December 31, 2004 and for the periods then ended and from the unaudited financial statements at March 31, 2005 and for the three-month periods then ended. The information is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Origin, Chardan or the combined company resulting from the business combination.

THE ORIGIN PARTIES HISTORICAL FINANCIAL INFORMATION

	Year Ended December 31,
	2004	2003	2002	2001	2000
Revenue	$36,430,799	$23,155,094	$11,936,798	$9,075,764	$5,650,225
Net income	7,909,076	3,497,959	3,211,752	981,259	481,848
Income (loss) per share	0.08	0.13	—	—	—
Book value per share	0.17	0.34	—	—	—
Dividends paid per share	0.0025	0.0074	—	—	—
	As at Year Ended December 31,
	2004	2003	2002	2001	2000
Total assets	$50,309,138	$37,153,175	$31,123,038	$11,781,627	$9,312,712
Total current liabilities	32,985,232	27,541,487	24,807,546	9,336,486	7,317,013
Long-term liability	346,982	347,255	347,255	—	—
Stockholders’ equity	16,549,920	8,879,466	5,572,684	2,383,516	1,407,861

CHARDAN HISTORICAL FINANCIAL INFORMATION

	Six Months Ended June 30, 2005 (unaudited)	Year Ended December 31, 2004	For the Period From December 5, 2003 (Inception) to June 30, 2005 (unaudited)
Revenue	$—	$—	$—
Interest income on trust account	191,291	166,483	357,774
Net loss	(282,395)	(667,699)	(950,629)
Net loss per share	(0.06)	(0.17)	—
Cash dividends per share	—	—	—

	June 30,	December 31,
	2005 (unaudited)	2004	2003
Total assets (including cash deposited in trust account in 2004)	$20,993,246	$20,884,091	$84,988
Common stock subject to possible conversion	4,103,450	4,103,450	—
Stockholders’ equity	16,213,344	16,495,739	24,465

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The stock purchase will be accounted for as a recapitalization of Origin rather than an acquisition. Accordingly, although the merger and stock purchase is structured such that the Origin Operating Companies will be directly and indirectly controlled subsidiaries of Agritech at closing, Origin and the Origin Operating Companies will be treated as the continuing reporting entity for accounting purposes. The assets and liabilities of Chardan will be recorded, as of completion of the merger and stock purchase, at their respective historical cost, which is considered to be the equivalent of fair value and added to those of Origin and the Origin subsidiaries. For a more detailed description of purchase accounting, see “The Merger—Anticipated Accounting Treatment” on page 58.

We have presented below selected unaudited pro forma combined financial information that reflects the purchase method of accounting and is intended to provide you with a better picture of what our businesses might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the stock purchase. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the stock purchase. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

	Year Ended December 31, 2004
	Assuming Maximum Approval	Assuming Minimum Approval
	(in thousands, except per share data)
Revenue	$36,431	$36,431
Net income	7,282	7,241
Net income per share	0.51	0.53

Total assets	61,443	$57,298
Long-term debt	347	347
Stockholders’ equity	27,190	23,046

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of Origin and Chardan and unaudited pro forma combined per share ownership information of Origin and Chardan after giving effect to the stock purchase proposal of Origin, which includes control of the Origin Operating Companies and the merger between the Chardan and Agritech, assuming a maximum level and a minimum level of approval of the stock purchase by Chardan stockholders who exercise their conversion and/or appraisal right. The stock purchase will be accounted for as a recapitalization of Origin. You should read this information in conjunction with the selected historical financial information, included elsewhere in this proxy statement/prospectus, and the historical financial statements of Origin and Chardan and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Origin and Chardan pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included elsewhere in this proxy statement/prospectus. The historical per share information is derived from financial statements as of and for the years ended December 31, 2003 and 2004.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Origin and Chardan would have been had the companies been combined or to project the Origin and Chardan results of operations that may be achieved after the stock purchase.

Number of shares of common stock assumed to be issued in stock purchase:	Origin	Chardan(1)(2)	Combined Company(2)
Assuming maximum approval	10,000,000	4,900,000	15,100,000
	67.55%	32.45%	100%
Assuming minimum approval	10,000,000	4,095,402	14,295,402
	71.35%	28.65%	100%
Net (loss) per share—historical:
Year ended December 31, 2003:	$0.13	$(0.00)
Year ended December 31, 2004:	$0.08	$(0.17)
Net income per share—pro forma:
Year ended December 31, 2004:
Maximum			$0.51
Minimum			$0.53
Book value per share—December 31, 2004	$0.17	$4.03(3)	$1.61(3)
Cash dividends declared per share—Year ended December 31, 2004	$0.0025	—	$0.02(3)(4)

Notes:

(1)	Operations of Chardan are for the period from December 5, 2003 (inception) to December 31, 2004.

(2)
Historical per share amounts for Chardan were determined based upon the actual weighted average shares outstanding at December 31, 2003 and 2004, respectively, and consolidated pro forma per share amounts for Chardan and Origin (a) were determined based upon the assumed number of shares to be issued under the two different levels of approval and (b) include 200,000 shares to be issued to Best of the Best upon consummation of the Stock Purchase Agreement.

(3)	Calculated based on the minimum approval, to record refund of funds ($4,103,450 plus related interest) to dissenting stockholders.

(4)	Assumes no change in the total dividends paid in 2004 (RMB2,000,000).

MARKET PRICE INFORMATION

Chardan’s common stock, warrants and units are each quoted on the Over-the-Counter Bulletin Board under the symbols CAQC, CAQCW and CAQCU, respectively. Chardan’s units commenced public trading on March 16, 2004 and its common stock and warrants commenced public trading on March 29, 2004. The closing price for each share of common stock, warrant and unit of Chardan on Thursday, December 23, 2004, the last trading day before announcement of the execution of the stock purchase agreement, as amended, was $5.05, $.90 and $6.90, respectively.

In connection with the stock purchase, application has been made for the quotation of the combined company’s common stock, warrants and units on the Nasdaq National Market and has been provisionally approved. The proposed symbols are SEED, SEEDW and SEEDU. Management anticipates that the Nasdaq listing will be concurrent with the consummation of the redomestication merger. If the listing on Nasdaq is not finally approved, it is expected that the common stock, warrants and units will continue to trade on the OTCBB. Currently there is no trading market for any securities of Agritech, and there can be no assurance that a trading market will develop.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Over-the-Counter Bulletin Board
	Chardan Common Stock		Chardan Warrants		Chardan Units
	High	Low	High	Low	High	Low
2004 First Quarter	N/A	N/A	N/A	N/A	$6.25	$5.99
2004 Second Quarter	$4.85	$4.65	$1.05	$0.64	$6.95	$6.03
2004 Third Quarter	$4.94	$4.75	$0.85	$0.61	$6.80	$5.70
2004 Fourth Quarter	$6.65	$4.85	$2.03	$0.62	$10.60	$6.00
2005 First Quarter	$8.12	$6.20	$3.12	$1.60	$14.35	$9.30
2005 Second Quarter	$9.10	$7.35	$3.35	$2.00	$15.00	$12.25

Holders

As of September 23, 2005, there was one holder of record of the units, eleven holders of record of the common stock and two holders of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each.

It is anticipated that the number of holders of Agritech common stock after the redomestication merger will be about the same as the number of holders of Chardan common stock. Immediately thereafter the number of holders will be increased by 11 persons by the issuance of shares in the acquisition of Origin.

Dividends

Chardan has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.

The payment of dividends by Agritech in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition of Origin subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt the stock purchase proposal.

If Origin and the Origin Operating Companies do not manage their growth successfully, their growth and chances for continued profitability may slow or stop.

Origin and the Origin Operating Companies have expanded their operations rapidly during the last several years, and they plan to continue to expand with new seed products and distribution outlets. This expansion has created significant demands on their administrative, operational and financial personnel and other resources, particularly its need for working capital. Additional expansion in existing or new markets and new lines of business could strain these resources and increase its need for capital, which may result in cash flow shortages. Origin’s and the Origin Operating Companies’ personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.

Origin and the Origin Operating Companies have a short operating history and are subject to the risks of a new enterprise any one of which could limit growth and product and market development.

Origin’s and the Origin Operating Companies’ short operating history makes it difficult to predict how their businesses will develop. Accordingly, Origin and the Origin Operating Companies face all of the risks and uncertainties encountered by early-stage companies, such as:

•	uncertain growth in the market for, and uncertain market acceptance of, its products and services;

•
the evolving nature of the crop seed business in PRC, where significant consolidation is likely to occur, leading to the formation of companies better able to compete with Origin than is currently the case; and

•	the risks of competition, technological change or evolving customer preferences could harm sales of their products or services.

If Origin and the Origin Operating Companies are not able to meet the challenges of building their businesses and managing their growth, the likely result will be slowed growth, lower margins, additional operational costs and lower income.

The profitability of Origin’s and the Origin Operating Companies’ businesses will decrease if they do not continue to find and market products considered valuable by Chinese farmers.

The profitability of Origin’s seed business depends on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside Origin’s control. These include changing customer preferences, competitive price pressures, failure to develop acceptable new products and general economic conditions.

Whether or not a consignment agreement is terminated depends on the consensus of the Agritech board and the consignees, the result of which termination would be a possible loss of some rights or assets held by Agritech without fair value.

The consignment agreements relating to the control of the stock of three of the operating companies of Origin (not including Origin Biotechnology) may be terminated after three years upon the mutual approval of Origin and the consignees. Three of the consignees, Messrs. Han, Yang and Yuan, will also be officers and directors of Agritech and Origin. These three persons will own in the aggregate 8,619,350 shares of Agritech common stock, or 57% of the issued and outstanding common stock after the acquisition. Holding such amount of stock will allow them to control or greatly influence the selection of directors and matters submitted to a vote of stockholders. There are corporate protections in place to protect the interests of Agritech and therefore Origin, such as an independent board of directors, an audit committee of independent persons that must approve insider transactions, a code of ethics requiring fair dealing with the company, and the British Virgin Islands statutory provision that a disposition of more than 50% of the assets of a company must be approved by a majority of the stockholders. Moreover, if consigned stock is transferred to Origin as provided in the agreements when the restrictions under PRC law allow, that stock will thereafter not be subject to the consignment agreement and therefore not returnable by termination of the agreement. There are legal protections for minority stockholders under PRC law. If the agreement should be terminated, then Agritech would loose its rights and assets with respect to the consigned stock and the underlying corporation. Such a loss would impair the value of the corporation and may reduce its ability to generate revenue.

Three of the Origin Operating Companies will be controlled subsidiaries through stock consignment agreements rather than by direct ownership of shares, the terms of which may have to be enforced causing extra costs, uncertainty of ownership of the operating businesses and the possible loss of rights.

PRC law does not permit the transfer of shares in a Chinese joint stock company within three years of its formation. In addition, under PRC law, foreign entities are not currently permitted to own more than 49% of a seed production company. These legal restrictions prevent Agritech, through Origin, from having full ownership of the stock of three of the Origin Operating Companies because they underwent restructuring in 2003. In order to address those restrictions, Origin, a non-Chinese entity, will not directly own the shares of three of the Chinese Operating Companies. Rather, it will hold the right to control the shares in all respects, including voting, dividends, nomination of directors, and corporate management, through stock consignment agreements executed by the owners of the stock of these companies. When the shares can be transferred, they will be transferred over to Origin for no additional consideration. These agreements are commonly used in the PRC, and Chardan has consulted its Chinese counsel and been assured of their efficacy and enforceability.

There is the risk, however, that a consigning stockholder will not fulfill its obligations under the stock consignment agreement. In that event, Origin may need to resort to PRC courts to have its rights under the agreements enforced. Such enforcement will cause Origin to incur legal expenses, while the case is pending it will cause uncertainty in the rights of Origin, and may result in a PRC court deciding not to enforce the agreements in part or at all. To the extent these agreements are neither observed nor enforced as intended, the Origin Operating Companies will not be controlled by Origin as intended which will affect their value to Origin and restrict the ability to obtain the income and other rights of ownership. It may also prevent the consolidation of their financial statements which would reduce the reported earnings of the consolidated companies. The uncertainty of ownership may also affect the market value of the company.

Origin is currently dependent on licensed seed products for the majority of it revenues, such that if it loses the right to licensed seeds, it will loose substantial revenues and suffer substantial losses.

The revenue related to licensed hybrid seeds for 2002, 2003 and 2004 was $11,709,030, $21,912,219, $35,121,003, respectively. Licensed hybrid seeds accounted for 100% of the total revenue in 2002 and 2003, and 98.94% of the total revenue in 2004. There were no revenues related to proprietary hybrid seeds in 2002 and 2003. The amount of revenue related to proprietary hybrid seeds in 2004 was $375,929, which accounted for 1.06% of the total 2004 revenue. On the basis of orders received with deposits and its inventories of seeds, for 2005, Origin projects that approximately 85% of its seed sales will be licensed seeds and approximately 15% will be its proprietary seeds. Origin sells a majority of seeds developed and produced under its license agreements with the Corn Research Institute Li County, Hebei Province and the Henan Agricultural University, representing in 2003, 50.23% and 37% and in 2004, 60.14% and 13% of sales, respectively. If Origin is not able to develop and produce the license seed products or the current license agreements are terminated, it will suffer a substantial loss in revenue and will suffer substantial business losses.

Origin and the Origin Operating Companies, due to their size and short operating history, depends substantially on a few key personnel which if not retained would cause declines in productivity and profitability and loss of vision, all of which would diminish the prospects of the company and investor interest.

Due to their size and short operating history, Origin’s and the Origin Operating Companies’ success depends to a large extent upon the continued service of a few executive officers and key employees, including:

•	Dr. Gengchen Han;

•	Dr. Yasheng Yang; and

•	Liang Yuan.

The loss of the services of one or more of these key employees could have an adverse effect on Origin and the Origin Operating Companies, as each of these individuals played a significant role in developing and executing the overall Origin business plan and maintaining customer relationships and proprietary technology systems. While none of these key personnel is irreplaceable, the loss of the services of any of these individuals would be disruptive in business through a disruption to the senior management and loss of the current corporate vision. Origin believes that its overall future success will depend in large part upon its ability to attract and retain highly skilled managerial and marketing personnel. There can be no assurance that Origin and the Origin Operating Companies will be successful in attracting and retaining such personnel on terms acceptable to them. Inadequate personnel will limit growth of the company, and will be seen as a detriment to the prospects of the company and result in loss of investor interest in the company.

If Origin and the Origin Operating Companies do not comply with applicable government regulations, they may be prohibited from continuing some or all of their operations resulting in a reduction of growth and ultimately market share due to loss of competitive position.

The revenue of Origin depends on receiving approval from the PRC government to market new seed hybrids that the Origin Operating Companies will develop. In addition, there may be circumstances under which the approvals granted are subject to change without substantial advance notice, and it is possible that the Origin Operating Companies could fail to obtain the approvals that they require to expand their business as they intend to do. The failure to obtain or to maintain such approvals would limit the number and quality of products that the Origin Operating Companies would be able to offer. This reduction in product offerings would cause a reduction in the growth previously experienced and over time would result in loss of market share from the competitive pressures of seeds developed by others that would likely be better than the Origin products.

The single business line of crop seed development and production does not permit Origin to spread its business risks among different business segments, such that a disruption in its seed production or the industry would hurt the company more immediately and directly.

After the stock purchase there will be one industry in which Origin will be operating. Without business line diversity, Origin will not be able to spread the risk of its operations. Therefore, its business opportunities, revenues and income could be more immediately and directly affected by disruptions in production of seed from such things as drought and disease or widespread problems affecting the industry such as the absence of farmer credit and payment disruptions and rejection of modified crop seeds. If there is a disruption as described above, the revenues and income of the Origin will be reduced and the business operations may have to be scaled back.

Natural disaster could damage seed production, in which event Origin will suffer a loss of production and will suffer the consequential losses of revenues, market disruption and reputation, and there is no agriculture insurance in the PRC to cover loss of seed crops.

The Origin Operating Companies produce their seeds using a network of approximately 60,000 farmers, which plant the crops and harvest the seeds for use as crop seeds for the next growing season. As a result, the source of supply for Origin’s seeds is subject to all of the risks associated with any agricultural enterprise, including widespread drought, pestilence or other natural disasters. While the use of such a large number of farmers provides some protection against a widespread failure of any particular crop, the majority of the seed production farmers are located in a just two provinces, making them subject to risks that are somewhat local in nature. Origin has attempted to manage this risk by obligating itself to pay the farmers who produce its seeds only for the quantity of seeds that they produce. However, a significant portion of Origin’s expenses are in the nature of fixed overhead, and in the event of a widespread failure of the seed crop, Origin would likely sustain substantial operating losses. Although insurance to protect against such a risk is available in many jurisdictions, such insurance is not available in the PRC.

The Origin Operating Companies rely on its network of 60,000 farmers for production of its seeds, and although its relationship with those farmers has been stable in the past, there are no assurances that those relationships will remain stable in the future, the result of which could limit the amount of seed products available to the Origin Operating Companies for sale to customers and customer loyalty.

The Origin Operating Companies believe they maintain a favorable relationship with the farmers in the seed production network by paying them a higher price for their crop seeds than they would receive by producing crops for sale in the market. In addition, the large number of farmers on which the Origin Operating Companies rely to produce crop seeds means that no one or even several of them can, acting independently, adversely and materially affect the business of Origin. However, events such as a shift in pricing caused by an increase in the value of food crops rather than seed crops, increase in land prices or competition could disrupt the chain of supply. Any of these disruptions could limit the supply of seeds that the Origin Operating Companies obtain, adversely affecting supply and thereby lowering revenues from the lack of product to sell. Such disruption could also damage distributor relationships and farmer loyalty to the brand if the Origin Operating Companies cannot supply the quantity of seed expected from them.

The corn seed prices and sales volumes may decrease in any given year with a corresponding reduction in sales, margins and profitability.

During most of the brief existence of the Origin Operating Companies, the corn seed market has been stable in the PRC, but in the past, it was marked by periods of instability. In the future there may be periods of instability during which commodities prices and sales volume might fluctuate greatly. Commodities can be affected by general economic conditions, weather, disease and aspects of demand such as financing, competition and trade restrictions. Although Origin has followed a branded product strategy to differentiate its products from those of other crop seed producers, the crop seed market continues to behave as a commodity market. As a result, the price that Origin is able to demand for its seeds is somewhat dependent on the size of the supply of its seeds and the seeds of other producers. Therefore, the potential exists for fluctuation in supply, and consequently in price, in Origin’s own markets, even in the absence of significant external events that might cause volatility. As a result, the level of revenues that Origin receives in any given year is subject to change. Because decisions are made regarding the level of production prior to the time that the volume of orders and the market price for those orders is known, it is possible that Origin will have too much or not enough product available, each with the attendant impact on revenues, margins and profitability.

Origin’s revenues depend on the ability of a large number of small farmers buying the seed for cash because financing for purchases of this size and type is not available; therefore, if a substantial number of Origin’s customers become unable to pay for seed, Origin’s sales, revenues and profitability will decline.

Origin has a large and diversified customer base, with no single customer representing even 1% of its revenues. The large customer base provides some protection against the loss of revenues due to the inability of a significant number of Origin’s customers paying for the seed that has been previously ordered. The unavailability of credit for farmers in China further reduces the ability of those farmers to withstand the effects of difficult economic times. The lack of credit could prevent them from fulfilling their purchasing commitments with the result that Origin’s revenues and profitability would be reduced.

Competition, both domestic and foreign, may slow or reverse Origin’s recent rapid growth, which could result in a decrease in margins and cause an operating loss.

Competition may develop from consolidation within the Chinese seed industry and privatization of seed producers that are extensions of the county governments. A number of companies are developing using more efficient business models. Competition may develop from foreign seed producers who have high-quality products. As competition develops, Origin will expect its recent rapid growth to slow and will probably experience a reduction in margins. As marketing expenses increases, it may experience operating losses.

Technological change in creating seed hybrids could adversely affect Origin’s business, causing a loss in business opportunities, market share and revenues.

Origin currently relies upon traditional methods of creating crop seed hybrids to develop its new products. While these methods are highly effective, there has been an increase in the development of genetically modified agricultural products to increase the quality and quantity of crop yields. This new genetic technology is controversial, and it has not been widely accepted in many regions of the world, including China. However, as the ability to use genetic modification to produce seeds that are superior to or less costly than those that Origin produces by traditional methods increases, the threat of competition from this source becomes more realistic. A number of factors that are difficult to predict, such as a shift among farmer and consumer attitudes making these kinds of products fore or less acceptable, affect the extent to which this potential threat could affect Origin’s business prospects.

Origin is taking steps to respond to the competition risk presented by genetically modified agricultural products. It has commenced its own research and development efforts for genetically modified seeds, and it has entered into agreements with other research institutions in China working on genetic modifications that give Origin the right to market the seeds they develop. However, there can be no assurance that these efforts will be successful in producing improved seed varieties that are able to compete with those produced by other genetically-modified seed producers or that ultimately genetically modified seeds will be accepted by the Chinese farmer or Chinese consuming public.

If Origin does not comply with PRC regulations, it may not be able to operate its business or be fined with detrimental effect on its business and operations and revenues.

The PRC has many regulations relating to the entry into the seed business and its operations necessitating the obtaining and maintaining of licenses. Seed products also must be licensed and undergo a stringent review process before they may be sold in China. Although Origin currently has all the necessary licenses, and it believes it is in compliance with applicable laws and regulations for its business, if it is not in compliance, then it may be fined or lose the ability to sell a particular seed or operate its business. If the fines are substantial or the ability to sell or operate is withdrawn, it will result in additional costs or the loss of revenues and the ability to continue as a business.

If the PRC does not leave in place or continue to expand its economic reforms, the result may be to interfere with the growth of private businesses in the PRC such as Origin.

Since the late 1970’s, the PRC has been reforming its economic system and changing from a planned economy based on governmental dictates and priorities to one that uses market forces to influence deployment of economic resources, labor and capital and to determine business endeavors. It is impossible to predict whether or not the government will continue to encourage economic liberalization and further release its control over the economy and encourage private enterprise. We also cannot predict the timing or extent of future economic reforms that may be proposed. Any reimposition of planned economy regulation or similar kinds of restrictions could reduce the freedom of private businesses to operate in a profitable manner, restrict inflows of capital or stifle investor willingness to participate in the PRC economy. To the extent Origin needs additional capital, any restrictions on foreign ownership, foreign investment and repatriation of profits will hamper Origin’s ability to find capital outside of the PRC. Such restrictions may also discourage exercise of the outstanding warrants of Chardan and assumed by Agritech.

The economy of China has been experiencing unprecedented growth and resulted in some inflation which if the government tries to control by traditional means of monetary policy or returns to planned economic techniques, Origin’s business will suffer a reduction in sales growth and expansion opportunities.

The rapid growth of the Chinese economy has resulted in higher levels of inflation. If the government tries to control inflation, it may have an adverse effect on the business climate and growth of private enterprise in the PRC. An economic slow down will have an adverse effect on Origin’s sales and may increase costs. If inflation is allowed to proceed unchecked, Origin’s costs would likely increase, and there can be no assurance that it would be able to increase its prices to an extent that would offset the increase in its expenses.

A return to profit repatriation controls may limit the ability to pay dividends, expand business and reduce the attractiveness of investing in Chinese business opportunities.

PRC law allows enterprises owned by foreign investors to remit their profits, dividends and bonuses earned in the PRC to other countries, and the remittance does not require prior approval by the State Administration of Foreign Exchange (SAFE). SAFE regulations required extensive documentation and reporting, some of which was burdensome and slowed payments. If there is a return to payment restrictions and reporting, the ability of a Chinese company to attract investors will be reduced. Also, current investors may not be able to obtain the profits of the business in which they own for other reasons. Relevant PRC law and regulation permit payment of dividends only from retained earnings, if any, determined in accordance with PRC accounting standards and regulations. It is possible that the PRC tax authorities may require changes in income of the company that would limit the ability of it to pay dividends and other distributions. PRC law requires companies to set aside a portion of net income to fund certain reserves which amounts are to distributable as dividends. These rules and possible changes could restrict a company in the PRC from repatriating funds to State Harvest and ultimately Agritech and the shareholders as dividends.

Any devaluation of the currency of the PRC could negatively impact Origin’s results of operations as reported in United States dollars.

Upon consummation of the acquisition of Origin, the operations of the company will be located exclusively in the PRC. If the exchange rate of the Renminbi is effected by lowering its value as against the US dollar, Origin’s reported profitability when stated in US dollars will decrease. Origin does not engage in any currency hedging transactions because its business in conducted in the PRC and it has few obligations denominated in foreign currencies.

There government regulations that limit or prohibit foreign investment in the PRC, which may restrict the growth of Origin.

Although there is a general restriction on foreign investment in the seed industry in the PRC, the corporate structure of Origin enables it to receive foreign investment. The continued ability to receive foreign investment may be important to its ability to continue to rapidly expand its business and to manage that expansion effectively. There is no way to be certain that a change in the regulations allowing Origin to receive foreign investment will not occur which could disrupt its plan to expand its business.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from any dividends that are paid by the Chinese companies to its parent company which will reduce the return on investment.

Under current PRC tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect to dividends paid to stockholders outside the PRC. If the foregoing exemption is eliminated, Origin may be required to withhold such taxes which will reduce the revenues of the parent company and the amount of retained earnings that may be distributed to the stockholders.

Because some of the Agritech directors and officers will reside outside of the United States and substantially all of the assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals and the company.

Some of our directors and officers after the consummation of the stock purchase will reside outside of the United States and substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under the United States securities laws, the laws of the British Virgin Islands and the Agritech Memorandum and Articles of Association. Moreover, Chardan has been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and it is uncertain whether or not there would be effective enforcement in the PRC of criminal penalties imposed under United States securities laws.

There will be a substantial number of shares of common stock available for sale in the future which may be increased volumes of common stock available and a decline in the market price of the common stock.

The initial purchase price for the acquisition of Origin and its subsidiaries includes 10,000,000 shares of common stock. These shares are not being registered and a substantial portion of them will be held by insiders; therefore they will be restricted. Commencing one year after the consummation of the acquisition, these shares will become eligible for resale in the public market under Rule 144 with limitations, and after two years some of these shares may become eligible for resale in the public market under Rule 144(k). As a result, the number of shares available for sale will likely increase which tends to adversely impact the market price of a stock.

As a result of the reincorporation in the British Virgin Islands, the governing documents of the company will provide its stockholders with rights that differ from those afforded by Delaware law which may be more protective in some instances and less protective in others.

Chardan will merge with its wholly owned subsidiary in the British Virgin Islands, and the constituent documents of the BVI company will be in compliance with the laws of that jurisdiction. The rights of stockholders and requirements of directors of a BVI company differ in a number of respects from those of a Delaware company. These differences may result in differing outcomes in the event of takeovers, stockholder suits and governance procedures from those that the stockholders are familiar with when investing in United States companies. In addition, there is not a substantive body of law interpreting the corporate law of the BVI, so there is no basis for analyzing likely outcomes of such matters in advance. Finally, if there are controversies, these will have to be determined in accordance with BVI law and may have to be determined and enforced in jurisdictions other than the United States resulting in less predictability and additional costs.

As a result of the redomestication merger, the Chardan stockholders have appraisal rights, the exercise of which would reduce the amount of cash assets available to the surviving corporation.

The Chardan stockholders have appraisal rights under Delaware law in connection with the redomestication merger. If exercised, these persons are entitled to a cash payment for the fair value of their shares at the time of the redomestication merger, without increase or decrease for the anticipated value of the merger or subsequent acquisition. Any payment will reduce the cash assets of the surviving company which may limit its ability to implement its business plan.

The combined company’s working capital could be reduced, and Chardan stockholders could own as little as 27.11% of the combined company’s common stock, if Chardan stockholders exercise their right to convert their shares into cash.

Pursuant to Chardan’s certificate of incorporation, holders of shares issued in Chardan’s initial public offering may vote against the stock purchase and demand that Chardan convert their shares into a pro rata share of the trust account, as of the record date, where a substantial portion of the net proceeds of the initial public offering are held, including all interest earned thereon. Chardan and the Origin Parties will not consummate the stock purchase if holders of 805,000 or more shares of common stock issued in Chardan’s initial public offering, exercise these conversion rights. To the extent the stock purchase is consummated and holders have demanded to so convert their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the stock purchase. As of September 23, 2005, the record date, assuming the stock purchase proposal is adopted, the maximum amount of funds that could be disbursed to Chardan’s stockholders upon the exercise of their conversion rights is approximately $4,216,088.28, or approximately 19.99% of the funds then held in the trust account based on a per-share conversion price of $5.24.

The outstanding warrants may be exercised and as a result the underlying shares would become eligible for future resale in the public market which would result in dilution and might have an adverse effect on the market price of the common stock.

Outstanding warrants and unit purchase options to purchase an aggregate of 9,100,000 shares of common stock issued in connection with the Chardan initial public offering will become exercisable after the consummation of the stock purchase. If they are exercised, then a substantial number of additional shares of Chardan common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

If certain financial or financing objectives are achieved, the Origin Stockholders will be entitled to receive additional stock of Agritech as contingent consideration for the acquisition of their Origin stock which would result in dilution and might have an adverse effect on the market price of the common stock.

Under the stock purchase agreement, the Origin Stockholders are entitled to receive additional common stock if certain financial or financing targets are achieved. There is no obligation to register the stock after issuance. However, after being held for the appropriate periods, the common stock will be eligible for resale under Rule 144. If the additional stock is earned, it will significantly increase the number of shares of common stock outstanding. The issuance of this additional stock will have a dilutive effect on the stock already outstanding and may cause a reduction in the trading price of the common stock in the public market.

If Origin meets targeted financing and earnings objectives, the Origin Stockholders will be entitled to additional cash payments which will reduce the amount of working capital available for use in the business which may hinder expansion or cause the company to borrow to cover expenses.

In the future, if Origin raises additional capital and/or has net profits, the Origin Stockholders will be entitled to an additional $15,000,000 of cash consideration as contingent purchase price for their share in Origin. To the extent that Origin must pay these amounts from its future additional capital and future profits, then it will have less funds available for use in the business. The reduced working capital may limit or hinder expansion or to cover expenses cause the company to borrow more funds at a time when borrowings may not be advantageous and at costs that are in excess of what might otherwise be acceptable.

If Chardan is unable to receive a listing of its securities on the Nasdaq National Market, then it may be more difficult for its stockholders to sell their securities.

The units, common stock and warrants are currently traded in the over-the-counter market and quoted on the Over-the-Counter Bulletin Board. Agritech has applied for listing on the Nasdaq National Market, and received indication that the listing will be confirmed upon consummation of the business combination. If Agritech is unable to obtain a listing or approval of trading of its securities on Nasdaq National Market, then it may be more difficult for its stockholders to sell their securities.

Chardan directors and executive officers have interests in the stock purchase that are different from yours because if the stock purchase is not approved then the securities held by them may become worthless.

In considering the recommendation of the board of directors of Chardan to vote for the proposal to adopt the stock purchase agreement and other proposals you should be aware that certain members of the Chardan board are parties to agreements or arrangements that provide them with interests that differ from, or are in addition to, those of Chardan stockholders generally. Chardan’s executives and directors are not entitled to receive any of the net proceeds of Chardan’s initial public offering that may be distributed upon liquidation of Chardan. Therefore, if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation, the securities held by Chardan’s officers and directors may be worthless.

If the transaction with Origin is terminated or Chardan is liquidated, certain persons will be liable for the obligations of Chardan, therefore their interests may be different than those of the public stockholders in seeing the transaction approved.

The interests of the Chardan officers and directors are different than those of the public shareholders in seeking the completion of the acquisition of Origin. If the stock purchase agreement is terminated, under certain circumstances the officers, directors and initial stockholders of Chardan will have to pay a termination fee to the Origin Stockholders in the aggregate amount of $1,000,000. If Chardan liquidates without completing a business transaction, Dr. Richard Propper and Kerry Propper, two of our officers and directors, will be liable for the monetary obligations of Chardan not satisfied by the funds available outside the trust account.

Voting control by executive officers, directors and other affiliates of the combined company may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

Upon consummation of the stock purchase, executive officers, directors and affiliates of the combined company will own a majority of the combined company’s voting stock. These stockholders can control substantially all matters requiring approval by our stockholders, including the election of directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.

The PRC legal system has inherent uncertainties that could limit the legal protections available to you.

Most of our assets and all of our operations are in the PRC. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but are not binding on subsequent cases and have limited precedential value. Since 1979, the Chinese legislative bodies have promulgated laws and regulations dealing with such economic matters as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. The laws in the PRC differ from the laws in the United States and may afford less protection to our shareholders. Unlike laws in the United States, the applicable laws of China do not specifically allow shareholders to sue the directors, supervisors, officers or other shareholders on behalf of the company to enforce a claim against these parties that the company has failed to enforce itself. Therefore, any action brought against the company or its officers and directors or its assets may be very difficult to pursue if not impossible. It is unlikely that any suit in the PRC would be able to be based on theories common in the United States or based on United States securities laws.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the PRC based on United States judgments against Agritech, its subsidiaries, its officers and directors and experts named in the joint proxy/prospectus.

Agritech is incorporated in the British Virgin Islands and our operating subsidiaries, the Origin Operating Companies, are formed under PRC law. Substantially all of our assets are located in the PRC. In addition, most of our directors and executive officers and some of the experts named in the prospectus/proxy statement reside within the PRC, and substantially all of the assets of these persons are located within the PRC. It may not be possible to effect service of process within the United States or elsewhere outside the PRC upon our directors, or executive officers or some of the experts named in the joint proxy/prospectus, including with respect to matters arising under United States federal securities laws or applicable state securities laws. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and many other jurisdictions in relation to any matter, including securities laws, may be difficult or impossible. Furthermore, an original action may be brought in the PRC against our assets and our subsidiaries, our directors and executive officers or the experts named in this joint proxy/prospectus only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may award civil liability, including monetary damages.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement/prospectus. You can identify these statements by forward-looking words such as “may,”  “expect,”  “anticipate,”  “contemplate,”  “believe,”  “estimate,”  “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to the Chardan stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Chardan or the Origin Parties in its forward-looking statements, including among other things:

•	the number and percentage of Chardan stockholders voting against the stock purchase proposal;

•	changing interpretations of generally accepted accounting principles;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Origin and the Origin Operating Companies are engaged;

•	fluctuations in customer demand;

•	management of rapid growth;

•	intensity of competition from other providers of crop seeds;

•	timing of approval and market acceptance of new products;

•	general economic conditions; and

•	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Chardan, the Origin Parties or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Chardan and the Origin Parties undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the stock purchase agreement you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus could have a material adverse effect on Chardan, Origin the Origin Operating Companies or the combined company.

THE CHARDAN SPECIAL MEETING

Chardan Special Meeting

We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the Chardan board of directors for use at the special meeting in connection with the proposed stock purchase, redomestication merger and stock option plan. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., PST, on October 28, 2005 at 625 Broadway, Suite 1111, San Diego, California 92101, to vote on the proposals to approve the stock purchase agreement, the redomestication merger and stock option plan.

Purpose of the Special Meeting

At the special meeting, we are asking holders of Chardan common stock to:

•	approve the stock purchase proposal;

•	approve the redomestication merger proposal; and

•	approve the stock option proposal.

The Chardan board of directors:

•	has unanimously determined that the stock purchase proposal, the redomestication merger proposal and the stock option proposal are fair to and in the best interests of Chardan and its stockholders;

•	has unanimously approved the stock purchase proposal, the redomestication merger proposal and the stock option proposal;

•	unanimously recommends that Chardan common stockholders vote “FOR” the proposal to adopt the stock purchase agreement,

•	unanimously recommends that Chardan common stockholders vote “FOR” the proposal to redomesticate in the British Virgin Islands; and

•	unanimously recommends that Chardan common stockholders vote “FOR” the proposal to adopt the stock option plan.

Record Date; Who is Entitled to Vote

The “record date” for the special meeting is September 23, 2005. Record holders of Chardan common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 4,900,000 outstanding shares of Chardan common stock.

Each share of Chardan common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with Chardan, any shares of Chardan common stock held by stockholders who purchased their shares of common stock prior to the initial public offering will be voted in accordance with the majority of the votes cast at the special meeting on the stock purchase and redomestication merger proposals.

Chardan’s issued and outstanding warrants do not have any voting rights, and record holders of Chardan warrants will not be entitled to vote at the special meeting.

Voting Your Shares

Each share of Chardan common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Chardan common stock that you own.

There are three ways to vote your shares of Chardan common stock at the special meeting:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Chardan board “FOR” the adoption of the stock purchase proposal, the redomestication merger proposal, and the stock option plan proposal.

•
You can vote by telephone or on the internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card.

•
You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF CHARDAN COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE STOCK PURCHASE PROPOSAL AND THE REDOMESTICATION MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF CHARDAN’S INITIAL PUBLIC OFFERING ARE HELD OR A DEMAND FOR APPRAISAL RIGHTS UNDER DELAWARE LAW.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Chardan common stock, you may call Dr. Richard D. Propper, Chardan’s chairman, (619) 795-4627.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the stock purchase proposal, the redomestication merger proposal and the stock option proposal. Under Chardan’s by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Dr. Propper, Chardan’s chairman, in writing before the special meeting that you have revoked your proxy; and

•	You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Vote Required

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Chardan but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker (“broker non-votes”). If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to approve the stock purchase, the redomestication merger or the stock option plan.

The approval of the stock purchase and redomestication merger proposals will require the affirmative vote of the holders of a majority of the Chardan common stock outstanding on the record date. Because each of these proposals require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against the proposal.

For consummation of the stock purchase agreement, the redomestication merger proposal must be approved by the stockholders. For the redomestication merger to be implemented, the stock purchase proposal must be approved by the stockholders.

The approval of the stock option plan will require the affirmative vote of a majority of the Chardan common stock present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on the proposal, therefore, they have the same effect as a vote against the proposal, and broker non-votes are not deemed entitled to vote on the proposal, therefore, they will have no effect on the vote on the proposal.

Conversion Rights

Any stockholder of Chardan holding shares of common stock issued in Chardan’s initial public offering who votes against the stock purchase proposal may, at the same time, demand that Chardan convert his shares into a pro rata portion of the trust account as of the record date. If demand is made and the stock purchase is consummated, Chardan will convert these shares into a pro rata portion of funds held in a trust account plus interest, as of the record date.

The closing price of Chardan’s common stock on ____________, 2005 (the record date) was $______ and the per-share, pro-rata cash held in the trust account on that date was approximately $5.24. Prior to exercising conversion rights, Chardan stockholders should verify the market price of Chardan’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price.

If the holders of 805,000 or more shares of common stock issued in Chardan’s initial public offering (an amount equal to 20% or more of these shares), vote against the stock purchase and demand conversion of their shares, Chardan will not be able to consummate the stock purchase.

If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company.

Appraisal Rights

Under Delaware corporate law, the redomestication merger of Chardan with Agritech causes the stockholders of Chardan to have appraisal rights in connection with the transactions for which approval is sought. This right is separate from the conversion rights of the holders of shares of Chardan common stock issued in the initial public offering. However, because the exercise of the appraisal right and the conversion rights both require a tender of the holder’s shares to Chardan, only one right may be elected in respect of the shares. See pages 63 to 65 and Annex I for more information about appraisal rights.

Solicitation Costs

Chardan is soliciting proxies on behalf of the Chardan board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Chardan and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. In addition, the preferred member representatives and officers of the Origin Parties are soliciting proxies and may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this.

Chardan has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Chardan will pay all fees and expenses related to the retention of any proxy solicitation firm.

Chardan will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Chardan will reimburse them for their reasonable expenses.

Stock Ownership

At the close of business on the record date, Dr. Richard D. Propper, Kerry S. Propper, Jiangnan Huang, Li Zhang, Daniel P. Beharry, Steven Urbach, Anthony Errico and the Estate of Michael Urbach beneficially owned and were entitled to vote approximately 875,000 shares of Chardan common stock, or approximately 17.9% of the then outstanding shares of Chardan common stock, which includes all of the shares held by the directors and executive officers of Chardan and their affiliates. Those persons, who were stockholders of Chardan prior to its initial public offering of securities, have agreed to vote their shares on the stock purchase and redomestication merger proposals in accordance with the majority of the votes cast by the holders of shares issued in Chardan’s initial public offering.

Dr. Richard D. Propper is currently chairman of the board of directors of Chardan, Mr. Huang is chief executive officer, Mr. Kerry S. Propper is executive vice president, and Mr. Zhang is chief financial officer. On the record date, directors and executive officers of Chardan and their affiliates beneficially owned and were entitled to vote 689,501 shares of Chardan’s common stock. These shares represent approximately 14.1% of Chardan’s outstanding common stock.

Fairness Opinion

Chardan did not obtain a fairness opinion in respect of the acquisition of Origin or the redomestication merger.

CONSIDERATION OF THE STOCK PURCHASE TRANSACTION

The following discussion of the principal terms of the stock purchase agreement dated as of December 20, 2004 among Chardan, Dr. Richard D. Propper, Kerry S. Propper, MD, Jiangnan Huang, Zhang Li, Daniel P. Beharry, Steven Urbach and the Origin Parties is subject to, and is qualified in its entirety by reference to, the stock purchase agreement. A copy of the stock purchase agreement is attached as an annex to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference.

General Description of the Stock Purchase

Pursuant to the stock purchase agreement, on March 11, 2005, Chardan established a wholly owned subsidiary, Origin Agritech Limited, under the laws of the British Virgin Islands, and Chardan will merge with and into Agritech. Agritech will be the surviving entity, and the separate corporate existence of Chardan will cease at the effective time of the merger. Simultaneously with the merger, Agritech will purchase the issued and outstanding stock of Origin, which in turn will own, or will have acquired the rights to control, the outstanding stock of the Origin Operating Companies. We refer to Agritech, after giving effect to completion of the stock purchase, as Agritech or the combined company. As a result of the stock purchase, the former owners of Origin and the Origin Operating Companies will own approximately 66.2% of the outstanding shares of the combined company’s common stock, assuming no conversions or exercise of appraisal rights.

Background of the Stock Purchase

The terms of the stock purchase agreement are the result of arm’s-length negotiations between representatives of Chardan and the Origin Parties. The following is a brief discussion of the background of these negotiations, the stock purchase and related transactions.

Chardan was formed on December 5, 2003 to serve as a vehicle to accomplish a business combination with an unidentified operating business in the PRC with significant growth potential. Chardan completed an initial public offering in March 2004, in which it raised net proceeds of approximately $21,242,000. Of these net proceeds, $20,527,500 were placed in a trust account immediately following the initial public offering and, in accordance with Chardan’s certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Chardan. Chardan must liquidate unless it has consummated a business combination by September 22, 2005. If a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed but the transaction was not consummated prior to September 22, 2005, then it is not required to liquidate unless the business combination contemplated by such letter of intent, agreement in principle or definitive agreement is not consummated by March 22, 2006.

At the end of March 2004, Chardan commenced its efforts to locate a company with which to effect a business combination. To assist Chardan in locating and evaluating companies in the PRC, Chardan, through Huang Jiangnam, an officer and director who knew the principals of Best of the Best for many years, contacted Best of the Best on March 25, 2004 to seek its services in locating potential targets. On March 29, 2004, Chardan engaged Best of the Best, a business acquisition consulting firm, to identify potential acquisition candidates, prepare background investigations, industry analysis and due diligence reports. Under the terms of the agreement, Best of the Best will be paid a total of $250,000, payable in four installments: $87,500 at the commencement of their engagement, $37,500 on the announcement of Chardan’s intention to pursue a particular business combination, $87,500 when Chardan’s stockholders approve a business combination, and $37,500 when a business combination is approved. In addition, upon consummation of the business combination, Chardan will issue 200,000 shares of restricted common stock to Best of the Best. The services that Best of the Best provided included the following: assisting Chardan in identifying acquisition opportunities, assisting in preparing and executing required confidentiality, market stand-off and similar agreements; compiling preliminary information about merger candidates; performing financial due diligence and analysis; recommending acquisition structures; assessing the information about the potential target that is available; and working with accountants and legal staff to prepare for a business combination, including agreement negotiation.

Best of the Best commenced identifying and screening acquisition candidates in early April 2004. Best of the Best used its knowledge of Chinese companies and its network of contacts, screening potential companies based on Chardan’s criteria. Chardan also sought to identify acquisition candidates, principally through the efforts of Huang Jiangnan and Li Zhang, officers and directors of Chardan. Both of these persons have extensive contacts through the Chinese business and legal community in the PRC.

Best of the Best and Chardan selected ten companies as potential candidates for a business combination, and Chardan requested preliminary reports from Best of the Best evaluating of the potential targets. On April 8, 2004, Best of the Best and the Chardan team had a meeting to review the data collected on various potential targets and meet with representatives of some of these companies. On the basis of the information provided by Best of the Best in the review and meetings, in May 2004, Chardan selected one candidate with which to pursue an agreement. Chardan was not able to agree to acceptable terms with this first target company. Based on an analysis of the valuation of comparable public companies, this first target’s existing financial condition, management expertise, volatile earnings quarter over quarter, and the fact that the target’s management dramatically reduced their forecast for 2004 after tax income, Chardan determined that a business combination with that first target was not in the best interests of Chardan’s stockholders.

During the negotiations with the first target in May and June 2004, Best of the Best continued their due diligence on the other previously identified companies, which included the Origin Operating Companies. After deciding not to pursue that first potential transaction in mid-June 2004, Chardan entered into discussions with Dr. Han, the principal of the Origin Operating Companies, regarding a potential business combination.

The Origin Operating Companies had been among the companies with which Chardan had held preliminary meetings on April 8, 2004, but had not pursued any substantive business combination discussions. Best of the Best, in carrying out its obligation to locate potential targets, contacted Chum Investment Corporation, an advisory firm employed by the Origin Operating Companies, on April 3, 2004 and was provided preliminary materials about the Origin Operating Companies on April 5, 2004. The Chardan representatives met Dr. Han for the first time on April 8, 2004.

The first formal meeting to discuss this transaction was held on June 24, 2004, in Beijing, China. Chardan and an advisory firm for the Origin Parties, Chum Investment Corporation, exchanged information about Chardan and the Origin Operating Companies and suggested a general structure and terms of an acquisition by Chardan. Then on June 26, 2004, representatives of Chardan, the Origin Stockholders and Chum met at the offices of the Origin Operating Companies in Beijing to discuss preliminary issues of due diligence, exchange of information, pricing and other terms of an acquisition. During its discussions with the Origin Operating Companies, Chardan continued to evaluate other potential candidates for a business combination.

On August 23, 2004, Dr. Propper, Mr. Huang and Mr. Zhang from Chardan and the Origin Stockholders, including representatives of Chum, met in Beijing for further discussions about the respective businesses and terms of the transaction. The parties were in general agreement about the acquisition terms, but at this meeting they began to discus various specifics and raised related topics to the acquisition and disclosure process.

After several days of negotiations and due diligence review in Beijing from September 19 to September 21, 2004 by and among Dr. Propper, Mr. Kerry Propper, Mr. Zhang Li and Mr. Jiangnan Huang of Chardan and Dr. Gengchen Han, Mr. Yasheng Yang and Ms. Yu Ping Zhao of the Origin Operating Companies, Chardan, for itself, and Dr. Han, in respect of the Origin Parties, signed a memorandum of understanding on September 22, 2004. This memorandum set forth the following:

•	the reorganization of the Origin Operating Companies which was to take into account the best tax arrangements for all parties;

•	the consideration to be paid for the Origin Operating Companies, which is reflected in the stock purchase agreement;

•	the terms of the additional purchase price to be paid over time based on performance criteria;

•	the desire for a stock option plan; and

•	the inclusion of certain Origin Stockholders on the board of directors of the surviving corporation.

Promptly after the execution of the memorandum of understanding, Chardan’s United States counsel prepared a draft of the stock purchase agreement and sent it to counsel for the Origin Parties. In addition, the Chinese counsel of Chardan consulted with Chinese counsel for the Origin Parties and commenced negotiation of the stock consignment agreements, the technology assignment agreements and reorganization of the Chinese Operating Companies. Origin, under the name State Harvest Holding Limited, was established in the British Virgin Islands on November 24, 2004 by Chinese counsel for the Origin Parties.

During the period between October 20, 2004 and December 6, 2004, counsel exchanged emails about various points in the agreements and continued to modify them and exchanged drafts of documents. Counsel and the accountants for all the parties conducted legal and financial due diligence and negotiated points in the agreements. During this period, representatives of Chardan and the Origin Parties also conducted further due diligence from a business point of view and began preparation of this proxy statement/prospectus.

On October 30, 2004, representatives of Best of the Best met with the board of directors of Chardan to give a report of their due diligence of the Origin Operating Companies and analysis of the business in which the Origin Operating Companies operate. At the meeting were all the board members of Chardan and Mr. Wu Cheong, representing Best of the Best, who made the report. The board of directors unanimously resolved to proceed with the acquisition process and continue to work towards execution of a definitive stock purchase agreement.

On November 22, 2004, Dr. Propper and Dr. Han and Messrs. Yang and Yuan exchanged emails about the terms and forms of employment agreements. These agreements were further negotiated and the terms subsequently finalized on December 1, 2004.

On December 7, 2004, there was a meeting at the offices of Chardan’s United States counsel, Graubard Miller, in New York City, to negotiate the final terms of stock purchase agreement. All the officers and directors of Chardan and Chardan’s United States counsel attended the meeting in person. Dr. Han and Mr. Song Xuesong, executive director of Chum Investment Corporation, advisor to the Origin Parties, and Mr. Cui Liguo, partner of Guantao Law Firm, counsel to the Origin Parties, attended the meeting in person. Other members of Guantao Law Firm attended the meeting by telephone conference.

On December 7, 2004, after the meeting with the Origin representatives, the board of directors of Chardan met to review the transaction documents and evaluate and approve the acquisition of Origin. The board of directors reviewed the latest forms of stock purchase agreement, the stock consignment agreements, the technology license agreements, the employment agreements and voting agreement. The board of directors also reviewed the disclosure schedules to the stock purchase agreement of the Origin Parties. After review of the due diligence materials and the report of Best of the Best and discussion, the foregoing were unanimously approved, subject to final negotiation and modification, and the board determined to recommend the approval of the stock purchase agreement, redomestication merger and related transactions and the stock option plan to the stockholders.

From December 8, 2004 to December 10, 2004, Dr. Propper, Mr. Propper and Dr. Han met with their respective counsel in meetings in New York City to finalize the transaction documents, and the Origin Parties delivered the preliminary financial statements required before the signing of the stock purchase agreement.

While Dr. Han and the other representatives of Origin were in New York from December 8, 2004 to December 20, 2004, Dr. Propper and counsel for Chardan reviewed with them the obligations of being a reporting company, including compliance with the reporting requirements of the federal securities laws, accounting procedures and Sarbannes Oxley requirements, press release disclosure and timing, shareholder communications, website disclosure, financial public relations a NASDAQ compliance and transfer agent requirements. Dr. Han asked if Chardan Capital LLC could help the post-transaction company in advising and complying with all the various requirements until management and the service providers in the PRC were familiar with the rules and regulations and public company demands. On December 20, 2004, at a meeting in the offices of Chardan’s legal counsel, the consulting arrangement between Chardan Capital LLC and the Origin companies was agreed to. Because it was to last only until the Origin management was familiar with the requirements of being public, it was made terminable at Origin’s decision, without penalty. The monthly fee was determined to be $30,000. This arrangement has not been reduced to a written agreement.

The stock purchase agreement was signed on December 20, 2004. Chardan filed a press release and Current Report on Form 8-K on December 27, 2004 announcing the execution of the agreement and discussing the terms of the stock purchase. The Current Report was amended on January 21, 2005 to file the audited financial statements of Origin for the years ended December 31, 2001, 2002 and 2003 and for the nine months ended September 30, 2004 and pro forma statements of operations of Chardan showing the acquisition as if it occurred on January 1, 2003 and pro forma balance sheets as if it occurred September 30, 2004.

Board Consideration and Approval of Transaction

While no one factor determined the final agreed upon consideration in the stock purchase, Chardan’s board of directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by members of the board and by Best of Best in order to determine that the consideration to be paid to the Origin Parties was reasonable and that the stock purchase was in the best interests of Chardan’s stockholders.

Best of the Best conducted a due diligence review of Origin and the Origin Operating Companies that included an industry analysis, a description of Origin’s existing business model, a valuation analysis and financial projections in order to enable the board of directors to ascertain the reasonableness of this range of consideration. Throughout the negotiation process, Best of the Best continued to assemble and review relevant due diligence materials and, on October 22, 2004, delivered a presentation to the board of directors and a due diligence package that included the information regarding Origin and the Origin Operating Companies that Best of the Best had gathered and prepared. During its negotiations with the Origin Parties, Chardan did not receive services from any financial advisor other than Best of the Best.

Interest of Chardan Directors and Officers in the Stock Purchase

In considering the recommendation of the board of directors of Chardan to vote for the proposals to approve the stock purchase agreement, the redomestication merger and the stock option plan, you should be aware that certain members of the Chardan board have agreements or arrangements that provide them with interests in the stock purchase that differ from, or are in addition to, those of Chardan stockholders generally. In particular:

•
if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its amended and restated certificate of incorporation, Chardan would be required to liquidate. In such event, the shares of common stock held by Chardan’s directors and officers would be worthless because Chardan’s directors and officers are not entitled to receive any of the liquidation proceeds and any warranty they hold will expire worthless.

•
Chardan’s executives and directors own a total 689,501 shares of Chardan common stock that have a market value of $________ based on Chardan’s share price of $________ as of September 23, 2005, the record date. However, as Chardan’s directors and executives are contractually prohibited from selling their shares prior to March 16, 2007 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the stock purchase will be on Chardan’s directors and executives;

•
the transactions contemplated by the stock purchase agreement provide that Mr. Kerry Propper will be a director of Agritech and he will have the right to appoint one additional director of the nine members of the board of directors of the combined company for three years (which person is currently Steven Urbach);

•
after completion of the stock purchase, Dr. Propper will continue to serve in the capacity of Vice President, Corporate Development (without personal compensation), and Chardan Capital LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang and Mr. Huang, will provide a variety of ongoing services to Origin. Such services will be provided on a month-to-month basis terminable at will by Origin without penalty, at a cost to Origin of $30,000 per month. There is no written agreement governing the services to be provided, which will be on a non-exclusive basis and include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as suggested and agreed to by Chardan Capital, LLC;

•
Chardan’s directors and officers and certain initial stockholders may be personally liable for a pro rata share of a termination fee of $1,000,000 that is payable to the Origin Stockholders if the stock purchase agreement is terminated under certain limited conditions; and

•
if Chardan is liquidated without having consummated a business combination, Dr. Richard Propper and Mr. Kerry Propper will be personally liable to pay the debts and obligations to vendors to Chardan that are owed money for services and products in excess of the proceeds of the initial public offering not held in the trust account.

Chardan’s Reasons for the Stock Purchase and Recommendation of the Chardan Board

The Chardan board of directors concluded that the stock purchase agreement with the Origin Parties is in the best interests of Chardan’s stockholders. The Chardan board of directors did not obtain a fairness opinion.

Each member of Chardan’s board of directors has extensive experience in performing due diligence of acquisition targets and in valuing companies. Three of the directors , Dr. Propper and Messrs. Li and Huang, are currently principals in Chardan Capital LLC, a strategic financial and management consulting company that focuses on identifying attractive Chinese companies and in structuring transactions involving those companies. One director, Mr. Kerry Propper, is the Chief Executive Officer of Chardan Capital Markets, a registered NASD broker dealer.

The Chardan board of directors considered a wide variety of factors in connection with its evaluation of the stock purchase. In light of the complexity of those factors, the Chardan board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Chardan board may have given different weight to different factors.

In considering the stock purchase, the Chardan board of directors gave considerable weight to the factors discussed below.

Origin’s and the Origin Operating Companies’ record of growth and expansion and high potential for future growth

Important criteria to Chardan’s board of directors in identifying an acquisition target was that the company has established business operations, that it was generating current revenues, and that it had what Chardan believes to be a potential to experience growth in the future. Chardan’s board of directors believes that Origin and the Origin Operating Companies have in place the infrastructure for good business operations, a large and growing customer base, technological capabilities and brand name recognition. Origin commenced business operations in late 1997, and it has experienced an average annual revenue growth of greater than 30% from 2002 through 2004. The 2003 revenues were approximately $27 million, and then estimated revenues for 2004 of approximately $36 million.

Although revenue projections are inherently uncertain, Chardan’s board of directors believed, and continues to believe, the projections for Origin’s business are reliable, based in part on its expected revenues and its overall business practices, research and development program and sales methods. Approximately 70 to 80 percent of Origin’s orders for seeds to be delivered in the next growing season are received in the prior year. These orders are accompanied by deposits of 10% to 20% of the purchase price so there is a strong indication of the actual purchase that will take place in the following year and, therefore, projected revenues can be anticipated with relative certainty. In 2003, Origin received orders and deposits for approximately 78% of the succeeding year’s sales. In 2004, for the 2005 growing year, Origin received deposits for approximately 39 million kilograms of seed product, representing approximately 78% of the seeds it will have available for sale, consistent with its prior experience.

The board of directors also considered the number of new hybrids that were being tested and the schedule of hybrids that were in the government approval process. The board of directors also considered the possibility of acquiring access to additional seeds developed by others. These would all enhance Origin’s product-mix by adding new hybrids and offer an opportunity to expand sales.

This record of significant and predictable growth helped to convince Chardan’s board of directors that a business combination with Origin would be in the best interests of Chardan’s stockholders.

Chardan’s board of directors believes that Origin and the Origin Operating Companies have the ability to continue growth because:

•	the existing customers represent a recurring revenue stream;

•
Origin budgets approximately 5% of its gross revenues to research and development activities during the following year. However, because of the revenue growth experienced by Origin, the amount actually spent has been approximately 3% of Origin’s gross revenues. Through this research and development, Origin has developed and Chardan’s board of directors believes it will continue to develop additional hybrid seed offerings;

•
Origin places an emphasis on its sales and marketing functions, with over 1,000,000 customers in a database, the production and circulation of a newspaper three times a year through their distributor network that reaches between 1,000,000 and 2,000,000 readers per issue, television advertising, product demonstrations, and the maintenance of a call center for receiving customer service inquiries;

•	the Chinese crop seed market remains fragmented and consists of large numbers of companies that operate at the county and provincial level; and

•
few of the competing companies to Chardan’s knowledge have a research and development program that appears to be as effective as Origin’s, resulting in what the Chardan board believes will be a continuation of superior seed and support offerings by Origin to customers, thereby increasing its customer base and sales in the future.

Based on its review of the Origin Operating Companies historical financial statements and their business model and relationships, Chardan’s board of directors believes that Origin Operating Companies’ products are sold at attractive gross margins, and that they have controllable variable costs and low, scalable fixed costs.

Origin represents an opportunity to invest in a growing, dynamic industry

Another criterion important to Chardan’s board of directors in identifying an acquisition target was that the company be in an emerging or expanding industry with potential for growth. China’s enormous population represents one of the largest market for crops in the world. Although the growth rate of China’s population has slowed, China’s population will continue to increase in absolute terms. While the demand for corn and other crops for consumption by the Chinese population is large and growing, the use of corn, in particular, as an animal feed, source of starch products and even for use as a fuel will likely support continued growth in this industry.

Although there are currently a large number of seed companies that meet the demand of farmers in the PRC, Chardan’s board of directors believes that few of them are developing and producing advanced hybrid seeds that offer the advantages of Origin’s hybrid seeds. Chardan’s board of directors expects that Origin’s product offerings, continued efforts to develop and produce hybrids for additional crops, its market presence and effective marketing strategies will result in an increase of Origin’s share of its existing markets and enable Origin to enter additional markets.

The experience of Origin’s management.

Another criterion important to Chardan’s board of directors in identifying an acquisition target was that the company have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Chardan’s board of directors believes that Origin’s management has demonstrated that ability, addressing what has until now been a market consisting of local businesses with little meaningful research and development into a biotech industry that focuses on product development, efficient production and effective marketing and customer service programs. By utilizing its growing revenues to expand its market share and develop additional products, Origin’s management seems to have demonstrated a commitment to a strategy that has given it a significant presence in the seed industry in the PRC.

Origin’s ability to execute its business plan, even with the risk that Chardan’s public stockholders would vote against the stock purchase and exercise their conversion rights.

Chardan’s board of directors considered the risk that the current public stockholders of Chardan would vote against the stock purchase and demand to redeem their shares for cash upon consummation of the stock purchase, thereby depleting the amount of cash available to the combined company following the stock purchase or cause a condition of the stock purchase agreement not to be met. Chardan’s board of directors deemed this risk to be no worse with regard to Origin than it would be for other target companies and believes that Origin will still be able to implement its business plan, even if the full amount of the funds deposited in the trust account are not available at closing.

Due Diligence Information Materials

In performing the analysis described above, Chardan’s board of directors also reviewed an information statement prepared by Chardan’s consultants, Best of the Best, in connection with its search for a suitable target company.

The Best of the Best information included a general description of the business of the Origin Operating Companies as it existed prior to the report, a diagram of the Origin Parties’ business model, including its research and development capabilities, its licensing strategy, its seed production processes and distribution network. A separate diagram showed the capital structure of the Origin Parties as of the date of the package, valuation calculations and analysis, projected uses of the cash in Chardan’s trust account subsequent to the stock purchase and an organizational chart for Origin and the Origin Operating Companies.

The Best of the Best information then gave a market overview that described the Chinese seed crop market generally and how the Origin Operating Companies fit into and compete within that market. The description showed Origin to be engaged principally in corn seed production, but it also showed Origin moving into cotton and other crop seeds, both as a diversification and an expansion strategy. Depending on the market prices for crops, farmers will often convert their land from production of one crop to another. The materials described how Origin’s plan to enter the cotton seed markets will enable it to hedge against shifts in farmers’ crop selection. It also provided information regarding the geographical markets in which the Origin Operating Companies compete within the PRC. A separate section detailed the nature of the seed distribution process in the PRC and another examined the competitive and other threats that the Origin Operating Companies face in conducting their business, including market fluctuations and unfavorable weather.

The materials also contained an overview of the products of the Origin Operating Companies, both current and those in development, and the permit process that companies must go through to sell seeds in the PRC, including a separate process for new hybrid seeds. The package made a specific point of describing the Origin Operating Companies past and current approach and past success in moving products through that permit process.

The materials contained a section describing the Origin Operating Companies’ business model. Among the elements in that business model are the development of strong internal research and development, continued use of licensed seed products, establishment of strong brand identity, reliance on an effective system of master and sub distributors to extend the reach of Origin into the marketplace, a strong, value added customer service and technical support component and the emphasis on print and other advertising to establish, maintain and extend Origin’s customer base.

A section on personnel examined the role of its principal executives, including Dr. Han, who is the Executive Chairman, Mr. Yang, who has overall operational responsibility and direct control over marketing, and Mr. Yuan, whose responsibilities include infrastructure and public relations. The information described in this section supports Chardan’s board of directors’ determination that the Origin Operating Companies have an experienced and talented management team, capable of continuing the success achieved in the past.

A section on risk factors in the materials described the risks inherent the business plan of the Origin Operating Companies. These risks are discussed, among others, in the risk factors section of this proxy statement/prospectus.

A section in the Best of the Best information materials discussed the history of Origin that showed a record of growth and a leverageable business model, including rapidly increasing revenues, solid gross profit margins and, controllable variable costs. This section also discussed the substantial reinvestment in the business made by Origin through a strong research and development effort, something that Origin considers to be important to its future success.

Chardan’s board of directors also reviewed a report prepared for Chardan by Xing An Securities Co. Ltd., based in China, to prepare an overview of the seed business in China, highlighting their thoughts on Origin’s place therein. This document corroborated Chardan’s board of director’s initial view of the potential of the Origin Operating Companies.

Mr. Kerry Propper, a director and officer of Chardan, prepared for the board of directors an analysis of the post-transaction value of the Origin Operating Companies. He analyzed comparable companies in the seed/agricultural markets, taking into account their relative market presences and cycle maturity. He prepared a list of comparative price/earnings ratios of these companies and compared them to the price/earnings of the Origin Operating Companies and their anticipated price/earnings. The valuation for the future of the Origin Operating Companies was based on various assumptions, including projected top-line sales, assumed margins, and projected net income. Since there is little depreciation and amortization in the company’s history, taxes were eliminated. Capital resources were taken into account, based on the capital of the company after the acquisition and for income and reinvestment, and for the potential of exercise of outstanding warrants of Chardan. Based on this analysis, Mr. Propper concluded that comparatively speaking, the enterprise value of the Origin Operating Companies, immediately after the acquisition, was favorable. On the basis of the analysis, he concluded that the board of directors, from an economic point of view, should consider the acquisition of the Origin Operating Companies.

Chardan’s board of directors also considered the methods by which a foreign company may own and control the PRC companies that are newly organized or are in restricted industries. In structuring the transaction and in preparing the documentation, Chardan retained its own PRC counsel to advise it on the acquisition of stock that is subject to transfer restrictions. The methodology of stock consignment agreements and technology service agreements is widely used in these instances. The agreements were drafted by its PRC counsel and reviewed by United States counsel. Although the agreements are initially control arrangements, they provide for transfer of title in the future if and when the restrictions lift, without any further consideration. Moreover, the consignment agreements prevent the title holder from transferring the shares to another or taking any action limiting the rights of Origin. The consignment agreement freezes the ownership in the hands of the record/title owner, but gives the consignee, Origin, all the incidents of beneficial ownership, including voting, dividend, director nomination, management selection and every other right of ownership other than record ownership. Record ownership is subject to the directions of Origin so long as it is a permitted transfer and transferee under PRC law. The stock purchase agreement provides for opinions of PRC counsel on the validity and enforceability of all the agreements by the Origin Parties. On the basis of its discussions with counsel and the similarity of the Origin agreements to those used by other foreign owners, the Chardan board of directors believed that the restrictions and use of stock consignment agreements was an acceptable business strategy to obtain an acquisition opportunity in the PRC.

Satisfaction of 80% Test

It is a requirement that any business acquired by Chardan have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of Origin generally used to approve the transaction, the Chardan board of directors determined that this requirement was met and exceeded.

To determine the value of Origin, the board compiled a list of thirteen comparable seed/agricultural companies whose stock is traded in the public markets. These companies were broken into three tiers based on their market capitalization to delineate their relative market presence and cycle maturity. Tier one included companies with market capitalization of over one billion dollars; tier two included companies with market capitalizations between $150 million and one billion dollars; and tier three included companies with less than $150 million of market capitalization. The board then examined the price earnings ratio to these companies. The overall average price earnings ratio for the 13 companies was 49.60. The lowest price earnings ratio was 19.75 for the tier one companies. The board used the 19.75 price earnings ratio of the tier one companies because it was the lowest and, therefore, the most conservative.

The companies used for this analysis were as follows:
Name	Exchange	Price (USD)	Market Cap	Shares Outstanding	Enterprise Value (MM)	Price Earnings Ratio (P/E)
MONSANTO CO	NYSE	35.22	9,378,159,365	266,273,690	6,923.03	20.72
SYNGENTA AG	SWX	88.09	9,915,725,588	112,564,562	5,855.09	16.02
DELTA & PINE LAND CO	NYSE	25.90	1,000,224,841	38,618,720	821.99	22.52
Tier 1 Average						19.75

BEIJING SHUNXIN AGRICULT-A	SHENZHEN	0.76	252,362,883	332,069,533	310.68	23.29
XINJIANG TALIMU AGRICUL-A	SHANGHAI	0.77	247,442,850	321,000,000	337.31	26.92
HUNAN JINJIAN CEREALS INDS-A	SHANGHAI	0.53	228,355,675	432,500,000	352.85	145.67
HUNAN YAHUA SEEDS CO LTD-A	SHENZHEN	0.57	154,787,040	272,000,000	294.56	41.41
INNER MONGOLIA JINYU GROUP-A	SHANGHAI	0.84	183,681,831	218,427,017	248.23	34.46
Tier 2 Average						54.35

YUAN LONGPING HIGH-TECH AG-A	SHENZHEN	1.41	147,668,850	105,000,000	117.37	55.43
HEFEI FENGLE SEED CO LTD-A	SHENZHEN	0.61	137,828,250	225,000,000	182.41	75.67
XINJIANG KORLA PEAR CO LTD	SHANGHAI	0.67	107,432,280	160,500,000	142.69	55.40
HEILONGJIANG HUAGUAN SCIEN-A	SHANGHAI	0.66	102,627,050	155,000,000	142.05	49.82
YANGLING QINFENG AGRICUL SCI	SHENZHEN	0.64	81,868,975	128,820,000	145.06	107.35

The board made several assumptions in deriving statistics about the Origin Operating Companies, solely for the purpose of management determining a value of Origin. Investors should not place any weight on these projections because any projection is subject to many assumptions some or all of which may not be correct or occur as assumed. The assumptions were for the projection of revenues and net income for 2005. The net income assumption for fiscal year 2005 was $11,000,000. The projected net income for 2005 was determined reasonable in light of the net income for 2002 of approximately $3,200,000 and for 2003 of $3,500,000, and then anticipated net income for 2004 of $7,900,000 and orders for sales based on orders accompanied by deposits. Deductions were taken for the costs of the acquisition, increased business operations expense and additional general and administrative expenses, notably those associated with being a public company. The 2005 projection was also derived using a 20% margin and backed out only taxes since there has been no meaningful depreciation or amortization in Origin’s history. It was also assumed that Origin would have either no or very little debt, which debt would be on a short term basis and no preferred equity issued and outstanding.

The board used 15,100,000 as the number of shares outstanding immediately after the transaction while the fully diluted calculations included the additional shares issuable by the exercise of outstanding warrants.

The enterprise value is derived by the following formula: Enterprise Value equals Market Capitalization, plus Debt, plus Preferred Equity, minus Cash and Cash Equivalents. Using this formula, the board of directors arrived at a projected enterprise value for Origin of $207,250,000 for 2005. This was derived using a market capitalization of $217,250,000, an amount determined by taking the fair market comparable capitalization using an implied market capitalization equal to a comparable price earnings ratio of 19.75 multiplied by the assumed earnings of Origin for 2005 of $11,000,000. There is anticipated to be no debt in 2005 and no preferred equity issued and outstanding in Origin. Cash and cash equivalents of Origin for 2005 were assumed to be $10,000,000, which funds will be derived from their operations.

The Chardan board of directors believes because of the financial skills and background of several of its members, it was qualified to make this analysis itself and conclude that the acquisition of the Origin Operating Companies met this requirement without recourse to an independent source.

Conclusion of the Board of Directors

After careful consideration, Chardan’s board of directors determined unanimously that each of the stock purchase proposal, the redomestication merger proposal and the stock option proposal is fair to and in the best interests of Chardan and its stockholders. Chardan’s board of directors has approved and declared advisable the stock purchase proposal, the redomestication merger proposal and the stock option proposal and unanimously recommends that you vote or give instructions to vote “FOR” each of the proposals to adopt the stock purchase proposal, the redomestication merger proposal, the stock option proposal and the election of directors.

The foregoing discussion of the information and factors considered by the Chardan board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Chardan board of directors.

Material U.S. Federal Income Tax Considerations of the Redomestication Merger

The following discusses the material U.S. federal income tax consequences of the redomestication merger to the Chardan stockholders who are U.S. Holders. This discussion is based on the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, and Treasury regulations promulgated thereunder. A United States Holder is: (i) a beneficial owner of Chardan common stock that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is described in Section 7701(a)(3) of the Code and (ii) holds the Chardan common stock as a capital asset within the meaning of Section 1221 of the Code.

The redomestication merger has been structured to qualify as a reorganization under the Code. In connection with the filing of the Registration Statement of which this document is a part, Chardan has received an opinion of Graubard Miller to the effect that the redomestication merger will qualify as a Reorganization within the meaning of Section368(a) of the Code and Treasury Regulations Sections 1.367(a)-3(c) - Accordingly no gain or loss will be recognized on the exchange of the Chardan common stock held by Chardan=s stockholders for stock of Agritech, provided no holder of Chardan common stock owns 5% or more of the stock of Agritech following the redomestication merger. The federal tax basis of the shares of Agritech received by the holder of Chardan common stock in the merger will be the same as the adjusted tax basis of such Chardan common stock surrendered in exchange therefore. The holding period of the shares of Agritech received in the redomestication merger by the holder of Chardan common stock will include the period during which such Chardan common stock was held as a capital asset on the date of the redomestication merger.

The foregoing U.S. federal income tax consequences is not affected by the changes made to the Code by the American Jobs Creation Act of 2004 in the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former U.S. corporation=s stockholders and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. Under the Chardan redomestication merger and the stock purchase agreement, following the redomestication merger into Agritech, the holders of Chardan common stock will own 32.5% of the shares of Agritech.

For United States federal income tax purposes, the gross amount of all dividends paid with respect to Agritech shares out of current or accumulated earnings and profit (AE&P@) to a United States Holder generally will be treated as foreign source ordinary income to such holder. United States corporations that hold Agritech common stock will not be entitled to the dividends received deduction available for dividends received from United States corporations. To the extent a distribution exceeds E&P, it will be treated first as a return of capital to the extent of the United States Holder=s basis, and then as gain from the sale of a capital asset.

The conclusions expressed above are based on current law. Future legislative, administrative or judicial changes or interpretations, which can apply retroactively, could affect the accuracy of those conclusions. No rulings have been or will be sought from the Internal Revenue Service concerning the tax consequences of the transactions contemplated by the stock purchase agreement or redomestication merger.

The discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special treatment under the Code. Such taxpayers include non-U.S. persons, insurance companies, tax-exempt entities, dealers in securities, banks and persons who acquired their stock interests pursuant to the exercise of employee options or otherwise as compensation.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE REDOMESTICATION MERGER AND THE STOCK PURCHASE TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS

Anticipated Accounting Treatment

The stock purchase will be accounted for as a capital transaction for accounting and financial reporting purposes. Accordingly, for accounting purposes, the stock purchase will be treated as the equivalent of Origin’s issuing stock for the net monetary assets of Chardan, accompanied by a recapitalization. The net monetary assets of Chardan will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. Under this method of accounting, Origin will be the continuing entity for financial reporting purposes. The retained earnings (deficit) of Origin will be carried forward after the stock purchase. Operations prior to the stock purchase will be those of Origin and the Origin Operating Companies.

Regulatory Matters

The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to the HSR or any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the stock purchase proposal with the State of Delaware and the British Virgin Islands.

THE STOCK PURCHASE AGREEMENT

The following summary of the material provisions of the stock purchase agreement is qualified by reference to the complete text of the stock purchase agreement, a copy of which is attached as an annex to this proxy statement/prospectus, and is incorporated by reference. All stockholders are encouraged to read the stock purchase agreement in its entirety for a more complete description of the terms and conditions of the stock purchase.

Structure of the Stock Purchase and Redomestication Merger

At the effective time of the stock purchase agreement, Chardan will be merged with and into Agritech. Agritech will continue as the surviving company. All of the stock of Chardan will be converted into the right to receive stock in Agritech on a one-for-one basis. Thereafter, Agritech will purchase all the common stock of Origin, a British Virgin Island corporation, for $10,000,000 and 10,000,000 shares of common stock, and the additional purchase price described below. Through its acquisition of Origin and the consignment agreements and Origin’s wholly-owned subsidiary Origin Biotechnoloty, Agritech will obtain the direct ownership and rights to control the stock of the seed development, distribution and licensing operations in the PRC from the current owners.

Closing and Effective Time of the Stock Purchase

The closing of the stock purchase will take place promptly following the satisfaction of the conditions described below under “The stock purchase agreement—Conditions to the Stock Purchase,” unless Chardan and the Origin Parties agree in writing to another time.

Name; Headquarters; Stock Symbol

After completion of the stock purchase:
•	the name of the combined company will be Origin Agritech Limited;

•
the corporate headquarters and principal executive officers will be located at 12 Shangdi Xinxi Lu, Haidian District, Zhongguancun Development Building, Beijing, PRC, which is currently the Origin Parties’ corporate headquarters; and

•
the combined company will cause the common stock, warrants and units outstanding prior to the stock purchase, which are traded on the OTC Bulletin Board, to continue trading on either the OTC Bulletin Board or the Nasdaq Stock Market. At the time of the closing, the symbol will change to one determined by the management or board of directors and the trading medium that is reasonably representative of the corporate name or business of the combined company.

Purchase Price

At the closing, the Origin Stockholders and their designee, A Plus Resources Limited, will be paid an aggregate of $10,000,000 in cash, using funds held in the trust account, and will issue an aggregate of 10,000,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year by Agritech to secure certain indemnification obligations of the Origin Stockholders. The balance of the funds in the trust account will be used for operational expenses.

Additional purchase price payments will be made to the Origin Stockholders and their designee of up to an aggregate of $15,000,000, if either of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1-June 30 fiscal year) from funds generated from financing activities or earnings as described below:

A.    If Agritech receives at least $40,000,000 in gross proceeds in additional financing as a result (i) of the call of the outstanding public warrants assumed by Agritech at the closing; (ii) Agritech’s successful completion of a follow-on offering; or (iii) a private investment into Agritech by a strategic investor (“Financing Adjustment”), then Agritech will pay an additional $15,000,000 to the Origin Stockholders and their designee; or

B.    If Agritech generates net positive cash flow of $2,000,000 or more on a consolidated basis (“Earnings Adjustment”), then the Origin Stockholders and their designee will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year and $15,000,000 in the aggregate.

In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum aggregate amount to be paid to the Origin Stockholders and their designee from one or both adjustments is $15,000,000.

As further additional purchase price, certain Origin Stockholders and their designee will be issued an aggregate of 1,500,000 shares of common stock of Agritech for each of the next four years, if on a consolidated basis, Agritech generates after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) of at least the following amounts:

Year ending June 30,	After Tax Profit

2006	$11,000,000
2007	$16,000,000
2008	$21,000,000
2009	$29,000,000

The designee, A Plus Resources Limited, a company formed under the laws of the British Virgin Islands, is owned by Ms. Song Baoqing, and provided financial advice and investment banking services to the Origin Parties.

Representations and Warranties

The stock purchase agreement contains a number of generally reciprocal representations and warranties that Origin, the Origin Stockholders and Chardan made to each other. These representations and warranties relate, as applicable, to:

•	organization, standing, power;

•	capital structure;

•	authorization, execution, delivery, enforceability of the stock purchase agreement;

•
absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, receipt of all required consents and approvals;

•	absence of certain changes or events since September 30, 2004;

•	litigation;

•	compliance with applicable laws;

•	absence of brokers;

•	absence of certain changes;

•	liabilities;

•	related party transactions;

•	licenses and permits; and

•	completeness and truthfulness of the information and provisions in the stock purchase agreement.

Origin or the Origin Stockholders or both also make representations to Chardan regarding:

•	accuracy of the information contained in the financial statements; and absence of undisclosed liabilities;

•	labor relations and employee plans;

•	environmental liability;

•	taxes, tax returns and audits;

•	real and personal property and the title to and condition of assets;

•	the absence of illegal or improper transactions;

•	the collectibility of accounts receivable;

•	the nature and condition of inventory;

•	the contract to which they are parties;

•	intellectual property rights;

•	non-real estate leases;

•	insurance;

•	the accuracy and completeness of books and records; and

•	litigation and certain settled litigation.

The Origin Stockholders also make representations to Chardan regarding:

•	their acquisition of Agritech common stock being solely for their own account;

•	their status as accredited investors;

•	the adequacy of the information they received regarding Chardan;

•	the restricted nature of the securities that they will receive under the stock purchase agreement; and

•	the placement of legends on the certificates representing the securities issued to them under the stock purchase agreement.

Chardan also makes representations to the Origin Parties regarding:

•	filings with the SEC and the accuracy and completeness of the information contained in those filings, including the financial statements and the lack of undisclosed liabilities; and

•	the amount of funds contained in the trust account.

Materiality and Material Adverse Effect

Many of the representations and warranties made by the Origin and the Origin Stockholders are qualified by materiality or the use of the term “material adverse effect.” For the purposes of the stock purchase agreement, a “material adverse effect” means a material adverse effect on the business, financial condition or results of operations or prospects of Origin or the Origin Operating Companies.

Several of the representations and warranties made by Chardan are qualified by materiality. However, only Chardan’s representation and warranty related to the absence of litigation is qualified by the use of the term “material adverse effect.”

Interim Operations of Chardan and the Origin Parties

Interim Covenants relating to the Origin Parties. Under the stock purchase agreement, each of Origin and the Origin Stockholders has agreed, as applicable, to conduct business in the usual, regular and ordinary course, in substantially the same manner as previously conducted. In addition to this agreement regarding the conduct of business generally, subject to specified exceptions, each of the Origin Parties has agreed that, except as otherwise expressly permitted or required by the stock purchase agreement, it:

•	will not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock;

•	will not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to any others in the Origin stock or the Origin Operating Companies stock;

•
will not pledge, sell, transfer, lease dispose of or otherwise encumber any property of assets of any Origin Operating Company, other than in accordance with past practice or in the normal course of business;

•	will not issue, deliver, sell or grant any shares of its capital stock, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of capital;

•
will not make or agree to a general wage or salary increase or enter into any employment contract, increase the compensation payable or to become payable to any officer or employee of any Origin Operating Company or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable laws;

•	will not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, and other business operations;

•	will not make any payments outside the ordinary course of business;

•	will not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice;

•	will provide Chardan with access to information regarding the business of Origin and the Origin Operating Companies;

•	will maintain in effect insurance of the types and in the amounts customarily acquired to protect the assets and business of the Origin Operating Companies;

•	each Origin Stockholder will protect the confidential information of Origin and the Origin Operating Companies that he has received in the course of the negotiations;

•	each Origin Stockholder will refrain from competing with Origin or the Origin Operating Companies;

•
will refrain from any discussions or negotiations with any other party regarding the issuance of any capital stock or the sale or transfer of any portion of the business of any Origin Operating Company;

•	each Origin Stockholder will refrain from engaging in any transaction involving the securities of Chardan;

•	will disclose certain material information that arises or comes to be known between the date of the stock purchase agreement and the date of the closing;

•
will use their best efforts to obtain all authorizations, consents, orders and approvals that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the stock purchase agreement;

•	each Origin Stockholder agrees that it has not acquired any rights to and will not use any of the intellectual property of Origin or the Origin Operating Companies;

•	each Origin Stockholder will pay any taxes that become due as a result of the issuance to them of Agritech common stock;

•	will do all things necessary to effectuate Origin’s acquisition or control of the Origin Operating Companies stock that Origin does not already own;

•	will reorganize Origin as required by the stock purchase agreement;

•	will provide to Chardan such information as is necessary regarding Origin and the Origin Operating Companies as is required under the rules of the SEC for combination proxy statements; and

•	will provide to Chardan interim internal financial and management reports regarding the conduct of the business of the Origin Operating Companies.

Interim Covenants relating to Chardan. The stock purchase agreement, among other things, requires Chardan to:

•
conduct its business in the ordinary course, not sell or issue any capital securities of Chardan, encumber any of the assets of Chardan or incur any debt out of the ordinary course, not declare or pay any dividend, or make any general wage increase;

•	not change its by-laws or articles;

•	call the stockholders meeting to which this proxy relates;

•	incorporate Agritech; and

•
cause the board of Agritech, at the time of closing, to consist of nine persons, of which five persons will be nominated at the suggestion of the Origin Parties (including Dr. Han and Messrs. Yang and Yuan) and two persons will be Mr. Kerry Propper and one designee of his (currently, Mr. Steven Urbach), and the remaining persons will be selected on the basis of their complying with listing and other legal requirements.

No Solicitation by Chardan

Except as described below, generally Chardan will not:

•	solicit, initiate or encourage the submission of any acquisition proposal;

•	enter into any agreement with respect to any acquisition proposal; or

•
participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

However, as provided under Delaware corporate law, if Chardan receives a bona fide written acquisition proposal which was not solicited by Chardan, it may, before the stock purchase agreement is adopted by its stockholders, furnish information regarding itself to the person making the acquisition proposal and participate in discussions, but not negotiations, with the person regarding the acquisition proposal, if:

•	the board of directors determines, in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

•
the board of directors determines in good faith that failure to submit such superior proposal to its stockholders would cause the board of directors to violate its fiduciary duties to the stockholders under applicable law.

If Chardan has received a superior proposal, Chardan has the right to terminate the stock purchase agreement, based upon a determination in good faith, based upon the advice of outside legal counsel, that the failure to terminate is reasonably likely to result in the board of directors breaching its fiduciary duty.

Chardan has agreed not to withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Origin Parties, the approval by its board of directors of the stock purchase agreement or the stock purchase or the recommendation by the board of directors of the transactions contemplated by the stock purchase agreement.

No Solicitation by the Origin Parties

The Origin Parties have agreed not to:

•	solicit, initiate or encourage discussions regarding or the submission of any acquisition proposal;

•	enter into any agreement with respect to any acquisition proposal; or

•
participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

The Origin Parties will cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to an acquisition proposal. The Origin Stockholders have acknowledged that they have already approved the stock purchase agreement and that no modification will be effective to withdraw or revoke their approval of the stock purchase agreement.

Chardan Stockholders’ Meeting

Chardan has agreed to call and hold a meeting of its stockholders, as soon as practicable after the date of the stock purchase agreement for the purpose of seeking the approval of the stock purchase by its stockholders. Chardan has also agreed that it will file all required proxy materials with the SEC and, through its board of directors, recommend to its stockholders that they approve and adopt the stock purchase proposal.

Access to Information; Confidentiality

Chardan and the Origin Parties will afford to the other party and its representatives prior to completion of the stock purchase reasonable access during normal business hours to all of their respective properties and records and will promptly provide to the other party a copy of each document filed pursuant to the requirements of the securities laws the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the two parties.

Reasonable Efforts; Notification

Chardan and the Origin Parties have agreed that they will use all reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the stock purchase and the transactions contemplated by the stock purchase agreement in the most expeditious manner practicable. This includes:

•
obtaining all necessary actions or non-actions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities, if any and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	obtaining all necessary consents, approvals or waivers from third parties;

•
defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the stock purchase agreement or any other agreement contemplated by the stock purchase agreement or the consummation of the stock purchase or other transactions contemplated by the stock purchase agreement including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•
executing and delivering any additional instruments necessary to consummate the stock purchase or other transactions contemplated by the stock purchase agreement and to fully carry out the purposes of the stock purchase agreement and the transaction agreements contemplated by the stock purchase agreement.

The Origin Parties will give prompt notice to Chardan, and Chardan will give prompt notice to the Origin Parties, of:

•
any representation or warranty made by it or contained in the stock purchase agreement that is not qualified as to materiality becoming untrue or inaccurate in any respect or any representation or warranty that is qualified by materiality becoming untrue or inaccurate in any material respect; or

•	the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the stock purchase agreement.

However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the stock purchase agreement or the agreements contemplated thereby as originally made. Accordingly, such notification may permit a termination of the stock purchase agreement.

Indemnification

The Origin Stockholders shall indemnify and hold harmless Agritech for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of the Origin Parties. Agritech shall indemnify and hold harmless each Origin Stockholder for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of Chardan, which will be assumed by Agritech upon the redomestication merger. Claims may be asserted once the damages exceed $50,000. Any indemnification payments shall be deemed to be an adjustment to the purchase price. There will be withheld $250,000 from the initial payment of $10,000,000 to be paid to the Origin Stockholders at the closing, for a period of 12 months, to be available to satisfy, in whole or part, any claim under the indemnification obligations of the Origin Stockholders.

The determination to assert a claim for indemnification against the Origin Stockholders for the benefit of Agritech will be determined by an independent committee of the board of directors of Agritech. The independent committee of the board of directors will consist of two persons, as selected by the board of directors, none of whom is an officer or employee of Agritech and its subsidiaries or is the direct or beneficial owner of 5% or more of the voting capital stock of Agritech.

Expenses

Except as provided in the stock purchase agreement, all fees and expenses incurred in connection with the stock purchase and the other transactions contemplated by the stock purchase agreement will be paid by the party incurring such expenses, whether or not the stock purchase is consummated. The Origin Parties have agreed they have no right to claim or be paid any amount from the Chardan trust account, except on consummation of the stock purchase agreement.

Public Announcements

Chardan, on the one hand, and the Origin Parties, on the other hand, have agreed:

•
to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the stock purchase and the other transactions contemplated by the stock purchase agreement; and

•	not to issue any press release or make any public statement prior to this consultation, except as may be required by applicable laws or court process.

Conditions to the Completion of the Acquisition

Consummation of the stock purchase is conditioned on the stockholders of Chardan, at a meeting called for these purposes, (i) approving the stock purchase agreement and related transactions, and (ii) approving the merger of Chardan into Agritech for the purpose of corporate reincorporation and redomestication in the British Virgin Islands, which will include retention of the Agritech name and an increase in the authorized capital of the current company. The stockholders will also be asked to adopt a stock option and award plan, but the stock purchase and redomestication transactions are not dependent on the approval of this plan.

In addition, the stock purchase agreement is conditioned upon (i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the stock purchase agreement, (ii) execution and delivery to each party of each of the various transaction documents, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the stock purchase agreement have been materially complied with by each party, and (iv) receipt of necessary consents and approvals by third parties and completing necessary proceedings.

The obligations of Origin and each Origin Stockholder to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

•	Agritech will be an existing company under the laws of the British Virgin Islands;

•
Origin shall have entered into, effective as of the closing, the employment agreements with the key executives, Dr. Han and Messrs. Yang and Yuan, the forms of which are exhibits to the stock purchase agreement; and

•	disbursement of funds held in the trust account maintained for Chardan.

The obligation of Chardan to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

•	the Origin Stockholders will have delivered the Origin stock;

•	the stock consignment agreements and technology services agreements will have been executed and delivered;

•
at the closing, there will have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin subsidiaries or its business from that shown or reflected in the financial statements of Origin at September 30, 2004 and as to be described in the Chardan proxy statement, and between the date of the stock purchase agreement and the closing date, there shall not have occurred an event which, in the reasonable opinion of Chardan would have a material adverse effect on Origin or the subsidiaries of Origin;

•
at the closing, Origin and its subsidiaries, on a consolidated basis immediately prior to closing, will have not less than US $4,000,000 in cash assets and will have short and long term debt only to the extent arising in the ordinary course of business;

•
the information about Origin and its subsidiaries and its management provided for inclusion in the Chardan proxy statement at the time of its distribution and at the closing, will accurately reflect the business, Origin, the Origin subsidiaries and the Origin Stockholders, and not contain any untrue statement of a material fact or omission; and

•
each of Dr. Han and Messrs. Yang and Yuan will have entered into the form of voting agreement which is an exhibit to the stock purchase agreement that provides for them to vote all of the shares of Agritech over which they have direct or beneficial ownership and voting authority in favor of Kerry Propper and one of Mr. Propper’s designees (currently Mr. Steven Urbach) as directors of Agritech for a period of three years after the closing.

The obligation of the Origin Parties to consummate the transactions contemplated by the stock purchase agreement are also conditioned upon each of the following, among other things:

•	Chardan must have performed all its obligations and all of Chardan’s representations and warranties must be true and correct; and

•	the Origin Parties must have received an opinion, dated as of the closing, from Guantao Law Firm, counsel to the Origin Parties.

Termination

The stock purchase agreement may be terminated at any time, but not later than the closing as follows:

•	by mutual written consent of Chardan and Origin;

•	by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

•	by either party if the closing has not occurred by November 15, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

•
by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

•
by Origin, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;

•
by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

•
by either party if, at the Chardan stockholder meeting, the stock purchase agreement and redomestication merger and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Chardan’s common stock, or 20% or more of the shares sold in the initial public offering are presented for conversion into the pro rata portion of the trust account in accordance with the Chardan certificate of incorporation.

If the stock purchase agreement is terminated by Chardan for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin, the Origin subsidiaries or Origin Stockholders, then the Origin Stockholders will pay Chardan $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that the Chardan may have against the other parties to the stock purchase agreement for such breach. If the stock purchase agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of Chardan, or because the board of directors of Chardan fails to recommend or withdraws or modifies its approval or recommendation of approval of the stock purchase agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach (pro rata in relation to their initial ownership in Chardan) will pay Origin $1,000,000 upon termination of the stock purchase agreement in lieu of any other right or remedy that Origin may have against the other parties to the stock purchase agreement for such breach. The $1,000,000 amount payable to the Origin Stockholders by the foregoing person will be pro-rated based on their initial ownership of Chardan common stock. The Origin entities have no right to damages from Chardan or Agritech and they have no right to any amount held in the trust account, and they have agreed not to make any claim against Chardan and Agritech that would adversely affect the business, operations or prospects of Chardan and Agritech or the amount of the funds held in the trust account.

Effect of Termination

In the event of proper termination by either Chardan or the Origin Parties, the stock purchase agreement will become void and have no effect, without any liability or obligation on the part of Chardan or the Origin Parties, except in connection with:

•	the confidentiality obligations set forth in the stock purchase agreement; and

•	the provisions described above relating to certain payments to be paid upon termination.

Amendment

The stock purchase agreement may be amended at any time before or after receipt of the approval from Chardan’s stockholders. However, after receipt of the approval from Chardan’s stockholders, the parties may not, without further stockholders’ approval, amend the stock purchase agreement, in a manner that by law requires further approval by the stockholders of Chardan. In addition, no amendment will be binding on any of the parties unless such amendment made in writing by all of them.

Extension; Waiver

At any time prior to the consummation of the stock purchase, Chardan and the Origin Parties may extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties or waive compliance with any of the conditions. Any agreement on the part of either Chardan or the Origin Parties to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of it. The failure of Chardan or the Origin Parties to assert any of its rights will not constitute a waiver.

Employment Agreements

Each of Dr. Han and Messrs. Yuan and Yang will enter into a three-year employment agreement with Origin. Dr. Han will be employed as the chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. Each of the agreements provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in Chardan’s per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes Chardan’s breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the stock purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.

Stock Consignment Agreement

The stock consignment agreements provide for the control of the shares of the Origin Operating Companies, other than the Origin Biotechnology. The reason for the agreement is that the shares of the initial stockholder of a joint stock company formed under PRC law may not be transferred for three years starting from the date of establishment of the incorporated company. In addition, PRC law restricts foreign ownership of certain categories of businesses, including the development, production, marketing, distribution and sale of food crop hybrid seeds pursuant to the “Regulation on the Approval and Registration of Foreign Investment Enterprises in Agricultural Seed Industry” and “The Foreign Investment Guidance Catalogue”. This law permits foreign direct ownership of these businesses up to only 49% but does not restrict the consignment of the shares representing ownership in excess of the legal title limit of 49%.

The agreements give Origin the control of the shares subject thereto in the three Origin Operating Companies. The agreements give Origin the right to manage in all respects the shares held in title by the stockholder, including all stockholder rights to call meetings of stockholders, to submit stockholder proposals, to elect directors, to vote the shares on all matters and to exercise all other rights of a stockholder in respect of the shares consigned. More specifically, the consignment agreements include giving the right to select, replace and increase the number of the directors, supervisors and recommend new director and supervisor persons, and to exercise management rights, controlling rights and decision-making power over the shares or the subject company. The title holder of the shares has agreed not to interfere with Origin’s exercise of its rights and to cooperate fully and promptly to permit Origin to exercise its authority over the consigned shares. This includes all limitations on the ability of the consignee to transfer or dispose of the shares to someone other than Origin, give guarantees using the shares, consign the shares to another, alter the ownership proportion in any way, dispose of any rights in the ownership of the shares, and agree to any debt or restructuring of the shares. Origin has the right to take all action in respect of the consigned shares to avoid any damage or infringement of its rights, including in the event of the consigning stockholder’s bankruptcy. Origin, under the agreements, has all the property rights in the consigned shares, including the profits, interests, dividends, bonuses and residue assets. If in the future any stock subject to the consignment agreements can be legally transferred to Origin then, without further action or payment by Origin, it shall be transferred to Origin in whole or in part for no additional consideration to the consigning stockholder. This means that when the restriction against transfer of newly created companies ends, 49% of the title ownership of the shares subject to the consignment agreements will automatically be reissued to Origin in its name. The 49% limit is the percentage amount of a company involved in food production that may be owned by a foreign entity. If and when the restriction on foreign ownership of food production companies is removed or the percentage increased, additional shares will then be transferred into record ownership of Origin. If not, the consignment agreements continue in full force and govern Origin’s rights over the shares.

All of the stockholder’s stock is subject to the agreement. The agreement is subject to force majeure limitations. The term of the agreement is initially three years, but is automatically renewed indefinitely until both Origin and the consignee agree to terminate. There is no unilateral right of termination, except in the event of a breach in which event the non-breaching party may cancel the consignment agreement after notice and a reasonable cure period. The consigning stockholder has warranted its authority to enter into the agreement and that Origin has the sole rights under the consignment agreement to the shares. The agreement is binding on the heirs of the respective consigning stockholder.

The import of the stock consignment agreements is that Origin, and subsequently Agritech, may consolidate the Origin Operating Companies whose shares are subject to stock consignment agreements in the manner of wholly and majority owned subsidiaries and enjoy the economic benefits of such subsidiaries. The stock consignment agreement is subject to enforceability and limitations of the laws and rules of PRC. The consignee may not transfer the consignment agreement, except as permitted by PRC law, such that the consignee cannot do indirectly what the title owner cannot do directly. However, Agritech may transfer its interest in Origin without limitation from the PRC law relating to restrictions on the consigned shares. If there is non-performance by the stockholder or unenforceability of some or all of the agreement, Origin and Agritech may loose the benefits of the agreements and suffer severe economic loss and right. No assurance can be given that a foreign company will be able to enforce their rights vis-à-vis a PRC citizen, and Chardan is not aware of any cases where these types of stock consignment agreements have been interpreted by PRC courts. Notwithstanding the foregoing, PRC counsel to the Origin Parties have opined that these agreements are enforceable under current PRC law, noting, however, that none of these kinds of agreements have yet been subject to judicial review or interpretation. The consignment agreement provides that if there is any interpretation of the terms by a PRC court, the agreement should be construed in such a way as to give Origin as much of the full and actual ownership and full beneficial rights and benefits of the consigned stock as is possible, so as to approximate full ownership under all applicable law. In the event that the consignment agreement is not enforced or is terminated because of a breach by Origin that is not cured, the right to the stock would be lost and the economic rights would be terminated. Such a termination would not terminate the technology assignment agreements, so notwithstanding the termination of a consignment agreement, the technology and intellectual property would continue to be owned by Origin. Also, the termination of one stockholder’s consignment agreement does not cause the termination of any of the other consignment agreements, so it would only result as a reduction in consigned shares under Origin’s control.

The following is a table of the parties to the consignment agreements:

Consigned Stock	Consigning Owner	% of Shares Consigned
Beijing Origin	Han Gengchen	34.4%
	Yang Yasheng	28.675%
	Yuan Liang	25.8%
	Zhao Yuping	3.995%
	Zhang Weidong	3.13%
	Chen Weicheng	1.96%
		97.96%

Changchun Origin	Beijing Origin	99.0%
	Han Gengchen	1.0%
		100.0%

Henan Origin	Beijing Origin	90.0%
	Zhang Yingli	4.1%
	Yang Yasheng	3.86%
		97.96%

Technology Service Agreements

As part of the reorganization of the Origin Operating Companies, all of the intellectual property rights of Beijing Origin, Changchun Origin and Henan Origin are being transferred to Origin Biotechnology pursuant to technology service agreements, dated December 25, 2004. The purpose of this was to permit the better management and licensing of the intellectual property. Under the technology agreements, Origin Biotechnology will provide technical research and production and distribution services for the seeds produced by the group. These services will include support in the research and development of agricultural seeds, analysis of breeding technologies, environment and feasibility suggestions, technical tutorials and breeding field supervision, market analysis and seed promotion, insect prevention and technical education to distributors and farmers. The term is for an initial three years, but it is automatically renewed unless both parties agree to a termination. The fees payable among the Origin Operating Companies is variable depending on differing formulae for different categories of seeds. Generally, the fees will be as follows: 1.20 Yuan RMB per kilogram of corn sold by the party receiving the technical services; 6 Yuan RMB per kilogram of rice sold by the party receiving the technical service and 12 Yuan RMB per kilogram of cotton sold by the party receiving the technical services. The fees will be confirmed and paid at the end of each growing season.

Protections of Shareholders Against the Loss of Consigned and Assigned Assets

The structure of the consignment and technology agreements is intended to protect the assets of Origin for the shareholders of Agritech. This is a typical method of protecting the investors in a company which cannot own all the stock of a company in the PRC because of the laws against complete stock ownership. By separating the intellectual property from the consigned companies through assignment to a wholly owned subsidiary of Agritech is one protection for the value of the goodwill and the fundamental intellectual property assets of the company and prevents the assets from being subject to the consigned companies control and the terms of the consignment agreements.

There are additional corporate protections. The board of directors of Agritech will be comprised of a majority of independent persons, four of which initially will be designees of Chardan. There is a voting agreement that will continue for three years pursuant to which two directors will be either Mr. Kerry Propper and one designee of his or both of his designees. The board of directors will be maintained pursuant to the rules of NASDAQ which require a majority of persons on the board of directors are independent directors and that transactions with insiders must be approved by an audit committee comprised of independent directors. The consignees will not be deemed independent persons under the rules of NASDAQ, and therefore they will not be eligible to be members of the audit committee. Moreover, Agritech has a code of ethics that requires fair dealing by officers and directors in transactions with the company. Although three of the persons consigning the shares of the three operating companies will be officers and directors of Agritech, the above corporate controls are several methods that prevent them from taking a decision to terminate the consignment agreements unilaterally for their own benefit. Because a termination of a consignment agreement would be a material event, it would be disclosed in an 8-K report.

A termination of the consignment agreements would be a transfer of a substantial asset of Agritech. Pursuant to the law of the British Virgin Islands applicable to Agritech, the sale or transfer of 50% or more of the assets of the company requires approval of the shareholders. Such approval would require a meeting of the shareholders to be called and held, with a proxy statement describing the action to be approved and the consequences of the approval.

Pursuant to the consignment agreements, 49% of the stock of the consigned companies will be transferred to Origin when the restrictions imposed on initial stockholder transfers terminate. Once consigned stock is transferred to Origin, it will no longer be subject to the consignment agreement and a termination of the consignment agreement will not affect its ownership. PRC law provides for enforcement of minority rights in respect of corporations which are intended to protect against improper dealings by the majority to the detriment of the minority shareholders.

Three of the consignees, Messrs. Han, Yang and Yuan, will be officers and directors of Agritech and Origin after the acquisition transaction. These three persons will own 8,619,350 shares of Agritech common stock after the acquisition, representing 57% of the outstanding common stock. The other consigning parties will own an aggregate of 880,650 shares of Agritech common stock after the acquisition representing 5.8% of the outstanding common stock. Together the consigning parties will own 9,500,000 shares or 62.9% of the outstanding shares. Messrs. Han, Yang and Yuan, because of their percentage ownership of shares could influence the election of directors who would approve a cancellation of the consignment agreements resulting in a disposition of assets and could control or greatly influence the vote of shareholders in approving a disposition of assets under British Virgin Islands Law. The other consigning shareholders, because of their smaller ownership percentage are not in a position to control a determination to cancel the consignment agreement or cause a disposition of the consigned shares by themselves, and to do so would have to be joined by at least both of Messrs. Han and Yuan to achieve an absolute majority percentage, immediately after the acquisition.

In the event that the consignment agreements are cancelled sometime in the future, then Agritech would lose the control of the companies to the extent that the stock was not previously transferred to it. Such transfer due to termination would likely be for no value, and could be as a result of a breach by Agritech and Origin, although there are no real obligations for Agritech and Origin under the agreements. A termination could have an adverse impact on the ability of the company to perform the different operations of the sale and distribution of the seed products of Origin, as these are carried out through the Origin Operating Companies. In such event, assets of Agritech would be lost and revenues impaired. Investors would loose the value of their investment.

Officers of the Combined Company

After the consummation of the stock purchase, the board of directors will appoint the following executive officers:

•	Gengchen Han as the Chairman and Chief Executive Officer,

•	Yasheng Yang as President and Chief Operating Officer,

•	Liang Yuan as Executive Vice Chairman, and

•	Dr. Richard Propper, Vice President, Corporate Development.

Voting Agreement

Dr. Han and Messrs. Yang and Yuen have agreed that for three years after the closing of the stock purchase, they will vote or cause to be voted all of their shares of common stock in Agritech for Mr. Kerry Propper and one nominee designated (currently Mr. Steven Urbach) by Mr. Propper as directors of Agritech.

CHARDAN REDOMESTICATION MERGER

General

Chardan is reincorporating in the British Virgin Islands and in that process changing its name and corporate documents and affecting a new board of directors. The redomestication merger is an obligation under the stock purchase agreement with the Origin Parties.

We believe that the reincorporation in the British Virgin Islands (BVI) will give the continuing company more flexibility and simplicity in various corporate transactions. We also believe that being reincorporated in the BVI will facilitate and reduce the costs of any further reorganization of the Origin Operating Companies and permit the creation and acquisition of additional companies in China as the business of Origin expands. We believe that the reincorporation will reduce taxes and other costs of doing business by Agritech in the future because its operations will be in China after the acquisition. The BVI has adopted an International Business Companies Act that allows for flexible and creative corporate structures for international businesses. Further, BVI international business companies are wholly exempt from BVI tax on their income. As part of the reincorporation, Chardan’s corporate name will be that of the surviving company, “Origin Agritech Limited.”

The full texts of the Plan of Merger and the Memorandum and Articles of Association of Agritech are set forth in annexes to this proxy statement/prospectus. The discussion of these documents and the comparison of rights set forth below are qualified in their entirety by reference to those annexes.

Adoption of the Redomestication Merger

The board of directors has approved the reincorporation plan and redomestication merger and recommends that the stockholders of Chardan approve it.

The affirmative vote of the holders of a majority of the shares outstanding of Chardan is required for approval of the reincorporation plan and redomestication merger. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The reincorporation plan will not be implemented if the stock purchase agreement is not approved or the stock purchase is not consummated. The stock purchase will not be consummated if Chardan does not reincorporate in the BVI.

The board of directors unanimously recommends a vote “FOR” the approval of the reincorporation plan and redomestication merger.

Plan of Reincorporation and Redomestication Merger

The reincorporation will be achieved by the merger of Chardan, a Delaware company, with and into Agritech, a BVI corporation, which is wholly owned by Chardan at this time, with Agritech being the surviving entity. The Memorandum of Association and the Articles of Association, the equivalent of a certificate of incorporation and bylaws of a United States company, of the surviving company will be those of Agritech, written in compliance with BVI law. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both Chardan and Agritech of a certificate of merger with the State of Delaware and articles of merger with the BVI. Upon the filing of these documents, Chardan will cease its corporate existence in the State of Delaware.

At the time of the redomestication merger, one new share of Agritech will be issued for each outstanding share of common stock of Chardan held by our stockholders on the effective date for the reincorporation. Each share of Agritech that is owned by Chardan will be canceled and resume the status of authorized and unissued Agritech common stock. The Chardan shares no longer will be eligible to trade on the over-the-counter bulletin board market. The shares of Agritech will be eligible to trade in their place beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol. The symbol will be assigned if the market will be the OTCBB or will be as determined with the approval of Nasdaq if that is were the shares will trade upon consummation of the stock purchase.

Your percentage ownership of Chardan will not be affected by the reincorporation. As part of the stock purchase transaction, however, there will be the issuance of additional shares of common stock as partial consideration for the Origin Companies. As part of the reincorporation, Agritech will assume the outstanding warrants of Chardan on the same terms as currently issued. In addition, Agritech will assume all outstanding obligations of Chardan and succeed to those benefits enjoyed by Chardan. The business of Chardan, upon the reincorporation and the acquisition of the Origin Companies will become that of Origin.

Replacement of the current stock certificate of Chardan after the redomestication merger will not be necessary. DO NOT DESTROY YOUR CURRENT STOCK CERTIFICATES IN THE CHARDAN NAME. The issued and outstanding stock certificates of Chardan will represent the rights that our stockholders will have in Agritech. Stockholders, however, may submit their stock certificates to our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000) for new certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

If you have lost your certificate, you can contact our transfer agent to have a new certificate issue. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.

Management of Agritech

The directors of Agritech will be nine persons. These will be Dr. Gengchen Han and Messrs. Yasheng Yang, Liang Yuan, Bailiang Zhang, Da Fang Huang, Kerry Propper, Steven Urbach, Michael D. Chermak and Remo Richli. The officers of Agritech will be Dr. Han and Messrs. Yang, and Yuan.  See “Directors and Management of the Combined Company following the Stock Purchase.”

Dr. Han and Messrs. Yang and Yuan will be employed pursuant to written employment agreements described above.

Appraisal Rights

If the redomestication merger occurs, the Chardan stockholders who do not vote in favor of the redomestication merger have the right to demand in cash the fair value of their Chardan shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of taking the surviving corporation common stock. Holders of options or warrants to purchase Chardan common stock do not have any appraisal rights.

Chardan common stock will not be converted into surviving corporation common stock if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes ineligible to exercise appraisal rights, the shares will automatically convert into shares of the surviving corporation common stock on the same basis as the other shares that convert in the redomestication merger.

To perfect the appraisal right, stockholders must not vote in favor of the redomestication merger and then mail or deliver a written demand for appraisal, before the taking of the vote on the merger at the special meeting of Chardan stockholders. This written demand must be separate from any written consent or vote against approval of the redomestication merger. Voting against approval of the redomestication merger or failing to vote on the proposal will not constitute a demand for appraisal within the meaning of Section 262 of the Delaware General Corporations Law. The written demand should be delivered to:

Chardan China Acquisition Inc./Origin Agritech Limited
625 Broadway, Suite 1111
San Diego, CA 92101
Attention: Dr. Richard Propper

A written demand for appraisal of the Chardan shares is only effective if it reasonably informs Chardan of the identity of the stockholder and that the stockholder demands appraisal of his, her or its shares. Accordingly, the written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of Chardan stock owned and that the stockholder is thereby demanding appraisal.

A dissenting stockholder who is the record owner, such as a broker, of Chardan stock as a nominee for others, may exercise a right of appraisal with respect to the common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the record stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, Chardan will assume that the written demand covers all the shares of Chardan common stock that are in the nominee’s name.

It is important that Chardan receive all written demands promptly as provided above. Failure to comply with any of these conditions will result in the stockholder only being entitled to receiving the shares of Agritech in the redomestication merger.

Dissenting stockholders must not approve the redomestication merger. If a dissenting stockholder votes in favor of the merger, the stockholder’s right to appraisal will terminate, even if the stockholder previously filed a written demand for appraisal. A vote against approval of the redomestication merger is not required in order to exercise appraisal rights.

Dissenters must continuously hold their shares of Chardan common stock from the date they make the demand for appraisal through the closing of the redomestication merger. Record holders of Chardan common stock who make the appraisal demand, but subsequently sell their shares of common stock prior to the merger will lose any right to appraisal in respect of the sold shares.

Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding that the Chancery Court determine the fair value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Neither Chardan nor the surviving corporation has any intention at this time of filing this petition. Because the surviving corporation has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, the dissenting stockholder may lose its rights of appraisal.

A dissenting stockholder who no longer wishes to exercise appraisal rights must withdraw the holder’s demand for appraisal rights within 60 days after the effective date of the redomestication merger. A stockholder also may withdraw a demand for appraisal after 60 days after the effective date of the merger, but only with the written consent of the surviving corporation. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the redomestication merger.

If the stockholder is in compliance with the demand requirements, its is entitled to receive from the surviving corporation a statement setting for the aggregate number of shares for which appraisal has been demanded and the aggregate number of stockholders making the demand. To obtain this statement, the stockholder must make a written demand to the surviving corporation within 120 days after the effective date of the redomestication merger. The surviving corporation must make the statement before the later of (i) the 10th day after receiving such request or (ii) the 10th day after the period win which demand for appraisal rights must be made has expired.

If a Chancery Court proceeding is commenced by a dissenting stockholder, the surviving corporation has 20 days to provide the court with the names of dissenting stockholders with which it has not settled a claim for appraisal. The court may then send notice of a hearing to all the stockholders demanding appraisal rights, and then conduct a hearing to determine whether the stockholders have fully complied with Section 262 and their entitlement to the appraisal rights under that section. The court may require deposit of the stock certificates of dissenting stockholders with the court. A dissenting stockholder who does not follow this requirement may be dismissed from the proceeding.

The Chancery Court will determine the value of the shares. To determine the fair value, the court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the redomestication merger. Whether or not an investment banking firm has determined that the merger is fair is not an opinion that the merger consideration is fair value under Section 262. Upon determination of the value, the surviving corporation will be ordered to pay that value, together with simple or compound interest as the court directs. To receive payment, the dissenting stockholders must surrender their stock certificates to the surviving corporation.

The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders as the court determines.

Differences of Stockholder Rights

Upon the completion of the reincorporation, the memorandum (as amended) and articles of association of Agritech will become the governing documents of the surviving corporation. Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. The most significant differences, in the judgment of the management of Chardan are summarized below. Stockholders should refer to the annexes of the memorandum (as amended) and articles of association and to the Delaware corporate law and corporate law of the British Virgin Islands, including the International Business Company’s Act (“IBCA”) to understand how these laws apply to Chardan and Agritech and may affect you. Under the British Virgin Islands law, holders of a company’s stock are referred to as members, as opposed to stockholders, which reference is carried through in the table.

Provision	Chardan	Agritech
Authorized Capital	21 million shares of which 20 million are shares of common stock, $.0001 par value per share and 1 million are shares of preferred stock, par value $.0001 per share	61 million shares of which 60 million are ordinary shares; and 1 million are preference shares, each with a par value of $.001 per share

Par Value	Stated in United States dollars Changes in capital generally require stockholder approval	No par value Changes in capital may be made upon resolution of members or directors

Preferred (Preference) Shares	Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions by resolution	Same as Chardan, but subject to the memorandum

Registered Shares	Shares of capital stock of Chardan to be registered shares	Same as Chardan

Purpose of Corporation	To engage in any lawful act not prohibited by law	Same as Chardan subject to the prohibition of conducting certain business activities in the BVI (i.e., banking, insurance and local BVI businesses)

Amendment of Certificate of Incorporation	Requires stockholder vote and, except in limited circumstances, by the board of directors	Requires vote of the members, being a person that holds shares, or as permitted by the IBCA 1984 by the board of directors and articles

Registered Office	9 East Loockerman Street Kent County Dover, Delaware	P.O. Box 173 Kingston Chambers Road Town, Tortola, British Virgin Islands

Provision	Chardan	Agritech
Transfer Agent	Continental Stock Transfer & Trust Company	Same as Chardan

Voting Rights
Common stock: one share, one vote on all matters before the holders of the common stock

Other classes of equity may have voting rights as assigned to them by the board of directors or as approved by stockholders

Directors elected by plurality, all other matters either by majority of issued and outstanding or majority of those present and entitled to vote as specified by law
Same as Chardan Directors elected by plurality as provided in memorandum and articles; all other matters by a majority of those shares present and entitled to vote

Redemption of Equity	Shares may be repurchased or otherwise acquired, provided the capital of the company will not be impaired by the acquisition Company may hold or sell treasury shares	Same as Chardan

Stockholder/Member consent	Permitted as required for a vote at a meeting	Same as Chardan

Provision	Chardan	Agritech
Notice Requirements for Stockholder/Member Nominations and Other Proposals
In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 60 days and not more than 90 days prior to public disclosure of the date of annual meeting

In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholder, to be timely, the notice must be received by the company no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs

To bring a matter before an annual meeting or to nominate a candidate for director, a member must give notice to the company of not less than 30 days nor more than 60 days.

If the member is making a proposal on a matter or nominating a candidate for director and there is less than 40 days notice or prior public disclosure of the date is given or made to members, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Meetings of Stockholders/Members - Presence	In person or by proxy or other appropriate electronic means	In person or by proxy or by any teleconference means where persons can hear one another

Meeting of Stockholder/Member - Notice	Not less than 10 days or more than 60 days	Not less than seven days; no maximum limit

Meeting of Stockholders/Members - Call of Meeting
Regular and annual meetings shall be called by the directors. Special meetings may be called only by majority of board of directors, chief executive officer or by a majority of the issued and outstanding capital stock entitled to vote

Meetings may be called by the directors or by members holding 50 percent of the outstanding votes. The articles require an annual meeting of the members for the election of directors to be called by the directors

Meetings on short notice may be called upon waiver or presence of all the members holding shares entitled to vote or 90% of the total number of shares entitled to vote agree to short notice

Provision	Chardan	Agritech
Meeting of Stockholders /Members- Place	Within or without Delaware	Within or outside the BVI as the directors consider necessary or desirable

Meeting of Stockholders/Members - Quorum	Majority of the capital stock issued and outstanding and entitled to vote at meeting. Meeting may be adjourned for up to 30 days without additional notice to stockholders.	One-half of the votes of the shares of each class or series entitled to vote. Adjournment for such time as directors determine.

Meeting of Stockholders/Members - Record Date	As fixed by the directors, no more than 60 days and no less than 10 days before the meeting. If not fixed, the day before notice of meeting is given	As fixed by the directors

Directors - Election	By the stockholders as entitled by their terms, including the holders of common stock	By the members as entitled by their terms, including the holders of common stock

Directors - Term	Staggered board of three classes; for terms of three years	Annual term

Directors - Removal	By the stockholders for cause
By resolution of the members for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote or the directors for any reason on a resolution signed by all the other directors absent from meetings for six months without leave of the board, death or incapacity

Directors - Vacancy	May be filled by majority of remaining directors (unless they are the result of the action of stockholders) and newly created vacancies may be filled by majority of remaining directors	May be filled by members or the board of directors

Directors - Number	Unless established by certificate of incorporation, as determined by board of directors, but not less than one	Same as Chardan

Provision	Chardan	Agritech
Directors - Quorum and Vote Requirements	A majority of the entire board. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors	One-half of the total number of directors, present in person or by alternate, except if there are only two or less directors then a quorum will be all the directors

Directors - Managing Director	Not applicable
Provision for the board to select one or more directors to be managing directors, provide for special remuneration and assign such powers as the board determines so long as it is not a power that requires board approval

Directors - Powers	All powers to govern the corporation not reserved to the stockholders	Same as Chardan

Directors - Committees	Directors may establish one or more committees with the authority that the board determines	Same as Chardan

Directors - Consent Action	Directors may take action by written consent of all directors, in addition to action by meeting	By written consent in same manner as if at a meeting in persons, by directors or by alternate

Director - Alternates	Not permitted	Directors may, by written instrument, appoint an alternate who need not be a director, who may attend meetings in the absence of the director and vote and consent in the place of the directors

Directors - Appoint Officers	Directors appoint the officers of the corporation, subject to the by-laws, with such powers as they determine	Same as Chardan, subject to the memorandum

Provision	Chardan	Agritech
Director - Limitation of Liability
Directors liability is limited, except for (i) breach of loyalty, (ii) act not in good faith or which involves international misconduct or a knowing violation of law, (iii) willful violation of law in respect of payment of dividend or redeeming shares, or (iv) actions in which director receives improper benefit

Duty to act honestly and in good faith with a view to the best interests of the company and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. No provisions in the memorandum, articles or agreement may relieve a director, officer, or agent from the duty to act in accordance with the memorandum or articles or from personal liability arising from the management of the business or affairs of the company.

Director - Indemnification Insurance	Company may purchase insurance in relation to any person who is or was a director or officer of the company	Same as Chardan, extends to a liquidator of the company

Amendments to Organizational Documents
Amendments must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. By-laws may be amended by the stockholders entitled to vote at any meeting or, if so provided by the certificate of incorporation, by the board of directors
Amendments to the memorandum and articles may be made by resolution of the members or by the directors

Sale of Assets	The sale of all or substantially all the assets of the company requires stockholder approval	The sale of more than 50% of the assets of the company requires member approval

Dissenters Rights	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent	Provision is made under the IBCA to dissent and obtain fair value of shares in connection with certain corporate actions that require member approval or consent

Indemnification Of Officers And Directors

As indicated in the comparison of charter provisions, a director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of Agritech do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 57 of the International Companies Ordinance of 1984 of the British Virgin Islands may indemnify directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The stock purchase agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. Agritech is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Agritech and Chardan have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933,as amended, and is, therefore, unenforceable.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of Agritech’s Memorandum (as amended) and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of Agritech’s Memorandum and Articles of Association.

In general, the anti-takeover provisions of Agritech’s Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by Agritech’s board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Agritech or a tender offer for all of Agritech’s capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of Agritech in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Agritech in a short time and then impose its will on the remaining stockholders. However, to the extent there provisions successfully discourage the acquisition of control of Agritech or tender offers for all or part of Agritech’s capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of Agritech’s stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Agritech’s stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Stockholder Meetings. British Virgin Island law provides that stockholder meetings shall be convened by the board of directors upon the written request of stockholders holding more than 50% of the votes of the outstanding voting shares of the company. Agritech’s Articles of Association provide that annual stockholder meetings for the election of directors may be called only by the directors.

Number of Directors and Filling Vacancies on the Board of Directors. British Virgin Island law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the corporation’s Articles of Association. Agritech’s Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. Directors may be removed by the members only for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote.

Election of Directors. Under British Virgin Island law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholders meeting may, if they so choose, elect all directors of Agritech, thus precluding a small group of stockholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent. The Agritech Articles of Association will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of Agritech at its principal executive offices not fewer than 30 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by Agritech’s board of directors or by stockholders comprising 50% of the combined voting power of the holders of the then outstanding shares entitled to vote. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Rights of Minority Shareholders

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, the Articles and the Memorandum of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the articles and memorandum. The company is obliged to hold an annual general meeting and provide for the election of directors. Companies are obligated to appoint an independent auditor and shareholders are entitled to receive the audited financial statements of the company.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on British company law, since the common law of the British Virgin Islands for international business corporations is limited. Under the general rule pursuant to British company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum of association or articles, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of Agritech. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under British precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

Federal Income Tax Consequences of the Reincorporation

The redomestication merger has been structured to qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes. Chardan has received the opinion of Graubard Miller to the effect that the merger will so qualify and that, for federal income tax purposes, no gain or loss will be recognized by Chardan, Agritech or the stockholders of Chardan who receive Agritech common stock for their Chardan common stock in connection with the reincorporation and redomestication merger. The adjusted tax basis of each whole share of Agritech common stock received by a Chardan stockholder as a result of the reincorporation and redomestication merger will be the same as the stockholder’s aggregate adjusted tax basis in the shares of Chardan common stock. A stockholder who holds Chardan common stock will include in his holding period for the Agritech common stock that he receives his holding period for the Chardan common stock.

State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLACIBLE TAX LAWS.

Transfer of Agritech Securities Upon Death of Holder

Because Agritech is a BVI company, the transfer of the securities of Agritech, including the common stock and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of Agritech seek to probate or transfer under letters of administration for the estate issued by a court in the BVI. Agritech has attempted to modify this requirement by inserting in its Articles of Association a provision that permits the board of directors to decide whether or not to permit decedent transfers based on estate documentation from jurisdictions other than the BVI, more in accordance with United States practice, without any action having to be taken in the BVI. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Articles of Association.

CHARDAN 2005 PERFORMANCE EQUITY PLAN

Background

Effective as of December 7, 2004, the Chardan board of directors approved by unanimous written consent the “2005 Performance Equity Plan,” subject to stockholder approval. The plan reserves 1,500,000 shares of Chardan common stock for issuance in accordance with the plan’s terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of incentive awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

There are approximately 400 persons who will be eligible to be granted awards, including directors, officers and employees of the Origin Operating Companies and Origin and Agritech. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of management and the compensation committee and approval by the board of directors or the stock option committee.

A summary of the principal features of the stock option plan is provided below, but is qualified in its entirety by reference to the full text of the stock option plan which is attached to this proxy statement/prospectus as an annex.

Shares Available

The stock option plan reserves 1,500,000 shares of common stock for awards. If Chardan’s stockholders approve this proposal, the total number of shares of common stock available for issuance under the stock option plan will be subject to the adjustments described below.

Administration

The plan is administered by our compensation committee. Under the plan, the compensation committee has full authority, subject to the provisions of the plan, to award any of the following, either alone or in tandem with each other:

•	stock options;

•	stock appreciation rights;

•	restricted stock;

•	deferred stock;

•	stock reload options; and

•	other stock-based awards.

Subject to the provisions of the plan, the compensation committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of award to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards. The interpretation and construction by the compensation committee of any provisions of, and the determination by the compensation committee of any questions arising under, the plan or any rule or regulation established by the compensation committee pursuant to the plan is final and binding on all persons interested in the plan.

Stock subject to the plan

The plan authorizes a total of 1,500,000 shares of common stock to be granted as awards under the plan. In order to prevent the dilution or enlargement of the rights of holders under the plan, our compensation committee may determine whether or not to adjust the terms of the awards or the number of shares reserved for issuance under the plan in the event of any stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award. Shares of our common stock that are awarded under the plan may be either treasury shares or authorized but unissued shares. Treasury shares are those purchased or acquired by us from a stockholder or in the public market. If any award granted under the plan is forfeited or terminated, the shares of common stock reserved for issuance pursuant to the award will be made available for future award grants under the plan. The committee may not grant to any one holder options to purchase more than 300,000 shares of common stock in any one calendar year in the aggregate under the plan.

Eligibility

Subject to the provisions of the plan, awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or are able to render significant services to us or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to our success. Incentive stock options may only be awarded to individuals who are our employees at the time of grant. Notwithstanding the foregoing, an award may be granted to an individual in connection with his or her hiring or retention, or at any time on or after the date he or she reaches an agreement with us, either oral or in writing, with respect to his or her hiring, even though it may be prior to the date he or she first performs services for us or our subsidiaries. However, no portion of any award of this nature can vest prior to the date that the individual first performs the services he or she was hired or retained to perform.

Types of awards

Options. Under the plan, our compensation committee may award to participants stock options that:

•	are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; or

•	are not intended to be so qualified.

Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify it will constitute a non-incentive stock option.

Our compensation committee will fix the term of each stock option. However, an incentive stock option may be granted only within the ten-year period commencing from the effective date of the plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.

The exercise price of stock options granted under the plan will be determined by our compensation committee at the time of the grant, but in no event will the price be less than the fair market value of the underlying common stock on the last trading day prior to the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the last trading day prior to the date the stock option is granted. The number of shares covered by incentive stock options which may be exercised by participants in any year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

The compensation committee will determine the terms and conditions of stock options and when they will become exercisable. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.

Payment of the exercise price may be made in cash, in shares of our common stock owned by the participant, in a combination of the two, or otherwise, as reflected in the applicable award agreement. Additionally, the compensation committee may permit a participant to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock, or a sufficient portion of the shares, acquired upon exercise of the stock option and pay to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise. A participant has no rights as a stockholder with respect to the shares of our common stock underlying a stock option granted under the plan until shares are actually issued upon exercise of the stock option.

If the employment of a participant who is an employee of ours or a subsidiary of ours is terminated by reason of the participant’s death or disability, any stock option held by the participant will automatically terminate except that any vested portion of the option may be exercised by the disabled participant, or by his legal representative or legatee, as the case may be, for a period of one year or a greater or lesser period as may be specified by the compensation committee in the grant, from the date of the death or disability, or until the expiration of the exercise period for the stock option, which ever is shorter.

Unless otherwise provided in the grant of a stock option, if a participant’s employment with us or any of our subsidiaries is terminated for any reason other than due to death or disability, the participant’s stock option will automatically terminate. However, if the participant’s employment is terminated without cause or due to retirement on or after the age of 65, then the portion of his or her stock option which has vested as the date of termination may be exercised:

•	for three months after termination or for the balance of the stock option’s exercise period, which ever is shorter; or

•	for a greater or lesser period as may be specified by the compensation committee in the grant.

Stock appreciation rights. Under the plan, our compensation committee may grant stock appreciation rights to participants who have received stock options. A stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by multiplying the excess of the fair market value per share of our common stock on the exercise date over the exercise price per share by the number of shares subject to the stock option and then dividing it by the fair market value of the common stock on the date the stock appreciation right is exercised. In the case of an incentive stock option, a stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non-incentive stock option, a stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the plan.

Restricted stock. Our compensation committee may award shares of our common stock which are subject to restrictions as the compensation committee may determine in addition to, or in lieu of, other awards granted to participants under the plan. The compensation committee will determine at the time of the award, the period during which the award may be subject to forfeiture and the vesting schedule of the shares under the award. A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents. However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock. If the participant breaches the terms or conditions set forth in the plan or in the award agreement pertaining to the restricted stock award, or if the restricted stock otherwise does not vest, then the participant will forfeit the award of restricted stock and any distributions which were retained by us relating to the restricted stock.

Deferred stock. Our compensation committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award. Any deferred stock that does not vest will be forfeited. Deferred stock awards granted under the plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us the applicable deferral period. A participant will not have any rights as a stockholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock. A participant may request that the compensation committee defer issuance of an award of deferred shares for an additional specified period, subject to certain conditions.

Stock reload options. Our compensation committee may grant to a participant, concurrently with the grant of an incentive stock option, and at or after the time of grant in the case of a non-incentive stock option, an option covering a number of shares up to the amount of shares of our common stock held by the participant for at least six months and used to pay all or part of the exercise price of an option, and any shares withheld by us as payment for withholding taxes. Any stock reload option will have an exercise price equal to the fair market value of our common stock as of the date of grant of the stock reload option. Unless otherwise provided in the stock reload option grant, a stock reload option may be exercised commencing one year after it is granted and will expire on the date of expiration of the stock option to which the reload option is related.

Other stock-based awards. Our compensation committee may award other stock-based awards, subject to limitations under applicable law, in addition to, or in lieu of, other awards granted to participants under the plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock. These other stock-based awards may be in the form of the right to purchase shares of our common stock which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of our common stock, as well as awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries. Subject to the terms of the plan, the compensation committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any other plan in effect.

Accelerated Vesting and Exercisability

Unless otherwise provided in the grant of an award, if any “person,” as is defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”), is or becomes the “beneficial owner,” as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of our common stock subject to the option and award in accordance with the terms set forth in the plan and in the corresponding award agreements.

Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the plan.

Repurchases

Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award or $0.01 per share for awards that are out-of-the money.

Forfeitures

Unless otherwise provided in the grant of an award, if a participant’s employment with us or a subsidiary of ours is terminated for any reason and within 12 months of the termination, the person either:

•	accepts employment with any competitor of, or otherwise engages in competition with, our business;

•
solicits any of our or our subsidiaries’ customers or employees to do business with or render services to the person or any business with which the person becomes affiliated or to which the person renders services; or

•
discloses to anyone outside our company or uses any of our or our subsidiaries’ confidential information or material in violation of our policies or any agreement between the person and us or any of our subsidiaries, the compensation committee may require the participant to return to us the economic value of any award which was obtained by the participant during the period beginning six months prior to the date the participant’s employment with us was terminated. Unless otherwise provided in the grant of an award, if a participant is terminated for cause, the compensation committee may require that the participant return to us the economic value of any award which was obtained by the participant during the six month period.

Withholding taxes

We may withhold, or require participants to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.

Awards of stock appreciation rights, deferred shares, performance shares and performance units under the plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the 2005 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

Agreements; Transferability

Stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards granted under the plan will be evidenced by agreements consistent with the plan in a form as prescribed by the compensation committee. Neither the plan nor agreements evidencing awards under the plan confer any right to continued employment upon any holder of a stock option, stock appreciation right, restricted stock, deferred stock, stock reload option or other stock-based award. Further, except as:

•	expressly provided in the plan,

•	expressly provided in the grant of an award, or

•	discussed above with respect to the transferability of stock options in certain limited exceptions,

all agreements will provide that the right to exercise stock options, receive restricted stock after the expiration of the restriction period or deferred stock after the expiration of the deferral period, receive payment under other stock-based awards, or exercise a stock appreciation right cannot be transferred except by will or the laws of descent and distribution.

Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted, or, to the extent of legal incapacity or incompetency, the participant’s guardian or legal representative. Notwithstanding the foregoing, with the approval of the compensation committee, a participant may transfer a stock option:

•	by gift, for no consideration, or pursuant to a domestic relations order, in either case, to or for the benefit of the participant’s immediate family; or

•	to an entity in which the participant or members of the participant’s immediate family own more than fifty percent of the voting interest, in exchange for an interest in that entity.

Additionally, the transfer will be subject to any additional limits that the compensation committee may establish and the execution of any documents that the compensation committee may require. If a transfer of this nature is made, the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to the transfer.

Term and amendments

The plan will terminate when there are no awards outstanding and when no further awards may be granted, provided that incentive options may only be granted until December 7, 2014. Our board of directors has the right to amend, suspend or discontinue any provision of the plan, provided that the action may not adversely affect awards previously granted between a participant and us without the participant’s consent.

Federal income tax consequences

The following discussion of the federal income tax consequences of participation in the plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive stock options

Participants will recognize no taxable income upon the grant or exercise of an incentive stock option. The participant will realize no taxable income when the incentive stock option is exercised if the participant has been an employee of our company or our subsidiaries at all times from the date of the grant until three months before the date of exercise, one year if the participant is disabled. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. We will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above:

•
the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for the shares; and

•	we will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on the disposition over the exercise price, which is the same amount included in regular taxable income.

Non-Incentive stock options

With respect to non-incentive stock options:

•	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of our common stock on the date of grant;

•
upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and we will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

•	we will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-incentive stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under the Code, Section 83(b), to elect to be taxed on the receipt of shares, and we will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock appreciation rights

Upon the grant of a stock appreciation right, the participant recognizes no taxable income and we receive no deduction. The participant recognizes ordinary income and we receive a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted stock

A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. The loss will be a capital loss if the shares are capital assets. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), we generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by us subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by us.

Deferred stock

A participant who receives an award of deferred stock will recognize no income on the grant of the award. However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption “Restricted stock.”

Other stock-based awards

The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

INFORMATION ABOUT THE ORIGIN PARTIES

Business of Origin

General

State Harvest Holdings Limited (referred to as Origin), is a British Virgin Islands holding company was established on October 6, 2004. On December 25, 2004, it entered into stock consignment agreements for the control of the Origin Operating Companies, other than Origin Biotechnology of which it owns 100% of the outstanding stock. Through the control of the four Origin Operating Companies, it will conduct operations in the field of hybrid crop seed development, production and distribution through its subsidiaries, which are Beijing Origin Seed Limited (“Origin Seed”), Changchun Origin Seed Technology Development Limited, Henan Origin Cotton Technology Development Limited and Beijing Origin State Harvest Biotechnology Limited (“Origin Biotechnology”), the technology-intellectual property holding and licensing company. All of the Origin Operating Companies are organized under the laws of the PRC.

The first Origin Operating Company formed was Origin Seed, which was founded in Beijing in 1997 and began operations in 1998. The initial operations consisted of licensing existing proprietary hybrid corn seeds for development and production and initial commercial distribution of its first hybrid corn seed, YuYu 22. Although Origin has continued to license hybrid seeds from others, it is increasingly relying on its own proprietary hybrid seed varieties which it began to develop in 1998. In 2003, it began commercial distribution of OS 19, the first of Origin’s products to be entirely internally developed. To date, the majority of its revenues have depended on licensed seed. The loss of the right to grow and distribute licensed seed would result in a substantial loss of revenues to Origin and affect its ability to continue in business as it is currently operating.

The Chinese Crop Seed Market

The Chinese agricultural sector is primarily made up of small, family-owned farms. Increasingly, corn is becoming an important crop in China because it has a number of uses, including as livestock feed and a source of fuel in the form of ethanol. In addition, rice is an important human food crop and cotton is an important industrial crop.

The Chinese agricultural seed industry is fragmented, with the corn seed market being served by approximately 5,000 small, local seed suppliers. Most of these seed companies were established in the 1960s and 1970s by local county governments to address Chinese central government agricultural initiatives. They were designed at the time to provide service and support to local farmers. These local seed providers usually sell varieties of agricultural seed that have been grown in their respective locales for years.

Improved seed products have been generally available in China through large multinational suppliers, the largest being Pioneer International, Monsanto and Sygenta, each of which established operations in China more than a decade ago. These multinational companies, however, have not yet penetrated the Chinese market to any appreciable extent.

Origin was founded with a business strategy that would meet what it believes to be the needs of the small Chinese farmers. That business strategy consisted of the following elements:

(i)    Reliance on proprietary seed products, initially licensed and increasingly internally developed, to deliver superior value to customers and establish barriers to competition;

(ii)   Devising a process for obtaining regulatory approvals for new crop seeds (a Chinese legal requirement) that has proven efficient and effective;

(iii)   Establishing a broad network of farmers in several regions to participate in the seed development process and to produce crop seeds for commercial distribution once approval is received;

(iv)   Creating an effective distribution system using a relatively small network of primary distributors, only one in each county with exclusive territories, with which it can deal directly and efficiently which, in turn, develop their own secondary distribution network to reach out directly to the family farmers. This distribution network is not only a means for securing and fulfilling orders, but it acts as a conduit for Origin’s marketing and technical support activities.

(v)   Origin relies on a number of marketing activities to retain existing customers and attract new ones. These marketing activities include:

–    a demonstration program that provides technical assistance to customers regarding the correct seed choice and proper cultivation methods;

–    television advertising and a newsletter published three times per year that reaches nearly 2 million seed customers and provides them with information on the benefits of Origin’s products and the techniques for maximizing yields;

–    a database of over 1 million customers that Origin uses to keep repeat sales at a high level, an important component of revenue growth.

(vi)   Origin delivers customer service and technical support to assist customers throughout the growing season for its products. Customers can contact Origin through a dedicated call center that handles up to 6,000 calls per day. Field service representatives are dispatched within 48 hours of a customer’s request for help.

This business model and strategy has proven effective. Origin has increased its annual revenues by an annual average of more than 30% over the three year period of fiscal 2002 through fiscal 2004. Management believes that it will increase revenues for fiscal 2005. This estimate is based on the fact that Origin receives orders with deposits well in advance of the next year’s growing season, which enables it to calculate demand and make estimates of its sales volume and revenue. Generally, Origin seed products carry a premium price. As explained in the Government Regulation section, approval of new seeds is granted only if seeds have a 8% or higher yield compared to control seeds and also rank in the top six of all seeds being tested in that cycle, based on monitored production in at least five different locations. Further, in China, corn, rice, cotton and other major crop seeds cannot be sold unless they pass government variety registration trials and obtain a certificate of “Authorized Crop Variety” from the Crop Variety Authorizing Committee. The committee sets standards about yields, grain quality, disease and insect resistance and require approved seeds to meet these standards, as well as a yield increase of greater than 5% over selected base hybrids or varieties. These is no assurance that Origin’s seeds are the best in any one year or that others will not be developed that are better. By reason of this government regulation, however, it is likely that new hybrids offered in China will supplant prior approved ones in terms of quality. In addition, Origin seeds currently provide dealers a higher profit margin, therefore, management finds that they tend to promote Origin products more actively in the market place.

Intellectual Property Base

Origin has a growing portfolio of its own seed hybrids and varieties, some of which are subject to Chinese patents. Origin considers its proprietary products and patents to be important to its business. The basis for a patent on a seed is the use of DNA fingerprinting. The presence of a DNA fingerprint enables identification of the seed and can be used to determine if others are infringing on the patent. Origin also uses additional measures of identification, including holographic coding of each bag of seed, to limit infringement and support enforcement of its rights. Farmers can call the technical support line to verify the code, ensuring the seed is a genuine Origin product. Operators note each time a code is verified, negating the possibility of a counterfeiter repeatedly using the same number. Origin receives as many as 6,000 phone calls per day for technical assistance and code verification. The patented seeds are as follows:

Patent	Name of Patent	Patent Number	Proprietor of Patent	Effective Period*
Design Patent	Packing bag	ZL 993 14865.4	Beijing Origin Seed Limited	November 1, 1999 to October 31, 2009

Invention Patent	A method of producing hybrid corn seed	ZL 02146510.X	Beijing Origin Seed Limited** Henan Agriculture University**	October 18, 2002 to October 17, 2022

Seed	LinAol	CAN 19990108.2	Beijing Origin Seed Limited	March 1, 2003 to February 28, 2018
_____________________

*	Effective period means the period from approval of the patent until its expiration.

**
Henan Agricultural University and Origin share this patent relating to a proprietary method of producing hybrid corn seed. Both parties may use the method to produce seed and are not required to pay any sum to the other. Neither party has the right to allow a third party to use the patent. Those provisions are embodied in the patent and not in a separate agreement.

The following is a list of patents for which Origin has made application.

Name of Seed	Applicant	Date Filed	Date of Announcement	Filing Number
OS 3101	Beijing Origin Seed Limited	January 13, 2004	May 1, 2004	20040020.7
OS 3102	Beijing Origin Seed Limited	January 13, 2004	July 1, 2004	20040021.5
Zhongyou 85 (rice seed)	Beijing Origin Seed Limited	August 24, 2004	January 1, 2005	20040347.8
OS (silage com) 5102	Beijing Origin Seed Limited	April 7, 2005	September 1, 2005	20050215.8
OS 3108	Beijing Origin Seed Limited	April 7, 2005	July 1, 2005	20050214.X
OS 3202	Beijing Origin Seed Limited	April 7, 2005	July 1, 2005	20050213.1
OS 3111	Beijing Origin Seed Limited	April 7, 2005	July 1, 2005	20050212.3

In addition, the Origin Operating Companies have seven trademarks that have been registered in the PRC, which registrations cover periods expiring between 2009 through 2015. These trademarks include names and artwork and are used in connection with all their seed products and packaging.

Origin launched its first proprietary product in 2003 after six years of research and development. In 2004, Origin delivered three new proprietary seed products, and in 2005, to date, it has delivered four new proprietary seed products. With its research, breeding system and management, Origin is planning to introduce approximately 40 new proprietary products into the government testing and approval cycle in the calendar years 2005 through 2008. The testing and approval process takes three full years. Currently, Origin has seven products in the third and last year of the testing and approval cycle, 16 products in the second and 23 products in the first.

In addition to the development of its own proprietary seeds, Origin licenses the distribution of seeds developed by independent research and development institutions which have no commercialization ability or distribution channels of their own. Currently, Origin licenses 14 varieties of corn and two varieties of cotton seed which currently account for the majority of its sale. Under the typical license agreement, one of the Origin Operating Companies will license a designated product for exclusive production and marketing within China. The license fees vary in their method of determination, but generally they are a percentage of revenues from the sale of the variety or is a flat fee arrangement. No agreement either in the past or currently results in a payment in excess of 1% of the revenues of Origin. Beijing Origin has these types of agreements with Hubei Province Shiyan Agricultural Sciences Institute, China Academy of Sciences Microbiology Institute, and Corn Research Institution of Li County in Hebei Province and Henan Agricultural University. Except for the agreement with Hubei Province Shiyan Research Institute, which has a term expiring on January 10, 2008, these agreements generally have no term. The agreements may be terminated for breaches by either party. Origin may terminate the agreements at any time, in effect, by not producing seeds thereunder, without penalty.

Origin has joint development agreements with the Corn Research Institute of Li County, Hebei Province under which Origin and the Institute would develop several varieties of corn seed. Under these two agreements, Origin has developed and produced five seeds, which together have represented a substantial amount of sales in each of 2003 and 2004 as follows:

Seed Name	Percentage of 2003 Sales	Percentage of 2004 Sales
Liao No. 1	49.0%	52.00%
OS 17	1.14%	7.44%
Liyu 16	-0-	.11%
OS 19.09%		.57%
Liyu 26	-0-	.02%
Total	50.23%	60.14%

The seeds developed under the agreements are exclusive to Origin until the agreements are terminated, and the Institute has agreed that it will not develop any derivative hybrids from these seeds. Moreover, the Institute will pay the government fees to protect the exclusivity rights of Origin. Origin must promote the seeds licensed under the agreements and is obligated to pay 0.4 RMB for each kilogram of seed produced by Origin, as a license fee which has been less than 4.01% of the cost of goods sold. The agreement has no termination date, hence it continues until the parties jointly agree to terminate or the breach of the agreement by one party or the other.

Only one corn seed product, YuYu 22, is licensed on a non-exclusive basis. The YuYu 22 variety is licensed from Henan Agricultural University for an indefinite term. The university has granted the right to produce, distribute and propagate the variety. The university also will provide technical materials and instructions, supervise seed quality and evaluate growing areas. It will also pursue the PRC New Plant Variety Notification for YuYu 22. Beijing Origin pays a technology license fee of 20RMB for each mu (unit of area equivalent to .164 of an acre) of seed production area per year which as been less than 1% the cost of goods sold. Beijing Origin is responsible for all the propagation costs, maintaining quality standards, and safeguarding the variety reputation and rights of the university. The YuYu22 seed product represented approximately 37% and 13% of sales in each of the fiscal years 2003 and 2004, respectively. There is no term for this agreement.

Except as discussed immediately above, no other seed products represented more than 10% of sales in these years. In addition, except as disclosed above, no one entity is responsible for a seed product or group of seed products that represent more than one percent of the revenues of Origin.

As the Origin Operating Companies develop more of their own seeds and as they are approved, the number of seeds that they license from others has been declining. Origin expects that this decline in licensing from others will continue. Origin does not consider that it is dependant on any single licensed seed product. The revenue related to licensed hybrid seeds for 2002, 2003 and 2004 was $11,709,030, $21,912,219, $35,121,003, respectively. Licensed hybrid seeds accounted for 100% of the total revenue in 2002 and 2003, and 98.94% of the total revenue in 2004. There were no revenues related to proprietary hybrid seeds in 2002 and 2003. The amount of revenue related to proprietary hybrid seeds in 2004 was $375,929, which accounted for 1.06% of the total 2004 revenue. For 2005, Origin projects that approximately 85% of its seed sales will be licensed seeds and approximately 15% will be its proprietary seeds. The basis for this projection is the advanced orders accompanied by deposits received to date and the inventories of seeds currently carried. Origin is currently dependant on licensed seeds for its revenues, which presents the risk that if it should not have access to the license arrangements its revenues will be reduced substantially and it will incur losses. In the future, Origin will pursue licensing of its own proprietary seeds. One of the goals of the reorganization and establishment of Origin Biotechnology is to hold all the intellectual property assets of the Origin Operating Companies. To date, Origin has not engaged in any meaningful licensing arrangements of its seeds for the production and sale by others.

Origin has also sought and achieved court protection of its branded seeds. In an action commenced in the Nanzhou courts, in July 2004 against 12 seed companies which sold one of its corn seed products without license, the first tribunal level ordered a cease and desist of infringement of the company seed product and awarded damages in the amount of RMB 4,700,000 (US$567,873). The case was appealed by the defendants on the issue of the damages only, which appeal was dismissed. This case is unique in China and has demonstrated support for protecting seed production and ownership rights under the Regulations of the PRC on the Protection of New Varieties of Plants which protects the right of an owner of a plant variety to produce and sell the varieties and propagating material.

Genetically modified (GM) seeds have not enjoyed a large share of Chinese crop seed market to date. The timing and rate of acceptance of GM seeds in China are not yet clear. However, Origin believes that the advantages of GM seeds potentially makes them a significant component of the Chinese crop seed market. As a result, it has begun its own biotech research program to develop GM seeds, giving it the future capability to enter the market as acceptance of those products grows.

Origin’s Commercial Product Development.

Origin believes that it maintains a strict seed quality control system. It was the first Chinese seed company to gain ISO9001-2000 certification. This certification is important in China because it assures a certain quality standard is present. Also, complying with the ISO means that a system for monitoring customer satisfaction is in place.

To continue its position as a quality producer, the company budgets approximately 5% of its gross revenues based on the prior year results on research and development. Because of the increase in gross revenues, the actual amount spend has generally been 3% of gross revenues. Origin has spent 6,773,621RMB (US$818,416), 5,287964RMB and 5,371,954RMB in each of the years ended December 31, 2004, 2003, and 2002, respectively.

Also, Origin established its own stable of seed production bases in Gansu and Inner Mongolia by providing seed-producing farmers with technical training and field quality control practices. Origin believes that it has significant processing capability and uses advanced equipment for efficiency and maintaining a high quality of hybrid seeds. By employing these practices, Origin believes that it has achieved a product quality on par with that of its foreign counterparts that is consistently well received by its customers.

Origin has relationships with several academic research institutions in China, including the Chinese Academy of Science, China Agricultural Academy of Science, Beijing Agricultural Academy of Science, Henan Agricultural University and Liaoning Agricultural Academy. Origin has cooperated with these institutions through contractual research, partnering relationships and by joint-licensing various varieties of their hybrid seeds. These agreements are discussed above. One of Origin’s subsidiaries is 2.04% owned by Henan Agricultural University.

These relationships were important to Origin in its early stages to help it get started in the crop seed business as they made available to Origin already developed and approved seeds that Origin could then put into production and distribution. As Origin has developed its internal capabilities to perform research and develop hybrid and genetically modified seeds, the importance of these relationships has diminished significantly, but they remain helpful to Origin continuing its efforts to expand its product offering and its market share.

The development of the science of genetics has permitted the creation of new species of corn, rice and cotton, rather than just new varieties. Genetically modified (GM) corn, soybean and cotton have been widely used in the United States and many other countries to guard against insect damage and to increase yields. The future potential for GM corn and rice in China exists. Since receiving Chinese government approval, cotton modified to guard against borer damage is now widely planted. Because the Chinese market has widely accepted GM cotton and the Ministry of Agriculture is beginning to promote GM rice seed as well, Origin believes that GM products will eventually be fully promoted and accepted in the Chinese market. In response to these developments, Origin initiated its own biotech program in 2000 to ensure that its technology will be ready when the market is ready.

Once approval for distribution of a new seed is obtained, the producer must turn to commercial development of the seed variety. Origin does this by distributing the seed to its network of more than 60,000 farmers, each of whom plants the hybrid to produce seeds for commercial distribution the following season. This network of local farmers who produce Origin’s seeds is an important element of Origin’s strategy to produce an increasing number of products with consistent quality.

Origin depends on this network of farmers to grow and develop its seeds for commercial distribution. A problem in this network could disrupt the introduction of a new product or the continued availability of an existing one. However, Origin has taken several measures to reduce those risks and to convert its commercial product development network into a reliable source of its products. Those measures include obtaining the cooperation of local government officials in converting land to crop seed production and offering the farmers who produce the seeds attractive returns relative to those they would receive from growing crops for sale or consumption.

National Marketing and Distribution

Origin has its own sales organization consisting of 142 persons that oversee all aspects of the distribution and retail sale network and promote the company sales to the expanding distribution chain.

Origin has established a nationwide distribution network with over 1,200 first-level distributors and over 20,000 second-level distributors and some retailers. The distributors in turn sell to the retailers and retailers sell to the farmers. This distribution network covers almost all the provinces of the PRC, excluding only Qinghai and Tibet. The top five provinces in terms of sales volume are Jilin, Sichuan, Liaoning, Chongqin and Hunan, representing 42.51% of Origin’s 2003 annual sales volume.

The terms of the Origin distributor agreement provide for territorial exclusivity, usually on a county-wide basis. To enforce exclusivity and monitor product locations, Origin assigns a code to each distributor and marks all packaging sent to the distributor with this code. Vigilant monitoring of territory integrity and enforcement of contractual penalties, which may include termination of distribution rights, provides stability and profitability within the distribution network, ensuring quality services and product availability. Origin believes that it enjoys a very positive reputation for its implementation and enforcement of this exclusive distribution system. Distributors buy Origin seeds at a wholesale price established by Origin, and are required to make full payment prior to delivery. Distributors which place orders and make deposits on an order in the period August - October for sales to be made the following year are generally offered a discount. At the end of the annual sales season, Origin sets a final sales price that often is below the suggested retail price. Normally, Origin will defer recognition of revenue from deposits until services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return is expired. In the seed industry in the PRC, the selling price will be determined around April or May for seeds sold during the several months prior to that time. Advance deposit orders account for between 70% and 80% of Origin’s sales. The term of a typical distributor agreement varies depending on negotiations and the nature of the distributor and its prospective territory. There usually is an initial payment for the distribution right which is applied in whole or in part to future orders, depending upon compliance with the terms of the agreement. The agreement also delineates pricing adherence requirements and permissibly discounting sales, territory, ordering and supply obligations, returns market support and other regular business terms and dispute resolution agreements. No one distributor accounts for more than 1% of sales.

On an annual basis, Origin’s sales team assists distributors in writing monthly sales plans. These sales plans are then submitted to Origin via facsimile 30 days prior to required seed delivery dates. Every year during the harvest season, Origin organizes corn production demonstrations in cooperation with local villages and seed distributors, to which are invited farmers and others in the seed distribution chain. At these demonstrations, Origin teams show their hybrid corn, explain planting techniques, discuss industry best practices and disseminate promotional materials. These marketing and production demonstrations help create new demand, not only in each village where demonstrations are held, but also in nearby villages, for both the current season and for succeeding years.

The technical service department of Origin has a 24-hour toll-free number available for farmers and distributors, through which they can obtain solutions to specific technical problems and issues of seed piracy. If on-site help is required, a Technical Assistant will arrive on location within 48 hours of a call. Origin also enlists the help of its distributors to provide help and advice to the farmer. Origin believes that its focus on customer service and technical support have helped it to build brand identity and loyalty, contributing to its total sales growth over the last several years.

Using local TV and radio broadcasts, Origin promotes its brand to over 70% of its geographic market, reaching over fourteen million individual farmer households. Additionally, Origin publishes a seasonal newspaper, “Origin News,” with a distribution to about twenty million farmers in which it addresses technical issues, shares success stories and further promotes the Origin brand. Origin News is the de facto source of product and technical information for the Chinese peasant farmer. Origin maintains a database of over 1,000,000 farmers that tracks buying habits and contact information.

Product and technical service brochures are provided throughout the distribution network and prove a valuable tool in promoting the sale of the corn seed product and the recognition of the Origin brand. The Origin slogan, “When buying seed, quality is paramount -- trust Origin,” appears on all promotional material, helping to build the brand in all the local markets.

Future Strategy: Entering the Cottonseed and Rice Seed Markets

Since its inception in 1998, Origin has been working to develop its own hybrid cottonseed. Currently, it has two cotton products in government testing programs. After its success with corn seed sales in the Southwest of China (a primary agricultural area for rice), Origin decided to enter the rice business by taking advantage of its existing sales channels and corporate brand image. Since the business models for corn, cotton and rice production are very similar, and they share similar sales channels, part of Origin’s strategic plan is to participate in the cotton and rice seed business. To facilitate a quick start to this program, Origin plans to license a hybrid rice seed from a partner research institute for resale by the end of this year.

Government Regulation

Participation in the crop seed business is a highly regulated activity in the PRC. For a company to enter the seed business, it must obtain two special licenses. One is issued at the provincial level, entitling the holder to engage in seed production in that province. This license specifies the types of seeds which may be produced. The second is a license to distribute seeds. As described below, the level of the licensee’s registered capital determines if the distribution license is issued at the national or provincial level:

•	To obtain a national distribution license, the licensee must have registered capital of at least RMB 30 million (approximately $3,750,000);

•	To obtain a provincial license to distribute hybrid seeds, the licensee requires registered capital of not less than RMB 5 million (approximately $645,000); and

•	To obtain a provincial license to distribute non-hybrid seed varieties, the licensee requires registered capital of not less than RMB 1 million (approximately $125,000).

A separate license is required to import and export seeds. To obtain this license, the applicant must have minimum registered capital of RMB 10 million (approximately $1,250,000).

Origin has a national distribution license, which entitles it to sell approved seeds in any province in the PRC.

In addition to the license(s) needed to engage in the seed production and distribution business, each seed must undergo a stringent regulatory review before it may be sold in China. A seed production company cannot receive a license to engage in seed production, regardless of the level of its registered capital, until it has secured rights to an approved seed product.

The testing of seeds for approval can be conducted at the provincial level or the national level. However, seeds that have been approved at the provincial level can only be distributed in the province in which the approval was issued. An approval at the national level means the approved seed can be distributed nationwide.

The procedure for provincial examination and approval requires the applicant to:

•    Submit the application to provincial government;

•    Go through two cycles of monitored growth in at least five different locations in the province. Seeds submitted for testing are planted together with control seeds, which is typically the most popular seed with farmers in the testing locations. Only seeds that have and increased yield of 8% or higher versus the control seeds and that rank in the top 6 among all seeds then being tested are cleared to proceed to the second year of testing, during which the results of the initial test season must be confirmed;

•    Go through one successful cycle of trial production, also in at least five different locations; and

•    Granting of the provincial examination certificate and public announcement.

The procedure for national examination and approval requires the applicant to:

•    Submit the application to the Ministry of Agriculture;

•    Go through two cycles of monitored production in at least five different locations. Only seeds that have 8% or higher yield compared to control seeds and that also rank in the top 6 among all seeds being tested in that cycle can proceed to the second year of testing; and

•    Go through one successful cycle of trial production in at least five different locations.

Seeds developed outside of China must also follow the above procedures before they can be distributed in China.

The ability to process an application for approval is an important element of success, especially in view of the long timeframe associated with obtaining approval after the seed has been developed. Failures and delays in getting the approvals on a timely basis can seriously disrupt the planning that is critical to begin commercial production. A minimum of six years - three to obtain approval and three to develop the first crop of seed for commercial distribution - is required to bring a seed to market after it has been developed. Because of its extensive network of seed-producing farmers, Origin is able to bring a new product to market consistently in the minimum time. Other seed companies often take an additional season or more to bring an approved product to market. This loss of an entire growing season can be a significant disadvantage.

Origin has been able to successfully process 12 applications for approval through the required agencies, including one in 2003, four in 2004 and seven in 2005. While no approval is assured until granted, Origin believes that it can expect to have a high number of successful product approvals for its upcoming products, and thus ensure that it will have a product base that will enable it to continue to expand its market presence.

Origin believes that it is currently in compliance with all applicable regulations relating to its business.

Competition

Origin faces competition at several different levels, ranging from several other private Chinese companies, local seed companies that are often extensions of the local government, and large multinational hybrid and genetically modified seed producers. Origin believes that it can compete effectively with each of these and believes that it can continue to do so into the future. Each of these groups of competitors is discussed in turn, below.

Other Large Chinese Seed Companies. Origin believes there are eight seed companies that control about 25% of the corn seed market of China. The majority of the largest crop seed companies have been in existence for considerably longer periods of time than Origin. Many of them have greater financial resources than Origin. Some of these larger entities are state owned enterprises. Origin competes within this group on the basis of its consistent product quality, brand identity, customer and technical support, enforcement of its intellectual property rights, and a pipeline of proprietary products.

Local Seed Companies. The local seed companies in China are the legacy of the centrally planned agricultural economy that was predominant in China until recently. Most of these are, or were, affiliated with county governments, which played a role in determining what crops would be grown and by whom. As was often the case with planned economies, these extensions of the bureaucracy had no profit motive, and no incentive to improve efficiencies, increase sales or innovate with new products. Market expansion was limited by the tight geographic boundaries within which they were designed to operate.

The majority of these local companies lack the scale and the resources to compete with Origin in a number of ways. They lack access to the improved, proprietary hybrids that are the core of Origin’s business. For the most part they do not have effective marketing, advertising, technical support or customer service operations. The majority of Origin’s recent growth has come from acquiring customers from these operations. Origin believes that the existing trend will continue, and that eventually some of these smaller, local distributors can be integrated into Origin’s distribution network.

Multinational Seed Companies. At the opposite end of the competitive spectrum from the local seed companies are the large multinational companies, of which Pioneer International, Monsanto and Sygenta are just two. These concerns present a formidable competitive threat from the standpoint of their financial resources and the high quality of their seed products. However, the unique aspects of the Chinese crop seed market, which distinguish it from the market in western countries, have proven a significant barrier to entry for these very large companies, even though they have come to the market through joint ventures formed with existing Chinese seed companies.

The principal difference between the Chinese and Western markets is the sheer number of customers which these companies need to reach in China that in turn produces a low average sale. Success in China depends on effectively marketing to a very large number of small customers, which is entirely different from selling to large agricultural customers that dominate the markets in North America and Europe. Relatively few Chinese companies have achieved any degree of success in doing so, and the international competitors, despite several years of trying, have not succeeded to any meaningful degree.

Another important consideration limiting the competitiveness of these multinationals is their heavy reliance on genetically modified organisms to produce their crops. Origin’s market research indicates that most of the superior products that the multinationals have to offer are genetically modified. To date, a cotton seed is the only genetically modified seed product to have received approval in China. By contrast, Origin relies primarily upon standard hybridizing to produce its improved seed varieties. However, Origin recognizes the potential that genetically modified crop seeds will gain acceptance in China and for that reason it has begun a biotech seed development program that relies on genetic modifications to improve the quality of seeds and their yields, positioning Origin to compete in that portion of the market.

Should genetically modified seeds begin to gain broader acceptance in the market, the large biotech companies, who currently make the majority of those seeds, would become more serious competitors. However, they will also continue to face numerous obstacles in competing with Origin, including the significant lead time associated with obtaining approval of a new seed and the need to establish effective sales, marketing and distribution networks to manage the large volume of small purchases that is characteristic of the Chinese market.

Employees

As of December 31, 2004, Origin and the Origin Operating Companies had approximately 400 full-time employees. Origin and the Origin Operating Companies expect to employ additional personnel as they expand their operations. Origin believes that its employee relations are good.

Origin currently has 32 research and development specialists, 142 sales people, 59 administrative staff, and 183 technicians in its production plants.

Facilities

The Origin Operating Companies own or lease manufacturing facilities, laboratories, seed production and other agricultural facilities, office space, warehouses, research stations and breeding centers in Beijing and Gansu, Henan, Helongjiang, Liaoning, Jilin, Hainan and Sichuan Provinces. The leased facilities are rented at regular commercial rates, and management believes other facilities are available at competitive rates should it be required to change locations or add facilities.

The Origin headquarters are located in Beijing, where it leases office space and land for research and development center.

Origin owns three seed conditioning plants located in Linze (in northwest China), Changchun (in northeast China) and Zhengzhou (in central China), and leases one seed conditioning plant located in Chengdu (in southwest China). At these properties are seed processing equipment, bleachers, warehouses and other production facilities.

Origin also leases land as maize breeding stations in Harbin, Tieling (northwest China), Beijing, Zhengzhou), Chengdu, and Hainan island.

Origin is planning on building additional facilities in Beijing and in two other locations for the Linze branch office and for Changchun Origin.

Together, the owned, leased and proposed facilities are adequate to conduct the business operations of Origin.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Business

Origin develops and supplies crop seeds to the PRC agricultural market. Its initial focus was on hybrid corn seed production and sales, but it has expanded its activities to include the development and sale of hybrid cotton seeds and rice seeds as well.

Origin achieved net income of RMB 65.46 million (US$ 7,9 million) in 2004 and RMB28.95 million (US$3.49 million) in 2003, and RMB 26.56 million (US$3.2 million) in 2002. For 2004, Origin generated RMB 301.52 million (US$36.43 million) in total revenues, compared to RMB 191.65 million (US$23.16 million) and RMB 98.72 million (US$11.93 million) for 2003 and 2002, respectively, representing an increase of 57.33% and 94.14%, respectively. During 2004, approximately 97.67% of Origin’s product revenues came from sales of its corn hybrid seeds. The remaining approximately 1.6% of revenues were derived from the sale of cotton seeds, and 0.73 % of revenues came from rice seed . The rice seed business is expected to become a growth point in Origin’s business in the near term. When evaluating the potential of Origin, one should consider the company’s ability to expand into the cotton and rice seed products. Origin believes the distribution and sales methods it currently employs for corn seeds are entirely applicable to other seed products. Therefore, expanding into these seed product areas is a reasonable assumption.

The revenue related to licensed hybrid seeds for 2002, 2003 and 2004 was $11,709,030, $21,912,219, $35,121,003, respectively. Licensed hybrid seeds accounted for 100% of the total revenue in 2002 and 2003, and 98.94% of the total revenue in 2004. There were no revenues related to proprietary hybrid seeds in 2002 and 2003. The amount of revenue related to proprietary hybrid seeds in 2004 was $375,929, which accounted for 1.06% of the total 2004 revenue. For 2005, Origin projects that approximately 85% of its seed sales will be licensed seeds and approximately 15% will be its proprietary seeds. The basis for this projection is the advance orders that have been made, accompanied with deposits, and the amount of inventories grown in 2004 available for sale in 2005. If Origin is not able to license seed products or the current agreements are terminated, it will suffer a substantial loss in revenue and will suffer substantial business losses.

An evaluation of our financial condition should include all the business risks expressed elsewhere in this document. The financial risks include (i) the need to expand the seed product offerings to continue growth, (ii) develop and expand internal research and expand hybrid seeds and genetically modified seed products so as to be prepared for such time as these seeds are accepted in China, (iii) compliance with government regulation, particularly with the seed approval requirements and process so as to be able to offer approved seeds and to maintain the flow of new seed products, (iv) the possibility of natural disaster which may disrupt seed production or hamper the ability of farmers to pay for their seeds, (v) competition, and (vi) the continuation of economic reforms within the PRC as it embraces market economy principles and the effects of either retaining or reimposing planned economic growth in the PRC and its sustainability. One of the greatest challenges facing the company is to continue to provide quality seed products, new seed products and engage in sales efforts and sales support. Origin devotes resources to its research and development, seed approval and proprietary product protection to meet this challenge. For growth to continue, Origin will require capital to support these activities. It believes the combination with Chardan will provide these capital resources in the future. However, to the extent there is inadequate capital, its growth potential will be affected.

Origin was incorporated under the laws of the British Virgin Islands on October 6, 2004. On December 1, 2004, Origin established Beijing Origin State Harvest Biotechnology Limited (“BioTech”), a wholly foreign owned enterprise under the laws of PRC.

To comply with ownership requirements under PRC law which restrict direct wholly foreign ownership of companies in the seed industry in the PRC, Origin have entered into a series of stock consignment agreements with three affiliated Chinese entities Beijing Origin, Henan Cotton and Changchun Origin and all the stockholders of Beijing Origin, together holding 97.96% of the total equity shares of Beijing Origin (except for the Henan Agriculture University who holds 2.04% of the Beijing Origin’s shares); all stockholders of the Henan Origin Cotton together holding 97.96% of the total equity shares of the Henan Cotton (except for Mr. Gu Dengbin, who holds 2.04% of the Henan Cotton’s shares), and all stockholders holding 100% of the equity shares of the Changchun Origin. Origin conducts substantially all of its business through Beijing Origin, Henan Cotton and Changchun Origin.

Through the stock consignment agreements with these aforesaid stockholders of Chinese affiliates, Origin has the power to vote all shares of all these stockholders on all matters and otherwise control the three companies. During the consignment period which is three years from the signing of this Agreement and is extended automatically until a written termination agreement is signed by the parties, Origin is entitled to exercise and enjoy any and all property rights, other than title, in relation to the consigned shares which include, but are not limited to, the profits, interests, dividends, bonus, and after liquidation, the residue assets. If Origin is permitted to acquire title under PRC law, the consigned shares will be transferred to Origin with no additional compensation to be paid by Origin to any consigning stockholder. Beijing Origin, Henan Cotton and Changchun Origin (collectively “the Variable Interest Entities”) also entered into technical service agreements with BioTech. Under these agreements, BioTech shall provide, with its own technical research resources and team, technical services for the production and distribution of agricultural seeds during the period of this agreement. In return, the Variable Interest Entities are required to pay BioTech service fees calculated according to the weight of corn, rice and cotton seeds sold by the Variable Interest Entities.

Under the requirements of FIN 46 (Revised) “Consolidation of Variable Interest Entities” (“FIN 46 (R)”), Origin is deemed to be the sole beneficiary of the Variable Interest Entities: Beijing Origin, Henan Cotton and Changchun Origin. Accordingly, Origin’s consolidated financial statements are prepared by including the consolidated financial statements of Beijing Origin and its subsidiaries through December 24, 2004, and subsequently the Company’s consolidated financial statements includes Origin and its subsidiary and Beijing Origin and its subsidiaries, Henan Cotton and Changchun Origin.

Critical Accounting Policies.

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies that involve a high degree of judgment and the methods of their application. For a description of all of the company’s significant accounting policies, see Note 2 to Origin’s consolidated financial statements.

Revenue Recognition

Origin derives revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits. Origin recognizes revenue when pervasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable, collectibility is reasonably assured and the right of return has expired. Accordingly, Origin defers revenue until all sale return privileges lapse which generally occurs within 15 days of delivery at which time the selling price has been finalized with the customer. Amounts billed in excess of revenue recognized are recorded as deferred revenue.

Impairment of long-lived assets

Origin reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, Origin measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset is recognized.

Acquired intangible assets, net

Acquired intangible assets consist primarily of purchased technology rights and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and records in cost of revenues.

Government subsidies

Origin receives government subsidies in the form of funds for research and development activities which reduce the costs of research and development activities and land use subsidies which are recorded against the land use rights costs. These are recognized when received because there are no continuing obligations for their retention once received.

Results of Operations

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003.

Total net revenue increased by 57.33% from 2003 to 2004, to RMB 301.52 million (US$36.43 million) in 2004, as compared to RMB 191.65 million (US$23.16 million) in 2003. This increase was due to an increase in the quantity of corn seed sold together with a higher selling price. The expansion of sales in the Southwest and Northeast regions of China caused a substantial increase in sales quantity. The volume of corn seed was increased by 12.15 million kilograms, which grew from 26.3 million kilograms in 2003 to 38.45 million kilograms in 2004. In addition, the expansion in net revenue was due to the change in product sales mix. In 2003, the corn seed product brand YuYu 22 was the principal product followed by Linao No. 1. However, its unit selling price was relatively lower than the other corn seeds sold by Origin. In 2004, the corn seed product brand, Linao No. 1, had a relatively higher unit selling price brand and was the most popular product sold while YuYu 22 represented 13% of sales. In addition, there were 140,000 kilograms in rice seed sales valued at (RMB2.22 million (US$0.27 million), resulting from Origin developing, planting, and selling rice seeds beginning in 2004.

The cost of seeds sold increased by 49.53% to RMB 178.31 million (US$ 21.54 million) in 2004 from RMB 118.98 million (US$14.38 million) in 2003. This increase was primarily the result of the increase in the quantity of corn seed sold. Nevertheless, the increase in cost of sales is less than the increase in net revenue. This was mainly caused by the increase in selling price which outweigh the increase in cost of sales. In 2004, cost of corn seeds sold was RMB 173.79million (US$20.99 million). The average cost of corn seed sold per unit increased by 1.5% in 2004 compared to 2003, of which in 2004, an increase in technology usage fees and the shipping costs were the key causes. On the other hand, there was saving in other material costs such as seed coatings. The technology usage fees, paid based on quantity sold were RMB13.39 million (US$1.62 million) and, RMB 6.52 million (US$0.79 million) in 2004 and in 2003 respectively. The increase of technology usage fee is more than the increase of cost of sales, which is mainly due to the amount sold of product YuYu 22, which had a lower charge for technology usage fee, and the decrease in sales quantity from 48.42% in 2003 to 18.7% in 2004. Shipping and handling costs increased by 70% to RMB8.09 million in 2004 from RMB4.75 million in 2003 because of the increase in sales together with the increase in gas prices and strict limits on loads per trucks.

As a percentage of total net revenues, overall gross margin was 40.86% in the year ended December 31, 2004, as compared with 37.92% in the year ended December 31, 2003. This increase in gross margins were primarily the result of change in product sales mix, an increase in the selling price and effective cost controls.

Operating expenses increased to RMB51.31 million (US$6.20 million) from RMB 37.55 million (US$4.54 million) in 2003. The increase was due to substantial increases in selling and marketing expenses and general and administrative expenses and, to a lesser extent, an increase in research and development expenses.

Selling and marketing expenses increased by 53.19% to RMB 20.39 million (US$2.46 million) in 2004 from RMB 13.31 million (US$1.61 million) in 2003. Of the RMB 20.39 million (US$2.46 million) in 2004, approximately RMB3.15 million (US$0.38 million) was used for advertising, RMB 3.06(US$0.37 million) million was used for materials to educate our customers about the basics of planting our seed products, RMB 9.17 million (US$1.11 million) was spent for transportation and traveling, RMB 3.44 million (US$0.42 million) for salary and benefits, and RMB 1.42 million (US$0.17 million) on telecommunication. The increase in selling and marketing expenses was primarily due to an increase in advertising by RMB1.35 million (US$0.16 million), an increase in materials to educate our customers by RMB1.85 million (US$0.22 million), an increase in transportation and traveling expenses by RMB 3.04 million (US$0.37 million) and an increase in salary and benefits expenses by RMB 0.79 million (US$0.09 million), related to increased sales, set up three new marketing departments in Changchun, Baoding and Shenyang, and the increase in incentive bonuses for its marketing staff.

General and administrative expenses increased by 27.44% to RMB 24.15 million (US$2.92 million) in 2004 from RMB 18.95 million (US$2.29 million) in 2003 primarily due to the increase in general personnel expenses by RMB3.67 million (US$0.44 million), increase in expenses associated with running motor vehicles and traveling expenses by RMB0.56 million (US$0.07 million) and an increase in general office supplies by RMB0.42 million (US$0.05million). All these were associated with the increase in the scale of our operation.

Research and development expense increased by 27.98% to RMB6.77 million (US$0.82 million) in 2004 from RMB 5.29 million (US$0.64 million) in 2003. The increase was due primarily to the hiring of additional staff in developing own breeding program and the set up of two research stations in Chendu and Changchun.

Income from operations increased by 104.69%, from RMB 35.12 million (US$4.24 million) in 2003 to RMB 71.89 million (US$8.69 million) in 2004. This increase in income from operations was primarily attributable to the large growth in overall revenues and the level of the costs for sales Origin maintained.

Interest expense increased by 72% to RMB 0.83 million (US$0.1 million) in 2004 from RMB 0.48 million (US$0.06 million) in 2003. The increase in interest expense was primarily attributable to the amount of loans increased from RMB35million (US$4.23 million) in 2003 to RMB41 million (US$4.95 million) in 2004, and the average interest rate increased from 5.04% to 5.33%.

Equity in earnings of associated company increased to RMB1.92 million (US$0.23 million) in 2004 from zero in 2003 due to the acquisition of 30% interest in Shijiazhuang Li Yu Technology Development Co., Ltd.

Other income decreased by 86.89% to RMB0.15 million (US$0.02 million) in 2004 from RMB 1.14 million (US$0.14 million) in 2003 as reduction in subsidy from government.

Income taxes decreased 1.4% to RMB7.7 million (US$0.93 million) in 2004 from RMB7.81 million (US$0.94 million) in 2003. Though Origin recorded a substantial increase in income before taxation, there was still a decrease in taxation due to the shifting of operations to our PRC subsidiary and branch which were either exempted or enjoyed the tax cut from the enterprise income tax in 2004.

Net income increased 126.10% to RMB 65.46 million (US$7.91 million) in 2004, compared to approximately RMB 28.95 million (US$3.49 million) in 2003. This significant increase in profits was primarily the result of an increase in sales, both in terms of volume and average selling price per kilogram of seed, with a lower growth rate in the associated costs to produce the income as compared with fiscal year 2003.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002.

Total net revenues increased by 94.14% from 2002 to 2003, being approximately RMB 191.65 million (US$23.15 million) in 2003, as compared to approximately RMB 98.72 million (US$11.93 million) in 2002. This increase was the result of an increase in corn seed sales of 15.8 million kilograms from 10.50 million kilograms to 26.30 million kilograms, mainly due to the exploitation of the northeast market and further development of the market in the Yellow River, Huai River and southwest regions. Increase in sales in these areas is about 5.95 million kilograms, 2.6million kilograms, and 6.86million kilograms respectively in 2003 as compared with 1.2million kilograms, 6.0 million kilograms, and 3.4 million kilograms respectively in 2002.

Cost of seeds sold increased 158.61% to RMB 118.98 million (US$14.38 million ) in 2003, as compared to RMB 46 million (US$5.56 million) in 2002. The increase of the cost of seed is mainly due to the increase of quantity of corn seed sold. The average cost of corn seed sold per unit was increased by 3% in 2003 compared to 2002. Of which in 2003, increase in technology usage fee , the shipping cost and manufacturing cost were the key drivers. Technology usage fees, paid based on quantity sold, were RMB6.52 million (US$0.79 million) and, RMB1.75 million (US$0.21 million) in 2003 and in 2002 respectively. The increase of technology usage fee is more than the increase of cost of sales, which is mainly due to the product YuYu 22, which had a lower charge for technology usage fee, decreased in sales quantity from 55.07% in 2002 to 48.42% in 2003. Shipping and handling cost increased by 141.50% to RMB4.75 million in 2003 from RMB1.97 million in 2002 because of more use of trucks to transport seeds which was more expensive than use of train and long distance between planting station in Gansu to the manufacturing plant in northeast market. Manufacturing cost increased by 212% to RMB9.04 million (US$1.09 million) in 2003 from RMB2.9 million (US$0.35 million) in 2002. The increase of manufacturing cost is more than the increase of the quantity of seed sold was mainly due to an increase of RMB0.6 million (US$0.07) for workers’ salaries.

As a percentage of total net revenues, overall gross margins were 37.92% in 2003, as compared with 53.40% in 2002. This decrease in gross margins was primarily the result of higher salaries, increasing manufacturing costs, a slightly higher price per unit of purchased seeds, and an increase in shipping fees associated with entering the northeast market. Another important factor was management’s decision to decrease the price of its leading product, YuYu 22, as part of a strategy to increase the sales volumes of other products that are complementary to it.

Selling and marketing expenses increased by 105.40% to RMB 13.31 million (US$1.61 million) in 2003 from RMB 6.48 million (US$0.78 million) in 2002. For the RMB13.3 1 million in 2003, approximately RMB 1.8 million (US$ 0.22) was expended for advertising, RMB 1.2 million (US$ 0.14 million) was expended for materials to educate customers about the basics of plant our seed production, RMB 6.13 million (US$ 0.74 million) was spent for transportation and traveling, RMB1.48 million (US$ 0.19 million) was spent for telecommunications, RMB2.64 million (US$0.32 million) for salary and benefits. The increase of selling and marketing expenses was primarily due to an increase of adverting by RMB1.06 million (US$0.13 million), an increase in materials to educate customer by RMB0.27 million (US$0.03 million) for promoting new seed productions. And due to increase of sales volume, the transportation and traveling expenses increased RMB3.4 million (US$0.41million), telecommunication cost increased RMB1.05 million (US$0.13). In 2003, Origin set up two new sales branch in Tieling and Cheng du, which cause the increase of salary by RMB1.09 million (US$0.13million).

General and administrative expenses increased 96.57% to RMB 18.95 million (US$2.29 million) in 2003 from RMB9.64 million (US$1.16 million) in 2002, primarily due to the increase in general personnel expenses by RMB 4.27 million (US$ 0.52 million), office supplies & electricity cost increased by RMB 2.13 million (US$ 0.26 million), depreciation and amortization expenses increased by RMB1.37 million (US$0.16 million). These increase was primarily due to increase of the operation scales and the establishment of two new sales branches in Tieling and Chengdu.

Research and development expense was RMB 5.28 million (US$ 0.64) and RMB 5.37 (US$0.65) for 2003 and 2002 respectively, which consist primarily of salaries, welfare& benefits, depreciation & amortization, office supplies and electricity cost , lease fee for research. In order to maintain the leadership of seed technology, Origin maintain a high expense to research and development department. Income from operations increased by 104.69%, from RMB 35.12 million (US$4.24 million) in 2003 to RMB 71.89 million (US$8.69 million) in 2004. This increase in income from operations was primarily attributable to the large growth in overall revenues and the level of the costs for sales Origin maintained.

Income from operations increased by 12.49%, from RMB 31.22 million (US$3.77 million) in 2002 to RMB 35.12 million (US$4.24 million) in 2003. This increase in income from operations was less than the increase of revenue, mainly due to the decrease of gross margin, increase of operating expenses.

Other income decreased by 99.12% to RMB1.14 million (US$0.14 million) in 2003 from RMB2.27 million (US$0.27 million) in 2002 as a reduction of RMB1.50 million (US$0.18million) from license income.

Income taxes increased 423.48% to RMB7.8 million (US$0.94 million) in 2003 from RMB1.49 million (US$0.18 million) in 2002. This increase was due to the increase of effective tax from 5% in 2002 to 21% in 2003.

Net income increased by 9% to RMB 28.95 million (US$3.49 million) in 2003 from RMB 26.56 million (US$3.21 million) in 2002. This increase of Net income was less than the increase of Revenue, mainly due to the decrease of gross margin, increase of operating expenses.

Liquidity and Capital Resources

The following table sets forth Origin’s cash flows with respect to operating activities, investing activities and financing activities for the periods indicated:

	Year ended December 31,
	2002 (RMB)	2003 (RMB)	2004 (RMB)	2004
				(US Dollars)
Net cash (used in) provided by operating activities	55,976,315	(14,961,297)	42,744,534	5,164,566
Net cash used in investing activities	(24,585,920)	(32,961,133)	(27,200,560)	(3,286,480)
Net cash provided by financing activities	10,000,000	18,445,872	4,082,765	493,296
Net increase(decrease) in cash and cash equivalents	41,390,395	(29,476,558)	19,626,739	2,371,382
Cash and cash equivalents, beginning of year	37,307,578	78,697,973	49,221,415	5,947,129
Cash and cash equivalents, end of year	78,697,973	49,221,415	68,848,154	8,318,511

Origin financed its operations through cash generated from our operating activities and short term borrowings.

Origin’s net cash provided by operating activities in 2004 was RMB42.74million (US$5.16 million). This was primarily attributable to our net income of RMB65.4 million (US$7.9 million), as adjusted for an add-back of RMB5.2 million (US$0.6 million) in depreciation and amortization as a non-cash item, a RMB8.2 million (US$0.9 million) increase in accounts payable, a RMB47 million (US$5.6 million) increase in amounts due to growers and a RMB 5.2 million (US$0.63 million) increase in advances from customers which was offset by a RMB64.9 million (US$7.8 million) increase in inventories and a RMB 27 million (US$3.2 million) decrease in advances from deferred revenues. Our net cash used in operating activities in 2003 was RMB14.9 million (US$1.8million). This was primarily attributable to our net income of RMB28.9 million (US$3.49 million), as adjusted for an add-back of RMB3.2 million (US$0.38 million) in depreciation and amortization as a non-cash item, a RMB5.3 million (US$0.64 million) decrease in accounts receivable and a RMB16 million (US$1.9 million) increase in advances from customers which was offset by a RMB 55.9 million (US$6.7 million) increase in inventories, a RMB7 million (US$0.8 million) decrease in due to growers and a RMB 9 million (US$1.1 million) decrease in deferred revenues. Our net cash provided by operating activities in 2002 was RMB55.9 million (US$6.7 million). This was primarily attributable to our net income of RMB26.5 million (US$3.2 million), as adjusted for a RMB 35.7 million (US$4.3 million) increase in due to growers and a RMB69.9 million (US$8.4 million) increase in deferred revenues which was offset by a RMB76.7 million (US$9.2 million) increase in inventory.

Net accounts receivable decreased from RMB5 million (US$0.6 million) as of December 31, 2002 to zero as of December 31, 2003 and remained nil as of December 31, 2004. This decrease was primarily due to the full settlement of accounts receivable and the cancellation of credit sale policy in 2003.

Inventories increased from RMB114.9 million (US$13.88 million) as of December 31, 2002 to RMB170 million (US$20 million) as of December 31, 2003 and to RMB235.8 million (US$28.5 million) as of December 31, 2004. This increase was primarily due to the increase in inventory level so as to meet customer requirements and our scheduled production. Consistent with the nature of the seed industry, we generally produce in one growing season and then sell the seed inventories in the following season. It will take two years time so that the hybrid seeds are ready to be sold to the peasants. Any unfavorable weather may affect the output. As the finished goods can be kept for 3 years, we revised upward the safety level and trading level for keeping the inventories in 2003. In 2004, we started to deliver earlier to the farmers in the southwest region because sales have grown more rapidly in that region than originally anticipated.

Due to growers fluctuated from RMB42.5 million (US$5.1 million) as of December 31, 2002 to RMB35 million (US$4.2 million) as of December 31, 2003 and to RMB 83 million (US$10 million) as of December 31, 2004. The fluctuation was primarily due to schedule of payment to farmers in 2003 and 2004 and an increase of 10 million kilogram seeds in 2004. The payment to growers is normally by installments, 45% when purchased the seeds, about 50% would be paid before the Chinese New Year. The date of Chinese New Year in 2003, 2004 and 2005 were February 1, January 22, and February 9 respectively. The last 5% would be paid several months later.

Deferred revenues decreased from RMB74.7 million (US$9 million) as of December 31, 2002 to RMB65 million (US$7.8 million) as of December 31, 2003 and to RMB37.9 million (US$4.5 million) as of December 31, 2004. This decrease was primarily due to a boom in the seed market, because of which, many farmers had to prepay the full amount before they could get the seeds. The significant decrease in 2004 was caused by significant growth in sales of corn in the Southwestern region of China, where the sales season in most parts of the region ends much earlier than that of the company’s other sales regions. Normally, we defer the recognition of revenue until services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return has expired.

Net cash used in investment activities was RMB 27 million (US$3 million) in 2004 of which RMB15 million (US$1.8 million) was used in purchase of plant and equipment, RMB8 million (US$0.9 million) in the acquisition of 8% interest in Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. and RMB 3 million (US$0.36 million) in the acquisition of technology usage agreements. Net cash used in investing activities was RMB32.9 million (US$3.97 million) in 2003 of which RMB26.9 million (US$3.2 million) was used in purchase of plant and equipment and RMB 5.9 million (US$0.7 million) in the acquisition of land use rights. Net cash used in investing activities was RMB24.5 million (US$2.9 million) in 2002 of which RMB20 million (US$2.4 million) was used in purchase of plant and equipment and RMB 4.5 million (US$0.5 million) in the acquisition of land use rights. The increase was primarily attributable to the amount of capital expenditure used for the construction of new headquarters offices in Beijing and for set up the manufacturing plant in Shenyang which amounted to RMB15 millions (US$1.8 million). We spent RMB32 million (US$3.8 million) capital expenditure in 2003 for setting up the new manufacturing plants in Changchun and Chengdu.

Net cash provided by financing activities was RMB 4 million (US$0.48 million) in 2004, RMB 18 million (US$2.1 million) in 2003 and RMB 10 million (US$1.2 million) in 2002. The primary source of fund was short-term borrowings from the banks. All short-term borrowings were fully settled when due.

To date, Origin has funded its operations through revenues derived from operations and short-term borrowings. Due to the cyclical nature of the cash flow inherent in Origin’s business, with the majority of revenues received just prior to the start of the planting season, the loans are bridge financing arrangements and use the company’s bank credit facilities to cover operating expenses during low-revenue portions of the year.

The nature of Origin’s business involves cycles in expenses and revenues that are not always in phase. Most often in the third calendar quarter of each year, Origin can face costs that are in excess of its revenue sources during that period. Whether that occurs, and to what extent it occurs, depends on the amount of deposits received from customers compared with the advanced payments made to its seed producing farmers and the final payment for seed procurement. The exact timing of these payments is determined by the Chinese lunar calendar. As a result, in some years its cash needs are greater than in others. This aspect of the business is the reason it has customarily relied upon short term bridge loans to cover its expenses pending receipt of revenues from farmers at the time of seed purchases.

Origin, on a consolidated basis, has had access to sufficient financing in the past to manage these cash flow cycles. As discussed above, it has consistently repaid its short-term borrowings at or before maturity. Its strengthening balance sheet has enabled Origin to secure this financing the past two fiscal years without the need for the third party guarantees needed initially, and the average rate of interest that it has had to pay has steadily declined over the past several years.

Origin believes that its cash and cash equivalents balance, together with its access to financing sources, will continue to be sufficient to meet the working capital needs associated with its current operations on an ongoing basis, although that cannot be assured. Also, it is possible that Origin’s cash flow requirements could increase as a result of a number of factors, including unfavorable timing of cash flow events, the decision to increase investment in marketing and development activities or the use of cash for the acquisition of one or more of its competitors to accelerate its rate of growth.

Contractual Obligations and Commercial Commitments

Origin has various contractual obligations that will affect its liquidity. The following table sets forth the contractual obligations of Origin as of December 31, 2004:

	Payment Due by Period
	Total	Within 1 Year	2006	2007	2008	2009	Thereafter
	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Operating lease commitments	13,078,930	1,252,087	1,138,594	1,152,956	438,761	418,541	8,677,991
Other contractual obligations	23,558,444	23,558,444	—	—	—	—	—
Total contractual obligations	36,637,374	24,810,531	1,138,594	1,152,956	438,761	418,541	8,677,991
Equivalent US$	4,426,675	2,997,708	137,570	139,305	53,013	50,570

Other contractual commitments compose of capital commitment for the purchase of plant and equipment of RMB17,958,444 (US$2,169,811) and share purchase commitment of RMB5,600,000 (US$676,616).

Capital commitments for the purchase of plant and equipment, as of December 31, 2004 are as follows:

	RMB	US$
Plant and building construction	16,255,074	1,964,003
Land use rights	1,200,000	144,989
Equipment	503,370	60,819
Total	17,958,444	2,169,811

Beijing Origin signed a contract on December 28, 2004 to purchase 7% of the total outstanding shares of Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. for a total purchase price of RMB 5,600,000 (US$676,614). Origin will pay the amount upon obtaining the necessary government approvals in 2005.

Operating lease

The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2004, 2003, and 2002 were RMB 2,867,698 (US$346,487), RMB 2,015,914 (US$243,571), and RMB 1,434,648 (US$173,340), respectively.

Off-Balance Sheet Arrangements

Except as described above under “-Indebtedness”, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties.

Quantitative and Qualitative Disclosures about Market Risk. Origin is exposed to various market risks, including: widespread drought, pestilence or other natural disasters, could damage seed production, in which event, Origin will suffer a loss of production and will suffer the consequential losses of revenues, and there is no agriculture insurance in China to cover loss of seed crops. Origin has attempted to manage this risk by obligating itself to pay the farmers who produce its seeds only for the quantity of seeds that they produce and setting up seed storage system in 2003. However, a significant portion of Origin’s expenses are in the nature of fixed overhead, and in the event of a widespread failure of the seed crop, Origin would likely sustain substantial operating losses. In addition, there is a high risk for seed storage ,due to difficulty in management of moisture, temperature, humidity of storage condition, any failure of which may result in damage of seeds in store and operating losses; seasonal nature associates with seed market. Sales season of main products of Origin last from October to June 31 next year, which results in cycle changes of cash flow and operating activities. Repeal of privileges granted by government to seed industry, such as tax exemption , reduction and subsidies could adversely affect Origin’s earnings; changes in foreign currency exchange rates, all of Origin’s product sales , assets and liabilities are denominated in RMB and therefore it is exposed to foreign currency exchange risk. For example, if Origin decides to convert Renminbi into US dollars for the purpose of declaring dividends on the ordinary shares for other business purposes and the US dollars appreciates against the Renminbi, the US dollar equivalent of the earnings from the subsidiaries and variable interest entities in China would be reduced. Origin has also not entered into financial instruments to manage and reduce the impact of changes in foreign currency exchange rates, although Origin may enter into such transactions in the future; Origin’s exposure to changes in interest rates relates primarily to the interest income generated by the cash deposits in banks and interest expense arising fro the short-term borrowings. Origin has not used derivative financial instruments to hedge interest rate risk. Origin has not been exposed nor do they anticipate being exposed to material risks due to changes in interest rates. The future interest income may fluctuate in line with changes in interest rates. However, the risk associated with fluctuating interest rates is principally confined to the cash deposits in banks and, therefore, the exposure to interest rate risk is minimal.

INFORMATION ABOUT CHARDAN

Business of Chardan

General

Chardan was formed on December 5, 2003, to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business with operations in the Peoples Republic of China and believed to have significant growth potential. Prior to executing the stock purchase agreement with the Origin Parties, Chardan’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Chardan consummated its initial public offering on March 22, 2004. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $21,242,000. Of that amount, $20,527,500 was placed in the trust account and invested in government securities. The remaining proceeds have been used by Chardan in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Chardan. The trust account contained approximately $21,123,885.22 as of September 23, 2005, the record date. If the stock purchase with the Origin Parties is consummated, the trust account will be released to Chardan, less:

•	amounts paid to stockholders of Chardan who do not approve the stock purchase and elect to convert their shares of common stock into their pro-rata share of the trust account; and

•	the $9,750,000 ($10,000,000, less the $250,000 holdback) being paid to Origin and the Origin Stockholders in the stock purchase.

Fair Market Value of Target Business

Pursuant to Chardan’s certificate of incorporation, the initial target business that Chardan acquires must have a fair market value equal to at least 80% of Chardan’s net assets at the time of such acquisition. Chardan’s board of directors determined that this test was clearly met in connection with its acquisition of Origin.

Stockholder Approval of Business Combination

Chardan will proceed with the acquisition of Origin only if a majority of all of the outstanding shares of Chardan is voted in favor of the stock purchase and redomestication merger proposals. The stockholders existing prior to the initial public offering have agreed to vote their common stock on these proposals in accordance with the vote of the majority offering. If the holders of 20% or more of Chardan’s common stock vote against the stock purchase proposal and demand that Chardan convert their shares into, their pro rata share of the trust account, then Chardan will not consummate the stock purchase. In this case, Chardan would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

Liquidation if no business combination

If Chardan does not complete a business combination by September 22, 2005, or by March 22, 2006 if the extension criteria described below have been satisfied, Chardan will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Chardan’s existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust account with respect to Chardan’s warrants.

If Chardan were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of September 23, 2005 would be $5.28, or $0.72 less than the per-unit offering price of $6.00 in Chardan’s initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Chardan’s creditors and there is no assurance that the actual per-share liquidation price will not be less than $5.28, due to those claims. If Chardan liquidates prior to the consummation of a business combination, Richard D. Propper, MD, chairman of the board, Jiangnan Huang, chief executive officer and director, Zhang Li, Chief Financial Officer and director, and Kerry S. Propper, executive vice president and director, will be personally liable to pay debts and obligations to vendors and certain other entities that are owed money by, or hold a claim against Chardan, in an amount in excess of the net proceeds of Chardan’s initial public offering not held in the trust account. There is no assurance, however, that they would be able to satisfy those obligations.

If Chardan enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to September 22, 2005, but is unable to complete the business combination by September 22, 2005, then Chardan will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Chardan is unable to do so by March 22, 2006, upon notice from Chardan, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to the transfer agent for distribution to the stockholders holding shares acquired through the initial public offering.

The stockholders holding shares of Chardan common stock issued in the initial public offering will be entitled to receive funds from the trust account only in the event of Chardan’s liquidation or if the stockholders seek to convert their respective shares into cash and the stock purchase is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Facilities

Chardan maintains executive offices at 625 Broadway, Suite 1111, San Diego, California 92101. The cost for this space is included in a $7,500 per-month fee that Chardan Ventures, an affiliate of R. Richard D. Propper, Jiangnan Huang and Zhang Li, charge Chardan for general and administrative services. Chardan believes, based on rents and fees for similar services in the San Diego area, that the fees charged by Chardan Ventures are at least as favorable as Chardan could have obtained from an unaffiliated person. Chardan considers its current office space adequate for current operations.

Employees

Chardan has four directors, three of whom also serve as officers. These individuals are not obligated to contribute any specific number of hours to Chardan’s business per week, and they intend to devote only as much time as they deem necessary to Chardan’s affairs. Chardan has no paid employees.

Periodic Reporting and Audited Financial Statements

Chardan has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Chardan’s annual reports will contain financial statements audited and reported on by Chardan’s independent accountants. Chardan has filed with the Securities and Exchange Commission a Form 10-KSB covering the fiscal year ended December 31, 2004 and a Form 10-QSB covering the fiscal quarter ended March 31, 2005.

Legal Proceedings

There are no legal proceedings pending against Chardan.

Plan of Operations

The following discussion should be read in conjunction with Chardan’s Financial Statements and related notes thereto included elsewhere in this proxy statement/prospectus.

Chardan was formed on December 5, 2003 to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified business with operations in the PRC that Chardan believes has significant growth potential.

Chardan closed its initial public offering on March 22, 2004.

The net loss of $125,872 for the three months ended June 30, 2005 arose primarily as a result of $30,638 of consulting expenses $14,527 for directors and officers liability insurance, $22,500 for a monthly administrative services agreement, $131,524 for professional fees, $2,895 for transfer agent fees, other formation expenses and operating costs of $21,858, and state franchise taxes of $6,100, offset by interest income on the trust fund investments, excluding deferred interest, in the amount of $104,170.

The net loss of $238,265 for the three months ended June 30, 2004 arose primarily as a result of $112,919 of travel and entertainment expenses, $87,500 of consulting expenses, $29,037 for directors and officers liability insurance, $22,500 for a monthly administrative services agreement, $16,517 for professional fees, $2,750 for transfer agent fees and other formation expenses and operating costs of $407, offset by interest income on the trust fund investments, excluding deferred interest, in the amount of $33,365.

The net loss of $950,629 for the period from December 5, 2003 (inception) to June 30, 2005 arose primarily as a result of $236,756 of travel and entertainment expenses, $317,664 of consulting expenses (representing $131,954 paid to Best of the Best, $53,617 paid to Deloitte & Touche for tax structuring advise, $80,359 paid to The Equity Group, Inc. for financial public relations, $10,000 paid to Everbright Securities for review of Origin and due diligence and $41,733 paid to Lehman Lee and Xu for due diligence work in respect of Origin, separate from their professional fees), $135,122 for directors and officers liability insurance, $116,371 for a monthly administrative services agreement, $404,077 for professional fees, $22,333 for transfer agent fees, other formation expenses and operating costs of $39,709 and state franchise taxes of $36,371, offset by interest income on the trust fund investments, excluding deferred interest, in the amount of $357,774.

The net loss of $667,699 for the year ended December 31, 2004 consisted primarily of $224,198 of travel and entertainment expenses, $232,304 of consulting expenses, $91,567 for directors and officers liability insurance, $71,371 for a monthly administrative services agreement, $174,999 for professional fees, $13,964 for transfer agent fees and other formation expenses, operating costs of $1,608 and franchise taxes of $24,171, offset by interest income on the trust account investments, excluding deferred interest, in the amount of $166,483. Of the consulting expenses, $125,000 relates to an agreement Chardan entered into with Best of the Best during the quarter ended June 30, 2004, to assist in Chardan’s search for prospective target companies in China. The consulting firm has also performed due diligence on prospective target businesses and assisted Chardan in structuring and consummating a business combination with Origin. In the event Chardan acquires Origin, we are obligated to pay the consulting firm an additional $125,000.

Chardan has also employed The Equity Group, Inc., a financial public relations firm, for a period of one year, commencing in December 2004. Chardan agreed to an initial retainer of $24,000 for the first two months of services to be paid $20,000 on signing and the balance of $4,000 payable upon closing of the proposed business combination. For the remaining 10 months, Chardan will pay $10,000 per month, plus reasonable and necessary out-of-pocket expenses. The monthly payment will accrue until the closing of the proposed business combination. The agreement is renewed automatically for successive one year periods unless notice of termination is given 30 days in advance of the renewal date. To date, they have been paid $80,359.

$20,527,500 of the net proceeds of the initial public offering are in trust, with the remaining net proceeds of approximately $714,500 to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We will use substantially all of the net proceeds of our initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. We intend to utilize our cash, including the funds held in the trust fund, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other available cash will be used to finance the operations of the target business. At June 30, 2005, we had cash outside of the trust fund of $9,116, prepaid expenses of $9,369 and liabilities, excluding deferred interest, of $586,764, leaving us with a working capital deficiency of $568,279, excluding investments held in trust and related deferred interest.

As of June 30, 2005, Chardan has incurred a total of approximately $1,300,000 in expenses. The most significant expenses incurred to date include approximately $404,000 in legal and accounting fees, $318,000 for consultants to Chardan for due diligence reviews and other consultation services (representing $131,954 paid to Best of the Best, $53,617 paid to Deloitte & Touche for tax structuring advise, $80,359 paid to The Equity Group, Inc. for financial public relations, $10,000 paid to Everbright Securities for review of Origin and due diligence and $41,733 paid to Lehman Lee and Xu for due diligence work in respect of Origin, separate from their professional fees), $237,000 in travel expenses, $116,000 in monthly office expenses payable to Chardan Venture LLC and $135,000 in premiums for insurance. These expenses exceed by approximately $600,000 the net proceeds from its initial public offering not held in the trust account. These higher than anticipated expenses have been due to the fact that pursuit of a business combination with a company that has its principal operations in China has proven more costly than doing so domestically. Among the unanticipated expenses were the greater costs of the due diligence process and higher than anticipated costs for travel between the United States and China. Another factor contributing to the higher than anticipated expenses was the substantial effort associated with one transaction that was not pursued. In order to pay certain of the expenses, Chardan has accrued various liabilities and borrowed capital from Kerry Propper, our executive vice president. The accrued but unpaid liabilities of Chardan will become the liabilities of the combined companies in the event that the business acquisition is consummated. They will, as a result, be paid out of the proceeds of the trust account once those funds are distributed.

Chardan intends to utilize its cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination. Under the agreement governing the proposed transaction, approximately $10,000,000 will be paid to the stockholders of Origin to acquire their shares. The remainder of approximately $11,000,000, including accrued interest will be used to finance the operations of the target business. Uses of those proceeds will include, among other things, the following:

•	Payment of the accrued expenses of the Company and loans outstanding as of the date of the closing of the transaction;

•
To support internal expansion of the Company’s operations, including increased hiring expansion of existing facilities or the acquisition or construction of new facilities, expenditures to increase the geographic markets within China in which the Company operates and expansion of the production and distribution networks needed to accomplish that geographic market extension; and

•
To increase research and development to enable the Company to expand its product offering, including the development of additional hybrids for corn, cotton and rice, as well as expansion of efforts with regard to genetically-engineered products to position the company to enter that market as acceptance of those product increases.

Chardan is obligated to pay to Chardan Ventures LLC a monthly fee of $7,500 for general and administrative services. In addition, in December 2003 and January 2004, Kerry Propper, Chardan’s executive vice president, advanced an aggregate of $70,000 to us, on a non-interest bearing basis, for payment of offering expenses on Chardan’s behalf. These amounts were repaid in March 2004 out of proceeds of its initial public offering.

Chardan is obligated, commencing April 1, 2004, to pay to Chardan Ventures, an affiliate of Dr. Richard D. Propper, its chairman of the board, Jiangnan Huang, a director and chief executive officer and Zhang Li, a director and chief financial officer, a monthly fee of $7,500 for general and administrative services.

In 2005, Kerry Propper, our executive vice president, advanced $55,950 to Chardan on a non-interest basis under an oral agreement. The amount is due on demand after the consummation of a business combination.

In connection with its initial public offering, Chardan issued an option for $100 to the representative of the underwriters to purchase 350,000 units at an exercise price of $9.90 per unit. Chardan has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. Chardan estimates that the fair value of this option is approximately $133,000 ($.38 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 20.16%, (2) risk-free interest rate of 2.72% and (3) expected life of five years. The option may be exercised for cash or on a “cashless” basis at the holder’s option such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. In addition, the warrants underlying such Units are exercisable at $6.40 per share. In addition, the warrants underlying such Units are exercisable at $6.40 per share.

Off-Balance Sheet Arrangements.

There were no off-balance sheet arrangements during the period from December 5, 2003 (inception) through December 31, 2004 or in the quarter ended March 31, 2005, that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to Chardan.

PRO FORMA

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of State Harvest Holdings Limited, a BVI company, and the Origin Operating Companies (together, “Origin”) and the historical balance sheet of Chardan Capital Acquisition Corp. (“Chardan”) as of December 31, 2004.

The following unaudited pro forma condensed consolidated statements of operations combine the historical statements of operations of Origin and Chardan for the year ended December 31, 2004, giving effect to the transaction described in the Stock Purchase Agreement, dated December 20, 2004 (the “Transaction”), as if it had occurred on January 1, 2004.

The unaudited pro forma condensed consolidated balance sheet at December 31, 2004 and the statement of operations for the year then ended has been prepared using two different levels of approval of the Transaction by the Chardan stockholders, as follows:

•	Assuming Maximum Approval: This presentation assumes that 100% of Chardan stockholders approve the Transaction; and

•	Assuming Minimal Approval: This presentation assumes that only 80.1% of Chardan stockholders approve the Transaction.

We are providing this information to aid you in your analysis of the financial aspects of the Transaction. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Origin and Chardan and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

The unaudited pro forma condensed consolidated financial statements were prepared treating the Transaction as a recapitalization of Origin. Since Chardan is not an operating company, the Transaction is treated as the issuance of shares of Origin for the net tangible assets (consisting principally of cash) of Chardan. Therefore, no goodwill has been recorded in the Transaction.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
ASSUMING MAXIMUM APPROVAL
DECEMBER 31, 2004

			Pro Forma		Pro forma
	Origin	Chardan	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,318,511	$99,231	$20,735,328	(a)	$19,403,070
			(9,750,000)	(b)
Investments held in trust		20,735,328	(20,735,328)	(a)
Due from related parties	94,792				94,792
Advances to suppliers	198,594				198,594
Inventories	28,492,922				28,492,922
Income tax receivable	909,996				909,996
Prepaid expenses and other current assets	1,240,803	49,532			1,290,335
Total Current Assets	39,255,618	20,884,091	(9,750,000)		50,389,709

Land use rights, net	1,365,553				1,365,553
Plant and equipment, net	7,974,611				7,974,611
Equity investment	1,241,419				1,241,419
Acquired intangible assets, net	347,062				347,062
Deferred income tax assets	50,623				50,623
Other assets	74,252				74,252

Total assets	$50,309,138	$20,884,091	$(9,750,000)		$61,443,229

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short term borrowings	$4,953,785				$4,953,785
Accounts payable	2,747,727	$243,357			2,991,084
Due to growers	10,071,516				10,071,516
Due to officers and related parties	170,753		$250,000	(b)	420,753
Advances from customers	9,506,856				9,506,856
Deferred revenue	4,581,714				4,581,714
Deferred interest		41,545	(41,545)	(c1)	—
Income tax payable	139,187				139,187
Other payables and accrued expenses	813,694				813,694
Total Current Liabilities	32,985,232	284,902	208,455		33,478,589

Other long-term liabilities	346,982				346,982
Total Liabilities	33,332,214	284,902	208,455		33,825,571

Common stock subject to conversion		4,103,450	(4,103,450)	(c1)	—

Minority Interests	427,004				427,004

Shareholders’ equity (deficiency):
Common stock	10,000	490	(10,000)	(d)	1,510
			1,020	(d)
Additional paid-in capital	12,082,402	17,163,483	4,103,450	(c1)	22,731,626
			(12,082,402)	(d)
			1,464,693	(b)(d)(e)
Retained earnings (accumulated deficit)	4,457,518	(668,234)	41,545	(c1)	4,457,518
			626,689	(e)
Total stockholders’ equity	16,549,920	16,495,739	(5,855,005)		27,190,654

Total liabilities and stockholders’ equity	$50,309,138	$20,884,091	$(9,750,000)		$61,443,229

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
ASSUMING MINIMUM APPROVAL
DECEMBER 31, 2004

			Pro Forma		Pro forma
	Origin	Chardan	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$8,318,511	$99,231	$20,735,328	(a)	$15,258,075
			(9,750,000)	(b)
			(4,144,995)	(c2)
Investments held in trust		20,735,328	(20,735,328)	(a)	—
Due from related parties	94,792				94,792
Advances to suppliers	198,594				198,594
Inventories	28,492,922				28,492,922
Income tax receivable	909,996				909,996
Prepaid expenses and other current assets	1,240,803	49,532			1,290,335
Total Current Assets	39,255,618	20,884,091	(13,894,995)		46,244,714

Land use rights, net	1,365,553				1,365,553
Plant and equipment, net	7,974,611				7,974,611
Equity investment	1,241,419				1,241,419
Acquired intangible assets, net	347,062				347,062
Deferred income tax assets	50,623				50,623
Other assets	74,252				74,252

Total assets	$50,309,138	$20,884,091	$(13,894,995)		$57,298,234

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short term borrowings	$4,953,785				$4,953,785
Accounts payable	2,747,727	$243,357			2,991,084
Due to growers	10,071,516				10,071,516
Due to officers and related parties	170,753		$250,000	(b)	420,753
Advances from customers	9,506,856				9,506,856
Deferred revenue	4,581,714				4,581,714
Deferred interest		41,545	(41,545)	(c2)	—
Income tax payable	139,187				139,187
Other payables and accrued expenses	813,694				813,694
Total Current Liabilities	32,985,232	284,902	208,455		33,478,589

Other long-term liabilities	346,982				346,982
Total Liabilities	33,332,214	284,902	208,455		33,825,571

Common stock subject to conversion		4,103,450	(4,103,450)	(c2)	—

Minority Interests	427,004				427,004

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Continued)
ASSUMING MINIMUM APPROVAL
DECEMBER 31, 2004

	Origin	Chardan	Pro Forma Adjustments		Pro forma Combined

Shareholders’ equity (deficiency):
Common stock	10,000	490	(10,000)	(d)	1,510
			1,020	(d)
Additional paid-in capital	12,082,402	17,163,483	(12,082,042)	(d)	18,586,631
			1,422,788	(b)(d)(e)
Retained earnings (accumulated deficit)	4,457,518	(668,234)	668,234	(e)	4,457,518

Total stockholders’ equity	16,549,920	16,495,739	(10,000,000)		23,045,659

Total liabilities and stockholders’ equity	$50,309,138	$20,884,091	$(13,894,995)		$57,298,234

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ASSUMING MAXIMUM APPROVAL
FOR THE YEAR ENDED DECEMBER 31, 2004

			Pro Forma		Pro forma
	Origin	Chardan	Adjustments		Combined

Revenues	$36,430,799				$36,430,799
Cost of revenues	21,544,457				21,544,457
Gross Profit	14,886,342				14,886,342
Operating expenses
Selling and marketing expenses	2,463,576				2,463,576
General and administrative expenses	2,917,851	$834,182			3,752,033
Research and development expenses	818,416				818,416
Total operating expenses	6,199,843	834,182			7,034,025
Income from operations	8,686,499	(834,182)			7,852,317
Interest expense	(100,425)				(100,425)
Interest income	44,948	166,483	$41,545	(c1)	252,976
Equity in earnings of associated company	232,538				232,538
Other income	18,017				18,017
Income before income taxes and minority
Interests	8,881,577	(667,699)	41,545		8,255,423
Income taxes	930,162				930,162
Income before minority interests	7,951,415	(667,699)	41,545		7,325,261
Minority interests	(42,339)				(42,339)

Net income (loss)	$7,909,076	$(667,699)	$(41,545)		$7,282,922

Pro Forma Net income per share - primary and diluted (f)					$0.51

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ASSUMING MINIMUM APPROVAL
FOR THE YEAR ENDED DECEMBER 31, 2004
			Pro Forma	Pro forma
	Origin	Chardan	Adjustments	Combined

Revenues	$36,430,799			$36,430,799
Cost of revenues	21,544,457			21,544,457
Gross Profit	14,886,342			14,886,342
Operating expenses
Selling and marketing expenses	2,463,576			2,463,576
General and administrative expenses	2,917,851	$834,182		3,752,033
Research and development expenses	818,416			818,416
Total operating expenses	6,199,843	834,182		7,034,025
Income from operations	8,686,499	(834,182)		7,852,317
Interest expense	(100,425)			(100,425)
Interest income	44,948	166,483		211,431
Equity in earnings of associated company	232,538			232,538
Other income	18,017			18,017
Income before income taxes and minority
Interests	8,881,577	(667,699)	—	8,213,878
Income taxes	930,162			930,162
Income before minority interests	7,951,415	(667,699)	—	7,283,716
Minority interests	(42,339)			(42,339)

Net income (loss)	$7,909,076	$(667,699)	$—	$7,241,377

Pro Forma Net income per share - primary and diluted (f)				$0.53

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
PRO FORMA ADJUSTMENTS

(a)	to record the release of funds held in trust by Chardan

(b)	to record the payment of the $10,000,000 initial cash payment, net of $250,000 hold back to secure indemnification obligations

(c1)	assuming maximum approval, to reclassify common stock held in trust to permanent equity and to record related deferred interest as income

(c2)	assuming minimum approval, to record refund of funds to dissenting stockholders

(d)	to record the issuance of 10,000,000 shares of Chardan common stock for all the shares of Origin and 200,000 shares of Chardan common stock to Best of the Best in connection with the transaction

(e)	to eliminate the accumulated deficit (as adjusted when assuming maximum approval) of Chardan as Origin will be the continuing entity for accounting purposes

(f)	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Year ended December 31, 2004
	Assuming Maximum Approval (100%)	Assuming Minimum Approval (80%)
Shares issued to the shareholders of Origin in the Transaction	10,000,000	10,000,000
Shares issued to Best of the Best in connection with the Transaction	200,000	200,000
Chardan weighted average shares	4,039,000	3,409,364
	14,239,000	13,609,364

Options and warrants have not been considered since the related exercise prices are in excess of the market prices during the period.

DIRECTORS AND MANAGEMENT

Directors and Management Following the Stock Purchase

At the effective time of the stock purchase, the board of directors, executive officers and key employees of Agritech will be as follows:

Name	Age	Position

Gengchen Han	49	Chairman of the Board and Chief Executive Officer
Yasheng Yang	41	Director and President, Treasurer and Chief Operating Officer
Liang Yuan	47	Director and Executive Vice Chairman
Bailiang Zhang	63	Director
Da Fang Huang	63	Director
Kerry S. Propper	30	Director
Steven Urbach	29	Director
Michael D. Chermak	45	Director
Remo Richli	42	Director
Richard D. Propper, M.D.	58	Vice President for Corporate Development

Gengchen Han will be the Chairman and Chief Executive Officer of Agritech and will be the chief executive officer of each of the Origin Operating Companies and Origin. Mr. Han is currently Executive Chairman of Origin Seed and its affiliated companies, a position that he has held since founding the business in 1997. Dr. Han has more than 20 years of experience in research and development of hybrid seed products, particularly corn seed. From 1982 until 1984, Dr Han was a lecturer at the Henan Agriculture University. From 1984 to 1987, Dr. Han studied at Iowa State University and received his PhD degree in Plan Breeding and Cytogenics. From 1989 until 1990 he was with the International Maize and Wheat Improvement Center (CIMMYT) in Mexico. He then went to Pioneer Hi-bred International from 1990 to 1996; his positions there having included Regional Technical Coordinator for Asia/Pacific and Regional Supervisor for China Business.

Yasheng Yang will be a director and the president, treasurer and chief operating officer of Agritech and will be an executive officer of each of the Origin Operating Companies and Origin. He has been the President and Chief Operating Officer of Origin Seed in its affiliated companies since 1998, principally responsible for advertising and marketing. Prior to joining Origin Seed, from 1995 to 1997, he worked in the Fujian government as an officer, where he specialized in technology, medical and educational areas.

Liang Yuan will be a director and the executive vice chairman of Agritech and will be an executive officer of the Origin Operating Companies and Origin. Mr. Yang has been the chairman of Origin Seed and its affiliated companies since 1997, principally responsible for infrastructure and public relations. Prior to joining Origin Seed, Mr. Yuan was at the Fujian Economic Research Institute from 1985 to 1997, where he was in charge of the research and development of the regional economy in Fujian province.

Bailiang Zhang will be a director of Agritech. Mr. Zhang served a president of Henan Agriculture University from 1994 to 2003, and occupied other positions in the University since 1985. As a result of his work in the field of agriculture, he has received numerous honors, including acting as a representative to the National People’s Congress, and the 51 Labor Medal, one of the highest awards given to Chinese citizens in recognition of significant contributions to the welfare of the country.

Da Fang Huang will be a director of Agritech. Mr. Huang has been the director and CAAS Professor of the Biotechnology Research Institute located in Beijing, PRC since 1995. From 1993 to 1995, Mr. Huang was the Deputy Director and CAAS Professor of the Institute of Plant Protection. From 1986 to 1988 and in 1992, Mr. Huang was a visiting scientist at Cornell University and the Boyce Thompson Institute. From 1960 to 1965, Mr. Huang was working at the Beijing Agricultural University in the Department of Plant Pathology.

Kerry S. Propper will be a continuing director of Agritech, the successor to Chardan. He was a founder and has been the executive vice president and a director of Chardan since its inception in December 2003. Mr. Propper is the chief executive officer and a director of each of Chardan China Acquisition Corp. II and Chardan China Acquisition Corp. III, blank check companies organized to locate and consummate business combinations in the PRC. Mr. Propper is also a principal and CEO of Chardan Capital Markets, LLC, a broker dealer, which he founded with Steven Urbach in February 2003. Mr. Propper has been the owner and chief executive officer of The Gramercy Group LLC, a New York based broker/dealer, since July 2003. From February 1999 until March 2003 Mr. Propper was a founder, owner and managing director of Windsor Capital Advisors, LLC, an investment advisory and investment banking firm located in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Proper served as a senior trader of Aegis Capital Corp, a broker dealer and member firm of the NASD. Mr. Propper is also currently serving as a board member of Source Atlantic, Inc., a Boston based health care technology company.

Steven Urbach will be a director of Agritech. He is currently a principal in and President and Chief Financial Officer of Chardan Capital Markets, LLC, which he founded with Kerry Propper in February 2003. From February 1999 to February 2003, Mr. Urbach was a Senior Trader at Windsor Capital Advisors, LLC, a firm specializing in making markets in Nasdaq securities. From September 1997 until February 2000, Mr. Urbach worked at Chase Manhattan Bank as an analyst and portfolio manager.

Michael D. Chermak will be a continuing director of Agritech. He is currently the Chairman and Chief Executive Officer of Retail Pilot, the parent of ShopGuard USA, a private company located in San Diego, California, which he joined in 2004. ShopGuard markets tracking and security devices to the retail industry. From August 2003 to June 2004, Mr. Chermak was the Chief Executive Officer Carttronics, LLC, which made and marketed devices that prevent unauthorized removal of shopping carts from retailers’ premises. From June 2001 to July 2002, Mr. Chermak was the chief executive officer of First Opinion Corp. which develops software used to assist healthcare providers in making differential diagnoses of patients. From mid-1999 through July 2000, Mr. Chermak was a principal of eByz, LLC, a software development company that he co-founded. eByz was focused on supply chain simplification and automation software products.

Remo Richli will be a director of Agritech. Mr. Richli has been engaged since 2001 in corporate finance activities through his firm, Richli Consulting, located in Switzerland and Los Angeles, California. From 1999 to 2001, Mr. Richli was a financial expert at RP Associates, a firm of finance and accounting task consultants. During his time with RP Associates, Mr. Richli was also the Chief Financial Officer of one of its clients. From 1993 to 1999, Mr. Richli had another consulting firm engaged in corporate finance consultancy for mid-sized companies in financial distress and acted as the Chief Executive Officer of client companies on a consulting basis. From 1991 to 1993, Mr. Richli worked with the Department of Finance of the City of Luzern, Switzerland.

Dr. Richard D. Propper will be the Vice President for Corporate Development. He has been the chairman of the board of directors of Chardan since its inception in December 2003 and will serve in that role until consummation of this business combination. In August 2003, he formed Chardan Capital, LLC, a venture capital management and financial strategic consulting firm based in Southern California, and has been one of its managers since its formation. Through Chardan and two other companies, Dr. Propper focuses principally on building business relationships between Chinese and U.S. companies. From June 2002 to July 2003, Dr. Propper was Chief Executive Officer and Chairman of the board of Mera Pharmaceuticals, Inc., a public company that produces products from aquatic microorganisms. In 1984, he founded Montgomery Medical Ventures Funds, an early stage venture capital firm, and was the managing general partner until July 1993. He then pursued private investment activities from July 1993 until he formed Chardan Capital in June 2002. Dr. Propper received a B.S. from McGill University and an M.D. from Stanford University. He also spent ten years on the faculty of Harvard medical school as a research fellow and an assistant professor in pediatrics. Dr. Propper is the father of Kerry Propper, our chief financial officer and secretary. Dr. Propper is the Chairman of the Chardan North China Acquisition Corporation and Chief Financial Officer and Director of Chardan South China Acquisition Corporation.

Meetings and Committees of the Board of Directors of Chardan

During the fiscal year ended December 31, 2004, Chardan’s board of directors held four meetings. Although Chardan does not have any formal policy regarding director attendance at annual stockholder meetings, Chardan attempts to schedule its annual meetings so that all of its directors can attend. In addition, Chardan expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

In anticipation of being listed on the Nasdaq National Market, Agritech will elect to follow the rules of Nasdaq in determining whether a director is independent. The board of directors of Agritech also will consult with the Company’s counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, the board of directors of Agritech has affirmatively determined that, upon the appointment to the board of directors of Agritech on the closing of the stock purchase, Messrs. Da Fang Huang, Bailiang Zhang, Steven Urbach, Michael D. Chermak and Remo Richli will be the independent directors of Agritech for the ensuing year. The other directors are not independent.

Chardan currently does not have an independent board of directors and is not required to have one.

Audit Committee

In anticipation of being listed on the Nasdaq National Market, Agritech will establish an audit committee to be effective at the consummation of the stock purchase the members will be: Remo Richli (chairman), Steven Urbach and Michael Chermak. As required by Nasdaq listing standards, Chardan’s audit committee is comprised of at least three independent directors who are also “financially literate.” The listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Messrs. Richli, Urbach and Chermak are financially literate. The board of directors believes that each audit committee member has an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the company’s financial statements, including estimates, accruals and reserves, experience in analyzing or evaluating financial statements of similar breadth and complexity as the company’s financial statements, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Audit Committee Financial Expert

The board of directors believes that Mr. Remo Richli, a director of Agritech, will qualify as an “audit committee financial expert” within the meaning of all applicable rules. The board of directors believes that Mr. Richli has financial expertise from his degrees in business, his activities as a chief executive officer and chief financial officer of various companies, and his consulting activities in the areas of accounting, corporate finance, capital raising and corporate financial analysis.

Current Chardan Board of Directors

In March 2005, the board of directors of Chardan established an audit committee. The sole member of the committee is Mr. Michael Chermak, who is an “independent director” and who is considered “financially literate,” as such terms are defined by Nasdaq. In March 2005 the board of directors adopted an audit committee charter. Pursuant to the terms of the charter, the audit committee’s responsibilities include, among other things:

•    annually reviewing and reassessing the adequacy of the committee’s formal charter;

•    reviewing our annual audited financial statements with our management and our independent auditors and the adequacy of our internal accounting controls;

•    reviewing analyses prepared by management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•    the engagement of the independent auditor;

•    reviewing the independence of the independent auditors;

•    reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or our management;

•    the appointment of the independent auditor to the board of directors, which firm is ultimately accountable to the audit committee and the board of directors;

•    approving professional services provided by the independent auditors, including the range of audit and non-audit fees; and

•    reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

The audit committee will pre-approve the services to be provided by its independent auditors going forward. The audit committee also reviews and recommends to the board of directors whether or not to approve transactions between the company and an officer or director outside the ordinary course.

Meetings and Attendance

As the Chardan audit committee was not formed until March 2005, it did not meet in the year ended December 31,2004.

Independent Auditors’ Fees

Goldstein Golub Kessler LLP (“GGK”) has a continuing relationship with American Express Tax and Business Services Inc. (“TBS”) from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Other services, which do not include Financial Information System Design and Implementation fees, have been provided by TBS.

Audit Fees

During the fiscal year ended December 31, 2004, Chardan paid, or expect to pay, Chardan’s principal accountant $20,000 for the services they performed in connection with the initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2004, $2,000 in connection with the 2003 Form 10-KSB, $15,000 in connection with the review of the Quarterly Reports on Form 10-QSB, and approximately $12,000 in connection with the December 31, 2004 audit and Form 10-KSB.

Audit-Related Fees

During 2004, Chardan’s principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During 2004, Chardan paid TBS approximately $1,900 for tax compliance.

All Other Fees

During 2004, there were no fees billed for products and services provided by the principal accountant to Chardan other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the company engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

Audit Committee Report

As the audit committee of Chardan was not be formed until March 2005, it has not yet met in respect of the end of a fiscal year or prepared a committee report.

Code of Ethics

In anticipation of the stock purchase, the board of directors of Agritech will adopt a code of ethics that applies to Agritech’s directors, officers and employees as well as those of its subsidiaries. A copy of the form of Agritech’s code of ethics has been filed as an annex to this proxy statement. Requests for copies of Agritech’s code of ethics should be sent in writing to Chardan China Acquisition Corp., 625 Broadway, Suite 111, San Diego, California 92101, Attention: Secretary.

Chardan has not yet adopted a formal code of ethics statement because the board of directors evaluated the business of the company and the number of employees and determined that since the business is largely limited to maintaining its cash investments while its searches for a target company and consummates an acquisition and the only persons acting for Chardan are the five directors who are also the officers, general rules of fiduciary duty and federal and state securities laws are adequate ethical guidelines.

Stock Option Committee Information

Upon consummation of the stock purchase, the board of directors of Agritech will establish a stock option committee with Steven Urbach and Remo Richli as its members. The purpose of the stock option committee will be to administer the company’s stock option plans, including authority to make and modify awards under such plans. Initially, the plan will be the Chardan 2005 Performance Equity Plan, as assumed by Agritech. Since the plan has not yet been approved, the stock option committee has not had any meetings and no options or other awards have been granted under the plan.

Nominating Committee Information

In anticipation of being listed on the Nasdaq National Market, Agritech will form a nominating committee in connection with the consummation of the stock purchase. The members will be Steven Urbach, Remo Richli and Michael D. Chermak, each an independent director under Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on Agritech’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. A copy of the form of nominating committee charter is attached as an annex to this proxy statement.

Chardan does not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to the consummation of the stock purchase agreement, Chardan has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. None of the members of the board of directors are “independent.” Currently, the board of directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

Because the management and directors of Chardan are the same persons, the board of directors has determined not to adopt a formal methodology for communications from stockholders on the belief that any communication would be brought to the boards’ attention by virtue of the co-extensive employment.

Director Compensation

Agritech intends to pay its non-employee directors a per diem for each board meeting that they attend, reimburse their expenses incurred in attending meetings and award options to purchase shares of common stock to be issued on election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years. The options will be issued under the stock option plan approved by the board of directors and stockholders pursuant to this proxy statement and the underlying common stock will be registered for issuance upon exercise. The amounts of compensation and numbers of shares subject to options have not been determined.

Chardan’s directors do not currently receive any cash compensation for their service as members of the board of directors.

Executive Compensation

Each of Dr. Gengchen Han and Messrs. Liang Yuan and Yasheng Yang will enter into employment agreements with Origin, effective as of the effective time of the redomestication merger. Dr. Han will be employed as the chairman and chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The agreements will provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in the combined company’s per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes Origin’s breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.

Origin’s Executive Officers

The following sets forth summary information concerning the compensation paid by Origin to Gengchen Han, Liang Yuan and Yasheng Yang during the last three fiscal years.

Management Compensation Summary

Annual Compensation
Name	Year	Salary ($)	Bonus ($)
Gengchen Han	2002 2003 2004	50,051 52,920 —	0 66,672 —

Liang Yuan	2002 2003 2004	21,140 18,663 —	0 50,004 —

Yasheng Yang	2002 2003 2004	33,739 36,612 —	0 55,576 —

Since its formation, neither Origin nor any of the Origin Operating Companies has granted any pension plans, stock options or stock appreciation rights, any awards under long-term incentive plans, or any other non-cash compensation.

Chardan Executive Officers

No executive officer of Chardan has received any cash or non-cash compensation for services rendered to Chardan. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

Commencing April 1, 2004 and ending upon the acquisition of a target business, Chardan has paid and will continue to pay an administrative services fee totaling $7,500 per month to Chardan Ventures for providing Chardan with office space and certain office and secretarial services. Other than this $7,500 per month in fees, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the Chardan stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Chardan stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Executive Compensation Determination

It is the intention of Agritech to determine executive compensation by a decision of the majority of the independent directors, at a meeting at which the chief executive officer will not be present. In the future, the board may establish a committee. At this time, Agritech does not believe a separate committee is necessary because the senior executives of the company are employed under written compensation agreements and the Stock Purchase Agreement provides for equity-based incentive compensation, all of which agreements were negotiated by the Chardan board of directors in arms-length negotiations.

Key Employee Compensation

Dr. Richard D. Propper will serve as the Vice President, Corporate Development without compensation or written agreement. Chardan Capital LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang and Mr. Huang will provide a variety of ongoing services to Origin on a month-to-month basis, terminable at will without penalty, at a monthly cost to Origin of $30,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chardan

Prior to Chardan’s initial public offering, Chardan issued shares of common stock to a number of parties at a price of $0.033 per share. Subsequent to issuance, the Company authorized a 1.166666:1 forward split of its stock, reducing the effective price per share to $0.029. These shares will be held in escrow until March 2007. The parties to whom the stock was issued and the amount of stock issued to them, as well as their relationship to the Company, are set forth below. The number of shares shown are the number of shares held after the split referred to above:

Name	Number of Shares	Relationship to Us
Dr. Richard D. Propper	244,125	Chairman of the Board
Jiangnan Huang	134,167	Director, Chief Executive Officer
Zhang Li	134,167	Director, Chief Financial Officer
Kerry S. Propper	177,042	Director, Executive Vice President
Daniel P. Beharry	83,417	Shareholder
Steven Urbach	72,917	Shareholder
Anthony D. Errico, Jr.	23,333	Shareholder
Michael Urbach	5,832	Shareholder

The holders of these shares are entitled to make up to two demands that Chardan register these shares pursuant to a registration rights agreement dated March 4, 2004. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The combined company will bear the expenses incurred in connection with the filing of any such registration statements.

Chardan Ventures, an affiliate of Dr. Richard D. Propper, Chardan’s Chairman, and Jiangnan Huang and Zhang Li, both officers and directors of Chardan has agreed that commencing April 1, 2004 and ending upon the acquisition of a target business, it will make available to Chardan a small amount of office space and certain office and secretarial services, as Chardan may require from time to time. Chardan has agreed to pay Chardan Ventures a total of $7,500 per month for these services. As of January 31, 2005, Chardan has paid or accrued for payment to Chardan Ventures a total of $75,000.

Chardan has and will continue to reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf, such as identifying and investigating possible target businesses and business combinations.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Chardan officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of the above listed Chardan stockholders.

After completion of the stock purchase, Dr. Propper will continue to serve in the capacity of Vice President, Corporate Development, without compensation, and Chardan Capital, LLC, an affiliate of Dr. Propper, Mr. Beharry, Mr. Zhang and Mr. Huang, will provide a variety of ongoing services to Origin at a cost to Origin of $30,000 per month on a month-to-month basis, terminable by Origin without penalty. The services will be on a non-exclusive basis and will include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization, transfer agent matters and such other similar services as requested and agreed to by Chardan Capital, LLC.

All ongoing and future transactions between Chardan and any of its officers and directors or their respective affiliates, will be on terms believed by Chardan to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of Chardan board who do not have an interest in the transaction.

Each of Dr. Richard Propper and Messrs. Li Zhang, Kerry Propper and Jiangnan Huang have affiliations with Chardan North China Acquisition Corporation and Chardan South China Acquisition Corporation as officers and directors. These relationships may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. It has been agreed, however, that until Chardan consummates a business combination or liquidates, neither Chardan North or Chardan South will execute a letter of intent, agreement in principle or definitive agreement for a business combination. If Chardan’s transaction with Origin fails for any reason, the Chardan officers and directors will have a pre-existing fiduciary obligation to Chardan and will offer it all suitable business opportunities prior to offering them to Chardan North or Chardan South.

Mr. Kerry Propper has lent to Chardan, on a non-interest bearing basis, an aggregate of $55,950, payable on demand, pursuant to an oral arrangement after the consummation of a business combination.

Dr. Richard Propper is the father of Mr. Kerry Propper.

Origin

Origin has lent the following amounts to some of its executive officers who are also some of the Origin Stockholders, on a non-interest bearing basis, without a specified due date:

	RMB 2003	US$ 2004
Yang Yasheng	300,000	$39,174
Zhao Yuping	200,000	$24,573
Han Gengchen	—	$3,512
Yuan Liang	—	$2,633
Zhang Weidong	—	$319
Chen WieQiang	—	$200
	500,000	$70,411

Henan Agricultural University owes Origin $24,381. During fiscal year 2004, Origin paid to Henan Agricultural University $253,736 for technology usage fees for the exclusive right to use certain seed technologies. Henan Agricultural University is a minority stockholder of Beijing Origin. Origin paid Shijiazhuang Li Yu Technology Development Co., Ltd. in fiscal $995,945 in usage fees for the exclusive right to use certain seed technologies and owes $170,753 as of December 31, 2004. Shijiazhuang Li Yu Technology Development Co., Ltd. was previously owned by Yang YaSheng until September 2004 when it became owned by Origin and accounted by the equity method of investment.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Owners of More Than 5% of Chardan Common Stock

Based upon filings made with the Securities and Exchange Commission under Section 13(d) of the Exchange Act on or before September 15, 2005, Chardan is aware of the following beneficial owners of more than 5% of any class of its voting securities.

Name and Address of Beneficial Owner(1)	Shares of Chardan Common Stock	Approximate Percentage of Outstanding Common Stock
Richard D. Propper, M.D.(2)	244,125	5.0%
Sapling, LLC(3)	480,000	9.8%
Barry Rubenstein(4)	250,000	5.1%
Jack Silver(5)	250,000	5.1%
First New York Securities LLC(6)	94,950	1.9%
Judy Finger(6)	222,325	4.5%
Douglas Topkes(6)	222,325	4.5%
Haystack Capital L.P.(6)	116,200	2.4%
Jeffrey L. Feinberg(7)	716,400	14.6%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2)
The business address of Dr. Propper is 625 Broadway, Suite 1111, San Diego, California 92101. Does not include 271,250 shares of common stock issuable upon exercise of warrants that are not currently exercisable and will not become exercisable within the next 60 days.

(3)
The business address of Sapling, LLC is 535 Fifth Avenue, 31st Floor, New York, New York 10017. Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership, is the sole member of Sapling, LLC and Fir Tree, Inc., a New York corporation, is the manager of Sapling, LLC. The foregoing information is derived from a Schedule 13G filed by such entity with the Securities and Exchange Commission on December 23, 2004. Mr. Jeffrey Tannenbaum has dispositive and voting authority of the shares of common stock held by Sapling, LLC.

(4)
The business address of Woodland Partners, Barry Rubenstein and Marilyn Rubenstein is 68 Wheatley Road, Brookville, New York 11545. Mr. Rubenstein has sole power to vote and dispose of 130,000 shares of common stock and shared voting and dispositive authority for 70,000 shares of common stock with his spouse, Marilyn Rubenstein, held through Woodland Partners of which they are general partners. The amounts reported above do not include 120,000 shares underlying warrants held by Woodland Partners and 160,000 shares underlying warrants held by Barry Rubenstein Rollover IRA Account, none of which are currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(5)
The business address of Jack Silver is c/o Sherleigh Associates LLC (d/b/a Star Capital), 660 Madison Avenue, New York, New York 10021. Does not include 500,000 shares of common stock issuable upon exercise of warrants held by Mr. Mr. Silver which are not currently exercisable and which will not become exercisable within the next 60 days. The foregoing information was derived from a Schedule 13G filed with the SEC on March 26, 2004.

(6)
The business address of First New York Securities L.L.C., Ms. Judy Finger, Mr. Douglas Topkes and Haystack Capital L.P. is 850 Third Avenue, 17th Floor, New York, New York 10022. Ms. Finder and Mr. Topkes are employed by and trade securities for the proprietary account of First New York Securities and are managing members of Haystack Capital L.L.C., which is the general partner of Haystack Capital L.P., a hedge fund. First New York Securities LLC has sole power to vote and dispose of 94,950 shares and Haystack Capital LP has sole power to vote and dispose of 116,200 shares. Each of Judy Finger and Douglas Topkis have shared power to vote 174,850 shares and each of Judy Finger and Douglas Topkis have shared power to dispose of 222,325 shares. The amounts reported above do not include 168,000 shares underlying warrants which are not currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a Schedule 13G filed by the above persons with the SEC on February 8, 2005.

(7)
The securities reported as held by Mr. Feinberg represent shares of common stock and are held by (i) a separately managed account managed by Jeffrey L. Feinberg, and (ii) JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd., to which JLF Asset Management, L.L.C. serves as the management company and/or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, L.L.C. The address is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. The amounts reported above do not include 910,100 shares underlying warrants which are not currently exercisable and which will not become exercisable within the next 60 days. The information is derived from a Schedule 13G filed by the above persons with the SEC on March 23, 2005 and Form 4 filed on September 13, 2005.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

Security Ownership of Officers and Directors of Chardan

The following table sets forth information with respect to the beneficial ownership of Chardan common shares, as of September 15, 2005 by:

•	each director and executive officer; and

•	all directors and officers as a group.

Name(1)	Shares of Chardan Common Stock	Approximate Percentage of Outstanding Common Stock(2)
Richard D. Propper, M.D. Chairman of the Board	244,125	5.0%
Kerry Propper Executive Vice President and Director	177,042	3.6%
Jiangnan Huang Chief Executive Officer and Director	134,167	2.7%
Zhang Li Chief Financial Officer and Director	134,167	2.7%
Michael D. Chermak Director	-0-	-0-
Directors and officers as a group (five persons)	689,501	14.1%

____________________________________

(1)    Unless otherwise indicated, the business address of each of the individuals is c/o 625 Broadway, Suite 1111, San Diego, CA 92101.

(2)    Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

Dr. Richard Propper, Kerry Propper, Jiangnan Huang and Zhang Li are deemed to be our “parents” and “promoters,” as these terms are defined under the Federal Securities laws.

Security Ownership of Officers and Directors of Agritech after the Acquisition

The following table sets forth information with respect to the beneficial ownership of Agritech common shares immediately after the consummation of the acquisition of Origin by:

•	each director and executive officer; and

•	all directors and officers as a group.

Name	Shares of Chardan Common Stock	Approximate Percentage of Outstanding Common Stock(*)
Gengchen Han(1) Chairman of the Board and Chief Executive Officer	3,336,400	22.0%

Yasheng Yang(1) President, Treasurer and Chief Operating Officer and Director	1,946,550	12.9%

Name	Shares of Chardan Common Stock	Approximate Percentage of Outstanding Common Stock(*)
Liang Yuan(1) Executive Vice Chairman and Director	3,336,400	22.0%

Bailiang Zhang(1) Director	-0-	-0-

Da Fang Huang(1) Director	-0-	-0-

Kerry Proper(2) Director	177,042	1.2%

Steven Urbach(2) Director	72,917	0.5%

Michael D. Chermak(2) Director	-0-	-0-

Remo Richli(2) Director	-0-	-0-

Richard D. Propper, M.D.(2)(3) Vice President for Corporate Development	515,375	3.4%

Directors and officers as a group (10 persons)(3)	9,384,684	61.1%

____________________________________

*	Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o E201 Zhongguancun Development Building, 12 Shangdi Xinxi Lu, Haidian District, Beijing, 1000085.

(2)	Unless otherwise indicated, the business address of each of the individuals is c/o 625 Broadway, Suite 1111, San Diego, CA 92101.

(3)	Include 271,250 shares of common stock issuable upon exercise of publicly traded common stock purchase warrants that are exercisable upon consummation of the acquisition of Origin.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Chardan

The shares of Chardan common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols “CAQC,”“CACQW” and “CACQU,” respectively. The closing price for each share of common stock, warrant and unit of Chardan on September 23, 2005, was $______, $_____ and $_____, respectively. Chardan units commenced public trading on March 16, 2004 and common stock and warrants commenced public trading on March 22, 2004.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Over-the-Counter Bulletin Board
	Chardan Common Stock		Chardan Warrants		Chardan Units
	High	Low	High	Low	High	Low
2004 First Quarter	N/A	N/A	N/A	N/A	$6.25	$5.99
2004 Second Quarter	$5.00	$4.65	$1.05	$0.64	$6.95	$6.03
2004 Third Quarter	$4.94	$4.75	$0.85	$0.61	$6.80	$5.70
2004 Fourth Quarter	$6.65	$4.85	$2.03	$0.62	$10.60	$6.00
2005 First Quarter	$8.12	$6.20	$3.21	$1.60	$14.35	$9.30
2005 Second Quarter	$9.10	$7.35	$3.35	$2.00	$15.50	$12.25

Holders of Chardan common stock, warrants and units should obtain current market quotations for their securities. The market price of Chardan common stock, warrants and units could vary at any time before the stock purchase.

In connection with the stock purchase, application has been made and provisionally approved for the quotation of the combined company’s common stock, warrants and units on the Nasdaq National Market under the symbol “SEED,”  “SEEDW” and “SEEDU,” respectively, subject to official notice of issuance. If the securities are not listed on the Nasdaq, they will continue to be traded on the over-the-counter bulletin board. Currently there is no trading market for any of the securities of Agritech, and there can be no assurance that a trading market will develop.

Holders

As of September 23, 2005, there was one holder of record of the units, eleven holders of record of the common stock and two holders of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each. It is anticipated that the number of holders of Agritech common stock after the redomestication merger will be the same as the number of holders of Chardan common stock. Immediately after the acquisition of Origin, there will be an additional eleven record shareholders who acquired shares in the acquisition.

Dividends

Chardan has not paid any dividends on its common stock to date and do not intend to pay dividends prior to the completion of a business combination.

The payment of dividends by Agritech in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition if Origin subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

SHARES ELIBIBLE FOR FUTURE SALE

After the redomestication merger and consummation of the acquisition of Origin, there will be 15,100,000 shares of common stock outstanding. Of that amount, 4,900,000 will be registered and freely tradable without securities law restriction, but of that amount 875,000 shares of common stock are being held in escrow until March 22, 2007. Additionally, any of such shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders will also be restricted from public sale as “restricted stock.” The 10,200,000 shares of common stock being issued in connection with the acquisition of Origin will be “restricted stock” and do not have any registration rights. In addition, there are outstanding the 8,050,000 warrants issued in the initial public offering, each to purchase one share of common stock that will be freely tradable after the redomestication merger. The common stock issuable upon exercise of the warrants, will be tradable, provided that there is a registration statement in effect at the time of their exercise. In addition, in connection with the initial public offering, we issued a unit purchase option to the representative of the underwriters which is exercisable for 350,000 units, comprised of 350,000 shares of common stock and 700,000 warrants, each warrant to purchase one share of common stock. Such securities underlying the representative’s unit purchase option and underlying securities have registration rights and may be sold pursuant to Rule 144. Therefore, there are an aggregate of 9,100,000 shares of common stock that may be issued in the future upon exercise of outstanding warrants and options.

In general, under Rule 144, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average preceding four weekly trading volume or 1% of the total number of outstanding shares of common stock. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

Before the redomestication merger there was no market for the securities of Agritech, and no prediction can be made about the effect that market sales of the common stock of Agritech or the availability for sale of the common stock of Agritech will have on the market price of the common stock. It is anticipated that the market should be similar to that of Chardan because the redomestication merger will largely be substituting one security for another on as equal terms as is possible. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price for our securities and could impair our future ability to raise capital through the sale of common stock or securities linked to the common stock.

DESCRIPTION OF THE COMBINED COMPANY’S
SECURITIES FOLLOWING THE STOCK PURCHASE

The following description of the material terms of the capital stock and warrants of the combined company following the stock purchase includes a summary of specified provisions of the certificate of incorporation and by-laws of Agritech that will be in effect upon completion of the stock purchase and the merger. This description is subject to the relevant provisions of the Corporation Law of the British Virgin Islands and is qualified by reference to Agritech’s certificate of incorporation and by-laws, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General

The combined company has no authorized share capital, but it will be authorized to issue 61,000,000 shares of all classes of capital stock, of which 60,000,000 will be ordinary shares, no par value and 1,000,000 will be preference shares of, no par value. The capital of Agritech will be stated in United States dollars.

Ordinary Shares

The holders of the combined company’s ordinary shares are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preference stock, the holders of the ordinary shares are entitled to receive dividends if and when declared by the board of directors. Subject to the prior rights of the holders, if any, of the preference shares, the holders of the ordinary shares are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Preference Stock

Shares of preference stock may be issued from time to time in one or more series and the board of directors of Agritech, without approval of the stockholders, is authorized to designate series of preference stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preference stock. The issuance of shares of preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company’s shares of common stock.

As of the date of this proxy statement/prospectus, there are no outstanding shares of preference stock of any series.

Anti-takeover Effect of Unissued Shares of Capital Stock

Common Stock. After the stock purchase and redomestication merger, Agritech will have outstanding approximately 15,100,000 shares of common stock, assuming that none of the public stockholders elects to exercise the conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the combined company’s board of directors in opposing a hostile takeover bid.

Preference Stock. The memorandum and articles will grant the board of directors the authority, without any further vote or action by the combined company’s stockholders, to issue preference stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preference stock could reduce the combined company’s attractiveness as a target for an unsolicited takeover bid since the combined company could, for example, issue shares of preference stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Warrants

As of September 23, 2005, there were 8,050,000 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the stock purchase; or

•	March 16, 2005.

The warrants will expire at 5:00 p.m., New York City time on March 16, 2008. Chardan may call the warrants for redemption with EarlyBirdCapital’s prior consent:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Chardan.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, stock purchase or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, Chardan will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Purchase Option

Chardan has issued to the representative of the underwriters of its initial public offering an option to purchase up to a total of 350,000 units at a per-unit price of $9.90, commencing on the later of the consummation of the stock purchase or March 16, 2005. The option expires on March 16, 2009. The units issuable upon exercise of this option are the same as the publicly traded units, consisting of one share of common stock and two warrants, except that the warrants are exercisable at $6.40. The option contains demand and piggy-back registration rights for period of five and seven years, respectively, and the combined company will bear the expenses of the registration of the securities for the holders of the option. The exercise price and number of units are subject to adjustment in certain circumstances, including a stock dividend, recapitalization reorganization, merger or consolidation.

Registration Rights Agreements

Chardan has entered into a registration rights agreement providing for the registration of the shares of common stock issued prior to the initial public offering and included in the purchase option. The warrants, to be exercisable, must also continue to have the common stock underlying the warrants registered on an effective registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Chardan common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, (212) 509-4000.

STOCKHOLDER PROPOSALS

If the stock purchase is not consummated, the Chardan 2005 annual meeting of stockholders will be held on or about October 1, 2005 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2005 annual meeting, you need to provide it to us by no later than August 2, 2005. You should direct any proposals to our secretary at Chardan’s principal office in San Diego, CA. If you want to present a matter of business to be considered at the year 2005 annual meeting, under Chardan by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given between July 2, 2005 and August 2, 2005.

LEGAL MATTERS

Maples & Calder, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities issued in connection with the redomestication merger and certain other legal matters related to this joint proxy statement/prospectus.

Guantao Law Firm, Beijing, PRC, counsel to the Origin Parties and Origin Operating Companies has opined as to the validity and enforceability of the consignment agreements of the Origin Parties with respect to three of the Origin Operating Companies. Reference to their opinion has been included in this joint proxy statement/prospectus and given upon their authority as experts in the law of the PRC. A copy of their opinion is filed as an exhibit to the Registration Statement of which this joint proxy/prospectus forms a part.

Graubard Miller, New York, New York, will pass upon the tax matters relating to the redomestication merger as set forth in this joint proxy/prospectus. A copy of their opinion is filed as an exhibit to the Registration Statement of which this joint proxy/prospectus forms a part.

Lehman, Lee & Xu, Beijing, PRC, counsel to Agritech has advised on certain matters, including the enforcement of judgments in the PRC. A copy of their consent with respect to their advise is filed as an exhibit to the Registration Statement of which this joint proxy/prospectus forms a part.

EXPERTS

The consolidated financial statements of State Harvest Holdings Limited as of December 31, 2002, 2003 and 2004, included in this joint proxy statement/prospectus and the related financial statement schedules included elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part, have been audited by Deloitte Touche Tohmatsu CPA Ltd., independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement of which this joint proxy statement/prospectus forms a part, and have been so included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

The financial statements of Chardan at December 31, 2004 and December 31, 2003 and for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003 included in this joint proxy statement/prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this joint proxy statement/prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Agritech and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Agritech’s annual report to stockholders and Agritech’s proxy statement. Upon written or oral request, Agritech will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Agritech deliver shingle copies of such documents in the future. Stockholders may notify Agritech of their requests by calling or writing Agritech at its principal executive offices at Origin Agritech Limited, 625 Broadway, Suite 1111, San Diego, California 92101.

WHERE YOU CAN FIND MORE INFORMATION

Chardan files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Chardan with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

Chardan files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on Chardan at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

After the stock purchase, if the securities of Chardan are listed on the Nasdaq Stock Market, unless you notify Chardan of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of stockholders. In addition, you will be able to request Chardan’s Annual Report on Form 10-KSB.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus incorporated by reference in this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference.

All information contained in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference relating to Chardan has been supplied by Chardan, and all such information relating to the Origin Parties has been supplied by the Origin Parties. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the stock purchase, you should contact:

c/o Origin Agritech Limited
Chardan China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, CA 92101

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF
DIRECTORS AND SHAREHOLDERS OF
STATE HARVEST HOLDINGS LIMITED

We have audited the accompanying consolidated balance sheets of State Harvest Holdings Limited and its subsidiaries (the “Company”) as of December 31, 2002, 2003 and 2004 and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years ended December 31, 2004, all expressed in Renminbi. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002, 2003 and 2004 and the results of its operations and its cash flows for each of the three years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Our audits also comprehended the translation of Renminbi amounts into United States Dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2. Such United States Dollar amounts are presented solely for the convenience of the readers.

Deloitte Touche Tohmatsu CPA Ltd.
Beijing, China
May 4, 2005

STATE HARVEST HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	At December 31,
	2002	2003	2004	2004
Assets	RMB	RMB	RMB	US$

Current assets:
Cash and cash equivalents	78,697,973	49,221,415	68,848,154	$8,318,511
Accounts receivable, net of allowance of
RMB50,850, nil, nil for
2002, 2003 and 2004 respectively	5,274,006	-	-	-
Due from related parties	420,000	520,000	784,547	94,792
Advances to suppliers	1,810,529	7,371,122	1,643,666	198,594
Inventories	114,903,721	170,887,988	235,821,671	28,492,922
Income tax receivable	9,795,564	1,449,676	7,531,581	909,996
Prepaid expenses and other current assets	7,038,563	8,504,254	10,269,502	1,240,803
Total current assets	217,940,356	237,954,455	324,899,121	39,255,618
Land use rights, net	5,177,677	10,988,736	11,301,997	1,365,553
Plant and equipment, net	31,652,831	55,400,693	66,001,864	7,974,611
Long-term investment	-	-	10,274,604	1,241,419
Acquired intangible assets, net	570,319	237,956	2,872,463	347,062
Deferred income tax assets	1,573,084	2,142,148	418,981	50,623
Other assets	473,261	532,771	614,550	74,252
Total assets	257,387,528	307,256,759	416,383,580	$50,309,138

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	15,000,000	35,000,000	41,000,000	$4,953,785
Accounts payable	12,069,243	14,474,266	22,741,562	2,747,727
Due to growers	42,552,299	35,411,109	83,356,902	10,071,516
Due to related parties	-	-	1,413,234	170,753
Advances from customers	57,285,612	73,419,263	78,683,497	9,506,856
Deferred revenues	74,764,068	65,295,950	37,920,553	4,581,714
Income tax payable	-	-	1,151,985	139,187
Other payables and accrued expenses	3,487,187	4,167,510	6,734,536	813,694
Total current liabilities	205,158,409	227,768,098	273,002,269	32,985,232
Other long-term liabilities	2,871,801	2,871,801	2,871,801	346,982

Minority interests	3,271,218	3,183,679	3,534,095	427,004

Commitments and contingencies (Note 16)
Shareholders’ equity:
Common shares (nil for 2002 and 2003;
US$ 1 par value; 10,000 shares
authorized, issued and outstanding in 2004)	-	-	82,765	10,000
Additional paid-in capital	3,671,500	100,000,000	100,000,000	12,082,402
Retained earnings (accumulated deficit)	42,414,600	(26,566,819)	36,892,650	4,457,518
Total stockholders’ equity	46,086,100	73,433,181	136,975,415	16,549,920
Total liabilities and stockholders’ equity	257,387,528	307,256,759	416,383,580	$50,309,138

The accompanying notes are an integral part of these consolidated financial statements.

STATE HARVEST HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Revenues	98,717,316	191,645,454	301,519,504	$36,430,799
Cost of revenues	(46,006,510)	(118,976,611)	(178,312,702)	(21,544,457)
Gross profit	52,710,806	72,668,843	123,206,802	14,886,342

Operating expenses:
Selling and marketing	(6,480,427)	(13,310,899)	(20,389,786)	(2,463,576)
General and administrative	(9,641,490)	(18,947,787)	(24,149,592)	(2,917,851)
Research and development	(5,371,954)	(5,287,964)	(6,773,621)	(818,416)
Total operating expenses	(21,493,871)	(37,546,650)	(51,312,999)	(6,199,843)
Income from operations	31,216,935	35,122,193	71,893,802	8,686,499
Interest expense	(416,934)	(483,314)	(831,166)	(100,425)
Equity in earning of associated company	-	-	1,924,604	232,538
Interest income	440,254	845,448	372,010	44,948
Other income	2,265,862	1,137,140	149,119	18,017
Provision for litigation	(2,871,801)	-	-	-

Income before income taxes and minority
interests	30,634,316	36,621,467	73,508,369	8,881,577
Income taxes	(1,498,312)	(7,807,797)	(7,698,484)	(930,162)
Income before minority interests	29,136,004	28,813,670	65,809,885	7,951,415
Minority interests	(2,574,818)	137,539	(350,416)	(42,339)
Net income	26,561,186	28,951,209	65,459,469	$7,909,076

Net Income per share:
Basic and diluted	RMB 2,656.12	RMB 2,895.12	RMB 6,545.95	$ US 790.91

Shares used in computation:
Basic and diluted	10,000	10,000	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

STATE HARVEST HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

				Retained
			Additional	earnings	Total
	Common shares		paid-in	(accumulated	shareholders’
	Shares	Amount	capital	deficit)	equity
		(RMB)	(RMB)	(RMB)	(RMB)

Balance as of January 1, 2001	-	-	3,671,500	7,925,167	11,596,667
Net income	-	-	-	8,115,010	8,115,010
Balance as of December 31, 2001	-	-	3,671,500	16,040,177	19,711,677

Capital contribution to minority interest	-	-	-	(186,763)	(186,763)
Net income	-	-	-	26,561,186	26,561,186
Balance as of December 31, 2002	-	-	3,671,500	42,414,600	46,086,100

Net income	-	-	-	28,951,209	28,951,209
Capital restructuring	-	-	96,328,500	(96,328,500)	-
Cash dividend	-	-	-	(1,604,128)	(1,604,128)
Balance as of December 31, 2003	-	-	100,000,000	(26,566,819)	73,433,181
Net income	-	-	-	65,459,469	65,459,469
Capital contribution	10,000	82,765	-	-	82,765
Cash dividend	-	-	-	(2,000,000)	(2,000,000)
Balance as of December 31, 2004	10,000	82,765	100,000,000	36,892,650	136,975,415
In USD	10,000	$10,000	$12,082,402	$4,457,518	$16,549,920

The accompanying notes are an integral part of these consolidated financial statements.

STATE HARVEST HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
	2002	2003	2004	2004
Operating activities:	RMB	RMB	RMB	US$
Net income	26,561,186	28,951,209	65,459,469	$7,909,076
Adjustments to reconcile net income to net
cash (used in) provided by operating activities:
Depreciation and amortization	1,555,976	3,260,788	5,225,135	631,322
Loss on disposal of plant and equipment	-	473,787	76,486	9,241
Bad debt provision	30,228	(50,850)	-	-
Minority interests	2,574,818	(137,539)	350,416	42,339
Equity in earnings of associated company	-	-	(1,924,604)	(232,538)
Changes in operating assets and liabilities:
Accounts receivable	(5,272,000)	5,324,856	-	-
Due from related parties	(400,000)	(100,000)	(264,547)	(31,964)
Advances to suppliers	963,469	(5,560,593)	5,727,456	692,014
Inventories	(76,787,563)	(55,984,267)	(64,933,683)	(7,845,549)
Income tax receivable	(9,062,281)	8,345,888	(6,081,905)	(734,840)
Prepaid expenses and other current assets	(3,476,476)	(1,465,691)	(1,765,248)	(213,284)
Deferred tax assets	(1,161,113)	(569,064)	1,723,167	208,200
Other assets	(367,396)	(59,510)	(81,779)	(9,881)
Accounts payable	11,061,592	2,405,023	8,267,296	998,888
Due to growers	35,777,069	(7,141,190)	47,945,793	5,793,003
Due to related parties	-	-	1,413,234	170,753
Advances from customers	2,883,343	16,133,651	5,264,234	636,046
Deferred revenues	69,979,599	(9,468,118)	(27,375,397)	(3,307,606)
Income tax payable	-	-	1,151,985	139,187
Other payables and accrued expenses	(1,755,937)	680,323	2,567,026	310,159
Other long-term liabilities	2,871,801	-	-	-
Net cash (used in) provided by operating activities	55,976,315	(14,961,297)	42,744,534	5,164,566

Investing activities:
Purchase of plant and equipment	(20,011,477)	(26,995,374)	(15,469,658)	(1,869,106)
Purchase of land use rights	(4,574,443)	(5,956,759)	(535,810)	(64,739)
Acquisition of cost method investment	-	-	(8,320,000)	(1,005,256)
Acquisition of equity method investment	-	-	(30,000)	(3,625)
Purchase of intangible assets	-	(9,000)	(3,100,000)	(374,554)
Proceeds on disposal of plant and equipment	-	-	254,908	30,800
Net cash used in investing activities	(24,585,920)	(32,961,133)	(27,200,560)	(3,286,480)

Financing activities:
Proceeds from short-term borrowings	15,000,000	35,000,000	41,000,000	4,953,785
Repayment of short-term borrowings	(5,000,000)	(15,000,000)	(35,000,000)	(4,228,841)
Dividend paid	-	(1,604,128)	(2,000,000)	(241,648)
Issuance of Share capital	-	-	82,765	10,000
Contribution from minority stockholders	-	50,000	-	-
Net cash (used in) provided by financing activities	10,000,000	18,445,872	4,082,765	493,296
Net increase (decrease) in cash and cash equivalents	41,390,395	(29,476,558)	19,626,739	2,371,382
Cash and cash equivalents, beginning of year	37,307,578	78,697,973	49,221,415	5,947,129
Cash and cash equivalents, end of year	78,697,973	49,221,415	68,848,154	$8,318,511

Supplemental disclosure of cash flow information:
Income taxes paid	9,821,705	2,355,531	10,905,237	$1,131,144
Interest paid	416,934	483,314	831,166	$100,425

The accompanying notes are an integral part of these consolidated financial statements.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Beijing Origin Seed Technology Inc. (“Beijing Origin”) was established on December 26, 1997 as a private limited liability company in the People’s Republic of China (“PRC”) with an initial operating period of twenty years.

On September 26, 2003, under PRC law, Beijing Origin was converted from a private limited liability company to a joint stock company in order to issue common shares. The registered capital, together with the reserves, were converted into common shares.

Beijing Origin has six branches located in Lin Ze of Gan Su Province; Zheng Zhou of He Nan Province; Cheng Du of Si Chuan Province; Tie Ling and Shen Yang of Liao Ning Province; Bao Ding of He Bei Province, respectively. Beijing Origin is the majority stockholder of two subsidiaries with 90% and 99% shareholding, respectively, (1) He Nan Origin Cotton Technology Development Co., Ltd. (“He Nan Cotton”), (2) Chang Chun Origin Seed Technology Development Co., Ltd. (“Chang Chun Origin”). Beijing Origin and its subsidiaries were engaged in the research, development, and distribution of hybridized corn seed and other agriculture seed.

State Harvest Holdings Limited (“State Harvest”) was incorporated under the laws of the British Virgin Islands on October 6, 2004. On December 1, 2004, State Harvest established Beijing Origin State Harvest Biotechnology Limited (“BioTech”), a wholly foreign owned enterprise under the laws of PRC with an operating period of 20 years.

PRC regulations restrict direct wholly foreign ownership of seed industry in the PRC. In order to comply with these regulations while allowing foreign indirect participation, State Harvest conducts substantially all of its business through its variable interest entity Beijing Origin, including Beijing Origin subsidiaries: He Nan Cotton and Chang Chun Origin.

Beijing Origin, He Nan Cotton and Chang Chun Origin entered into Technical Service Agreements with BioTech. Under these agreements, BioTech shall provide, with its own technical research resource and team, technical services for the production and distribution of agricultural seeds during the period of this agreement. In return, Beijing Origin, He Nan Cotton and Chang Chun Origin is required to pay BioTech a service fee calculated according to the weight of corn, rice and cotton seeds sold by the Beijing Origin, He Nan Cotton and Chang Chun Origin.

In addition, State Harvest has been assigned 97.96% of Beijing Origin, 100% of Chang Chun Origin and 97.96% of He Nan Cotton through consignment agreements from the stockholders owning such percentages which include, among others, the following terms (i) the consigned shares may not be transferred without the approval of State Harvest, (2) State Harvest has the right to appoint all directors and senior management, (3) State Harvest has the right to vote the shares and receive all economic interests of the shares including dividends and distributions, and (4) the title to some or all consigned shares will be transferred to State Harvest at such times as legal restrictions on transfer imposed by PRC law is removed.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES - continued

Through the consignment agreements described above, State Harvest is deemed the sole beneficiary of Beijing Origin resulting in Beijing Origin and its subsidiaries being deemed subsidiaries of State Harvest under the requirements of FIN 46 (Revised) “Consolidation of Variable Interest Entities” (“FIN 46 (R)”). The agreements described above provided for effective control of Beijing Origin and its subsidiaries, He Nan Cotton and Chang Chun Origin to be transferred to State Harvest at December 25, 2004. Neither State Harvest nor BioTech had any operating activity prior to entering into the consignment agreement with Beijing Origin. In substance, State Harvest has substantially the same shareholders as Beijing Origin. This transaction has been accounted for as a reorganization of entities under common control. Accordingly, State Harvest’s consolidated financial statements are prepared by including the consolidated financial statements of Beijing Origin and its subsidiaries through December 24, 2004, and subsequently the Company’s consolidated financial statements includes State Harvest and its subsidiary and Beijing Origin and its subsidiaries.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of consolidation

The consolidated financial statements include the financial statements of State Harvest, its majority owned subsidiary and its Variable Interest Entities, Beijing Origin and its majority owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.

Investments in operating companies in which the Company has the ability exercise significant influence, which is normally indicated by a 20% to 50% interest, are accounted for under the equity method. The Company’s share of these companies’ earnings or losses are included in the consolidated statement of operations.

Convenience translation into United States dollars

The consolidated financial statements are presented in Renminbi (“RMB”). The translation of RMB amounts into United States dollars has been made for the convenience of the reader and has been made at the exchange rate quoted by the People’s Bank of China on December 31, 2004 of RMB 8.2765 to US$1.00. Such translation amounts should not be construed as representations that the RMB amounts could be readily converted into United States dollars at that rate or any other rate.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant accounting estimates reflected in the Company’s consolidated financial statements include revenue recognition, inventory valuation, allowance for doubtful accounts, useful lives of plant and equipment and intangible assets, and the valuation allowance for deferred income taxes. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased.

Concentrations of credit risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions and only invests in high quality credit instruments. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Inventories

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work in process are valued at weighted-average actual cost. Weighted-average actual cost includes packaging costs and manufacturing overhead costs.

Land use rights, net

Land use rights are recorded at cost less accumulated amortization. Amortization is provided over the term of the land use right agreement on a straight-line basis for 50 years.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Plant and equipment, net

Plant and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated on a straight-line basis over the following estimated useful lives:

Leasehold improvements	Shorter of the useful lives or the lease term
Plant and building	20-40 years
Machinery and equipment	10-15 years
Furniture and office equipment	5 years
Motor vehicles	5 years

The Company constructs certain of its plant and facilities. In addition to costs under construction contracts, external costs directly related to the construction of such facilities, including duty and tariff, and equipment installation and shipping costs, are capitalized. Depreciation is recorded at the time assets are placed in service.

Acquired intangible assets, net

Acquired intangible assets consist primarily of purchased technology rights and are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful lives of these assets of 6 to 10 years and recorded in cost of revenues.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the asset and eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss, equal to the excess of the carrying amount over the fair market value of the asset, is recognized.

Due to growers

The Company purchases seeds from the growers throughout the operating cycle. The majority of the seeds are purchased from the growers from the end of November through the following February.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advances from customers

Beginning in 2003, due to the high demand for the Company’s products, the Company requires all customers to pay cash in full prior to delivery of the seeds. Advances from customers represent cash received from customers in advance of fulfilling a customer’s purchase order. Revenues related to such transactions are recognized when the seeds are delivered and all other revenue recognition criteria are met.

Revenue recognition

The Company derives its revenue primarily from the sale of various branded conventional seeds and branded seeds with biotechnology traits.

Revenue is recognized when pervasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, collectibility is reasonably assured and the right of return has expired. Accordingly, the Company defers revenue until all sale return privileges lapse which generally occurs within 15 days of delivery at which time the selling price has been finalized with the customer.

Amounts billed in excess of revenue recognized are recorded as deferred revenue.

Government subsidies

The Company receives government subsidies in the form of funds for research and development activities and subsidies which reduce the cost of land use rights. These are recognized when received because there are no continuing obligations for their retention after receipt.

(a)	The Company received RMB610,000, RMB1,137,139 and RMB 70,960, to fund research and development activities for the years ended December 31, 2002, 2003 and 2004, respectively.

(b)	The Company received a government incentive of RMB 5,005,148 and RMB3,719,940 for the year ended December 31, 2003 and 2004, respectively, in the form of a reduction in the cost of land use rights.

Research and development costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising costs

Advertising costs are expensed as incurred. Advertising expenses were RMB817,689, RMB1,806,363 and RMB3,153,745, for the years ended December 31, 2002, 2003 and 2004, respectively, and included as part of selling and marketing expenses.

Income taxes

Deferred income taxes are recognized for the future tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Fair value of financial instruments

The carrying amounts of financial instruments, consisting primarily of cash and cash equivalents, accounts receivables, accounts payable, accrued liabilities, advances from and payables to growers, short-term borrowings, and income taxes payable, approximate their fair values due to the short-term maturity of these instruments.

Shipping and Handling costs

The Company includes shipping and handling costs as either cost of goods sold or selling and administrative expenses depending on the nature of the expenses. Shipping and handling costs which relate to transportation of products to customers’ locations is charged to selling and marketing expenses and shipping and handling costs which relate to the transportation of corn seed to factories from suppliers and from one factory to another is charged to cost of goods sold. The shipping and handling costs included as part of cost sold in the statement of operations for the years ended 2002, 2003 and 2004 was RMB1,968,015, RMB4,752,863 and RMB8,089,211, respectively. The shipping and handling costs included as part of selling and marketing expenses in the statement of operations for the years ended 2002, 2003 and 2004 was RMB1,405,049, RMB3,981,134 and RMB6,321,683, respectively.

Earnings Per Share

The earnings per share calculation is retroactively restated for the shares outstanding to 2002 and the calculation uses the restated number of 10,000 shares in the denominator for each year presented.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recently issued accounting standards

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The Statement establishes standards for how an issuer classifies and measures certain financial instruments. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Statement requires that certain financial instruments that, under previous guidance, issuers could account for as equity be classified as liabilities (or assets in some circumstances) in statement of positions or consolidated balance sheets, as appropriate. The financial instruments within the scope of this Statement are: (i) mandatory redeemable shares that an issuer is obligated to buy back in exchange for cash or other assets; (ii) financial instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets; and (iii) financial instruments that embody an obligation that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer’s shares (excluding certain financial instruments indexed partly to the issuer’s equity shares and partly but not predominantly, to something else). This Statement does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The Statement also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatory redeemable. The adoption of SFAS No. 150 did not have a material impact on the Group’s financial position, cash flows or results of operations.

In January 2003, the FASB issued Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities.” FIN 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” and provides guidance on the identification of entities for which control is achieved through means other than voting rights (“variable interest entities” or “VIEs”) and how to determine when and which business enterprise should consolidate the VIEs. This new model for consolidation applies to an entity in which either: (1) the equity investors (if any) lack one or more characteristics deemed essential to a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. FIN 46 was applicable for periods ending December 15, 2003. In December 2003, the FASB issued FIN 46 (revised), “Consolidation of Variable Interest Entities” (“FIN 46-R”), which provides for the deferral of implementation date to the end of the first reporting period after December 15, 2004, unless the group has a special purpose entity, in which case the provision must be applied for fiscal years ending December 31, 2004. The company has adopted the provisions of FIN 46 (revised) since December 25, 2004.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB No. 104 revises or rescinds portions of the interpretative guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. It also rescinds the Revenue Recognition in Financial Statements Frequently Asked Questions and Answers document issued in conjunction with Topic 13. Selected portions of that document have been incorporated into Topic 13. The adoption of SAB No. 104 in December 2003 did not have an impact on the company’s financial position, cash flows or results of operations.

3.	RELATED PARTY BALANCES AND TRANSACTIONS

Details of amounts due from and to related parties as of December 31, 2002, 2003 and 2004 are as follows:

(1)	Amounts due from shareholders, recorded in due from related parties on the consolidated balance sheet, as of December 31, 2002, 2003 and 2004 are as follow:

	December 31,
Name of Shareholders	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Yang Ya Sheng	-	300,000	324,226	39,174
Zhao Yu Ping	200,000	200,000	203,377	24,573
Han Geng Chen	-	-	29,067	3,512
Yuan Liang	-	-	21,792	2,633
Zhang Wei Dong	-	-	2,640	319
Chen Wei Qiang	-	-	1,655	200
	200,000	500,000	582,757	70,411

Amounts due from shareholders are non-interest bearing, unsecured, and have no specific terms of repayment.

(2)	Amounts due from related parties as of December 31, 2002, 2003 and 2004 are as follow:

Name of related party	Shareholder interested	December 31,
		2002	2003	2004	2004
		RMB	RMB	RMB	US$
Li Xian Corn	*
Research Center		220,000	20,000	-	-

He Nan Agriculture
University	***	-	-	201,790	24,381
		220,000	20,000	201,790	24,381

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

3.	RELATED PARTY BALANCES AND TRANSACTIONS - continued

(3)	Amounts due to related parties as of December 31, 2002, 2003 and 2004 are as follows:

Name of related party	Shareholder interested	December 31,
		2002	2003	2004	2004
		RMB	RMB	RMB	US$

Shijiazhuang Li Yu
Technology	**
Development
Co., Ltd.		-	-	1,413,234	170,753
		-	-	1,413,234	170,753

(4)	Transactions with related parties for the years ended December 31, 2002, 2003 and 2004 are follows:

Name of related party	Shareholder interested	December 31,
		2002	2003	2004	2004
		RMB	RMB	RMB	US$
Li Xian Corn	*
Research Center		1,443,754	4,495,617	-	-

Shijiazhuang Li Yu
Technology
Development	**
Co., Ltd.		-	-	8,242,939	995,945

He Nan Agriculture	***
University		371,000	687,502	1,104,098	253,736
		1,814,754	5,183,119	9,347,037	1,249,681

The above balances relate to technology usage fees, which are calculated based upon revenue recognized and are paid to certain related party research centers for the exclusive right to use certain seed technologies.

*	Li Xian Corn Research Center was previously owned by one of the Company’s principal shareholders, Yang Ya Sheng.
**
Shijiazhuang Li Yu Technology Development Co., Ltd. was previously owned by one of the Company’s principal shareholders, Yang Ya Sheng, and from September 2004 onwards, it became the Company’s equity method investment.

***	He Nan Agriculture University is one of the shareholders of Beijing Origin.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

4.	INVENTORIES

Inventories consist of:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Work in progress and supplies	58,517,975	98,469,190	131,457,368	15,883,207
Finished goods	56,385,746	72,418,798	104,364,303	12,609,715
	114,903,721	170,887,988	235,821,671	28,492,922

As of December 31, 2002, 2003 and 2004, goods delivered to customers, recorded in finished goods, are RMB46,364,546, RMB43,128,641, RMB 20,801,848 , respectively. Amounts will be relieved from inventories and recorded in cost of sales when the related revenue is recognized.

5.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Employee travel allowance	3,048,877	4,174,814	3,108,682	375,604
Deposit for land use rights	2,781,200	-	1,200,000	144,989
Deposit for technology usage fee	-	3,100,000	1,000,000	120,824
Professional fee	-	-	4,544,699	549,109
Other prepaid expenses	1,208,486	1,229,440	416,121	50,277
	7,038,563	8,504,254	10,269,502	1,240,803

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

6.	LAND USE RIGHTS, NET

Land use rights, net consist of:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Land use rights	5,293,882	11,250,641	11,786,451	1,424,086
Less: accumulated amortization	116,205	261,905	484,454	58,533
Land use rights, net	5,177,677	10,988,736	11,301,997	1,365,553

7.	PLANT AND EQUIPMENT, NET

Plant and equipment, net consist of:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Plant and building	16,606,445	28,117,697	30,814,063	3,723,079
Machinery and equipment	10,015,765	17,414,532	19,225,819	2,322,941
Furniture and office equipment	3,032,484	4,675,017	5,549,536	670,518
Motor vehicles	5,372,341	6,944,417	8,923,270	1,078,145
Leasehold improvements	55,398	55,398	127,899	15,453
Total	35,082,433	57,207,061	64,640,587	7,810,136

Less: accumulated depreciation
and amortization	3,450,118	6,223,843	10,760,936	1,300,180
Construction in progress	20,516	4,417,475	12,122,213	1,464,655
Plant and equipment, net	31,652,831	55,400,693	66,001,864	7,974,611

Construction in progress relates to various projects where the Company constructs certain of its plant and equipment.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

8.	LONG-TERM INVESTMENTS

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Equity method investment	-	-	1,954,604	236,163
Cost method investment	-	-	8,320,000	1,005,256
Total	-	-	10,274,604	1,241,419

Equity method investment

In 2004, the Company purchased a 30% equity interest in Shijiazhuang Li Yu Technology Development Co., Ltd. (“Li Yu”) from one of its principal shareholders, Yang Ya Sheng, for RMB30,000. Li Yu operates as a research and development center specializing in corn seed. The Company accounts for its ownership in Li Yu under the equity method of accounting.

As of December 31,2004, the Company recorded the pro-rata shares of interest in Li Yu of RMB1,924,604.

Cost method investment

In 2004, the Company entered into two agreements to acquire 8% in aggregate of the outstanding shares of Chuang Shi Ji Zhuan Ji Yin Technology Co., Ltd. (“Chuang Shi Ji”) at a consideration of RMB8,320,000. Chuang Shi Ji operates as a research and development center specializing in cotton seed. The Company and Chuang Shi Ji completed this transaction on October 8, 2004 upon obtaining the necessary government approvals. The Company accounts for its ownership in Chuang Shi Ji at cost.

9.	ACQUISITIONS

On February 28, 2002, the Company contributed additional capital of RMB5,850,000 to its majority owned subsidiary He Nan Origin Seed Cotton Technology Development Co., Ltd. (“He Nan”), a privately held seed research and development company. Prior to the capital contribution, the Company held a 51% equity interest, which it previously acquired for approximately RMB520,772. Under the terms of the capital contribution contract, the Company now owns 90% of He Nan and the minority interest was diluted to 10%. The capital contributed in excess of the fair value of the net assets of He Nan was recorded as a reduction of the Company’s retained earnings.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

10.	ACQUIRED INTANGIBLE ASSETS, NET

Acquired intangible assets consist of the following:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Technology usage agreements	991,559	991,559	4,091,559	494,359
Others	-	9,000	9,000	1,087
	991,559	1,000,559	4,100,559	495,446
Accumulated amortization	421,240	762,603	1,228,096	148,384
Acquired intangible assets, net	570,319	237,956	2,872,463	347,062

Amortization expense for the years ended December 31, 2002, 2003 and 2004 were RMB206,328, RMB341,363 and RMB 465,493, respectively.

Amortization expense on these intangible assets for each of the next five years is as follows:

RMB

Year ending December 31,
2005	772,524
2006	652,461
2007	626,753
2008	626,753
2009	349,188
Total	3,027,679

The Company enters into technology usage agreements with strategic partners. The Company pays up-front fees for the exclusive rights to certain seed technologies. Amounts are then amortized over the usage period of 6-10 years into cost of sales.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

11.	SHORT-TERM BORROWINGS

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Short-term borrowings	15,000,000	35,000,000	41,000,000	4,953,785

At December 31, 2004, short-term borrowings were comprised of two loans of RMB 20,000,000 and RMB 21,000,000 repayable on April 22, 2005 and May 30, 2005, and bore interest at 5.31% per annum. Short-term loan of RMB 20,000,000 was guaranteed by a third party, the third party guarantee was secured by the Company’s land use rights certification, and the Company’s Zhongguancun Life Science Park land development contract. Short-term loan of RMB 21,000,000 was guaranteed and secured by the Company’s Zhongguancun Life Science Park land use right certification.

At December 31, 2003, short-term borrowings were comprised of four loans of RMB10,000,000, RMB10,000,000, RMB5,000,000 and RMB10,000,000, repayable on March 30, 2004, March 2, 2004, February 1, 2004 and March 28, 2004, respectively, bore interest at 5.04% , 5.04%, 5.04%, and 5.29% per annum, respectively and were fully repaid in 2004. Short-term borrowings of RMB20,000,000 were guaranteed by a third party. The third party guarantee was secured by the Company’s land use rights certification and the Company’s Zhongguancun Life Science Park land development contract.

At December 31, 2002, short-term borrowings were comprised of one loan of RMB15,000,000, repayable on March 28, 2003, bore interest at 5.04% per annum and was fully repaid in 2003. The loan was guaranteed by a third party. The third party guarantee was secured by the Company’s land use rights certification and certain personal assets of the Company’s shareholders.

The costs of the above third party guarantees were not significant.

Interest expense and weighted average interest rate for the years ended December 31, 2002, 2003 and 2004 were RMB416,934 and 5.5%, RMB483,314 and 5.2% and RMB 831,166 and 5.3%, respectively.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

12.	OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses consist of:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Other payables	2,101,366	1,981,097	2,325,164	280,936
Accrued welfare benefits	1,333,060	2,054,223	4,022,614	486,028
Other taxes payable	48,561	132,190	359,312	43,414
Other accrued expenses	4,200	-	27,446	3,316
	3,487,187	4,167,510	6,734,536	813,694

13.	SHAREHOLDERS’ EQUITY

On October 6, 2004, Yuan Liang, the shareholder of Beijing Origin established the holding company named State Harvest in the British Virgin Islands with US$1. In November 2004, State Harvest issued 9,999 shares at US$1 each.

14.	INCOME TAXES

State Harvest is a tax-exempted company incorporated in the British Virgin Islands. The subsidiary and the Variable Interest Entities incorporated in the PRC and governed by the PRC laws.

The applicable tax rate of the PRC Enterprise Income Tax (“EIT”) to Beijing Origin is 33%(30% of state income tax plus 3% local income tax). However, preferential tax treatment of Beijing Origin as “high technology” company has been agreed with the relevant tax authorities. Beijing Origin is entitled to a preferential tax rate of 15%. Pursuant to the document of (1998) Hai Di Shui Suo Zi 3205 and (2001) Hai Di Shui Qi Mian Zi (1306), Beijing Origin is entitled to a three-year exemption from income taxes commencing in 1998, followed by a 50% reduction in tax rates for the succeeding three years.

In respect of other companies in the Company, according to the document Gan Di Shui Suo Jian Mian Zi (2001) No. 107, Zhang Shi Di Shui Zheng Jian Mian Zi (2002) No. 2 and (2003) No. 1 of Carry through the Advantage Tax Treatment of West Development Strategy, Lin Ze Branch is entitled to a preferential tax rate of 15%.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

14.	INCOME TAXES - continued

According to the document Cheng Guo Shui Shen (2004) 11, Cheng Du Branch is entitled to a preferential tax rate of 15% as “high technology” company, and was exempted from EIT for 2003 and 2004.

According to the document Chang Guo Shui (Gao Xin) Zi (2004) 001, Chuang Chun Origin is entitled to a preferential tax rate of 15% as “high technology” company, and was exempted from EIT for 2004 and 2005.

According to the document Yu Di Shui Suo Jian Mian (2003) No. 75, He Nan Cotton is entitled to a preferential tax rate of 15% as “high technology” company, and was exempted from EIT for 2002.

Bao Ding Branch, Shen Yang Branch, He Nan Branch and Tie Ling Branch are subject to income tax at a statutory rate of 33%.

The provision for income taxes consists of the following:

	Year ended December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Current	2,659,425	8,376,861	5,975,317	721,962
Deferred	(1,161,113)	(569,064)	1,723,167	208,200
	1,498,312	7,807,797	7,698,484	930,162

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

14.	INCOME TAXES - continued

The principal components of the deferred income tax assets are as follows:

	As of December 31,
	2002	2003	2004	2004
	RMB	RMB	RMB	US$

Noncurrent deferred tax assets:
Net operating loss
carry forward	1,571,920	2,288,779	4,325,150	522,582
Others	157,833	261,116	418,981	50,623
Noncurrent deferred tax assets	1,729,753	2,549,895	4,744,131	573,205
Valuation allowances	(156,669)	(407,747)	(4,325,150)	(522,582)
Net noncurrent deferred
tax assets	1,573,084	2,142,148	418,981	50,623

The Company did not have any timing differences relating to deferred tax liabilities as of December 31, 2002, 2003 and 2004.

A significant portion of the deferred tax assets recognized relate to net operating loss and credit carry forwards. The Company operates through multiple subsidiaries and branches of subsidiaries and the valuation allowance is considered on each individual basis. Where a valuation allowance was not recorded, the Company believes that there was sufficient positive evidence to support its conclusion not to record a valuation allowance as it expects to generate sufficient taxable income in the future.

The valuation allowance in 2002 and 2003 has increased as it relates to the net operating losses of Beijing Branch, Henan Branch and Bao Ding Branch of Beijing Origin. There is significant increase in valuation allowance from 2003 and 2004 as Beijing Origin entered into a technical service arrangement with BioTech in December 2004 which the Company believes will not generate future taxable income to recognize the income tax benefit.

A reconciliation between total income tax expense and the amount computed by applying the statutory income tax rate to income before taxes is as follows:

	Year ended December 31,
	2002	2003	2004
	%	%	%

Statutory rate	33	33	33
Effect of preferential tax treatment	(32)	(19)	(31)
Permanent book-tax difference	3	6	4
Change in valuation allowance	1	1	5
Effective income tax rate	5	21	11

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

15.	EMPLOYEE BENEFIT PLANS AND PROFIT APPROPRIATION

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees’ salaries. The total provisions for such employee benefits were RMB554,707, RMB858,109 and RMB 1,576,903 for the years ended December 31, 2002, 2003 and 2004, respectively.

Pursuant to the laws applicable to the PRC, the Company’s PRC subsidiary and the Variable Interest Entities must make appropriations from after-tax profit to non-distributable reserves funds including: (i) the statutory surplus reserve and; (ii) the statutory public welfare fund. Subject to certain cumulative limits, the general reserve fund requires annual appropriations of 10% for the statutory surplus reserve and 5% for the statutory public welfare fund of after-tax profit (as determined under PRC GAAP at each year-end). These reserve funds can only be used for specific purposes of enterprise expansion and staff welfare and bonus and are not distributable as cash dividends. Appropriations to these reserves by the Company’s PRC subsidiary and the Variable Interest Entities were RMB4,461,877, RMB7,211,767 and RMB 9,800,234 for the years ended December 31, 2002, 2003 and 2004, respectively.

16.	COMMITMENTS AND CONTINGENCIES

(a)	Capital commitments

Capital commitments for the purchase of plant and equipment, as of December 31, 2004, are as follows:

RMB

Plant and building construction
- related to Zhongguancun life science
park land development project	15,558,150
- related to building projects in Lin Ze branch
and Chang Chun Origin	696,924
16,255,074
Land use right	1,200,000
Equipment	503,370
17,958,444

The equipment is scheduled to be delivered at the Group’s facility by September 30, 2005. The Company expects to have the facility construction completed no later than 2005.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

16.	COMMITMENTS AND CONTINGENCIES- continued

(b)    Share purchase agreement

On December 28, 2004, the Company entered an agreement to acquire 7% of the outstanding shares of Chuang Shi Ji in exchange for RMB5,600,000. The Company will pay the amount upon obtaining the necessary government approvals in 2005.

(c)   Operating lease

The Company leases certain office premises under non-cancelable leases. Rent expense under operating leases for the years ended December 31, 2002, 2003 and 2004 were RMB1,434,648, RMB2,015,914 and RMB 2,867,698, respectively.

Future minimum lease payments under non-cancelable operating leases agreements were as follows:

Year ended December 31,

2005	1,252,087
2006	1,138,594
2007	1,152,956
2008	438,761
2009	418,541
Thereafter	8,677,991
13,078,930

(d)   Litigation

In December 2000, the Company signed an agreement to be a guarantor on a loan given to Lin Ze Xian Seed Company by Agriculture Bank of China Lin Ze Branch. Upon Linze Xian Seed Company’s announcement of bankruptcy, the Company was required to repay the outstanding loan. On December 28, 2001, the Company was ordered by the Linze People’s Court to pay RMB2,871,801 to Agricultural Bank of China Lin Ze Branch in fulfillment of the guarantee obligation. The civil judgment of the Zhangye Intermediate People’s Court suspended this decision pending final outcome of Lin Ze Seed Company’s bankruptcy hearings. In 2002, the final judgment was made by the court, accordingly, the Company expensed RMB2,871,801 as one line item in the statement of operations in 2002.

STATE HARVEST HOLDINGS LIMITED
NOTES TO THE CONOLIDATED FINANCIAL STATEMENTS - continued
FOR THE YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

17.	SEGMENT AND GEOGRAPHIC INFORMATION

The Company is engaged in the development and distribution of biogenetically altered seeds. In accordance with SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” the Company’s chief operating decision maker, the Chief Executive Officer, receives and reviews consolidated results of operations when making decisions about allocating resources and assessing performance of the Company. The Company believes it operates in one segment, and all financial segment information required by SFAS No. 131 can be found in the consolidated financial statements.

All of the Company’s sales and all of the Company’s long-lived assets are located in the PRC.

The Company had no customers which accounted for 10% or more of the Company’s revenue for any of the years presented in the consolidated financial statements.

18.	REORGANIZATION

On December 20, 2004, Chardan China Acquisition Corp. (“CCAC”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with the State Harvest, and all the stockholders of the State Harvest (“the Company shareholders”) for CCAC’s acquisition of the State Harvest. For the acquisition, CCAC will form its wholly-owned subsidiary under the laws of the British Virgin Islands, under the name Origin Agritech Limited (“Agritech”), and at the time of the closing, CCAC will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits. This redomestication merger will be achieved by a one-for-one exchange of all the outstanding common stock of CCAC for common stock of Agritech and the assumption of all the rights and obligations of CCAC by Agritech, including assumption of the outstanding warrants of CCAC on the same terms as they currently exist. Then, Agritech immediately will acquire all the common stock of the State Harvest by the issuance of shares and payment of cash consideration, making it a wholly owned subsidiary.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Chardan China Acquisition Corp.

We have audited the accompanying balance sheets of Chardan China Acquisition Corp. (a corporation in the development stage) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan China Acquisition Corp. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the period from December 5, 2003 (inception) to December 31, 2004, the year ended December 31, 2004 and the period from December 5, 2003 (inception) to December 31, 2003 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 10, 2005, except for Notes 4 and 5,
as to which the date is June 16, 2005

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
BALANCE SHEET

	December 31,
	2004	2003
Assets Current assets:
Cash	$99,231	$59,988
Investments held in trust	20,735,328	—
Prepaid expenses	49,532	—
Total current assets	20,884,091	59,988
Deferred offering costs	—	25,000

Total assets	$20,884,091	$84,988
Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable, stockholder	$—	$60,000
Accrued expenses	243,357	523
Deferred interest	41,545	—
Total current liabilities	284,902	60,523
Common stock, subject to possible conversion, 804,598 shares at conversion value	4,103,450	—

Commitment
Stockholders’ equity
Preferred stock, $.0001 par value, Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value
Authorized 20,000,000 shares Issued and outstanding 4,900,000 shares (which includes 804,598 subject to possible conversion) and 875,000 shares in 2004 and 2003, respectively	490	87
Additional paid-in capital	17,163,483	24,913
Deficit accumulated during development stage	(668,234)	(535)

Stockholders’ equity	16,495,739	24,465

Total liabilities and stockholders’ equity	$20,884,091	$84,988

See notes to financial statements

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENT OF OPERATIONS

	For the Period from December 5, 2003 (inception) to December 31, 2004	Year Ended December 31, 2004	For the Period from December 5, 2003 (inception) to December 31, 2003
Operating Expenses:
Consulting fees	$232,304	$232,304	$—
Insurance	91,567	91,567	—
Other operating costs	2,143	1,608	535
Professional fees	174,999	174,999	—
Rent and office support	71,371	71,371	—
State franchise taxes	24,171	24,171	—
Transfer agent fees	13,964	13,964	—
Travel	224,198	224,198	—
Operating loss	(834,717)	(834,182)	(535)

Interest income on trust account	166,483	166,483	—

Net loss	$(668,234)	$(667,699)	$(535)

Per share data:

Basic and diluted loss per share		$(0.17)	$(0.00)

Basic and diluted weighted average common shares outstanding		4,039,000	875,000

See notes to financial statements

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENTS OF STOCKHOLDERS’ EQUITY

YEAR ENDED DECEMBER 31, 2004 AND
FOR THE PERIOD FROM DECEMBER 5, 2003 (INCEPTION) TO DECEMBER 31, 2004

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit accumulated during the development stage	Total Stockholders’ Equity
Sale of 875,000 shares of common stock to initial stockholders as of December 5, 2003 (244,125 at $.141 per share and 630,875 at $.001 per share	875,000	87	24,913	—	25,000
Net loss for the period	—	—	—	(535)	(535)
Balance, December 31, 2003	875,000	87	24,913	(535)	24,465
Sale of 4,025,000 units, net of underwriters’ discount and offering expenses (includes 804,598 shares subject to possible conversion)	4,025,000	403	21,241,920	—	21,242,323
Proceeds subject to possible conversion of 804,598 shares	—	—	(4,103,450)	—	(4,103,450)
Proceeds from issuance of an underwriter’s option	—	—	100	—	100
Net loss for the period	—	—	—	(667,699)	(667,699)
Balance, December 31, 2004	4,900,000	$490	$17,163,483	$(668,234)	$16,495,739

See notes of financial statements.

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENT OF CASH FLOWS

	For the Period from December 5, 2003 (inception) to December 31, 2004	Year Ended December 31, 2004	For the Period from December 5, 2003 (inception) to December 31, 2003
Cash Flows from Operating Activities:
Net loss	$(668,234)	$(667,699)	$(535)

Adjustments to reconcile net loss to net cash used in operating activities
Accrued interest on Treasury Bills	(194,390)	(194,390)	—
Increase in prepaid assets	(49,532)	(49,532)	—
Increase in deferred interest	41,545	41,545	—
Increase in accrued expenses	243,357	242,834	523
Total adjustments	40,980	40,457	523

Net Cash Used in Operating Activities	(627,254)	(627,242)	(12)
Cash Flows from Investing Activities
Purchase of Treasury Bills	(61,847,938)	(61,847,938)	—
Maturity of Treasury Bills	41,307,000	41,307,000	—

Net Cash Used in Investing Activities	(20,540,938)	(20,540,938)	—

Cash Flows from Financing Activities
Proceeds from issuance of common stock	24,175,000	24,150,000	25,000
Proceeds from issuance of underwriters option	100	100	—
Proceeds from notes payable, stockholders	70,000	10,000	60,000
Repayment of notes payable, stockholders	(70,000)	(70,000)	—
Payment of stock issuance costs	(2,907,677)	(2,882,677)	(25,000)

Net cash Provided by Financing Activities	21,267,423	21,207,423	60,000
NET INCREASE IN CASH	99,231	39,243	59,988
CASH — BEGINNING	—	59,988	—
CASH — END	$99,231	$99,231	$59,988

See notes to financial statements

CHARDAN CHINA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Organization

Chardan China Acquisitions Corp. (Chardan) was incorporated in Delaware on December 5, 2003 as a blank check company whose objective is to acquire an operating business that has its primary operating facilities in the Peoples Republic of China.

In March 2004, Chardan completed an initial public offering (the Offering) in which it raised net proceeds of approximately $21,242,000. Immediately following the Offering, $20,527,500 of the net proceeds were placed in an interest bearing trust account until the earlier of the consummation of a business combination or the liquidation of the Company. The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination prior to September 22, 2005, or March 22, 2006 if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold (Note 3).

In April 2004, Chardan commenced its efforts to locate a company with which to effect a business combination (Note 5).

After signing a definitive agreement for the acquisition of a target business, such transaction will be submitted for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to the Business Combination. After consummation of the Business Combination, all of these voting safeguards will no longer be applicable. With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the investments held in the Trust Fund has been recorded as deferred interest.

CHARDAN CHINA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Investments Held in Trust

Investments held in trust are invested in United States government securities (Treasury Bills) with a maturity of 180 days or less which are accounted for as a trading security and recorded at market value which approximates amortized cost. The amount held in the Trust Fund, including money market funds of approximately $1,800, was approximately $20,734,000 at December 31, 2004. The excess of market value over cost, exclusive of the deferred interest described below, is included in interest income in the accompanying Statement of Operations.

Deferred Interest

Deferred interest consists of 19.99% of the interest earned on the investments held in trust.

Income Taxes

The Company accounts for income taxes using the asset and liability method, as prescribed by Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Statutory taxes not based on income are included in general and administrative expenses.

CHARDAN CHINA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Initial Public Offering

On March 22, 2004, the Company sold 4,025,000 units (“Units”) in an initial public offering, which included all of the 525,000 Units subject to the underwriters’ over-allotment option. Each Unit consisted of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued, for $100, an option to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit.

The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this option is approximately $133,000 ($.38 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 20.16%, (2) risk-free interest rate of 2.72% and (3) expected life of five years. The option may be exercised for cash or on a “cashless” basis at the holder’s option such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. In addition, the warrants underlying such Units are exercisable at $6.40 per share. In addition, the warrants underlying such Units are exercisable at $6.40 per share.

As of December 31, 2004, 9,100,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

Deferred Offering Costs

Deferred offering costs consisted principally of legal and underwriting fees incurred through December 31, 2003 that were related to the proposed offering and that were charged to capital upon the receipt of the capital raised.

CHARDAN CHINA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reverse Stock Split

In February 2004, the Company’s Board of Directors authorized a 1.1666666-to-one forward stock split of its common stock. All references in the accompanying financial statements to the numbers of shares have been retroactively restated to reflect the stock split.

Income (Loss) Per Common Share

Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding after giving effect to the stock split. Diluted earnings per share gives effect to dilutive options, warrants and other potential common stock outstanding during the period. Potential common stock, amounting 9,100,000 shares, has not been included in the computation of diluted loss per share, as the effect would be antidilutive.

Recent Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.	INCOME TAXES

As of December 31, 2004 and 2003 the Company had approximately $668,000 and $535 of net operating loss carry forwards which expire in tax years beginning in 2023. The availability to offset income taxes in future years may be restricted if the Company undergoes an ownership change, which may occur as a result of any Business Combination.

The tax effect of temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows as of December 31, 2004:

	2004	2003

Net operating loss carry forwards	$227,000	$182
Less: Valuation allowance	227,000	182
Net deferred income tax asset	$--	$--

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income and tax planning in making these assessments.

CHARDAN CHINA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

3.	RELATED PARTY TRANSACTIONS

Commencing on March 16, 2004 and ending upon the acquisition of a target business, the Company incurs an administrative fee of $7,500 per month from Chardan Ventures, LLC, a company managed and owned 50% by the Company’s Chairman of the Board. The fee includes the provision of office space and certain office and secretarial services.

In December 2003 and January 2004, an officer of Chardan advanced $60,000 and $10,000, respectively, for payment of offering expenses. The advances were evidenced by unsecured non-interest bearing promissory notes payable on the earlier of December 29, 2004 or the consummation of the Company’s initial pubic offering. The loans were repaid following the successful completion of the initial public offering.

4.	COMMITMENTS AND CONTINGENCIES

During the quarter ended June 30, 2004, the Company entered into an agreement with a consulting firm to assist in the search to identify prospective target businesses for the Business Combination. As part of the agreement, the consulting firm received $125,000 and agreed to perform due diligence on such prospective target businesses as well as assist in structuring and consummating the business combination. Under the agreement, as amended, in the event a business combination is ultimately approved by Chardan’s stockholders and consummated, the Company is obligated to issue 200,000 shares of the Company’s common stock to the consulting firm and to pay the consulting firm an additional $125,000.

In December 2004, Chardan entered into a consulting agreement with The Equity Group Inc. (Equity) to provide financial public relations and investor relations services to Chardan. The terms of the agreement provide for an initial retainer of $24,000, covering the first two months of the agreement, to be paid $20,000 upon signing with the balance of $4,000 payable upon closing of the target acquisition (Note 5). Thereafter, the agreement requires monthly payments of $10,000 plus reasonable and necessary out-of-pocket expenses. The monthly retainer for month three until the closing of the target acquisition accrues but is not payable until said closing. The contract remains in effect for successive one year periods, subject to termination by either party on any yearly anniversary date upon 30 days written notice. Additional services provided by Equity are to be billed separately at mutually agreed upon fees.

As of December 31, 2004, the minimum non-cancelable commitment under the agreement is $114,000.

CHARDAN CHINA ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

5.	PURCHASE AGREEMENT FOR PROPOSED BUSINESS COMBINATION

On December 20, 2004, the Company entered into a Stock Purchase Agreement with State Harvest Holdings Limited, a British Virgin Islands corporation (“Origin”), and all the stockholders of Origin (“Origin stockholders”). The Stock Purchase Agreement was subsequently amended through June 16, 2005.

Origin is a British Virgin Islands holding company formed for the purpose of owning, as of the closing, four Chinese companies engaged in the production, sale and licensing of agricultural corn, cotton and rice seeds. The three operating companies are Beijing Origin Seed Limited, Chang Chun Origin Seed Technical Development Limited and He Nan Origin Cotton Technology Development Limited, and the technology - intellectual property holding and licensing company is Beijing Origin State Harvest Biotechnology Limited. At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,000,000 shares of common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year to secure certain indemnification obligations of the Origin stockholders. As additional purchase price, the Origin stockholders and their designees will receive up to an aggregate of $15,000,000 and up to an aggregate of 6,000,000 additional shares of common stock in the event certain conditions are met.

Origin was founded in December 1997, with headquarters in Beijing. Origin specializes in the research, development, production, sale and distribution of agricultural crop seeds with a primary concentration is on hybrid corn seed. They have over four hundred employees and four subsidiaries, one of which is a technology holding corporation to old and manage its intellectual property. Origin operates through several branches in locations in Beijing, Hebei, Gansu, He Nan, Liaoning, Jilin, and Sichuan with plans to expand to additional production facilities, sales offices and research stations throughout China’s main corn, cotton, and rice agricultural belts.

If approved, it is anticipated that the transaction will be consummated in the second quarter of 2005.

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
BALANCE SHEET

ASSETS
	June 30, 2005 (Unaudited)	December 31, 2004
CURRENT ASSETS
Cash	$9,116	$99,231
Investments held in trust	20,974,761	20,735,328
Prepaid expenses	9,369	49,532
Total Assets	$20,993,246	$20,884,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Advances from stockholder	$55,950	$—
Accrued expenses	520,644	243,357
Due to affiliate	10,170	—
Deferred interest	89,688	41,545
Total Current Liabilities	676,452	284,902
Common stock, subject to possible conversion, 804,598 shares at conversion value	4,103,450	4,103,450

COMMITMENT

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued
Common stock, $.0001 par value, authorized 20,000,000 shares
Issued and outstanding 4,900,000 shares (which includes 804,598 subject to possible conversion)	490	490
Additional paid-in capital	17,163,483	17,163,483
Deficit accumulated during development stage	(950,629)	(668,234)
Total Stockholders’ Equity	16,213,344	16,495,739
Total Liabilities and Stockholders’ Equity	$20,993,246	$20,884,091

See accompanying notes to unaudited financial statements

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Period from December 5, 2003 (inception) to June 30, 2005	Six months ended June 30, 2005	Six months ended June 30, 2004
Operating Expenses:
Consulting fees	$317,664	$85,360	$87,500
Insurance	135,122	43,555	33,492
Other operating costs	39,709	37,566	2,172
Professional fees	404,077	229,078	19,549
Rent and office support	116,371	45,000	26,371
State franchise taxes	36,371	12,200	—
Transfer agent fees	22,333	8,369	3,051
Travel	236,756	12,558	120,827

Operating loss	(1,308,403)	(473,686)	(292,962)

Interest income on trust fund	357,774	191,291	37,088

Net loss	$(950,629)	$(282,395)	$(255,874)

Per share data:

Basic and diluted loss per share		$(0.06)	(0.08)

Basic and diluted weighted-average common shares outstanding		4,900,000	3,108,654

See accompanying notes to unaudited financial statements

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30, 2005	Three months ended June 30, 2004
Operating Expenses:
Consulting fees	$30,638	$87,500
Insurance	14,527	29,037
Other operating costs	21,858	407
Professional fees	131,524	16,517
Rent and office support	22,500	22,500
State franchise taxes	6,100	—
Transfer agent fees	2,895	2,750
Travel	—	112,919

Operating loss	(230,042)	(271,630)

Interest income on trust fund	104,170	33,365

Net loss	$(125,872)	$(238,265)

Per share data:

Basic and diluted loss per share	$(0.03)	(0.05)

Basic and diluted weighted-average common shares outstanding	4,900,000	4,900,000

See accompanying notes to unaudited financial statements

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENT OF STOCKHOLDERS’ EQUITY

	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
Sale of 875,000 shares of common stock to initial stockholders as of December 5, 2003 (244,125 at $1.41 per share and 630,875 at $.0001 per share)	875,000	$87	$24,913	$—	$25,000
Net loss for the period	—	—	—	(535)	(535)
Balance of December 31, 2003	875,000	87	24,913	(535)	24,465
Sales of 4,025,000 units, net of underwriters’ discount and offering expenses (includes 804,598 shares subject to possible conversion)	4,025,000	403	21,241,920	—	21,242,323
Proceeds subject to possible conversion of 804,598 shares	—	—	(4,103,450)	—	(4,103,450)
Proceeds from issuance of an underwriters’ option	—	—	100	—	100
Net loss for the period	—	—	—	(667,699)	(667,699)
Balance at December 31, 2004	4,900,000	490	17,163,483	(668,234)	16,495,739
Unaudited:
Net loss for the period	—	—	—	(282,395)	(282,395)
Balance at June 30, 2005	4,900,000	$490	$17,163,483	$(950,629)	$16,213,344

See accompanying notes to unaudited financial statements

CHARDAN CHINA ACQUISITION CORP.
(A CORPORATION IN THE DEVELOPMENT STAGE)
STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Period from December 5, 2003 (inception) to June 30, 2005	Six months ended June 30, 2005	Six months ended June 30, 2004
Cash Flows from Operating Activities
Net loss	$(950,629)	$(282,395)	$(255,874)
Adjustments to reconcile net loss to net cash used in operating activities
Accrued interest on Treasury Bill	(34,409)	(34,409)	(30,856)
Increase in deferred interest	89,688	48,143	9,213
(Increase) decrease in prepaid assets	(9,369)	40,163	(98,107)
Increase in accrued expenses	520,644	277,287	16,996
Increase due to officers and directors	—	—	34,145
Total adjustments	566,554	331,184	(68,609)

Net Cash Provided by (Used in) Operating Activities	(384,075)	48,789	(324,483)

Cash Flows from Investing Activities
Proceeds from disposal of securities
Maturity of Treasury Bills	145,071,947	103,959,337	—
Purchase of Treasury Bills	(166,012,299)	(104,164,361)	(20,542,748)
Net Cash Used in Investing Activities	(20,940,352)	(205,024)	(20,542,748)

Cash Flows from Financing Activities
Proceeds from public offering	24,175,000	—	24,150,000
Proceeds from issuance of option	100	—	100
Payment of costs of public offering	(2,907,677)	—	(2,882,677)
Proceeds of loan from affiliate	10,170	10,170
Proceeds from notes payable, stockholder	125,950	55,950	10,000
Repayment of notes payable, stockholder	(70,000)	—	(70,000)
Net Cash Provided by Financing Activities	21,333,543	66,120	21,207,423

NET INCREASE (DECREASE) IN CASH	9,116	(90,115)	340,192

CASH AT BEGINNING OF PERIOD	—	99,231	59,988

CASH AT END OF PERIOD	$9,116	$9,116	$400,180

See accompanying notes to unaudited financial statements

CHARDAN CHINA ACQUISITION CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements at June 30, 2005 and for the periods ended June 30, 2005 and June 30, 2004 are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of Chardan China Acquisition Corp. (the “Company”) as of June 30, 2005 and the results of its operations for the three months and six months ended June 30, 2005 and 2004 and the period from December 5, 2003 (inception) to June 30, 2005, its cash flows for the six months ended June 30, 2005 and June 30, 2004 and from December 5, 2003 (inception) to June 30, 2005 and its changes in stockholders’ equity for the six months ended June 30, 2005. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full year.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements that were included in the Company’s Annual Report on Form 10-KSB for the periods ended December 30, 2004 and 2003.

Business and Organization

Chardan China Acquisition Corp. (“Chardan”) was incorporated in Delaware on December 5, 2003 as a blank check company whose objective is to acquire an operating business that has its primary operating facilities in the Peoples Republic of China.

In June 2004, Chardan completed an initial public offering (the “Offering”) in which it raised net proceeds of approximately $21,242,000. Immediately following the Offering, $20,527,500 of the net proceeds were placed in an interest bearing trust account until the earlier of the consummation of a business combination or the liquidation of the Company. The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination prior to September 22, 2005, or June 22, 2006 if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

CHARDAN CHINA ACQUISITION CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Business and Organization (Continued)

In April 2004, Chardan commenced its efforts to locate a company with which to effect a business combination (Note 5). After signing a definitive agreement for the acquisition of a target business, such transaction will be submitted for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 875,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to the Business Combination. After consummation of the Business Combination, all of these voting safeguards will no longer be applicable. With respect to a Business Combination that is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his shares. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the Offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the investments held in the Trust Fund has been recorded as deferred interest.

Investments Held in Trust

Investments held in trust are invested in United States government securities Treasury Bills with a maturity of 180 days or less which are accounted for as a trading security and recorded at market value which approximates amortized cost. The amount held in the Trust Fund, including money market funds of approximately $400, was approximately $20,974,763 at June 30, 2005. The excess of market value over cost, exclusive of the deferred interest described below, is included in interest income in the accompanying statement of operations.

Deferred Interest

Deferred interest consists of 19.99% of the interest earned on the investments held in trust.

CHARDAN CHINA ACQUISITION CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes using the asset and liability method, as prescribed by Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Statutory taxes not based on income are included in general and administrative expenses.

Initial Public Offering

On March 22, 2004, the Company sold 4,025,000 units (“Units”) in an initial public offering, which included all of the 525,000 Units subject to the underwriters’ over-allotment option. Each Unit consisted of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5 commencing the later of the completion of a Business Combination with a target business or one year from the effective date of the Offering and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company issued, for $100, an option to the representative of the underwriters to purchase 350,000 Units at an exercise price of $9.90 per Unit. In addition, the Warrants underlying such Units are exercisable at $6.40 per share.

As of June 30, 2005, 9,100,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

Forward Stock Split

In February 2004, the Company’s Board of Directors authorized a 1.1666666-to-one forward stock split of its common stock. All references in the accompanying financial statements to the numbers of shares have been retroactively restated to reflect the stock split.

Income (Loss) Per Common Share

Basic and diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding after giving effect to the stock split.

CHARDAN CHINA ACQUISITION CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

2.	INCOME TAXES

As of June 30, 2005, the Company had approximately $951,000 of net operating loss carryforwards which expire in tax years beginning in 2023. The availability to offset income taxes in future years may be restricted if the Company undergoes an ownership change, which may occur as a result of any Business Combination.

The tax effect of temporary differences that give rise to the Company’s deferred tax assets and liabilities are as follows as of June 30, 2005:

Net operating loss carryforward	$323,000
Less: Valuation allowance	323,000
Net deferred income tax asset	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income and tax planning in making these assessments.

3.	RELATED PARTY TRANSACTIONS

Commencing on March 16, 2004 and ending upon the acquisition of a target business, the Company incurs an administrative fee of $7,500 per month from Chardan Ventures, LLC, a company managed and owned 50% by the Company’s Chairman of the Board. The fee includes the provision of office space and certain office and secretarial services.

In December 2003 and January 2004, an officer of Chardan advanced $60,000 and $10,000, respectively, for payment of Offering expenses. The advances were evidenced by unsecured non-interest bearing promissory notes payable on the earlier of December 29, 2004 or the consummation of the Company’s initial pubic offering. The loans were repaid following the successful completion of the initial public offering. During the second quarter of 2005, an officer of the Company advanced funds totaling $55,950 which are non-interest bearing and are due on demand after consummation of a business combination, pursuant to an oral arrangement.

4.	COMMITMENTS AND CONTINGENCIES

During the quarter ended June 30, 2004, the Company entered into an agreement with a consulting firm to assist in the search to identify prospective target businesses for the Business Combination. As part of the agreement, the consulting firm received $125,000 and agreed to perform due diligence on such prospective target businesses as well as assist in structuring and consummating the Business Combination. In the event a Business Combination is ultimately approved by Chardan’s stockholders and consummated, the Company is obligated to pay the consulting firm an additional $125,000.

CHARDAN CHINA ACQUISITION CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

4.	COMMITMENTS AND CONTINGENCIES (Continued)

In December 2004, Chardan entered into a consulting agreement with The Equity Group Inc. (“Equity”) to provide financial public relations and investor relations services to Chardan. The terms of the agreement provide for an initial retainer of $24,000, covering the first two months of the agreement, to be paid $20,000 upon signing with the balance of $4,000 payable upon closing of the target acquisition (Note 5). Thereafter, the agreement requires monthly payments of $10,000 plus reasonable and necessary out-of-pocket expenses. The monthly retainer for month three until the closing of the target acquisition accrues but is not payable until said closing. The contract remains in effect for successive one-year periods, subject to termination by either party on any yearly anniversary date upon 30 days written notice. Additional services provided by Equity are to be billed separately at mutually agreed upon fees. As of June 30, 2005, the minimum non-cancelable commitment under the agreement is $84,000.

5.	PURCHASE AGREEMENT FOR PROPOSED BUSINESS COMBINATION

On December 20, 2004, the Company entered into a Stock Purchase Agreement with State Harvest Holdings Limited, a British Virgin Islands corporation (“Origin”), and all the stockholders of Origin (“Origin stockholders”). Origin is a British Virgin Islands holding company formed for the purpose of owning, as of the closing, four Chinese companies engaged in the production, sale and licensing of agricultural corn, cotton and rice seeds. The three operating companies are Beijing Origin Seed Limited, Changchun Origin Seed Technical Development Limited and Henan Origin Cotton Technology Development Limited, and the technology - intellectual property holding and licensing company is Beijing Origin State Harvest Biotechnology Limited. At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,000,000 shares of common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year to secure certain indemnification obligations of the Origin stockholders. As additional purchase price, the Origin stockholders and their designees will receive up to an aggregate of $15,000,000 and up to an aggregate of 6,000,000 additional shares of common stock in the event certain conditions are met. In connection with closing of the transaction, Chardan will issue to a consultant for partial payment of its services to Chardan, 200,000 shares of common stock.

Origin was founded in December 1997, with headquarters in Beijing. Origin specializes in the research, development, production, sale and distribution of agricultural crop seeds with a primary concentration on hybrid corn seed. It has over four hundred employees and four subsidiaries, one of which is a technology holding corporation to hold and manage its intellectual property. Origin operates through several branches in locations in Beijing, Hebei, Gansu, Henan, Liaoning, Jilin and Sichuan with plans to expand to additional production facilities, sales offices and research stations throughout China’s main corn, cotton and rice agricultural belts.

If approved, it is anticipated that the transaction will be consummated in the third quarter of 2005.

                                                                         Annex A

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                        CHARDAN CHINA ACQUISITION CORP.,
             DR. RICHARD D. PROPPER, KERRY PROPPER, JIANGNAN HUANG,
                      LI ZHANG, DAN BEHARRY, STEVEN URBACH,
                         STATE HARVEST HOLDINGS LIMITED,
                DR.HAN GENGCHEN, MR.YANG YASHENG, MR.YUAN LIANG,
               MS.ZHAO YUPING, MR.ZHANG WEIDONG, MR.CHEN WEICHENG,
               MS. BO LUXIA, MR. HUANG XILIN, and Mr. HUO QINGTAO

                            ------------------------

                            Dated: December 20, 2004

                            ------------------------

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----

ARTICLE IV        REPRESENTATION AND WARRANTS OF THE ORIGIN

                                       i

                                       ii

   SECTION 9.02   Conditions to Obligations of Origin, the Origin Subsidiaries

                                       iii

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated December 20, 2004, among CHARDAN CHINA
ACQUISITION CORP., a Delaware corporation ("CCAC"), KERRY PROPPER, an individual, DR. RICHARD D. PROPPER, an individual, JIANGNAN HUANG, an individual, LI ZHANG, an individual, DAN BEHARRY, an individual, STEVEN URBACH, an individual, STATE HARVEST HOLDINGS LIMITED, a British Virgin Islands
corporation ("Origin"), and D.HAN GENGCHEN, an individual, MR.YANG YASHENG, an individual, MR.YUAN LIANG, an individual, MS.ZHAO YUPING, an individual,
MR.ZHANG WEIDONG, an individual, MR.CHEN WEICHENG, an individual, MS. BO LUXIA, an individual, Mr. HUANG XILIN, an individual, and MR. HUO QINGTAO, an individual.

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Article XII hereof.

      WHEREAS, Origin, through the companies listed on Schedule A hereto
("Origin Subsidiaries"), which include the manner and ownership amounts of such companies by Origin, owns and operates in the Peoples Republic of China ("PRC")
the Business, as hereinafter defined; and

      WHEREAS, the Origin Stockholders listed on Schedule B hereto ("Origin
Stockholders") are the direct and beneficial owners of all of the outstanding capital stock of Origin (including by means of nominee arrangements, trust, stock power or similar arrangement) (together all stock and other rights or arrangements are referred to as the "Origin Stock"); and

      WHEREAS, subject to the terms and conditions of this Agreement, CCAC will form a wholly owned subsidiary pursuant to the corporate laws of the British
Virgin Islands ("Chardan Sub") and consummate a plan of merger ("Plan of
Merger") pursuant to which CCAC will be merged with and into Chardan Sub (the
"Chardan Merger") at the Closing (as defined in Article II); and

      WHEREAS, subject to the terms and conditions of this Agreement, Origin, either directly or through operational contracts and stock consignment agreement, owns all of the shares of capital stock of the Origin Subsidiaries, other than the 2.04% of each of Beijing Origin Seed Limited Incorporated and
Henan Origin Cotton Technical Limited Company held by Henan Agricultural
University and Mr. Gu Dengbin, respectively ("Origin Subsidiary Stock") and through such ownership and contractual arrangements have full right and title to use and benefit from the assets of the Origin Subsidiaries; and

                                       1

      WHEREAS, subject to the terms and conditions of this Agreement, Chardan
Sub at the Closing, shall acquire by an issuance of its capital stock and payment of cash, all of the Origin Stock from the Origin Stockholders ("Origin
Stock Purchase").

      IT IS AGREED:

                                   ARTICLE I
                            THE ORIGIN STOCK PURCHASE

      SECTION 1.01 Purchase and Sale. Upon the terms and subject to the conditions hereof, at the Closing, the Origin Stockholders shall sell, transfer, assign and convey to Chardan Sub, and Chardan Sub shall purchase from the Origin
Stockholders, all of the right, title and interest of the Origin Stockholders in and to the Origin Stock representing all of the issued and outstanding Origin
Stock.

      SECTION 1.02 Purchase Price.

      (a)   Subject to adjustment and the holdbacks as hereinafter set forth, the aggregate purchase price ("Purchase Price") to be paid by
            Chardan Sub to Origin Stockholders or its designees for the Origin
            Stock shall be the following:

            (i)   $25,000,000 as set forth in Section 1.02 (b) below;

            (ii)  certificates representing, in the aggregate, 10,200,000 shares of Chardan Sub's common stock, par value $0.0001 per share
                  ("Chardan Sub Stock"), which will represents no less than 65%
                  of the total outstanding equity capital of the succeeding
                  listing corporation after the Chardan Merger is accomplished, to be delivered to the Origin Stockholders and their
                  designees;

      (b)   Payments.

      (i)   Initial Payment. At the Closing, the sum of $10,000,000 (the
            "Initial Payment"), less the Holdback Amount, will be paid by wire transfer of immediately available United States dollars to Origin
            Stockholders or their designees as specified in a written notice given to CCAC or Chardan Sub, no later than two business days prior to the Closing, for the purpose of the acquisition of the Origin
            Stock.

                                       2

      (ii)  Additional Payments. In the event that any of the following events occur any year after the Closing Date and ending the fiscal year ending December 31, 2008 (or June 30, 2009 if the fiscal year of the combined entity is changed), Chardan Sub shall promptly pay in aggregate to the Origin Stockholders or their designees, as an addition to the Purchase Price, the amounts set forth below in cash by wire transfer to the accounts of the Origin Stockholders as specified on Schedule 1.02(a) in respect of the Origin Stock ownership:

(a)   If Chardan Sub receives at least $40,000,000 in gross proceeds in additional financing ("Financing Adjustment") as a result of (1) the call of CCAC's presently outstanding public warrants (which such warrants will be assumed by Chardan Sub at the Closing), (2) Chardan Sub's successful completion of a secondary offering, or (3) the private investment into
      Chardan Sub by a strategic investor, then the Origin Stockholders or their designees shall be entitled to receive an additional $15,000,000; or

(b)   If Origin generates a net positive cash flow of not less than $2,000,000 in any fiscal year ending December 31, or June 30, beginning December 31,
      2005 or June 30, 2006, respectively depending on the fiscal year
      ("Earnings Adjustment"), the Origin Stockholders shall be entitled to receive 75% of the net positive cash flow of such fiscal year up to
      $7,500,000 per year until a total of $15,000,000 has been received;
      provided that the board of directors of the surviving corporation, solely on the basis of a proposal by Dr. Han, as a director, may reduce the amount to be paid in any one year.

      (iii) In the event that both an Earnings Adjustment and a Financing
            Adjustment occurs, the maximum amount to be paid to the Origin
            Stockholders shall be $15,000,000. For purposes of example only, if
            Earnings Adjustments have occurred such that the Origin Stockholders are entitled to receive $5,000,000 (in one or more installments) and a Financing Adjustment subsequently occurs, only the balance of
            $10,000,000 shall be paid to the Origin Stockholders as a result of a Financing Adjustment for a total of $15,000,000.

      (iv)  If any amount is to be paid on either a Financing Adjustment or
            Earnings Adjustment, then such amount will be paid to the Origin
            Stockholders pursuant to the original payment instructions received from Origin's Shareholders prior to the Closing as set forth on
            Schedule C.

                                       3

(c)   Holdback. The sum of $250,000 ("Holdback Amount") to be withheld from the
      Initial Payment, representing a portion of the cash portion of the
      Purchase Price will be retained by Chardan Sub for a period of 12 months.
      The Holdback Amount will be security for the indemnification obligations of the Origin Stockholders set forth in Article X. Subject to this section and Article X, on the 12 month anniversary of the Closing, or the first business day thereafter, Chardan Sub shall deliver the Holdback Amount pro rata to the Origin Stockholders (or their designees) in the same proportions as the Initial Payment was allocated among them. Chardan Sub may withhold from the Holdback Amount the equivalent of any amount then in dispute related to the Origin Stockholders indemnification obligations arising pursuant to Article X or for which Chardan Sub has notified the
      Origin Stockholders of an indemnification Claim. Any withheld Holdback
      Amount, to the extent not applied in satisfaction of an indemnification
      Claim, will be paid by Chardan Sub promptly on resolution of the dispute or Claim. Nothing in this section shall be construed as limiting the liability of the Origin Stockholders for indemnification claims or any other claim by Chardan, Chardan Sub or any other rightful claimant, and the Holdback Amount shall not be considered liquidated damages for any breach of this Agreement or any other matter related hereto.

      SECTION 1.03 Earn-Out Agreement. So long as CCAC, following the Closing, on a consolidated basis, achieves or exceeds the after tax profits (excluding any after tax operating profits from any acquisition by Origin that was for the issuance of securities that has a dilutive effect on the holders of common stock of CCAC, or Chardan Sub after the Closing, and before the expenses of the transaction contemplated by this Agreement and the expenses of director and employee options in each of the fiscal years) calculated for the period of July
1 to the succeeding June 30, ending on June 30 in each of 2006, 2007, 2008 and
2009 as set forth below, the Origin Stockholders shall receive after the Closing the number of shares of Chardan Sub Stock set forth below. Such additional shares shall be issued within 90 days after June 30.

                                       4

              Number of Shares of Consolidated Company to be earned
                By each shareholder in the 12-month period ending
--------------------------------------------------------------------------------

Name                          June 30, 2006      June 30, 2007      June 30, 2008      June 30, 2009
------------------------   ----------------   ----------------   ----------------   ----------------

A Plus Resources Limited            270,000            270,000            270,000            270,000

HAN Gengchen                        431,976            431,976            431,976            431,976

YUAN Liang                          431,976            431,976            431,976            431,976

YANG Yasheng                        252,027            252,027            252,027            252,027

ZHANG Weidong                        39,237             39,237             39,237             39,237

CHEN Weicheng                        24,600             24,600             24,600             24,600

BO Luxia                             20,739             20,739             20,739             20,739

ZHAO Yuping                          15,619             15,619             15,619             15,619

HUANG Xilin                           6,913              6,913              6,913              6,913

HUO Qingtao                           6,913              6,913              6,913              6,913
                           ----------------   ----------------   ----------------   ----------------

         Total             1,500,000 shares   1,500,000 shares   1,500,000 shares   1,500,000 shares

                  After Tax Profit Targets for 12 Months Ending
--------------------------------------------------------------------------------

  June 30, 2006     June 30, 2007      June 30, 2008        June 30, 2009

  $11,000,000       $16,000,000        $21,000,000          $29,000,000

      SECTION 1.04 Allocation of Purchase Price. All payments of the Purchase
Price shall be made in proportion as requested by the Origin Stockholders as set forth on Schedule C.

                                   ARTICLE II

                                   THE CLOSING
                                   -----------

      SECTION 2.01 The Closing. Subject to the terms and conditions of this
Agreement, the consummation of the Origin Stock Purchase and the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions to Closing set forth in Article IX is fulfilled, at the offices of Graubard Miller, 600 Third Avenue, New York, New
York 10016, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the
"Closing Date."

      SECTION 2.02 Deliveries.

      (a)   Origin Stockholders. At the Closing, each Origin Stockholder will
            (i) assign and transfer to Chardan Sub all of such Origin
            Stockholder's right, title and interest in and to his, her or its

                                       5

            respective portion of the Origin Stock by delivering to Chardan Sub the certificates representing such Origin Stock, duly endorsed for transfer and free and clear of all liens and (ii) deliver to Chardan
            Sub the certificates, opinions and other agreements contemplated by
            Article IX hereof and the other provisions of this Agreement.

      (b)   Chardan Sub. At the Closing, Chardan Sub shall deliver to the Origin
            Stockholders (i) the cash and shares of Chardan Sub Stock
            representing the Purchase Price to which each of the Origin
            Stockholders is entitled pursuant to Sections 1.02 and (ii) the certificates, opinions and other agreements and instruments contemplated by Article IX hereof and the other provisions of this
            Agreement.

      SECTION 2.03 Additional Agreements. At the Closing, the following agreements will have been executed and delivered (collectively, the "Transaction
Documents"), the effectiveness of each of which is subject to the Closing:

      (a)   a Merger Agreement between CCAC and Chardan Sub in a form to be attached as Schedule D hereto;

      (b)   the Stock Consignment Agreements in the forms attached hereto as
            Schedules E, F and G between Origin and the following parties:

            (1)   all shareholders of Beijing Origin Seed Limited ("Beijing
                  Origin") holding 97.96% of the total equity shares of Beijing
                  Origin, except for the Henan Agriculture University who is holding 2.04% of the Beijing Origin's shares;

            (2)   all shareholders holding 100% of the equity shares of the
                  Changchun Origin Seed Technical Development Limited
                  ("Changchun Company"); and

            (3)   all shareholders of the Henan Origin Cotton Technology
                  Development Limited ("Henan Company") holding 97.96% of the total equity shares of the Henan Company, except for Mr. Gu
                  Dengbin, who is holding 2.04% of the Henan Company shares; and

      (c)   the Technology Service Agreements between Beijing Origin State
            Harvest Biotechnology Limited ("Biotechnology Company") and each of
            Changchun Company, Henan Company and Beijing Origin in the form of
            Schedule H attached hereto.

                                       6

      SECTION 2.04 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the
Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                      OF ORIGIN AND THE ORIGIN STOCKHOLDERS
                      -------------------------------------

      Except for the representations and warranties set forth in Sections 3.7 through 3.12, which are made solely by the Origin Stockholders, severally and not jointly, to CCAC, Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub (as of the Closing) as follows:

      SECTION 3.01 The Origin Stock.

      (a)   Ownership. The Origin Stockholders are the registered and beneficial owners of all of the shares of Origin Stock in the amounts set forth in Schedule 3.01(a), free and clear of all Liens, except as set forth in Schedule 3.01(a), which shares constitute all of the outstanding shares of capital stock of Origin. There are no options, warrants or other contractual rights outstanding which give any
            Person the right to acquire shares of Origin Stock owned by the
            Origin Stockholders, whether or not such rights are presently exercisable.

      (b)   Capitalization. The authorized capital stock of Origin is set forth in Schedule 3.01(b). All of the outstanding shares of Origin Stock are validly issued, fully paid and non-assessable. There are no options, warrants or other contractual rights outstanding which give any Person the right to require the issuance of any capital stock of
            Origin, whether or not such rights are presently exercisable.

      SECTION 3.02 Organization of Origin. Origin is an international business company duly organized, validly existing and in good standing under the law of the British Virgin Islands. Origin is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the property owned, leased or operated by Origin or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule
3.02), or if not so qualified, such failure or failures, singly or in the aggregate, would not have a material adverse effect on the Business, assets, operations, financial condition, liquidity or prospects of Origin and the Origin
Subsidiaries, separately and as a whole ("Origin Material Adverse Effect").
Origin has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

                                       7

SECTION 3.03      Authority and Corporate Action; No Conflict.
                  -------------------------------------------

      (a) Origin and each of the Origin Stockholders has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the Origin Stock Purchase and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by Origin to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by Origin and the Origin Stockholders in connection with the Origin Stock Purchase has been duly and validly taken. This
Agreement and the Transaction Documents to which Origin and each Origin
Stockholder is a party has been duly executed and delivered by Origin and each
Origin Stockholder and constitutes the valid, binding, and enforceable obligation of Origin and each Origin Stockholder, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United States, BVI and PRC.

      (b) Neither the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by Origin or each Origin
Stockholder nor the consummation of the transactions contemplated hereby or thereby will (i) except as set forth in Schedule 3.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Memorandum and Articles of Association of
Origin or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Origin or an Origin Stockholder is a party or by which it (or any of its properties or assets) is subject or

                                       8

bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of Origin or an Origin Stockholder; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which Origin or an Origin Stockholder is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Origin or an
Origin Stockholder.

      (c) Consents and Approvals. Other than as set forth on Schedule 3.04, the execution and delivery of this Agreement and the Transaction Documents by Origin and each Origin Stockholder does not, and the performance of this Agreement and the Transaction Documents by it will not, require any consent, approval, authorization or other action by, or filing with or notification to, any
Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents and would not have an Origin Material Adverse
Effect.

      (d) Licenses, Permits, Etc. To the best of the knowledge of each Origin
Stockholder, Origin possesses or will possess prior to the Closing all Permits necessary, in all material respects, to own and operate the Business through the
Origin Subsidiaries, which necessary Permits are described or are as set forth on Schedule 3.05 hereto. True, complete and correct copies of Permits issued to
Origin have previously been delivered to CCAC. To the best of the knowledge of
Origin and each Origin Stockholder, Origin is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this
Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor, to the best of the knowledge of Origin and each Origin Stockholder, compliance by Origin with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      (e) Taxes, Tax Returns and Audits. Except as specifically set forth in
Schedule 3.09, (a) Origin has filed on a timely basis (taking into account any

                                       9

extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by Origin with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all Taxes that are due from or may be asserted against Origin (including deferred Taxes)
in respect of or attributable to all periods ending on or before the Closing
Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of Origin or are being contested in good faith by appropriate proceedings, (c) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to
Origin and which could have an Origin Material Adverse Effect, (d) Origin has not given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes, and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of Origin are in force as of the date hereof.

      (f) Acquisition Entirely for Own Account. The Chardan Sub Stock to be
acquired by each Origin Stockholder will be acquired for investment for such
Origin Stockholder's own account and not with a view to the resale or distribution of any part thereof.

      (g) Disclosure of Information. Each Origin Stockholder acknowledges that all of the SEC Reports (defined in Section 5.06) were fully available to it, and it has reviewed and understands them. Each Origin Stockholder acknowledges that it has received all the information that it has required relating to CCAC and the acquisition of the Chardan Sub Stock. Each Origin Stockholder further represents that it has had an opportunity to ask questions and receive answers from CCAC regarding the terms and conditions of its acquisition of the Chardan
Sub Stock.

      (h) Accredited Investor. Each Origin Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities
Act.

      (i) Restricted Securities. Each Origin Stockholder understands that it will acquire constitutes "restricted securities" from Chardan Sub under the
United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration.

                                       10

      (j) Legends. It is understood that the certificates evidencing the Chardan

Sub Stock shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").
         THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR
         OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
         STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE
         TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE,
         TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER
         THE ACT."

      SECTION 3.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Origin, any Origin Subsidiary or any Origin Stockholder.

      SECTION 3.05 Disclosure. No representation or warranty by Origin or any
Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 3.06 Survival of Representations and Warranties. The
representations and warranties of Origin and each Origin Stockholder set forth in this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 3.01, 3.02 and
3.03 shall survive without limitation as to time and the representations and warranties set forth in Section 3.06 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                       11

                                   ARTICLE IV
             REPRESENTATION AND WARRANTS OF THE ORIGIN SUBSIDIARIES
             ------------------------------------------------------

      Origin and the Origin Stockholders, jointly and severally, represent and warrant to CCAC and Chardan Sub as of the Closing, as follows:

      SECTION 4.01 The Origin Subsidiary Stock.

      (a) Ownership. Origin, either directly or through the Stock Consignment
Agreements and/or the Technology Service Agreement set forth in Section 2.03 is the actual controller of the shares of the Origin Subsidiary Stock, free and clear of all Lien which, except for 2.04% of each of Beijing Origin and Henan
Company owned by other parties, shares constitute all of the outstanding shares of capital stock of the Origin Subsidiaries. Except as indicated in the preceding sentence, there are no consignment, operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights
(oral or written), trusts or other arrangements of any nature which give any
Person (other than Origin) the right to acquire or control any capital stock of the Origin Subsidiaries, whether or not such rights are presently exercisable.
Except as indicated in the preceding sentence, there are no operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than Origin) the right to any asset, income, dividend, distribution, property interest or direct or beneficial interest in any, or from any, of the Origin Subsidiaries.

      (b) Capitalization. The authorized capital stock of each Origin Subsidiary is set forth on Schedule A. Except for Beijing Origin State Harvest
Biotechnology Limited, the capital of which will be paid in the amount of
$1,000,000 at closing by CCAC or Chardan Sub but for which the capital is committed, all of the outstanding shares of capital stock of each Origin
Subsidiary are validly issued, fully paid and non-assessable.

      SECTION 4.02 Organization of the Origin Subsidiaries. Each Origin
Subsidiary is a corporate entity duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation as set forth on
Schedule 4.02. Each Origin Subsidiary is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by such
Origin Subsidiary or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 4.02), or if not so qualified, such failure or failures, in the aggregate, would not have an Origin
Material Adverse Effect. No Origin Subsidiary owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest, except as set forth on Schedule 4.02. Each Origin
Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

                                       12

      SECTION 4.03 Authority and Corporate Action; No Conflict.
                   --------------------------------------------

      (a) Each Origin Subsidiary has all necessary power and authority to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. All action, corporate and otherwise, necessary to be taken by each Origin Subsidiary to authorize the execution, delivery and performance of the Transaction Documents in connection with the
Origin Stock Purchase has been duly and validly taken. The Transaction Documents have been duly executed and delivered by each Origin Subsidiary party to such agreements and constitute the valid, binding, and enforceable obligation of each of them, enforceable in accordance with their terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by the law and public policy of the
PRC.

      (b) Neither the execution nor delivery of the Transaction Documents or any of the other documents contemplated thereby by any Origin Subsidiary nor the consummation of the transactions contemplated thereby will (i) except as set forth in Schedule 4.03, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under,
(A) the charter documents of any Origin Subsidiary or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which any Origin Subsidiary is a party or by which any of them (or any of the properties or assets of Origin) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of such Origin
Subsidiary; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which any Origin
Subsidiary is a party, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to any Origin Subsidiary.

                                       13

      SECTION 4.04 Consents and Approvals. Except as listed and described on
Schedule 4.04, the execution and delivery of the Transaction Documents by each
Origin Subsidiary do not, and the performance of the Transaction Documents by each of them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent any of them from performing any of their material obligations under the Transaction Documents and would not cause an Origin Material Adverse Effect.

      SECTION 4.05 Financial Statements. Prior to the execution of this
Agreement, Origin has delivered to CCAC consolidated balance sheets as at
December 31, 2001, 2002 and 2003, and related consolidated statements of income and source and application of funds for the three years ended December 31, 2003, audited by Origin's Accountants, and the notes, comments, schedules, and supplemental data therein (collectively, the "2003 Financial Statements") and an interim consolidated balance sheet as of September 30, 2004, and related consolidated statements of income and source and application of funds for the nine months then ended, reviewed by Origin's accountants (collectively, the
"September Financial Statements"). The 2003 Financial Statements and September
Financial Statements will be prepared in accordance with PRC GAAP reconciled to
US GAAP or prepared in accordance with US GAAP throughout the periods indicated
and fairly present the consolidated financial condition of Origin at their respective dates and the consolidated results of the operations of Origin for the periods covered thereby in accordance with PRC GAAP reconciled to US GAAP or in accordance with US GAAP. The 2003 Financial Statements and September
Financial Statements are included in Schedule 4.05 to this Agreement.

      SECTION 4.06 No Undisclosed Liabilities. No Origin Subsidiary has any
liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the
September Financial Statements, and (b) those since September 30, 2004, incurred in the ordinary course of business and consistent with prior practice. The
September Financial Statements and Schedule 4.06 together contain an accurate and complete list and description and all liabilities of the Origin Subsidiaries whether or not reflected or reserved against on the September Financial
Statements which individually exceeds US $75,000 or, if related liabilities, exceed $75,000 (or the equivalent of US $75,000).

                                       14

      SECTION 4.07 Real Property. The September Financial Statements and
Schedule 4.07 together contain an accurate and complete list and description of all real estate owned by each Origin Subsidiary as well as any other real estate that is in the possession of or leased by each Origin Subsidiary and the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"), and lists and accurately describes any leases under which any such Real Property is possessed (the "Real Estate
Leases"). No Origin Subsidiary is in default under any of the Real Estate
Leases, and no Origin Subsidiary is aware of any default by any of the lessors thereunder.

      SECTION 4.08 Certain Personal Property. The September Financial Statements
and Schedule 4.08 together contain an accurate and complete list and description of the material fixed assets of each Origin Subsidiary specifying the location of all material items of tangible personal property of each Origin Subsidiary that were included in its respective September Financial Statements.

      SECTION 4.09 Non-Real Estate Leases. The September Financial Statements
and Schedule 4.09 together contain an accurate and complete list and description of all assets and property (other than Real Property and Real Estate Leases)
that are used as of the date of this Agreement in the operation of the Business and that are possessed by any Origin Subsidiary under an existing lease. All of such leases are referred to herein as the "Non-Real Estate Leases." No Origin
Subsidiary is in default under any of the Non-Real Estate Leases, and no Origin
Subsidiary is aware of any default by any of the lessors hereunder.

      SECTION 4.10 Accounts Receivable. The accounts receivable of each Origin
Subsidiary reflected on the September Financial Statements and created after
September 30, 2004, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against on the Origin financial statements, are good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

                                       15

      SECTION 4.11 Inventory. The inventory of each Origin Subsidiary consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) reserves reflected in the respective September Financial Statements for spoiled and discontinued items.
Schedule 4.11 sets forth an estimate of the inventory of each Origin Subsidiary as of the date of this Agreement, but it is understood that any material or intentional inaccuracy in the Schedule 4.11 estimates will not be a breach of this representation and warranty.

      SECTION 4.12 Contracts, Obligations and Commitments. Except as set forth in the September Financial Statements and on Schedule 4.12 together, other than the Real Estate Leases and the Non-Real Estate Leases, no Origin Subsidiary has
any existing contract, obligation or commitment (written or oral) of any nature
(other than obligations involving payments of less than $150,000 individually or
$150,000 in the aggregate), including without limitation the following:

            (a) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

            (b) Loans or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of Origin or such Origin Subsidiary or any agreement or instrument evidencing any guaranty by Origin or such
      Origin Subsidiary of payment or performance by any other Person;

            (c) Agreements of any kind relating to employment matters such as labor agreements or agreements providing for benefits under any plan;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services, except for purchase and sales orders in the ordinary course of business;

                                       16

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Origin Subsidiary is a party or by which it is bound;

            (f) Agreements which limit the freedom of any Origin Subsidiary to compete in any line of business or in any geographic area or with any
      Person;

            (g) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in Origin or any Origin
      Subsidiary;

            (h) Any contract, commitment or arrangement not made in the ordinary course of business of such Origin Subsidiary; or

            (i) Agreements with any Governmental Authority.

Except as set forth on Schedule 4.12, each Contract to which any Origin
Subsidiary is a party is a valid and binding obligation of such Origin
Subsidiary and, to the best of the knowledge of each Origin Subsidiary and the
Origin Stockholders, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that no Origin Subsidiary will terminate any Contract after the date hereof without the prior written consent of CCAC, which consent shall not be unreasonably withheld or delayed), and no Origin Subsidiary has breached any material provision of, nor is in default in any material respect under the terms of any of the Contracts.

      SECTION 4.13 Licenses, Permits, Etc. Schedule 4.13 contains an accurate and complete list and description of all material Permits used in or necessary for the ownership and operation of the Business, and true, complete and accurate copies of all Permits previously have been delivered to CCAC. Each Origin
Subsidiary possesses all Permits necessary, in all material respects, to own and operate its portion of the Business. All such Permits are in full force and effect and each Origin Subsidiary and the officers, directors and employees of such Origin Subsidiary have complied and each Origin Subsidiary will comply, and

                                       17

each Origin Subsidiary shall cause its respective officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. No Origin Subsidiary is in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this
Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by any Origin Subsidiary with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      SECTION 4.14 Intellectual Property Rights.

      (a) Intellectual Property. Schedule 4.14(a) contains an accurate and complete list and description of all Intellectual Property used by each Origin
Subsidiary in connection with the Business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the Governmental Authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number. Each Origin Subsidiary has provided CCAC with complete and accurate copies of all registered Intellectual Property of such
Origin Subsidiary relating to the Business.

      (b) Other Intellectual Property Rights. Schedule 4.14(b) includes an accurate and complete list and description of all material inventions and trade secrets that each Origin Subsidiary has formally documented and that are owned, used, controlled, authorized for use or held by, or licensed to, such Origin
Subsidiary that relate to or are necessary to the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin
Subsidiary, together with a designation of the ownership thereof.

      (c) Software. Schedule 4.14(c) includes an accurate and complete list and description of all Software used by each Origin Subsidiary in connection with the Business, including as conducted at or prior to Closing or as proposed to be conducted by each Origin Subsidiary, together with a designation of ownership.

                                       18

      (d) Out-Bound Licenses. Schedule 4.14(d) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which (i) any Person is authorized to use any Intellectual Property rights used in connection with the Business or (ii) any right of any Origin Subsidiary in, or such Origin Subsidiary's use of, any Intellectual Property right used in connection with the Business is otherwise materially affected.

      (e) In-Bound Licenses. Schedule 4.14(e) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which each Origin Subsidiary is authorized to use, or can be authorized to use (through, for example, the grant of a sublicense), any Intellectual Property owned by any other Person (including any rights enjoyed by any Origin Subsidiary by reason of its relationship with one of its affiliates) in connection with the
Business.

      (f) Ownership. As of the date hereof, each Origin Subsidiary owns, and at the Closing Date, will own all right, title and interest in and to all
Intellectual Property rights used in connection with the Business, and those
Intellectual Property rights were developed and created solely by employees of such Origin Subsidiary acting within the scope of their employment or by third parties (all of which employees and third parties have validly and irrevocably assigned all of their rights therein to such Origin Subsidiary) and each Origin
Subsidiary is duly and validly licensed to use all other Intellectual Property used in connection with the Business, free and clear of royalties (except as otherwise set forth in Schedule 4.14(g)). No Origin Subsidiary has assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual
Property used in connection with the Business.

      (g) Royalties. Except for licenses listed and accurately and completely described on the September Financial Statements or Schedule 4.14(g) as
royalty-bearing, there are (and will be upon Closing) no royalties, honoraria, fees, or other payments payable by any Origin Subsidiary to any Person by reason of the ownership, use, license, sale, or disposition of any Intellectual
Property used in connection with the Business.

      (h) Infringement. The Intellectual Property used in connection with the
Business by each Origin Subsidiary does not infringe or misappropriate any
Intellectual Property rights of any Person under the laws of any jurisdiction.

                                       19

To the best of its knowledge, no notice, claim or other communication (in writing or otherwise) has been received from any Person: (A) asserting any ownership interest in any material Intellectual Property used in connection with the Business; (B) of any actual, alleged, possible or potential infringement, misappropriation or unauthorized use or disclosure of any Intellectual Property used in connection with the Business, defamation of any Person, or violation of any other right of any Person (including any right to privacy or publicity) by any Origin Subsidiary or relating to the Intellectual Property used in connection with the Business; or (C) suggesting or inviting any Origin
Subsidiary to take a license or otherwise obtain the right to use any
Intellectual Property in connection with the Business. To the best of its knowledge, no Person is infringing, misappropriating, using or disclosing in an unauthorized manner any Intellectual Property used in connection with the
Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by such Origin Subsidiary.

      (i) Proceedings. Except as set forth on Schedule 4.14(i), there are no current or, to the best of its knowledge, threatened Proceedings (including but not limited to any interference, reexamination, cancellation, or opposition proceedings) arising out of a right or claimed right of any person before any
Governmental Authority anywhere in the world related to any Intellectual
Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by any Origin Subsidiary.

      SECTION 4.15 Title to and Condition of Assets.
                   ---------------------------------

      (a) Each Origin Subsidiary has good and marketable title to all the properties and assets owned by it. Except as set forth in the September
Financial Statements and Schedule 4.15 together, none of such properties and assets is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

      (b) To the best of its knowledge, except as set forth in Schedule 4.15, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having

                                       20

jurisdiction over any of the Real Property, and every instrumentality or agency thereof. There are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Person, including without limitation any Governmental Authority, except such requests of employees as have been denied in the exercise of prudent business and operational practices. There are no outstanding contracts made by any Origin Subsidiary for any improvements to the Real Property which have not been fully paid for. No person, other than each
Origin Subsidiary, owns any equipment or other tangible assets or properties situated on the Real Property or necessary to the operation of the Business, except for leased items disclosed in Schedule 4.09 hereto.

      (c) To the best of its knowledge, the use and operation of the Real
Property is in full compliance in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property and, effective as of the Closing, each Origin Subsidiary shall have the right under all Laws to continue the use and operation of the Real Property in the conduct of the Business. No Origin
Subsidiary has received any notice of any violation (or claimed violation) of or investigation regarding any Laws.

      (d) To the best its knowledge, none of the buildings, structures and other improvements located on the Real Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner which would have an Origin Material
Adverse Effect on the condition (financial or otherwise), assets, operations or results of operations of such Origin Subsidiary, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the Real Property. To the best its knowledge, the Real
Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use under any Law.

      (e) No Origin Subsidiary has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real
Property, nor has any Origin Subsidiary received written notice of any special assessment proceedings affecting any of the Real Property.

                                       21

      (f) To the best of its knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all
Laws. To the best its knowledge, no fact or condition exists which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real
Property.

      (g) All Permits, certificates, easements and rights of way, including proof of dedication, required from all governmental entities having jurisdiction over the Real Property for the use and operation of the Real Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

      (h) No Origin Subsidiary has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

      (i) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

      (j) There are no encroachments or other facts or conditions affecting the
Real Property that would be revealed by an accurate survey thereof which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

      SECTION 4.16 Taxes, Tax Returns and Audits. Except as specifically set forth in the September Financial Statements or Schedule 4.16, (a) each Origin
Subsidiary has filed on a timely basis (taking into account any extensions

                                       22

received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by such Origin
Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (b) all
Taxes that are due from or may be asserted against each Origin Subsidiary
(including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of each Origin
Subsidiary or are being contested in good faith by appropriate proceedings, (c)
no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to any Origin Subsidiary and which could have an
Origin Material adverse effect, (d) no Origin Subsidiary has given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of each Origin Subsidiary are in force as of the date hereof.
Schedule 4.16 sets forth all accurate and complete list of each taxing authority to which the Origin Subsidiaries are required or may be required to file notices, returns or payments, with a brief description of the tax or exemption applicable to the Origin Subsidiary.

      SECTION 4.17 Absence of Certain Changes. Except as set forth on Schedule
4.17 or agreed by CCAC in advance and incurred in ordinary business in compliance with past practice, no Origin Subsidiary has, since September 30,
2004:

      (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

      (b) borrowed or agreed to borrow any funds exceeding $200,000 (or other currency equivalent) except current bank borrowings not in excess of the amount thereof shown on the September Financial Statements;

      (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

                                       23

      (d) discharged or satisfied any encumbrance exceeding $200,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the September Financial Statements and liabilities incurred since
September 30, 2004 in the ordinary course of business and consistent with prior practice;

      (e) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

      (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000 (or other currency equivalent) (whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an
Origin Material Adverse Effect;

      (g) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an Origin Material Adverse Effect;

      (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

      (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any
Origin Subsidiary, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any shareholder of any Origin Subsidiary or any affiliate of any shareholder of any
Origin Subsidiary, whether on account of debt, management fees or otherwise;

      (j) suffered any other material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

                                       24

      (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses
(f), (g) or (j)).

      SECTION 4.18 Employee Plans; Labor Matters. The September Financial
Statements and Schedule 4.18 together contain an accurate and complete list and description of all employee benefits, including without limitation pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which the Origin Subsidiaries are obligated to pay, including amounts and recipients of such payments. Except as disclosed in the September Financial Statements or Schedule 4.18, each Origin
Subsidiary has complied with all applicable Laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits. All contributions or payments required to be made by each Origin Subsidiary with respect to employee benefits have been made on or before their due dates. Except as disclosed in the September Financial
Statements or Schedule 4.18, all such contributions and payments required to be made by any employees of any Origin Subsidiary with respect to the employee benefits have been fully deducted and paid to the relevant Governmental
Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of any
Origin Subsidiary.

      SECTION 4.19 Compliance with Law. To the best of its knowledge, the
Business has been conducted, and is now being conducted, by each Origin
Subsidiary in compliance in all material respects with all applicable Laws. No
Origin Subsidiary and no officers, directors and employees of any Origin
Subsidiary (i) is, and during the past five years was, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the Business; and (ii) has received any notice from any Governmental Authority, and to the best of its knowledge, no Action is threatened which alleges that such Origin Subsidiary has violated, or not complied with, any of the above.

      SECTION 4.20 No Illegal or Improper Transactions. No Origin Subsidiary nor
any other officer, director, employee, agent or affiliate of any Origin
Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner which is in violation of any applicable policy of such Origin Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for such Origin Subsidiary, (ii)
facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty.

                                       25

      SECTION 4.21 Related Transactions. Except as set forth in the September
Financial Statements or Schedule 4.21, and except for compensation to employees for services rendered, no Origin Subsidiary and no other current or former director, officer, employee or shareholder or any associate (as defined in the rules promulgated under the Exchange Act) of any Origin Subsidiary is presently, or during the last three fiscal years has been, (a) a party to any transaction with any Origin Subsidiary (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of any Origin
Subsidiary nor does any such Person receive income from any source other than such Origin Subsidiary which relates to the business of, or should properly accrue to, such Origin Subsidiary.

      SECTION 4.22 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of each Origin Subsidiary are complete and correct in all material respects, and there have been no material transactions involving any Origin Subsidiary which are required to be set forth therein and which have not been so set forth.

      SECTION 4.23 Insurance. The September Financial Statements and Schedule
4.23 together set forth a complete list and complete and accurate description of all insurance policies maintained by each Origin Subsidiary which are in force as of the date hereof and the amounts of coverage thereunder. During the past three years, no Origin Subsidiary has been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in the September Financial
Statements and Schedule 4.23 hereto. Such insurance is adequate to protect each
Origin Subsidiary and its financial condition against the risks involved in the conduct of the Business.

      SECTION 4.24 Litigation. Except as set forth in Schedule 4.24, there are no Actions by any Governmental Authority or Person by or against any Origin
Subsidiary, nor to the best of its knowledge, any threatened Action by any
Governmental Authority or Person against any Origin Subsidiary. No Origin
Subsidiary or any of their respective property is subject to any Action by a
Governmental Authority or Person which would cause an Origin Material Adverse
Effect.

                                       26

      SECTION 4.25 Settled Litigation. Schedule 4.25 sets forth a description of all threatened, withdrawn, settled or litigated claims against the Origin
Subsidiaries during the last three years.

      SECTION 4.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Origin Subsidiary or Origin Stockholder.

      SECTION 4.27 Disclosure. No representation or warranty by any Origin
Subsidiary or Origin Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to
CCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 4.28 Survival of Representations and Warranties. The
representations and warranties of each Origin Subsidiary set forth in this
Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 shall survive without limitation as to time and the representations and warranties set forth in Section 4.16 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CCAC
                     --------------------------------------

      CCAC represents and warrants to Origin, each Origin Subsidiary and each
Origin Stockholder as follows: SECTION 5.01 Organization. CCAC is a corporation duly organized, validly existing and in good standing under the law of Delaware and Chardan Sub will be organized under the laws of the BVI, respectively.

                                       27

      SECTION 5.02 Capitalization.

      (a)   Capitalization.

            (i) The authorized capital stock of CCAC includes 20,000,000 shares of common stock and 1,000,000 shares of preferred stock of which 4,906,000 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are 8,050,000 warrants outstanding to purchase up to 8,050,000 shares of common stock at a current exercise price of $5.00 per share (the number and price subject to adjustment), expiring March 22, 2009 and 350,000 warrants exercisable at
      $9.90 to purchase 350,000 shares of common stock and 700,000 underlying warrants, each exercisable for one share at $6.40 per underlying warrant.
      Except as set forth on Schedule 5.02(a), there are no other options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of CCAC.

            (ii) The authorized capital stock of Chardan Sub will include
      20,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 100 shares of common stock will be issued and outstanding solely to CCAC and no shares of preferred stock will be issued and outstanding.
      There will be no options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of Chardan Sub.

            (iii) Upon the merger of CCAC with and into Chardan Sub, for the purpose of re-domestication into the BVI, (i) there will be issued
      4,906,000 shares of common stock to the current shareholders of CCAC, and the existing 100 shares of Chardan Sub Stock issued and outstanding shares of Chardan Sub Stock will be extinguished as a contribution to capital and
      (ii) there will be assumed the obligation to issue up to 9,100,000 shares of common stock upon exercise of the currently outstanding CCAC warrants and options set forth herein and on Schedule 5.02(a).

            (iv) Upon the acquisition of Origin as contemplated by this
      Agreement, there will be issued the shares of Chardan Sub Stock as set forth elsewhere in this Agreement.

                                       28

      (b) Ownership. CCAC will be the registered and sole beneficial owner of all the currently issued and outstanding shares of Chardan Sub Stock, aggregating 100 shares.

      (c) Disputes. There are no disputes, arbitrations or litigation proceedings involving CCAC with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of CCAC.

      (d) Issuances. Except for the issuance of common stock, warrants and options as set forth in the SEC Reports of Chardan and the Registration
Statement on Form SB-2, SEC Registration Statement No. 333-111970, there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of CCAC.

      SECTION 5.03 Authority and Corporate Action; No Conflict.
                   --------------------------------------------

      (a) CCAC has all necessary corporate power and authority to enter this
Agreement and, subject to the requirement to obtain stockholder approval, to consummate the transactions contemplated hereby. Except for the actions required to redomesticate CCAC in the British Virgin Islands, all board of directors action necessary to be taken by CCAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement has been duly executed and delivered by CCAC and constitutes the valid, binding, and enforceable obligation of CCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of stockholder approval.

      (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by CCAC nor (assuming receipt of stockholder approval) the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the
Certificate of Incorporation or By-Laws of CCAC or (B) any law, statute, regulation, order, judgment or decree or any instrument contract or other

                                       29

agreement to which CCAC is a party or by which CCAC (or any of the properties or assets of CCAC) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of CCAC; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which CCAC is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to CCAC.

      SECTION 5.04 Consents and Approvals. Other than the requirement to obtain stockholder approval, satisfy the redomestication and merger requirements of
Delaware and the British Virgin Islands or as set forth on Schedule 5.04, the execution and delivery of this Agreement and the Transaction Documents by CCAC does not, and the performance of this Agreement and the Transaction Documents by each will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents.

      SECTION 5.05 Valid Issuance of Chardan Sub Stock. At the Closing, the
shares of Chardan Sub Stock to be issued to the Origin Stockholders hereunder will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of Chardan Sub in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

      SECTION 5.06 Financial Statements.

      (a) The audited consolidated financial statements and the unaudited consolidated financial statements of CCAC included in CCAC's Annual Report on
Form 10-KSB and its Quarterly Reports on Form 10-QSB that are referred to in
Section 5.06 fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of CCAC as of the dates thereof and CCAC's results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount). The balance sheet of CCAC as of September 30, 2004 that is included in such financial statements is referred to herein as "CCAC's Balance
Sheet."

                                       30

      (b) Attached hereto as Schedule 5.06(b) is an unaudited, unreviewed balance sheet prepared by management of CCAC as of a date within seven days prior to the date of this Agreement of CCAC, prepared in accordance with GAAP, applied on a consistent basis with prior practice of CCAC.

      SECTION 5.07 SEC Reports.

      (a) CCAC has delivered to Origin or there have been available by public means (i) CCAC's Annual Report on Form 10-KSB for the period ended December 31,
2003, (ii) CCAC's Quarterly Reports on Form 10-QSB for the quarters ended March
31, 2004 and June 30, 2004 and September 30,2004 (iii) CCAC's prospectus, dated
March 16, 2004, relating to its initial public offering of securities, and (iv)
all other reports filed by CCAC under the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

      (b) As of its filing date or, if applicable, its effective date, each SEC
Report complied in all material respects with the requirements of the Laws applicable to CCAC for such SEC Report, including the Securities Act and the
Exchange Act.

      (c) Each SEC Report as of its filing date and the prospectus referred to in clause (iii) of Section 5.07(a), as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. CCAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

      SECTION 5.08 Trust Fund. As of the date hereof and at the Closing Date,
CCAC has and will have no less than $20,527,500 invested in Government
Securities in a trust account with JPMorgan Chase NY Bank, administered by
Continental Stock Transfer & Trust Company, less such amounts, if any, as CCAC is required to pay to stockholders who elect to have their shares redeemed in accordance with the provisions of CCAC's Certificate of Incorporation.

                                       31

      SECTION 5.09 No Undisclosed Liabilities. CCAC does not have any liabilities, debts or cash contingencies, pledges in any form, obligations, undertakings or arrangements, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on CCAC's Balance Sheet; and (b) those incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice.

      SECTION 5.10 Absence of Certain Changes. Except as set forth on Schedule
5.10 or as contemplated by this Agreement and those incurred in ordinary business consistent with past practice, CCAC has not, since September 30, 2004:

      (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

      (b) been removed from trading on the OTC-BB because of a breach or violation of any applicable laws, or received notice by any security supervisory agencies warning or punishing CCAC due to a violation of exchange market rules or receive notice of termination or suspension in trading on the OTC-BB, except for suspensions for trading in normal situations;

      (c) borrowed or agreed to borrow any funds exceeding $200,000, except current bank borrowings not in excess of the amount thereof shown on the Balance
Sheet;

      (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

      (e) discharged or satisfied any encumbrance exceeding $200,000 other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Balance Sheet and liabilities incurred since September 30, 2004 in the ordinary course of business and consistent with prior practice;

      (f) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000, except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                                       32

      (g) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000
(whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, an CCAC Material Adverse
Effect;

      (h) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have an CCAC Material Adverse Effect;

      (i) suffered any other serious material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

      (j) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses
(f), (g) or (i)).

      SECTION 5.11 Compliance with Law. The business of CCAC has been conducted, and is now being conducted, in compliance in all material respects with all applicable Laws. CCAC and its officers, directors and employees (i) are not, and during the periods of CCAC's existence were not, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the businesses of CCAC; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of CCAC none is threatened, alleging that CCAC has violated, or not complied with, any of the above.

      SECTION 5.12 Litigation. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of CCAC, threatened against CCAC at law or in equity before any Governmental Authority. Neither CCAC nor any of their property is subject to any order, judgment, injunction or decree that would have a material adverse effect on the business or financial condition of CCAC.

      SECTION 5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of CCAC.

                                       33

      SECTION 5.14 Survival of Representations and Warranties. The
representations and warranties of CCAC set forth in this Agreement shall survive the Closing for a period of four years, except that the representations in
Section 5.02 shall survive without limitation as to time.

      SECTION 5.15 Records. The books of account, minute books, stock certificate books and stock transfer ledgers of CCAC are complete and correct in all material respects, and there have been no material transactions involving
CCAC which are required to be set forth therein and which have not been so set forth.

      SECTION 5.16 Disclosure. No representation or warranty by CCAC contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to Origin Stockholders or any Origin
Subsidiaries pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI

                  COVENANTS OF ORIGIN, THE ORIGIN SUBSIDIARIES
                           AND THE ORIGIN STOCKHOLDERS
                           ---------------------------

      SECTION 6.01 Conduct of the Business. Origin, each Origin Subsidiary and each Origin Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or with the prior written consent of CCAC, they shall, and shall use their best efforts to cause Origin each Origin Subsidiary to:

      (a) conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, except as required to reorganize for the purpose of satisfying Section 6.14 hereof, to preserve substantially intact the business organization of each Origin Subsidiary, to keep available the services of the current employees of each Origin Subsidiary, to preserve the current relationships of each Origin Subsidiary with customers and other persons with which each Origin Subsidiary has significant business relations and to comply with all Laws;

      (b) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the Origin Stock or Origin Subsidiary Stock, or enter into any discussions or negotiations with any other party to do so;

                                       34

      (c) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of any Origin Subsidiary, other than consistent with past practices and in the ordinary course of business of each Origin Subsidiary or enter into any discussions or negotiations with any other party to do so;

      (d) except as required to reorganize for the purpose of satisfying Section
6.14 hereof, not issue any shares of capital stock of Origin or any Origin
Subsidiary or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice)
or equity, of Origin or any Origin Subsidiary or any options therefor or any securities convertible into or exchangeable for capital stock of Origin or any
Origin Subsidiary or enter into any agreements in respect of the ownership or control of such capital stock;

      (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of Origin or any Origin
Subsidiary or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of any Origin Subsidiary;

      (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of any Origin Subsidiary or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

                                       35

      (g) not to amend the Memorandum and Articles of Association (or other organizational documents) of Origin or any Origin Subsidiary;

      (h) except as required to reorganize for the purpose of satisfying Section
6.14, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

      (i) not to make any payments outside the ordinary course of business; and

      (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 6.02 Access to Information.

      (a) Between the date of this Agreement and the Closing Date, Origin, each
Origin Subsidiary and each Origin Stockholder will (i) permit CCAC and its
Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of Origin, each Origin Subsidiary and the Business; (ii) permit CCAC and its
Representatives to make such inspections thereof as CCAC may reasonably request;
and (iii) furnish CCAC and its Representatives with such financial and operating data (including without limitation the work papers of Origin's Accountants) and other information with respect to Origin and each Origin Subsidiary and the
Business as CCAC may from time to time reasonably request.

      (b) Between the date of this Agreement and the Closing Date, CCAC shall be permitted to meet with and interview all employees of each Origin Subsidiary.

      SECTION 6.03 Insurance. Through the Closing Date, Origin and each Origin
Stockholder shall cause Origin and each Origin Subsidiary to maintain insurance policies providing insurance coverage for the Business and the assets of Origin and each Origin Subsidiary of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

      SECTION 6.04 Protection of Confidential Information; Non-Competition.
                   --------------------------------------------------------

      (a) Confidential Information. Each Origin Stockholder acknowledges that:

                                       36

            (i) As a result of their stock ownership of and employment by the
      Origin Subsidiaries, they have obtained secret and confidential information concerning the Business including, without limitation, financial information, trade secrets and "know-how," customers, and certain methodologies ("Confidential Information").

            (ii) The Origin Subsidiaries will suffer substantial damage which will be difficult to compute if they should divulge Confidential
      Information or enter a business competitive with that of the Origin
      Subsidiaries.

            (iii) The provisions of this Section are reasonable and necessary for the protection of the Business.

      (b) Maintain Confidentiality. Each Origin Stockholder agrees to not at any time after the date hereof divulge to any person or entity any Confidential
Information obtained or learned as a result of stock ownership of Origin or any
Origin Subsidiary and employment by Origin or any Origin Subsidiary except (i)
with the express written consent of CCAC on or before the Closing Date and of
Chardan Sub's Board of Directors thereafter; (ii) to the extent that any such information is in the public domain other than as a result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. If any Origin Stockholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, it will promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail, Origin or the relevant Origin Subsidiary and, at Origin or the relevant Origin Subsidiary's expense, shall: (i) take all reasonably necessary steps required by Origin or the relevant Origin Subsidiary to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit Origin or the relevant Origin Subsidiary to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

      (c) Records. At the Closing, each Origin Stockholder will promptly deliver to Origin and each Origin Subsidiary all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business and all property associated therewith, which they then possess or have under their control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with
Origin and Origin Subsidiary.

                                       37

      (d) Non-Compete. During the Non-Competition Period, no Origin Stockholder,
without the prior written permission of Origin, shall, anywhere in the PRC, Hong
Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below); (ii) engage in any Competitive
Business for his own account; (iii) become associated with or interested in any
Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by Origin, any Origin Subsidiary or any other Origin Stockholder in the six-month period prior to the date that all relationships of such person terminates with Origin, any Origin Subsidiary or other Origin Stockholder; or
(v) solicit, interfere with, or endeavor to entice away from Origin, any Origin
Subsidiary or any Origin Stockholder, for the benefit of a Competitive Business, any of its customers or other persons with whom Origin, any Origin Subsidiary or any Origin Stockholder has a business relationship. However, nothing in this
Agreement shall preclude them from investing their personal assets in the securities of any corporation or other business entity which is engaged in a
Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in their beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

      (e) Injunctive Relief. If any Origin Stockholder breaches, or threatens to breach, any of the provisions of Sections 6.04 (b), (c) or (d), Origin and each
Origin Subsidiary shall have the right and remedy to have the provisions of this
Section 6.04 specifically enforced by any Governmental Authority, it being acknowledged and agreed by each Origin Stockholder that any such breach or threatened breach will cause irreparable injury to Origin and the Origin
Subsidiaries and that money damages will not provide an adequate remedy.

      (f) Modification of Scope. If any provision of Sections 6.04 (b), (c) or
(d) is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                                       38

      (g) Competitive Business. As used in this Agreement,

            (i) "Competitive Business" means any business which operates in any aspect of the Business; and

            (ii) "Non-Competition Period" means the period beginning on the
      Closing Date and ending on the later of five years from the Closing Date or two years after the date all relationships between an Origin
      Stockholder and Origin or an Origin Subsidiary have been terminated, including relationships as a consultant or employee.

      SECTION 6.05 Post-Closing Assurances. Origin and each Origin Subsidiary from time to time after the Closing, at CCAC's request, will take such other actions and execute and deliver such other documents, certifications and further assurances as CCAC may reasonably require in order to manage and operate Origin and the Origin Subsidiaries and the Business, including but not limited to executing such certificates as may be reasonably requested by CCAC's Accountants in connection with any audit of the financial statements of Origin and any
Origin Subsidiary for any period through the Closing Date.

      SECTION 6.06 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, neither any Origin Stockholder nor Origin nor any Origin Subsidiary shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of Origin, any
Origin Subsidiary or of any part of their respective assets or the Business (in whole or in part), nor shall any Origin Stockholder or Origin Subsidiary provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Origin, each Origin Stockholder and each Origin Subsidiary shall immediately notify CCAC of any such inquiries or proposals or requests for information for such purpose.

      SECTION 6.07 No Securities Transactions. No Origin Stockholder nor any of
their affiliates, directly or indirectly, shall engage in any transactions involving the securities of CCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Each Origin
Subsidiary shall use its best efforts to require each of its officers, directors, employees, agents and Representatives to comply with the foregoing requirement.

                                       39

      SECTION 6.08 Fulfillment of Conditions. Each Origin Stockholder and each
Origin Subsidiary shall use their best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

      SECTION 6.09 Disclosure of Certain Matters. From the date hereof through the Closing Date, Origin, each Origin Subsidiary and each Origin Stockholder shall give CCAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of Origin, each Origin Subsidiary and each Origin
Stockholder contained herein to be inaccurate or otherwise misleading, (c) gives
Origin, each Origin Subsidiary and each Origin Stockholder any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of any Origin Subsidiary or (e) would require any amendment or supplement to the Proxy Statement.

      SECTION 6.10 Regulatory and Other Authorizations; Notices and Consents.
                   ----------------------------------------------------------

      (a) Origin, each Origin Subsidiary and each Origin Stockholder shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with CCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                                       40

      (b) Origin, each Origin Subsidiary and each Origin Stockholder shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as CCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      (c) CCAC shall cooperate and use all reasonable efforts to assist Origin, each Origin Subsidiary and each Origin Stockholder in giving such notices and obtaining such consents and estoppel certificates; provided, however, that CCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which CCAC in its sole discretion may deem adverse to the interests of CCAC, the Origin
Subsidiaries or the Business.

      SECTION 6.11 Use of Intellectual Property. Each Origin Stockholder
acknowledges that from and after the Closing, all the Intellectual Property of any kind related to or used in connection with the Business shall be owned by
Origin or an Origin Subsidiary, that no Origin Stockholder nor any of their affiliates shall have any rights in the Intellectual Property and that no Origin
Stockholder nor any of their affiliates will contest the ownership or validity of any rights of Chardan Sub, Origin or any Origin Subsidiary in or to the
Intellectual Property.

      SECTION 6.12 Related Tax. Each Origin Stockholder covenants and agrees to pay any tax and duties assessed on the part of such Origin Stockholder in connection with, or as a result of the issuance of the Chardan Sub Stock and other consideration received pursuant to this Agreement required by any
Governmental Authority.

      SECTION 6.13 Origin Acquisition. Origin, each Origin Subsidiary and each
Origin Stockholder shall do all things necessary in order to effectuate and consummate the Origin Acquisition.

      SECTION 6.14 Origin Merger Reorganization. Prior to the Closing, Origin
and the Origin Subsidiaries will be prepared to be reorganized such that at the
Closing there will be a parent holding corporation formed under British Virgin
Islands law with the wholly and beneficially owned or controlled companies as set forth on Schedule A.

                                       41

      SECTION 6.15 Origin Proxy Information. As a condition to CCAC calling and holding the Stockholder Meeting (as hereinafter defined), Origin, the Origin
Subsidiaries and the Origin Stockholders will furnish to CCAC such information as is reasonably required by CCAC for the preparation of the Proxy Statement (as hereinafter defined) in accordance with the requirements of the Commission (as hereinafter defined), including full and accurate descriptions of the Business, material agreements affecting the Business, Origin and the Origin Subsidiaries and the reorganization of Origin and the Origin Subsidiaries, the Origin
Stockholders and the audited consolidated financial statements of Origin and the
Origin Subsidiaries for each of the three years ended December 31, 2003, which financial statements will include a balance sheet, statement of operations and statement of cash flows, prepared in accordance with either PRC GAAP reconciled to US GAAP or entirely in US GAAP, together with footnotes and interim consolidated quarterly financial statements for the quarter ended September 30,
2004, as required by the rules and regulations of the Commission for combination proxy statement disclosure (collectively, "Origin Proxy Information"). The
Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

      SECTION 6.16 Interim Financial Information. From the date of this
Agreement until the Closing, Origin and the Origin Subsidiaries shall provide to
CCAC a copy of (i) the monthly internal management report of financial information concerning Origin and the Origin Subsidiaries on an individual and consolidated basis, and (ii) a monthly pro forma balance sheet and income statement on an individual and consolidated basis for Origin and the Origin
Subsidiaries. The above interim financial information shall be delivered to CCAC within twenty-five (25) days after each monthly anniversary of the date of this
Agreement. Origin and the Origin Subsidiaries will prepare the above financial information in good faith in accordance with PRC GAAP.

                                  ARTICLE VII
                                COVENANTS OF CCAC
                                -----------------

      SECTION 7.01 Conduct of the Business. CCAC covenants and agrees that, from the date hereof through the Closing Date, except (i) in the context of an unsolicited, bona fide written proposal for a superior transaction or consummation of a superior transaction, (ii) as otherwise set forth in this
Agreement or (iii) with the prior written consent of Origin, it shall:

                                       42

      (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of their business, except as required to reorganize for the purpose of redomestication, to preserve substantially intact the business organization of each CCAC and Chardan Sub (when established), to preserve the current relationships of CCAC and Chardan Sub with customers and other persons with which they have has significant business relations and to comply with all Laws;

      (b) except as required to reorganize for the purpose of redomestication, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of CCAC or Chardan Sub (when established);

      (c) except as required to reorganize for the purpose of redomestication, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of CCAC and Chardan Sub (when established), other than consistent with past practices and in the ordinary course of business of CCAC and Chardan Sub
(when established);

      (d) except as required to reorganize for the purpose of redomestication, not issue any shares of capital stock of CCAC and Chardan Sub (when established)
or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of
CCAC and Chardan Sub (when established) or any options therefor or any securities convertible into or exchangeable for capital stock of CCAC and
Chardan Sub (when established) or enter into any agreements in respect of the ownership or control of such capital stock;

      (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of CCAC and Chardan Sub
(when established) or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of CCAC and Chardan Sub (when established);

                                       43

      (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of CCAC and Chardan Sub (when established) or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

      (g) except as required to reorganize for the purpose of redomestication, not to amend the Certificate of Incorporation or By-laws or Memorandum and
Articles of Association (or other organizational documents) of CCAC and Chardan
Sub (when established);

      (h) except as required to reorganize for the purpose of redomestication, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

(i) not to make any payments outside the ordinary course of business; and

(j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      SECTION 7.02 Stockholder Meeting. CCAC shall cause a meeting of its stockholders (the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this
Agreement as required by CCAC's certificate of incorporation. The directors of
CCAC shall recommend to its stockholders that they vote in favor of the adoption of such matter. In connection with such meeting, CCAC (a) will file with the
Securities and Exchange Commission ("Commission") as promptly as practicable a proxy statement meeting the requirements of the Exchange Act ("Proxy Statement")
and all other proxy materials for such meeting, (b) upon receipt of approval from the Commission, will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting. As a condition to the filing and distribution to the CCAC stockholders of the Proxy Statement, CCAC will have received the Origin Proxy Information.

                                       44

      SECTION 7.03 Fulfillment of Conditions. From the date hereof to the
Closing Date, CCAC shall use its best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within its control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CCAC in such manner that on the Closing Date the representations and warranties of
CCAC contained herein shall be accurate as though then made).

      SECTION 7.04 Disclosure of Certain Matters. From the date hereof through the Closing Date, CCAC shall give Origin, the Origin Subsidiaries and the Origin
Stockholders prompt written notice of any event or development that occurs that
(a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of CCAC contained herein to be inaccurate or otherwise misleading, (c) gives CCAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of CCAC, or (e) would require any amendment or supplement to the
Proxy Statement.

      SECTION 7.05 Chardan Sub Incorporation. CCAC will cause Chardan Sub to be incorporated and duly organized, to adopt the Plan of Merger, to effectuate the
Chardan Merger, to issue the Chardan Sub Stock and to do all other things as are necessary for it to do as a constituent corporation to the Chardan Merger. The
Board of Directors of Chardan Sub following the Closing shall consist of seven directors, five of whom shall be appointed by the Origin Stockholders and two of whom shall be appointed by CCAC.

      SECTION 7.06 Post-Closing Assurances. CCAC and Chardan Sub from time to time after the Closing, at Origin or Origin Stockholders' request, will take such other actions and execute and deliver such other documents, certifications and further assurances as Origin or Origin Stockholders may reasonably require in order to manage and operate CCAC and Chardan Sub and the Business, including but not limited to executing such certificates as may be reasonably requested by
Origin or Origin Stockholders' Accountants in connection with any audit of the financial statements of CCAC and Chardan Sub for any period through the Closing
Date.

                                       45

      SECTION 7.07 Regulatory and Other Authorizations; Notices and Consents.
                   ----------------------------------------------------------

      (a) CCAC and Chardan Sub (when established) shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with Origin, Origin Subsidiary or Origin Stockholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

      (b) CCAC and Chardan Sub (when established) shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as Origin, Origin Subsidiary or Origin
Stockholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      SECTION 7.08 Books and Records.

      (a) On and after the Closing Date, CCAC will cause Chardan Sub (when established) to permit the Origin Stockholders and their Representatives, during normal business hours, to have access to and to examine and make copies of all books and records of the Origin Subsidiaries which are delivered to CCAC pursuant to this Agreement and which relate to the Business or the Origin
Subsidiaries or to events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to the Origin Stockholders in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which the Origin Stockholders are a party to the proceeding or in which they have a reasonable business interest.

      (b) CCAC will cause Chardan Sub to preserve and keep all books and records with respect to the Origin Subsidiaries and the Business for a period of at least seven years from the Closing Date. After such seven year period, before
Chardan Sub (when established) shall dispose of any such books and records, at least 90 days' prior written notice to such effect shall be given by Chardan Sub to the Origin Stockholders and the Origin Stockholders shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books or records as they may select.

                                       46

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES
                       -----------------------------------

      SECTION 8.01 Other Information. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of the Origin Subsidiaries, it is necessary that either Party be furnished with additional information relating to such Origin Subsidiaries or the Business, and such information is in the possession of the other Party, such Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

      SECTION 8.02 Mail Received After Closing.

      (a) If Chardan Sub or any Origin Subsidiary receives after the Closing any mail or other communications addressed to any Origin Stockholder, Chardan Sub may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to the Origin Subsidiaries. Chardan Sub will deliver promptly or cause to be delivered to the Origin Stockholders all other mail addressed to them and the contents thereof which does not relate to the Origin
Subsidiaries or the Business.

      (b) If any Origin Stockholder receives after the Closing Date mail or other communications addressed to them which relate to Origin or the Origin
Subsidiaries, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to Chardan Sub and Origin.

      SECTION 8.03 Further Action. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

                                       47

      SECTION 8.04 Schedules. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this
Agreement, would have been required to be set forth or described in the
Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Section 8.02(a), the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

      SECTION 8.05 Execution of Agreements. On or before the Closing Date, CCAC,
Origin, each Origin Subsidiary and each Origin Stockholder shall execute and deliver each Transaction Document which it is a party to.

      SECTION 8.06 Confidentiality. Origin, each Origin Subsidiary and each
Origin Stockholder, on the one hand, and CCAC and, on and after the Closing
Date, Chardan Sub, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other
Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other
Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                                       48

      SECTION 8.07 Public Announcements. From the date of this Agreement until
Closing or termination, CCAC, Origin, each Origin Subsidiary and each Origin
Stockholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of CCAC (in the case of Origin, each
Origin Subsidiary and each Origin Stockholder) or Origin (in the case of CCAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

      SECTION 8.08 Board of CCAC - Chardan Sub.

      (a) The board of directors of CCAC or Chardan Sub after the Closing
(whichever is the public company) will consist of 9 persons. The Proxy Statement will present the following persons as nominees for election as directors for a period of one year after the Closing, or until their successor is elected and take office: Kerry Propper, one additional member of the CCAC team, and 5 members from Origin. In addition, the membership of the board of directors will comply with the requirements in Article X hereof for the existence of the
Independent Committee.

      (b) For a period of three years after the Closing, each non-employee director of CCAC or Chardan Sub after the Closing will receive options to purchase shares of common stock issued on his election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years in such number as to be determined in good faith negotiations between CCAC and Origin prior to the Closing. The options will be issued under a stock option plan approved by the board of directors and stockholder and the underlying common stock will be registered for issuance upon exercise. The non-employee directors will be reimbursed their expenses and paid such amount as to be determined in good faith negotiations between CCAC and
Origin prior to the Closing for attendance at each meeting of the board and committee on which they serve.

                                       49

      SECTION 8.09 Nominations of Directors. Origin, the Origin Stockholders,
CCAC and Chardan Sub (after the Closing) agree that for a period of three years after the Closing, they and any persons over which they have influence, shall use their best efforts to nominate Kerry Propper and one additional person for election as directors of CCAC and Chardan Sub after the Closing, subject to any obligations imposed by law, rule or regulation on any nominating committee.

      SECTION 8.10 CCAC or Chardan Sub. After the Closing, CCAC or Chardan Sub
shall be responsible for payment of the $1,000,000 capital contribution for
Beijing Origin State Harvest Biotechnology Limited, and to the extent such capital is paid by Dr. Han to take such action as to fully reimburse him for any advances of the capital contribution.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING
                              ---------------------

      SECTION 9.01 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated by this
Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

      (a) Approval by CCAC's Stockholders. This Agreement and the transactions contemplated hereby shall have been approved by a majority-in-interest of the common stockholders of CCAC in accordance with CCAC's certificate of incorporation and the aggregate number of shares of CCAC's Common Stock held by stockholders of CCAC (other than the Initial Stockholders) who exercise their right to convert the shares of common stock of CCAC owned by them into cash in accordance with CCAC's certificate of incorporation shall not constitute 20% or more of the number of shares of CCAC's Common Stock outstanding as of the date of this Agreement and owned by Persons other than the Initial Stockholders.

      (b) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or

                                       50

in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any governmental authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the reorganization of Origin and Origin
Subsidiaries, (b) the ownership of Origin and the Origin Subsidiaries, (c) the purchase and sale and issuance of the Chardan Sub Stock, (d) the Plan of Merger,
(e) the Chardan Merger, (f) the Stockholders Meeting and use of the Proxy
Statement by CCAC, or (g) the conduct or ownership (direct or indirect or beneficial) in any material respect the Business as a whole or any material portion of the Business conducted or to be conducted by an Origin Subsidiary or
Origin Stockholder.

      (c) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Party.

      SECTION 9.02 Conditions to Obligations of Origin, the Origin Subsidiaries
and the Origin Stockholders. The obligations of Origin, each Origin Subsidiary and each Origin Stockholder to consummate the transactions contemplated by this
Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

      (a) Deliveries. Chardan Sub shall have delivered the Chardan Sub Stock and made the payments specified in Section 2.02 and the Origin Stockholders shall have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by
Origin, the Origin Subsidiaries and Origin Stockholders.

      (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of CCAC contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the
Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this
Agreement to be materially complied with by CCAC on or before the Closing shall have been materially complied with, and CCAC shall have delivered a certificate signed by a duly authorized officer thereof to such effect.

                                       51

      (c) Legal Opinion. Origin, the Origin Subsidiaries and the Origin
Stockholders shall have received from Graubard Miller, counsel to CCAC, a legal opinion addressed to Origin, the Origin Subsidiaries and the Origin Stockholders
and dated the Closing Date.

      (d) Chardan Sub. The Chardan Sub will be an existing company under the laws of the British Virgin Islands with the name Origin Agritech Limited.

      (e) Consents. CCAC and Chardan Sub shall have obtained and delivered to
Origin, the Origin Subsidiaries and the Origin Stockholders consents of all third parties, as appropriately required for the consummation of the transactions contemplated by this Agreement.

      (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by CCAC at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects.

      (g) No Adverse Changes. At the Closing, there shall have been no material adverse change in the assets, liabilities or financial condition of CCAC and
Chardan Sub from that shown in the CCAC Balance Sheet and related statements of income. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of Origin, would have had a material adverse effect on the operations, financial condition or prospects of CCAC and Chardan Sub.

      (h) Supplemental Disclosure. If CCAC or Chardan Sub shall have supplemented or amended any schedule pursuant to their obligations set forth in
Section 8.04 in any material respect, Origin, the Origin Subsidiaries and the
Origin Stockholders shall give notice to CCAC that as a result of information provided to Origin, the Origin Subsidiaries and the Origin Stockholders in
connection with any or all of such amendments or supplements, Origin, the Origin
Subsidiaries and the Origin Stockholders have determined not to proceed with the consummation of the transactions contemplated hereby.

      (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by CCAC and Chardan Sub in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by CCAC and Chardan Sub, as appropriate, as of the
Closing, shall have been delivered to Origin, the Origin Subsidiaries and the
Origin Stockholders.

                                       52

      (j) Employment and Option Agreements. Origin will have entered into, effective as of the Closing, the employment agreements provided for in Section
9.03(k) of this Agreement.

      (k) Trustee Notice. CCAC (or Chardan Sub), simultaneously with the
Closing, will deliver to the trustee of the trust account of CCAC (or Chardan
Sub) instructions to disburse the funds therein to Origin or its designees and to CCAC.

      (l) Resignations. Effective as of the Closing, the directors of CCAC who are not continuing directors and the officers of CCAC (or as the case may be,
Chardan Sub) will have resigned and that they have no claim for employment compensation in any form from CCAC.

      SECTION 9.03 Conditions to Obligations of CCAC. The obligations of CCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

      (a) Deliveries. The Origin Stockholders shall have delivered the Origin
Stock and the Stock Consignment and Technology Service Agreements listed below and confirmations of receipt of payments specified in Section 2.02, and Chardan
Sub shall have received the same and such other documents, certificates and instruments as may be reasonably requested by CCAC and the Chardan Sub;

            (i) The table below lists the parties to the stock consignment agreement and the ratio of the stock consigned under the agreements.

                                       53

    Parties to the Agreement                            Ratio of Stock
-----------------------------------------------            Consigned
                                                      Under this Agreement
                                                  --------------------------------------

Mr. Han Gengchen State  Harvest Holding Limited   34.4% of Beijing Origin shares
Mr. Yang Yasheng State  Harvest Holding Limited   28.675% of Beijing Origin shares
Mr. Yuan Liang State    Harvest Holding Limited   25.8% of Beijing Origin shares Ms.
Zhao Yuping State       Harvest Holding Limited   3.995% of Beijing Origin shares Mr.
Zhang Weidong State     Harvest Holding Limited   3.13% of Beijing Origin shares Mr.
Chen Weicheng State     Harvest Holding Limited   1.96% of Beijing Origin shares
Beijing Origin State    Harvest Holding Limited   99% of Beijing Origin shares Mr.
Han Gengchen State      Harvest Holding Limited   1% of Beijing Origin shares Beijing
Origin State            Harvest Holding Limited   90% of Beijing Origin shares Ms. Zhang
Yingli State            Harvest Holding Limited   4.1% of Beijing Origin shares Mr. Yang
Yasheng State           Harvest Holding Limited   3.86% of Beijing Origin shares

(ii) The table below lists the parties to the technology service agreement.

                            Parties to the Agreement
--------------------------------------------------------------------------------

              Party A                                    Party B

    Beijing Origin Seed Limited                 Beijing Origin State Harvest
                                                  Biotechnology Limited

   Henan Origin Cotton Technology               Beijing Origin State Harvest
          Development Limited                     Biotechnology Limited

  Changchun Origin Seed Technology              Beijing Origin State Harvest
          Development Limited                     Biotechnology Limited

      (b) Representations and Warranties; Covenants. Without supplementation after the date of this Agreement, the representations and warranties of Origin, each Origin Subsidiary and each Origin Stockholder contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by Origin, each Origin Subsidiary and each Origin
Stockholder on or before the Closing shall have been materially complied with, and CCAC shall have received a certificate of Origin, each Origin Subsidiary and each Origin Stockholder to such effect;

                                       54

      (c) Legal Opinion. CCAC shall have received from Origin's assigned counsel, the Origin Subsidiaries and the Origin Stockholders, a legal opinion addressed to CCAC, dated the Closing Date;

      (d) Consents. Origin, each Origin Subsidiary and each Origin Stockholder shall have obtained and delivered to CCAC consents of all third parties required by the Contracts and Permits set forth in Schedule 9.03(e);

      (e) Regulatory Approvals. Any Governmental Authority whose approval or consent is required each shall have unconditionally approved of the transactions contemplated by this Agreement and CCAC shall have received written confirmation thereof;

      (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Origin, each Origin
Subsidiary and each Origin Stockholder at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects;

      (g) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of
Origin, the Origin Subsidiaries or Business from that shown or reflected in the
September Financial Statements and as described in the Proxy Statement. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of CCAC, would have an Origin Material
Adverse Effect;

      (h) Supplemental Disclosure. If Origin, any Origin Subsidiary or any
Origin Stockholder shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 8.04 in any material respect, CCAC shall notice Origin that, as a result of information provided to CCAC in connection with any or all of such amendments or supplements, CCAC has determined not to proceed with the consummation of the transactions contemplated hereby; and

      (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by Origin, each Origin Subsidiary and each Origin Stockholder in connection with the consummation of the transactions contemplated by this
Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by Origin, each
Origin Subsidiary and each Origin Stockholder, as appropriate, as of the
Closing, shall have been delivered to CCAC.

                                       55

      (j) Origin Proxy Information. The Origin Proxy Information, at the time of distribution of the Proxy Statement and at Closing, will accurately reflect the
Business, Origin, the Origin Subsidiaries, and the Origin Stockholders, and the
Origin Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Origin Proxy Information not misleading.

      (k) Employment Agreements and Option Agreements. Each of Han Gengchen,
Yuan Liang, Yang Yasheng, and any other "key " employees designated by Dr. Han will enter into employment agreements in form of Schedules I, J and K with
Origin. These agreements generally are to provide employment terms of three years, at current compensation levels and include Intellectual Property assignment and non-competition provisions for not less than two years after termination of employment.

      (l) Minimum Assets. At the Closing, Origin and the Origin Subsidiaries
will certify to CCAC that on a consolidated basis, immediately prior to closing,
Origin will have not less than US $10,000,000 in cash assets and will only have short- and long-term debt arising in the ordinary course. In addition, Origin will certify that the fair market value of the consolidated Origin entities represents at least 80% of CCAC's net assets at the date of Closing.

      (m) Voting Agreements. Each of Gengchen Han, Yasheng Yang and Leong Yuen,
recipients of Chardan Sub Stock, will have entered into voting agreements with
Chardan Sub, to be delivered at the Closing, that provide that they will vote all the shares of Chardan Sub Stock over which they have direct or beneficial ownership and right to vote in favor of Kerry Propper and one other designee as director of CCAC or Chardan Sub after the Closing, for a period of three years after the Closing.

                                       56

                                   ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

      SECTION 10.01 Indemnification by Origin Stockholders. Subject to the
limitations set forth in Section 10.04, each of the Origin Stockholders shall indemnify and hold harmless CCAC (or Chardan Sub after the Closing) from and against, and shall reimburse CCAC (or Chardan Sub after the Closing) for, any
Damages which may be sustained, suffered or incurred by them, whether as a result of any Third Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of Origin, the Origin Subsidiaries or the Origin
Stockholders contained in this Agreement. Indemnification pursuant to this
Section 10.01 shall be the sole remedy of CCAC (or Chardan Sub after the
Closing) with respect to any breach of the representations and warranties or covenants of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement. This indemnity shall survive the Closing for a period of four years after the Closing Date with respect to Claims arising under the foregoing clause (i) other than Claims arising as a result of a breach of the representations and warranties in Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03,
4.14 and 4.15, as to which it shall survive without limitation as to time, and
(ii) Claims arising as a result of a breach of the representations and warranties in Sections 3.06, 4.16, 4.18 and 4.20, as to which it shall survive for a period of six months after the expiration of the statute of limitations.
Each Origin Stockholder shall give prompt written notice to CCAC (or Chardan Sub after the Closing) of any Third Party Claims or other facts and circumstances known to them which may entitle CCAC (or Chardan Sub after the Closing) to indemnification under this Section 10.01.

      SECTION 10.02 Indemnification by CCAC. Subject to the limitations set forth in Section 10.04, CCAC (and Chardan Sub after the Closing) shall indemnify and hold harmless each Origin Stockholder from and against, and shall reimburse each Origin Stockholder for, any Damages which may be sustained, suffered or incurred by such Origin Stockholder, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of CCAC's representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause (a)
shall survive the Closing for a period of four years after the Closing Date.
CCAC (or Chardan Sub after the Closing) shall give each Origin Stockholder prompt written notice of any Third Party Claims or other facts and circumstances known to it which may entitle them to indemnification under this Section 10.02.

                                       57

      SECTION 10.03 Notice, Etc. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this Agreement unless the Party entitled to receive such indemnification payment
("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and (iii) whether or not the Claim is a Third Party Claim. With respect to Third Party Claims, an
Indemnified Party (i) shall give the Indemnifying Party prompt notice of any
Third Party Claim, (ii) prior to taking any action with respect to such Third
Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party Claim, (iii)
shall not consent to any settlement or compromise of the Third Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the Indemnifying
Party, if it so elects, to assume the exclusive defense of such Third Party
Claim (including, except as provided in the penultimate sentence of this
Section, the compromise or settlement thereof) at its own cost and expense. If the Indemnifying Party shall elect to assume the exclusive defense of any Third
Party Claim pursuant to this Agreement, it shall notify the Indemnified Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Third Party Claim after the date of delivery to the Indemnified Party of such notice of election. The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified Party
(which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, if the
Indemnifying Party elects to assume the defense with respect to any Third Party
Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement will not result in or have a material adverse effect on the Indemnified Party.
Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified
Party, share or give control thereof to any insurer with respect to such Claim.

                                       58

      SECTION 10.04 Limitations.

      (a) No Origin Stockholder or Origin Stockholders shall be required to indemnify CCAC under Section 10.01 unless the aggregate of all amounts for which indemnity would otherwise be due against them exceeds $50,000, but then the
Origin Stockholders will be liable for the full amount of Damages.

      (b) CCAC (or Chardan Sub after Closing) shall not be required to indemnify any Origin Stockholder under Section 10.02 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $50,000, but then
CCAC (or Chardan Sub after Closing) will be liable for the full amount of
Damages.

      (c) If a Third Party Claim subject to indemnification by any Origin
Stockholder is brought against Origin or any Origin Subsidiary and Origin and/or the Origin Subsidiary prevails in the defense thereof, such Origin Stockholder shall not be required to indemnify such Origin Subsidiary or CCAC (or Chardan
Sub after Closing) with respect to the costs of such defense, including attorneys' fees.

      SECTION 10.05 Adjustment to Purchase Price; Setoff.

      (a) Purchase Price. Any indemnification payments made pursuant to Sections
10.01 and 10.02 shall be deemed to be an adjustment to the Purchase Price. To the extent that any Origin Stockholder is obligated to indemnify CCAC or the
Chardan Sub after Closing under the provisions of the Article X for Damages reduced to a monetary amount, CCAC or Chardan Sub after Closing shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the Origin Stockholder, whether under this Agreement or any other agreement between the Origin Stockholder and any of CCAC's or Chardan Sub's
affiliates, subsidiaries or controlled persons or entities. To the extent that
CCAC or Chardan Sub is obligated to indemnify Origin or any Origin Stockholders after Closing under the provisions of this Article X for Damages reduced to a monetary amount, Origin or any Origin Stockholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with CCAC or Chardan Sub, whether under this Agreement or any other agreement between the Origin or Origin Stockholder and any of CCAC's or Chardan
Sub's affiliates, subsidiaries or controlled persons or entities.

                                       59

      (b) Holdback Amount. Notwithstanding the foregoing, CCAC, and Chardan Sub after the Closing, may apply all or a portion of the Holdback Amount to satisfy any Claim for indemnification pursuant to this Article X. CCAC, and Chardan Sub after the Closing, will hold the Holdback Amount until final resolution of the
Claim or dispute. The Holdback Amount is security for the indemnification obligations of the Origin Stockholders and is not a limitation on the Damages recoverable or liquidated damages and such security does not limit any other right of set off or recovery under this Agreement or at law, whether pursuant to this Agreement or any other agreement of the Origin Stockholders.

      SECTION 10.06 Claims on behalf or in right of CCAC and Chardan Sub.
Pursuant to the provisions of this Article X, if any Claim for indemnification is to be brought against the Origin Stockholders on behalf of or by right of
CCAC, or Chardan Sub after the Closing, such claims will be determined by the
Independent Committee of the Board of Directors. Any settlement of a Claim for indemnification brought on behalf of or by right of CCAC, or Chardan Sub after the Closing, shall be determined and approved by the Independent Committee of the Board of Directors. The Independent Committee of the Board of Directors of
CCAC, or Chardan Sub after the Closing, will consist of two persons, none of which are officers or employees of CCAC, or Chardan Sub after the Closing, or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of CCAC, or Chardan Sub after the
Closing. For a period of not less than four years after the Closing or until final resolution of Claims under this Section X brought by or by right of CCAC, or Chardan Sub after the Closing, the board of directors of CCAC, or Chardan Sub after the Closing, will maintain a sufficient number of directors such that it will be able to maintain the Independent Committee.

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT
                           ---------------------------

      SECTION 11.01 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

                                       60

      (a) by mutual written consent of CCAC and Origin;

      (b) (i) by CCAC if Origin, any Origin Subsidiary or any Origin Stockholder
amends or supplements any Origin, Origin Subsidiary or Origin Stockholder
schedule hereto in accordance with Section 8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other), operations or prospects of Origin or any Origin Subsidiary or the
Business, as a whole or in part, after the date hereof, or (ii) by Origin if
CCAC amends or supplements any CCAC Schedule hereto in accordance with Section
8.04 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other) or operations of CCAC.

      (c) by either CCAC or Origin, if the Closing has not occurred by May 31,
2005 (or such other date as may be extended from time to time by written agreement of CCAC and Origin); provided, however, that the right to terminate this Agreement under this Section 11.01(c) shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

      (d) by Origin, (i) if CCAC shall have breached any of its covenants in
Articles VII or VIII hereof in any respect or (ii) if the representations and warranties of CCAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing
Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, CCAC has not cured such breach within 10 Business Days of
Origin's notice of an intent to terminate;

      (e) by CCAC, (i) if Origin, any Origin Subsidiary or any Origin
Stockholder shall have breached any of the covenants in Articles VI or VIII hereof in any respect or (ii) if the representations and warranties of Origin, any Origin Subsidiary or any Origin Stockholder contained in this Agreement shall not be true and correct in all material respects, at the time made, or
(iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Origin, such Origin
Subsidiary or Origin Stockholder have not cured such breach within 10 Business
Days of CCAC's notice of an intent to terminate;

                                       61

      (f) by Origin, if the Board of Directors of CCAC (or any committee thereof) at the time of the signing of this Agreement shall have failed to recommend or withdrawn or modified in a manner adverse to Origin its approval or recommendation of this Agreement and any of the transactions contemplated hereby;

      (g) by CCAC if the Board of Directors of CCAC shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of
Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

      (h) by either CCAC or Origin, if, at CCAC's Stockholder Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CCAC's common stock required under its certificate of incorporation, or 20% or more of the number of shares of CCAC's common stock outstanding as of the date of the record date of the stockholders meeting held by Persons other than the Initial Stockholders exercise their rights to convert the shares of
CCAC's common stock held by them into cash in accordance with CCAC's certificate of incorporation.

      SECTION 11.02 Effect of Termination.

      (a) In the event of termination and abandonment by CCAC or by Origin, or both, pursuant to Section 11.01 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section 11.02, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

      (b) Consequence of Termination. If the transactions contemplated by this
Agreement are terminated and/or abandoned as provided herein:

            (i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                                       62

            (ii) all confidential information received by either Party hereto with respect to the business of the other Party, or in the case of the
      Origin Stockholders, of the Origin Subsidiaries, hereto shall be treated in accordance with Section 8.06 hereof, which shall survive such termination or abandonment.

      (c) Termination Recovery and Fee. If this Agreement is terminated by CCAC under Section 11.01(b)(i) or (e), then CCAC will be entitled to $1,000,000 due and payable immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that CCAC may have against the other parties to this Agreement for such breach. If this
Agreement is terminated by Origin under Section 11.01(b)(ii), (d) or (f), then
Origin will be entitled to $1,000,000 due and payable from Richard Propper,
Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urbach
(collectively, the "CCAC Initial Stockholders"), pro rata among such individuals in relation to their initial ownership in CCAC, immediately upon termination of this Agreement as liquidated damages and not as a penalty amount, and in lieu of any other right or remedy that Origin may have against the other parties to this
Agreement for such breach.

      SECTION 11.03 No Claim Against Trust Fund. It is understood by Origin, the
Origin Subsidiaries and the Origin Stockholders that in the event of breach of this Agreement or any of the Transactional Documents by CCAC and Chardan Sub,
that they have no right to Damages, including the termination fees set forth in
Sectoin11.02(c) from CCAC or Chardan Sub. In addition, Origin, the Origin
Subsidiaries and the Origin Stockholders agree that they have no right to any amount held in the trust fund referred to in Section 5.07 and they will not make any claim against CCAC and Chardan Sub that would adversely affect the business, operations or prospects of CCAC and Chardan Sub or the amount of the funds held in the trust fund referred to in Section 5.07.

                                       63

                                   ARTICLE XII
                                   DEFINITIONS
                                   -----------

      SECTION 12.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

      "Business" means the combined and several operations and proposed combined and several operations of Origin, the Origin Subsidiaries and their respective affiliates, contract parties and nominees (or beneficial owners) as a breeder, developer, producer and marketer of top-quality seeds to customers.

      "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

      "Claim" means any claim, demand, suit, proceeding or action.

      "Company's Accountants" means Deloitte & Touche.

      "Contracts" mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

      "Copyrights" shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

      "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the
Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

                                       64

      "Direct Claim" means any claim other than a Third Party Claim.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, consistently applied in the United States.

      "Government Securities" means any Treasury Bill issued by the United
States having a maturity of one hundred and eighty days or less.

      "Governmental Authority" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental
Authority.

      "Intellectual Property" means any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade
Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply fore or register any of the foregoing),
(iv) domain names and URL's of or relating to the Acquired Assets and variations of the domain names and URL's, (vi) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vii) goodwill of any of the foregoing.

      "Initial Stockholders" means all of the shares of common stock of CCAC issued and outstanding prior to March 16, 2004 held by various Persons.

      "Laws" means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

                                       65

      "Lien" means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance.

      "Party" means CCAC, on the one hand, and Origin, each Origin Subsidiary and each Origin Stockholder, on the other hand (collectively, "Parties").

      "Patents" means all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

      "Permits" means all governmental registrations, licenses, permits, authorizations and approvals.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

      "PRC GAAP" means PRC Accounting Standards for Business Enterprises in effect from time to time applied consistently throughout the periods involved.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Representatives" of either Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Software" means all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases, data files, coding and other software, components or elements thereof, programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

      "Stockholder Meeting" has the meaning specified in Section 7.01.

      "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

                                       66

      "Technology" means any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

      "Third Party Claim" means a Claim by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

      "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.

      "Trademarks" means any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.

                                  ARTICLE XIII
                               GENERAL PROVISIONS
                               ------------------

      SECTION 13.01 Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of
Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

                                       67

      SECTION 13.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

      (a) If to Origin or to Dr. Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang,
Ms. Zhao Yuping, Mr. Zhang Weidong or Mr. Chen Weicheng:

                           State Harvest Holdings Limited
                           c/o Beijing Origin Seed Technology Inc.
                           E201 Zhongguanchen Development Building
                           12 Shangdi Xinxi, Haidan District
                           Beijing, China  100085

                           with a copy to:

                           GuanTao Law Firm
                           6/F, Tower B, Tong Tai Plaza
                           No. 33 Finance Street
                           Xicheng District
                           Beijing 10032

      (b) If to CCAC or the CCAC Initial Stockholders:

                           Chardan China Acquisition Corp.
                           625 Broadway
                           Suite 1111
                           San Diego, California 92101
                           Attention:  Dr. Richard D. Propper
                           Telecopier No.: (858) 847-9090

                           with a copy to:

                           Graubard Miller
                           600 Third Avenue
                           New York, New York  10016
                           Attention:  David Alan Miller, Esq.
                           Telecopier No.: 212-818-8181

      SECTION 13.03 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

                                       68

      SECTION 13.04 Waiver. At any time prior to the Closing, either Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c)
waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

      SECTION 13.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 13.06 Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 13.07 Entire Agreement. This Agreement and the Schedules and
Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between Origin, any Origin
Subsidiary, any Origin Stockholder and CCAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      SECTION 13.08 Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

      SECTION 13.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                                       69

      SECTION 13.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

                                       70

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                  CHARDAN CHINA ACQUISITION CORP.

                                  By:    /s/ Richard Propper, MD
                                         ---------------------------------------
                                  Name:  Richard Propper, MD
                                  Title: Chairman

                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dr. Richard Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                       71

                                  STATE HARVEST HOLDINGS LIMITED

                                  By or Designed by:/s/ Han Gengchen
                                                    ----------------------------
                                  Name:  Han Gengchen, PhD
                                  Title: CEO

                                  By or Designed by:/s/ Yang Yasheng
                                                    ----------------------------
                                  Name:  Yang Yasheng

                                  By or Designed by:/s/ Yuan Liang
                                                    ----------------------------
                                  Name:  Yuan Liang

                                  By or Designed by:/s/ Zhao Yuping
                                                    ----------------------------
                                  Name:  Zhao Yuping

                                  By or Designed by:/s/ Zhang Wiedong
                                                    ----------------------------
                                  Name:  Zhang Wiedong

                                  By or Designed by:/s/ Chen Weicheng
                                                    ----------------------------
                                  Name:  Chen Weicheng

                                  By or Designed by:/s/ Bo Luxia
                                                    ----------------------------
                                  Name:  Bo Luxia

                                  By or Designed by:/s/ Huang Xilin
                                                    ----------------------------
                                  Name:  Huang Xilin

                                  By or Designed by:/s/ Huo Qingtao
                                                    ----------------------------
                                  Name:  Huo Qingtao

                                       72

                      FIRST MODIFICATION TO STOCK PURCHASE

                        AGREEMENT DATED DECEMBER 20, 2004

      First Modification Agreement to that certain Stock Purchase Agreement dated December 20, 2004 ("Agreement"), by and among Chardan China Acquisition
Corp., Dr. Richard D. Propper, Mr. Kerry Propper, Mr. Jiangnan Huang, Mr. Li
Zhang, Mr. Dan Beharry, Mr. Steven Urbach, State Harvest Holdings Limited, Dr.
Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhuang
Weigong, Mr. Chen Weicheng, Ms. Bo Luxia, Mr. Huang Xilin, and Mr. Huo Qingtao
made as of April 18, 2005.

      The above parties hereby desire to amend and extend the termination provision set forth in Section 11.01(c) of the Agreement to change the date in that section from May 31, 2005 to August 1, 2005.

      The Agreement in all other respects is affirmed and shall continue in full force and effect.

      It is agreed by the signatories to this modification agreement that executed the Agreement as to Section 11.02(c) that they are continuing to be obligated pursuant to Section 11.02(c) as their obligations may be extended thereunder in time.

      This modification agreement may be executed in counterpart and by facsimile, all of which counterparts taken together may be considered one agreement, binding upon all the signatories thereto, whether by facsimile or original signature.

                                       73

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                  CHARDAN CHINA ACQUISITION CORP.

                                  By:/s/ Richard D. Propper
                                     -------------------------------------------
                                  Name:    Richard D. Propper, MD
                                  Title:   Chairman

                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dr. Richard D. Propper
                                  ----------------------------------------------
                                  Dr. Richard D.
                                  Propper (Solely
                                  with respect to
                                  Section 11.02(c))

                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                       74

                                  STATE HARVEST HOLDINGS LIMITED

                                  By or Designated by:/s/ Han Gengchen
                                                      --------------------------
                                  Name:Han Gengchen, PhD
                                  Title:CEO

                                  By or Designated by:/s/ Yang Yasheng
                                                      --------------------------
                                  Name: Yang Yasheng

                                  By or Designated by:/s/ Yuan Liang
                                                      --------------------------
                                  Name:Yuan Liang

                                  By or Designated by:/s/ Zhao Yuping
                                                      --------------------------
                                  Name: Zhao Yuping

                                  By or Designated by:/s/ Zhang Wiedong
                                                      --------------------------
                                  Name: Zhang Weidong

                                  By or Designated by:/s/ Chen Weicheng
                                                      --------------------------
                                  Name: Chen Weicheng

                                  By or Designated by:/s/ Bo Luxia
                                                      --------------------------
                                  Name:  Bo Luxia

                                  By or Designated by:/s/ Huang Xilin
                                                      --------------------------
                                  Name:  Huang Xilin

                                  By or Designated by:/s/ Huo Qingtao
                                                      --------------------------
                                  Name:  Huo Qingtao

                                       76

                      SECOND MODIFICATION TO STOCK PURCHASE

                        AGREEMENT DATED DECEMBER 20, 2004

      Second Modification Agreement to that certain Stock Purchase Agreement dated December 20, 2004 ("Agreement"), by and among Chardan China Acquisition
Corp., Dr. Richard D. Propper, Mr. Kerry Propper, Mr. Jiangnan Huang, Mr. Li
Zhang, Mr. Dan Beharry, Mr. Steven Urbach, State Harvest Holdings Limited, Dr.
Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhuang
Weigong, Mr. Chen Weicheng, Ms. Bo Luxia, Mr. Huang Xilin, and Mr. Huo Qingtao
made as of June 16, 2005.

      The Agreement is hereby modified to substitute the phrase "10,000,000 shares of Chardan Sub's common stock, no par value per share ("Chardan Sub
Stock")" for "10,200,000 shares of Chardan Sub's common stock, par value $0.0001 per share ("Chardan Sub Stock")" for the purpose of reducing the stock component of the consideration under the Agreement, such change to be considered made throughout the Agreement and to correct the par value per share to no par value pursuant to the Memorandum of Association of Chardan Sub.

      Schedule C to the Agreement is amended to delete the allocation to Best of the Best Investment Limited.

      The Agreement is modified to substitute the words "follow-on offering" for the words "secondary offering" set forth in Section 1.02(b)(ii)(a)(2) of the
Agreement.

      The Agreement in all other respects is affirmed and shall continue in full force and effect.

      This modification agreement may be executed in counterpart and by facsimile, all of which counterparts taken together may be considered one agreement, binding upon all the signatories thereto, whether by facsimile or original signature.

                                       77

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                  CHARDAN CHINA ACQUISITION CORP.

                                  By:/s/ Richard D. Propper
                                     -------------------------------------------
                                  Name:    Richard D. Propper, MD
                                  Title:   Chairman

                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dr. Richard D. Propper
                                  ----------------------------------------------
                                  Dr. Richard D.
                                  Propper (Solely
                                  with respect to
                                  Section 11.02(c))

                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                       78

                                  STATE HARVEST HOLDINGS LIMITED

                                  By or Designated by:/s/ Han Gengchen
                                                      --------------------------
                                  Name:       Han Gengchen, PhD
                                  Title:      CEO

                                  By or Designated by:/s/ Yang Yasheng
                                                      --------------------------
                                  Name: Yang Yasheng

                                  By or Designated by:/s/ Yuan Liang
                                                      --------------------------
                                  Name:Yuan Liang

                                  By or Designated by:/s/ Zhao Yuping
                                                      --------------------------
                                  Name: Zhao Yuping

                                  By or Designated by:/s/ Zhang Wiedong
                                                      --------------------------
                                  Name: Zhang Weidong

                                  By or Designated by:/s/ Chen Weicheng
                                                      --------------------------
                                  Name: Chen Weicheng

                                  By or Designated by:/s/ Bo Luxia
                                                      --------------------------
                                  Name:  Bo Luxia

                                  By or Designated by:/s/ Huang Xilin
                                                      --------------------------
                                  Name:  Huang Xilin

                                  By or Designated by:/s/ Huo Qingtao
                                                      --------------------------
                                  Name:  Huo Qingtao

                      THIRD MODIFICATION TO STOCK PURCHASE

                        AGREEMENT DATED DECEMBER 20, 2004

      Third Modification Agreement to that certain Stock Purchase Agreement dated December 20, 2004 ("Agreement"), by and among Chardan China Acquisition
Corp., Dr. Richard D. Propper, Mr. Kerry Propper, Mr. Jiangnan Huang, Mr. Li
Zhang, Mr. Dan Beharry, Mr. Steven Urbach, State Harvest Holdings Limited, Dr.
Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhang
Weidong, Mr. Chen Weicheng, Ms. Bo Luxia, Mr. Huang Xilin, and Mr. Huo Qingtao
made as of July 21, 2005.

      The above parties hereby desire to amend and extend the termination provision set forth in Section 11.01(c) of the Agreement to change the date in that section from August 1, 2005, 2005 to September 30, 2005.

      The Agreement in all other respects is affirmed and shall continue in full force and effect.

      This modification agreement may be executed in counterpart and by facsimile, all of which counterparts taken together may be considered one agreement, binding upon all the signatories thereto, whether by facsimile or original signature.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date written above.

                                  CHARDAN CHINA ACQUISITION CORP.

                                  By:    /s/ Richard D. Propper, MD
                                     -------------------------------------------
                                  Name:  Richard D. Propper, MD
                                  Title: Chairman

                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dr. Richard D. Propper
                                  ----------------------------------------------
                                  Dr. Richard D. Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                  STATE HARVEST HOLDINGS LIMITED

                                  By or Designated by: /s/ Han Gengchen
                                                      --------------------------
                                  Name:  Han Gengchen, PhD
                                  Title: CEO

                                  By or Designated by: /s/ Yang Yasheng
                                                      --------------------------
                                  Name:  Yang Yasheng

                                  By or Designated by: /s/ Yuan Liang
                                                      --------------------------
                                  Name:  Yuan Liang

                                  By or Designated by: /s/ Zhao Yuping
                                                      --------------------------
                                  Name:  Zhao Yuping

                                  By or Designated by: /s/ Zhang Wiedong
                                                      --------------------------
                                  Name:  Zhang Weidong

                                  By or Designated by: /s/ Chen Weicheng
                                                      --------------------------
                                  Name:  Chen Weicheng

                                  By or Designated by: /s/ Bo Luxia
                                                      --------------------------
                                  Name:  Bo Luxia

                                  By or Designated by: /s/ Huang Xilin
                                                      --------------------------
                                  Name:  Huang Xilin

                                  By or Designated by: /s/ Huo Qingtao
                                                      --------------------------
                                  Name:  Huo Qingtao

                      FOURTH MODIFICATION TO STOCK PURCHASE

                        AGREEMENT DATED DECEMBER 20, 2004

      Fourth Modification Agreement to that certain Stock Purchase Agreement dated December 20, 2004 ("Agreement"), by and among Chardan China Acquisition
Corp., Dr. Richard D. Propper, Mr. Kerry Propper, Mr. Jiangnan Huang, Mr. Li
Zhang, Mr. Dan Beharry, Mr. Steven Urbach, State Harvest Holdings Limited, Dr.
Han Gengchen, Mr. Yang Yasheng, Mr. Yuan Liang, Ms. Zhao Yuping, Mr. Zhang
Weidong, Mr. Chen Weicheng, Ms. Bo Luxia, Mr. Huang Xilin, and Mr. Huo Qingtao
made as of September 15, 2005.

      The above parties hereby desire to amend and extend the termination provision set forth in Section 11.01(c) of the Agreement to change the date in that section from September 30, 2005, 2005 to November 15, 2005, and thereby superseding the Third Modification extension of the date of termination.

      The Agreement in all other respects is affirmed and shall continue in full force and effect.

      This modification agreement may be executed in counterpart and by facsimile, all of which counterparts taken together may be considered one agreement, binding upon all the signatories thereto, whether by facsimile or original signature.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date written above.

                                  CHARDAN CHINA ACQUISITION CORP.

                                  By:    /s/ Richard D. Propper, MD
                                     -------------------------------------------
                                  Name:  Richard D. Propper, MD
                                  Title: Chairman

                                  /s/ Kerry Propper
                                  ----------------------------------------------
                                  Kerry Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dr. Richard D. Propper
                                  ----------------------------------------------
                                  Dr. Richard D. Propper
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Jiangnan Huang
                                  ----------------------------------------------
                                  Jiangnan Huang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Li Zhang
                                  ----------------------------------------------
                                  Li Zhang
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Dan Beharry
                                  ----------------------------------------------
                                  Dan Beharry
                                  (Solely with respect to Section 11.02(c))

                                  /s/ Steven Urbach
                                  ----------------------------------------------
                                  Steven Urbach
                                  (Solely with respect to Section 11.02(c))

                                  STATE HARVEST HOLDINGS LIMITED

                                  By or Designated by: /s/ Han Gengchen
                                                      --------------------------
                                  Name:  Han Gengchen, PhD
                                  Title: CEO

                                  By or Designated by: /s/ Yang Yasheng
                                                      --------------------------
                                  Name:  Yang Yasheng

                                  By or Designated by: /s/ Yuan Liang
                                                      --------------------------
                                  Name:  Yuan Liang

                                  By or Designated by: /s/ Zhao Yuping
                                                      --------------------------
                                  Name:  Zhao Yuping

                                  By or Designated by: /s/ Zhang Wiedong
                                                      --------------------------
                                  Name:  Zhang Weidong

                                  By or Designated by: /s/ Chen Weicheng
                                                      --------------------------
                                  Name:  Chen Weicheng

                                  By or Designated by: /s/ Bo Luxia
                                                      --------------------------
                                  Name:  Bo Luxia

                                  By or Designated by: /s/ Huang Xilin
                                                      --------------------------
                                  Name:  Huang Xilin

                                  By or Designated by: /s/ Huo Qingtao
                                                      --------------------------
                                  Name:  Huo Qingtao

                                                                         Annex B

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                             ORIGIN AGRITECH LIMITED

      NAME

1.    The name of the Company is Origin Agritech Limited.

      REGISTERED OFFICE

2.    The registered office of the Company will be situated at P.O. Box 173,
      Kingston Chambers, Road Town, Tortola, British Virgin Islands.

      REGISTERED AGENT

3.    The registered agent of the Company will be Maples Finance BVI Limited of
      P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin
      Islands.

      GENERAL OBJECTS AND POWERS

4.    (1)   The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the
            British Virgin Islands.

      (2)   The Company may not:

            (a)   carry on business with persons resident in the British Virgin
                  Islands;

            (b)   own an interest in real property situated in the British
                  Virgin Islands, other than a lease referred to in paragraph
                  (e) of sub clause (3);

            (c)   carry on banking or trust business unless it is licensed to do so under the Banks and Trust Companies Act, l990;

            (d)   carry on business as an insurance or reinsurance company,
                  insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

            (e)   carry on the business of company management, unless it is
                  licensed under the Company Management Act, l990;

            (f)   carry on the business of providing the registered office or the registered agent for companies incorporated in the British
                  Virgin Islands.

                                       1

      (3)   For purposes of paragraph (a) of sub clause (2), the Company shall not be treated as carrying on business with persons resident in the
            British Virgin Islands if

            (a)   it makes or maintains deposits with a person carrying on
                  banking business within the British Virgin Islands;

            (b)   it makes or maintains professional contact with solicitors, barristers, accountants, book-keepers, trust companies,
                  administration companies, investment advisers or other similar persons carrying on business within the British Virgin
                  Islands;

            (c)   it prepares or maintains books and records within the British
                  Virgin Islands;

            (d)   it holds, within the British Virgin Islands, meetings of its directors or members;

            (e)   it holds a lease of property for use as an office from which to communicate with members or where books and records of the
                  Company are prepared or maintained;

            (f)   it holds shares, debt obligations or other securities in a company incorporated under the International Business
                  Companies Act or under the Companies Act; or

            (g)   shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International
                  Business Companies Act or under the Companies Act.

      (4)   The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

      CURRENCY

5.    Shares in the Company shall be issued in the currency of the United States of America.

      AUTHORIZED CAPITAL

6.    The Company shall have no authorized capital but shall be authorized to issue 61,000,000 shares.

      CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The Company is authorized to issue two classes of shares as follows:

                                       2

      (a)   60,000,000 shares in one series of $.0001 par value each ("Ordinary
            Shares"); and

      (b)   1,000,000 preference shares in one series of $.0001 par value each
            ("Preferred Stock").

      DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.    (1)   Ordinary Shares

            All Ordinary Shares shall

            (a)   have one vote each;

            (b)   be subject to redemption, purchase or acquisition by the
                  Company for fair value; and

            (c)   have the same rights with regard to dividends and
                  distributions upon liquidation of the Company.

      (2)   Preferred Stock

            The Board of Directors of the Company is authorized, subject to limitations prescribed by law and the provisions of this Clause 8, to amend the Company's Memorandum of Association to provide for the creation from time to time of one or more classes of shares of
            Preferred Stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class. The authority of the Board of Directors with respect to each class shall include, but not be limited to, determination of the following:

            (a)   the number of shares and series constituting that class and the distinctive designation of that class;

            (b)   the dividend rate on the shares of that class, whether
                  dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock;

            (c)   whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d)   whether that class shall have conversion or exchange
                  privileges, and, if so, the terms and conditions of such
                  conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of
                  Directors shall determine;

            (e)   whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption,
                  including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                                       3

            (f)   whether that class shall be entitled to the benefit of a
                  sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund;

            (g)   the right of the shares of that class to the benefit of
                  conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any
                  additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the
                  making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company;

            (h)   the right of the shares of that class in the event of any
                  voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in
                  preference to, or in another relation to, the comparable
                  rights of any other class or classes of stock; and

            (i)   any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

9.    The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      REGISTERED SHARES

10.   Shares in the Company may be issued as registered shares only.

      AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

11.   The Company may only amend its Memorandum of Association and Articles of
      Association by a resolution of members or by a resolution of directors.

      DEFINITIONS

12.   The meanings of words in this Memorandum of Association are as defined in the Articles of Association.

                                       4

We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town,
Tortola, British Virgin Islands for the purpose of incorporating an
International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association dated this 10th day of February, 2005 in the presence of:

/s/ Aiko Stevens                                     /s/ Carl Seymour
----------------                                     ----------------
Witness:                                             Subscriber:

Aiko Stevens                                         Carl Seymour
P.O. Box 173                                         Maples Finance BVI Limited
Kingston Chambers                                    P.O. Box 173
Road Town, Tortola                                   Kingston Chambers
British Virgin Islands                               Road Town, Tortola
                                                     British Virgin Islands

                                       5

COMPANY NO. 641792

                           EXTRACT FROM THE RESOLUTION
                              OF THE FIRST DIRECTOR
                                       OF
                             Origin Agritech Limited
                              HELD ON 10 June 2005

AMENDMENT TO THE COMPANY'S MEMORANDUM  OF ASSOCIATION

IT WAS RESOLVED that Clause 7 of the Company's Memorandum of Association be deleted in its entirety and the following Clause be substituted in lieu thereof:-

      "7.   CLASSES, NUMBER AND PAR VALUE OF SHARES

            The Company is authorized to issue two classes of shares as follows:

            (a)   60,000,000 shares in one series of no par value ("Ordinary
                  Shares"); and

            (b)   1,000,000 preference shares in one series of no par value
                  ("Preferred Stock").

CERTIFIED AS A TRUE EXTRACT

/s/ Aiko Stevens
----------------
For and on behalf of
Maples Finance BVI Limited
Registered Agent

                                                                         Annex C

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP 291)

                             ARTICLES OF ASSOCIATION

                                       OF

                             ORIGIN AGRITECH LIMITED

                                   PRELIMINARY

1.    In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words                                                Meaning
-----                                                -------
capital                                              The sum of the
                                                     aggregate par value
                                                     of all outstanding
                                                     shares with par
                                                     value of the
                                                     Company and shares
                                                     with par value held
                                                     by the Company as
                                                     treasury shares
                                                     plus

                                                     (a)  the aggregate
                                                          of the amounts
                                                          designated as
                                                          capital of all
                                                          outstanding
                                                          shares without
                                                          par value of
                                                          the Company
                                                          and shares
                                                          without par
                                                          value held by
                                                          the Company as
                                                          treasury
                                                          shares, and

                                                     (b)  the amounts as
                                                          are from time
                                                          to time
                                                          transferred
                                                          from surplus
                                                          to capital by
                                                          a resolution
                                                          of directors.

member                                               A person who holds shares
                                                     in the Company.

person                                               An individual,  a
                                                     corporation,  a trust, the
                                                     estate of a deceased
                                                     individual,  a partnership
                                                     or an unincorporated
                                                     association of persons.

                                       1

resolution of directors                              (a)  a resolution approved
                                                          at a duly convened
                                                          directors and
                                                          constituted meeting
                                                          of directors of the
                                                          Company or of a
                                                          committee of
                                                          directors of the
                                                          Company by the
                                                          affirmative vote of
                                                          a simple majority of
                                                          the directors present
                                                          at the meeting who
                                                          voted and did not
                                                          abstain; or

                                                     (b)  a resolution consented
                                                          to in writing by
                                                          a simple majority of
                                                          the directors or of a
                                                          simple majority of
                                                          the members of the
                                                          committee of directors
                                                          , as the case may be.

                                                     (c)  The foregoing
                                                          resolutions or
                                                          consents may include
                                                          the actions of
                                                          director alternates.

meeting of directors                                 With respect to calling
                                                     a meeting of directors, a
                                                     resolution consented to in
                                                     writing by any one director
                                                     and notified to all other
                                                     directors.

resolution of members                                A resolution   approved at
                                                     a duly convened   and
                                                     constituted  meeting of the
                                                     members  of the  Company by
                                                     the affirmative vote of

                                                      (a) a simple majority of
                                                          the votes of the
                                                          shares entitled to
                                                          vote thereon which
                                                          were present at the
                                                          meeting and were voted
                                                          and not abstained, or

                                                      (b) a simple majority of
                                                          the votes of each
                                                          class or series of
                                                          shares which were
                                                          present at the meeting
                                                          and entitled to vote
                                                          thereon as a class or
                                                          series and were voted
                                                          and not abstained and
                                                          of a simple majority
                                                          of the votes of the
                                                          remaining shares
                                                          entitled to vote
                                                          thereon which were
                                                          present at the
                                                          meeting and were
                                                          voted and not abstain.

securities                                           Shares and debt obligations
                                                     of every kind, and options,
                                                     warrants and rights to
                                                     shares, or debt
                                                     obligations.

surplus                                              The excess, if any, at the
                                                     time of the determination
                                                     of the total assets of the
                                                     Company over the aggregate
                                                     of its total liabilities,
                                                     as shown in its books of
                                                     account, plus the Company's
                                                     capital.

                                       2

the Act                                              The International Business
                                                     Companies Act (Cap 291)
                                                     including any modification,
                                                     extension, re-enactment or
                                                     renewal thereof and any
                                                     regulations made
                                                     thereunder.

the Memorandum                                       The Memorandum of
                                                     Association of the Company
                                                     as originally framed or as
                                                     from time to time amended.

the Seal                                             Any Seal which has been
                                                     duly  adopted as the Seal
                                                     of the Company.

these Articles                                       These Articles of
                                                     Association  as originally
                                                     framed or as from time to
                                                     time amended.

treasury                                             shares Shares in the
                                                     Company that were
                                                     previously issued but were
                                                     repurchased, redeemed or
                                                     otherwise acquired by the
                                                     Company and not cancelled.

2.    "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3.    Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4.    Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5.    A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6.    A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum, currently United States dollars.

                                REGISTERED SHARES

7.    Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company or under the
      Seal of the Company. The certificate shall specify the share or shares held by the member and shall

                                       3

      (a)   be signed by two directors or two officers of the Company, or by one director and one officer; or

      (b)   be under the Seal of the company, with or without the signature of any director or officer of the company and the signature of the director(s) or officer(s) and/or the Seal may be facsimiles.

8.    If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                 SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

9.    Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the
      Company may by resolution of directors determine.

10.   No share in the Company may be issued until the consideration in respect thereof is fully paid as provided in the Act, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these
      Articles.

11.   Shares in the Company may be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12.   Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved.
      The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13.   A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14.   Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15.   The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

                                       4

16.   Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17.   The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

18.   Subject to provisions to the contrary in

            (a)   the Memorandum or these Articles;

            (b)   the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were
                  issued; or

            (c)   the subscription agreement for the issue of the shares, the
                  Company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

19.   No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the
      Company is conclusive, unless a question of law is involved.

20.   A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

      (a)   pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the
            Company;

      (b)   by virtue of a transfer of capital pursuant to Regulation 47;

      (c)   by virtue of the provisions of Section 83 of the Act; or

      (d)   pursuant to an order of the Court.

21.   Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

22.   Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

                                       5

23.   The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the
      Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                   MORTGAGES AND CHARGES OF REGISTERED SHARES

24.   Members may pledge, hypothecate, mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid pledge, hypothecation, mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

25.   In the case of the pledge, hypothecate, mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

      (a)   a statement that the shares are pledged, hypothecated, mortgaged or charged;

      (b)   the name of the pledge, mortgagee or chargee; and

      (c)   the date on which the aforesaid particulars are entered in the share register.

26.   Where particulars of a pledge, hypothecation, mortgage or charge are registered, such particulars shall be cancelled

      (a)   with the consent of the named pledgee, mortgagee or chargee or anyone authorized to act on his behalf; or

      (b)   upon evidence satisfactory to the directors of the discharge of the liability secured by the pledge, hypothecation, mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

27.   Whilst particulars of a pledge, hypothecation, mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

                                   FORFEITURE

28.   When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

29.   Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

30.   The written notice specifying a date for payment shall

                                       6

      (a)   name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

      (b)   contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

31.   Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

32.   The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

                                      LIEN

33.   The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the
      Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

34.   In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

35.   The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be regihstered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                       7

                               TRANSFER OF SHARES

36.   Subject to any limitations in the Memorandum, registered shares in the
      Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

37.   The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

                             TRANSMISSION OF SHARES

38.   The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three
      Regulations.

39.   The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

40.   Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

41.   Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

42.   What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

                                       8

             REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

43.   The Company may by a resolution of directors or a resolution of members amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

44.   Subject to the requirements of the Memorandum, the Company may by either a resolution of members or a resolution of directors amend the Memorandum to

      (a)   increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing;

      (b)   increase the number of its shares having no par value;

      (c)   increase its capital constituted by shares of no par value by transferring reserves or profits to the capital, with or without a distribution of shares; ( d) combine and divide all or any part of its share capital into shares of larger amount than its existing shares or combine and reduce the number of the issued no par value shares;

      (e)   increase the number of its issued no par value shares without an increase of its capital; (f) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum; (g)
            convert any shares having a par value into shares of no par value;
            (h) convert any shares of no par value into shares having a par value; or (i) convert any of its shares, whether issued or not, into shares of another class.

45.   The Company may by a resolution of directors or a resolution of members amend the Memorandum to

      (a)   divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

      (b)   combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

         provided, however, that where shares are divided or combined under (a)
         or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

                                       9

46.   The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

47.   Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

48.   No reduction of capital shall be effected that reduces the capital of the
      Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

49.   No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the
      Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the
      Company is conclusive, unless a question of law is involved.

                        MEETINGS AND CONSENTS OF MEMBERS

50.   Any action required or permitted to be taken by the members must be effected at a duly called meeting (as described in Regulations 52 and 53)
      of the members entitled to vote on such action and may not be effected by written resolution.

51.   Meetings of members shall be held at such places as may be fixed from time to time by the directors.

52.   An annual meeting of members for election of directors and for such other business as may come before the meeting shall be held each year at such date and time as may be determined by the directors.

53.   Special meetings of members (being all meetings of members which are not annual meetings) may be called only by the directors pursuant to a resolution of directors to that effect or upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company.

54.   Written notice of all meetings of members, stating the time, place and purposes thereof, shall be given not fewer than seven days before the date of the proposed meeting to those persons whose names appear as members in the share register of the Company on the date of the notice and are entitled to vote at the meeting.

55.   The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

56.   A meeting of members may be called on short notice:

      (a)   if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

                                       10

      (b)   if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver. 57. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

58.   A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

59.   The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

60.   An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy:

(Name of Company)

I/We
    ----------------------------------------------------------------------------
being a member of the above Company with.                                 shares
                                         ---------------------------------
HEREBY APPOINT
              ------------------------------------------------------------------
of
  ------------------------------------------------------------------------------
or failing him.
               -----------------------------------------------------------------
of                                                                         to be
  -------------------------------------------------------------------------
my/our proxy to vote for me/us at the meeting of members to be held on the day of.
----------------       ---------------------------------------------------------
and at any adjournment thereof.

[Any restrictions on voting to be inserted here]

Signed this.                  day of.
            ------------------       -------------------------------------------

/s/
------------------------------
Member

61.   The following shall apply in respect of joint ownership of shares:

      (a)   if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      (b)   if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and (c) if two or more of the joint owners are present in person or by proxy they must vote as one. 62. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

                                       11

63.   A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

64.   If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

65.   At any meeting of members, only such business shall be conducted as shall have been brought before such meeting:

      (a)   by or at the direction of the Chairman of the Board of Directors; or

      (b)   by any member who is a holder of record at the time of the giving of the notice provided for in Regulation 54 who is entitled to vote at the meeting and who complies with the procedures set out in
            Regulation 66.

66. For business to be properly brought to the annual
            meeting of members by a member, the member must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the Secretary of the Company (the "Secretary") at the principal executive offices of the Company. To be timely, a member's notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, in order to be timely, notice by the member must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. For the purposes of this Regulation 66, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member's notice to the Secretary shall set out as to each matter that the member wishes to be brought before the meeting of members:

                                       12

            (i)   a brief description of the business desired to be brought
                  before the meeting;

            (ii)  the name and address of record of the member proposing such business;

            (iii) the class and number of shares of the Company which are beneficially owned by such member;

            (iv)  any material interest of such member in such business; and

            (v)   if the member intends to solicit proxies in support of such member's proposal, a representation to that effect

      (b)   Notwithstanding the aforegoing, nothing in this Regulation 66 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the directors. The chairman of a meeting of members shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Regulation 66 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. However, the notice requirements set out in this
            Regulation 66 shall be deemed satisfied by a member if the member has notified the Company of his intention to present a proposal at a meeting of members and such member's proposal has been included in a proxy statement that has been distributed by, at the direction of, or on behalf of, the directors to solicit proxies for such meeting;
            provided that, if such member does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such proposal at such meeting, the Company need not present such proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the
            Company.

67.   At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the chief executive officer shall be the chairman. In the absence of the chief executive officer, such person as shall be selected by the Board of Directors shall act as chairman of the meeting.

68.   The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

69.   At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

                                       13

70.   Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

71.   Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the
      Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

72.   The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

73.   Directors of the Company may attend and speak with members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

74.   No business of the Company shall be conducted at a meeting of members except in accordance with the provisions of these Regulations 50 to 73.

                                    DIRECTORS

75.   The initial number of directors shall be one until such time as the
      Company merger with its parent corporation when the number of directors shall be increased to nine. Subject to the requirements of the Memorandum, the directors may by a resolution of directors, amend this Regulation 75 to change the number of directors.

76.   Subject to Regulation 75 to change the number of directors, the continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy.

77.   The shareholding qualification for directors may be fixed, and from time to time varied, by a resolution of members and unless and until so fixed no qualification shall be required. A director must be an individual.

78.   The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the
      Company.

                                       14

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

79.   The first directors of the Company shall be appointed by the subscribers to the Memorandum, and thereafter, directors shall hold office until the next annual meeting of shareholders or until such director's earlier resignation, removal from office, death or incapacity.

80.   Any vacancy on the Board of Directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of members shall be filled only by the affirmative vote of a majority of all the directors then in office (even if less than a quorum).

81.   (a)   Nominations of persons for election to the Board of Directors shall be made only at a meeting of members and only

            (i)   by or at the direction of the directors; or

            (ii)  by a member entitled to vote for the election of directors who complies with the notice procedures set out below.

      (b)   Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a members' notice shall be delivered to or mailed and received at the principal executive offices of the
            Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year's annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, notice by the member to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. For the purposes of this Regulation, any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a member of persons to be elected directors of the
            Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set out

            (i)   the name and address of the member who intends to make the nomination and of the persons to be nominated;

            (ii)  a representation that the member is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the
                  meeting to nominate the persons specified in the notice;

            (iii) a description of all arrangements or understandings between the member and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the member;

                                       15

            (iv)  such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United
                  States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors;

            (v)   the consent of each nominee to serve as a director of the
                  Company if so elected; and

            (vi)  if the member intends to solicit proxies in support of such member's nominees, a representation to that effect. 82. The chairman of the meeting may refuse to acknowledge the
                  nomination of any person not made in compliance with the
                  aforegoing procedure detailed in Regulation 81. Only such
                  persons as are nominated in accordance with the procedures set out in Regulation 81 shall be eligible to serve as directors of the Company. If at any meeting of members at which an
                  election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing,
                  continue in office until the dissolution of the annual meeting of members in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

83.   The appointment of a director shall take effect upon compliance with the requirements of the Act.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

84.   Subject to the provisions of the Act, a director shall cease to hold office as such only:

      (a)   if he becomes of unsound mind; or

      (b)   if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office; or

      (c)   if he is absent from meetings of the directors for six consecutive months without leave of the board of directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; or

      (d)   if he dies; or

      (e)   one month or, with the permission of the directors earlier, after he has given notice in writing of his intention to resign; or

      (f)   if he shall, pursuant to the provisions of the Act, be disqualified or cease to hold office or be prohibited from acting as director; or

      (g)   if he is removed from office by a resolution signed by all the other directors; or

      (h)   if he is removed from office for cause by a resolution of members.
            For the purposes hereof, cause means the willful and continuous failure by a director to substantially perform his duties to the
            Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Company; or

                                       16

      (i)   if he is removed from office without cause by a resolution of the majority of the members of the Company, being for the purposes of this Regulation 84(i) only, an affirmative vote of the holders of
            662/3 percent or more of the outstanding votes of the shares entitled to vote thereon.

                              REGISTER OF DIRECTORS

85.   The Company may determine by resolution of directors to keep a register of directors containing:

      (a)   the names and addresses of the persons who are directors of the
            Company;

      (b)   the date on which each person whose name is entered in the register was appointed as director of the Company; and

      (c)   the date on which each person named as a director ceased to be a director of the Company.

86.   If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the
      Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

                               MANAGING DIRECTORS

87.   The directors may from time to time and by resolution of directors appoint one or more of their number to be a managing director or joint managing director and may, subject to any contract between him or them and the
      Company, from time to time terminate his or their appointment and appoint another or others in his or their place or places.

88.   A director appointed in terms of the provisions of Regulation 87 to the office of managing director of the Company may be paid, in addition to the remuneration payable in terms of Regulation 78, such remuneration not exceeding a reasonable maximum in each year in respect of such office as may be determined by a disinterested quorum of the directors.

89.   The directors may from time to time, by resolution of directors, entrust and confer upon a managing director for the time being such of the powers and authorities vested in them as they think fit, save that no managing director shall have any power or authority with respect to the matters requiring a resolution of directors under the Act.

                               POWERS OF DIRECTORS

90.   The business and affairs of the Company shall be managed by the directors who may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

                                       17

91.   The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the
      Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

92.   Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

93.   The directors may authorize the payment of such donations by the Company to such religious, charitable, public or other bodies, clubs, funds or associations or persons as may seem to them advisable in the interests of the Company.

94.   The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

95.   All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

96.   The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

      (a)   the sum secured;

      (b)   the assets secured;

      (c)   the name and address of the mortgagee, chargee or other
            encumbrancer;

      (d)   the date of creation of the mortgage, charge or other encumbrance;
            and

      (e)   the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

97.   The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                                       18

                            PROCEEDINGS OF DIRECTORS

98.   The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin
      Islands as the directors may determine to be necessary or desirable.

99.   A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

100.  A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

101.  A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

102.  At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the
      Board of Directors or if the Chairman of the Board of Directors is not
      present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the
      Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

103.  An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by three quarters of the directors or three quarters of the members of the committee as the case may be, provided that a copy of the proposed resolution will have been sent to all of the directors or the members of the committee, for their consent. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

104.  The directors shall cause the following corporate records to be kept:

      (a)   minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

      (b)   copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

      (c)   such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

105.  The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

                                       19

                                   COMMITTEES

106.  The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

107.  Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

108.  The meetings and proceedings of each committee of directors consisting of
      2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS

109.  The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chief Executive Officer or one or more Joint Chief
      Executive Officers, a Chairman of the Board of Directors, a Vice-Chairman
      of the Board of Directors, a President or one or more Joint Presidents, a
      Chief Operating Officer and one or more Vice-Presidents, Secretaries and
      Treasurers and such other holders of any other executive office in the
      Company or officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

110.  The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the
      Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the
      Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

111.  The emoluments of all officers shall be fixed by resolution of directors.

112.  The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                              CONFLICT OF INTERESTS

113.  No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors.

                                       20

114.  A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

115.  To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 115 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

116.  Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

      (a)   is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

      (b)   is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

117.  The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

118.  The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

119.  The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

                                       21

120.  If a person to be indemnified has been successful in defence of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

121.  The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                      SEAL

122.  The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered
      Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS

123.  The Company may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

124.  The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the
      Company.

125.  The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

126.  No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

                                       22

127.  Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

128.  No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than
      50 percent of the vote in electing directors.

129.  A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

130.  In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

131.  In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

132.  A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                               ACCOUNTS AND AUDIT

133.  The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

134.  The Company may by resolution of members call for the accounts to be examined by auditors.

135.  The first auditors of the Company and subsequent auditors shall be appointed by resolution of directors.

136.  The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

137.  The remuneration of the auditors of the Company

      (a)   in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

      (b)   subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

138.  The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

                                       23

      (a)   in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the
            Company at the end of that period; and

      (b)   all the information and explanations required by the auditors have been obtained.

139.  The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the
      Company or shall be served on the members.

140.  Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

141.  The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                     NOTICES

142.  Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register.

143.  Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

144.  Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

                        PENSION AND SUPERANNUATION FUNDS

145.  The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the
      Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

                                       24

                      VOLUNTARY WINDING UP AND DISSOLUTION

146.  The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of director.

                                  CONTINUATION

147.  The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin
      Islands in the manner provided under those laws.

We, Maples Finance BVI Limited of P.O. Box 173, Kingston Chambers, Road Town,
Tortola, British Virgin Islands for the purpose of incorporating an
International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association this 10th day of
February 2005 in the presence of:

/s/ Aiko Stevens                                     /s/ Carl Seymour
----------------                                     ----------------
Witness:                                             Subscriber:

Aiko Stevens                                         Carl Seymour
P.O. Box 173                                         Maples Finance BVI Limited
Kingston Chambers                                    P.O. Box 173
Road Town, Tortola                                   Kingston Chambers
British Virgin Islands                               Road Town, Tortola
                                                     British Virgin Islands

                                                                         Annex D

                              Approved by Board of Directors on December 7, 2004
                                     Approved by Stockholders on _________, 2005

                         CHARDAN CHINA ACQUISITION CORP.

                          2005 Performance Equity Plan

Section 1. Purpose; Definitions.

      1.1. Purpose.  The purpose of the 2005 Performance Equity Plan ("Plan") is to  enable  the  Company  to offer to its  employees,  officers,  directors  and consultants  whose past,  present and/or potential  contributions to the Company and its  Subsidiaries  have been, are or will be important to the success of the
Company,  an opportunity to acquire a proprietary  interest in the Company.  The various types of long-term  incentive awards that may be provided under the Plan will enable the  Company to respond to changes in  compensation  practices,  tax laws, accounting regulations and the size and diversity of its businesses.

      1.2.  Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

            (a)  "Agreement"  means the  agreement  between  the Company and the
Holder,  or such other document as may be determined by the  Committee,  setting forth the terms and conditions of an award under the Plan.

            (b) "Board" means the Board of Directors of the Company.

            (c) "Code" means the Internal  Revenue Code of 1986, as amended from time to time.

            (d) "Committee" means the Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

            (e) "Common Stock" means the Common Stock of the Company,  par value
$.0001 per share.

            (f) "Company" means Chardan China  Acquisition  Corp., a corporation organized under the laws of the State of Delaware.

            (g)  "Deferred  Stock" means  Common  Stock to be received  under an award made  pursuant  to Section 8, below,  at the end of a  specified  deferral period.

            (h) "Disability"  means physical or mental  impairment as determined under procedures established by the Committee for purposes of the Plan.

            (i)  "Effective  Date"  means  the date set forth in  Section  12.1, below.

            (j) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any  regulations  issued  thereunder,  means, as of any given date: (i) if the Common Stock is listed on a national  securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, the last sale price of the Common Stock in the principal  trading  market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common  Stock is not listed on a national  securities  exchange or quoted on the  Nasdaq  National  Market or Nasdaq  SmallCap  Market,  but is traded in the over-the-counter  market,  the  closing  bid price for the Common  Stock on such date, as reported by the OTC Bulletin  Board or the National  Quotation  Bureau,
Incorporated  or similar  publisher  of such  quotations;  and (iii) if the fair market value of the Common Stock cannot be determined  pursuant to clause (i) or
(ii) above, such price as the Committee shall determine, in good faith.

            (k)  "Holder"  means a person who has  received  an award  under the
Plan.

            (l) "Incentive  Stock Option" means any Stock Option  intended to be and designated as an "incentive  stock option" within the meaning of Section 422 of the Code.

            (m)  "Nonqualified  Stock Option" means any Stock Option that is not an Incentive Stock Option.

            (n) "Normal Retirement" means retirement from active employment with the Company or any  Subsidiary  on or after such age which may be  designated by the  Committee  as  "retirement  age" for any  particular  Holder.  If no age is designated, it shall be 65.

            (o) "Other Stock-Based Award" means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise  based upon,
Common Stock.

            (p) "Parent" means any present or future "parent corporation" of the
Company, as such term is defined in Section 424(e) of the Code.

            (q)  "Plan"  means  the  Chardan  China   Acquisition   Corp.   2005
Performance Equity Plan, as hereinafter amended from time to time.

            (r) "Repurchase Value" shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or  repurchased  under Section 10.2 is comprised of shares of Common  Stock and the  difference  between Fair Market
Value and the Exercise  Price (if lower than Fair Market Value) in the event the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

            (s)  "Restricted  Stock" means Common Stock  received under an award made pursuant to Section 7, below,  that is subject to  restrictions  under said
Section 7.

                                       2

            (t) "SAR Value"  means the excess of the Fair  Market  Value (on the exercise date) over the exercise price that the participant would have otherwise had to pay to exercise the related  Stock  Option,  multiplied  by the number of shares for which the Stock Appreciation Right is exercised.

            (u) "Stock  Appreciation  Right" means the right to receive from the
Company, on surrender of all or part of the related Stock Option, without a cash payment  to the  Company,  a number of shares of Common  Stock  equal to the SAR
Value divided by the Fair Market Value (on the exercise date).

            (v) "Stock Option" or "Option"  means any option to purchase  shares of Common Stock which is granted pursuant to the Plan.

            (w) "Stock Reload Option" means any option granted under Section 5.3 of the Plan.

            (x)   "Subsidiary"   means  any   present   or  future   "subsidiary
corporation"  of the Company,  as such term is defined in Section  424(f) of the
Code.

            (y)  "Vest"  means to  become  exercisable  or to  otherwise  obtain ownership rights in an award.

Section 2. Administration.

      2.1. Committee Membership.  The Plan shall be administered by the Board or a  Committee.  Committee  members  shall serve for such term as the Board may in each case  determine,  and shall be subject to removal at any time by the Board.
The Committee  members,  to the extent  possible and deemed to be appropriate by
the  Board,  shall  be  "non-employee   directors"  as  defined  in  Rule  16b-3
promulgated  under the  Securities  Exchange Act of 1934, as amended  ("Exchange
Act"), and "outside directors" within the meaning of Section 162(m) of the Code.

      2.2.  Powers of  Committee.  The  Committee  shall have full  authority to award,  pursuant  to the  terms of the  Plan:  (i)  Stock  Options,  (ii)  Stock
Appreciation  Rights,  (iii)  Restricted  Stock,  (iv) Deferred Stock, (v) Stock
Reload  Options  and/or  (vi)  Other   Stock-Based   Awards.   For  purposes  of
illustration  and not of  limitation,  the  Committee  shall have the  authority
(subject to the express provisions of this Plan):

            (a) to select the officers, employees,  directors and consultants of the Company or any Subsidiary to whom Stock Options,  Stock Appreciation Rights,
Restricted Stock,  Deferred Stock, Reload Stock Options and/or Other Stock-Based
Awards may from time to time be awarded hereunder.

            (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted  hereunder  (including,  but not limited to, number of shares,  share exercise price or types of consideration  paid upon exercise  of such  options,  such as other  securities  of the  Company or other property, any restrictions or limitations, and any vesting,

                                       3

exchange,  surrender,  cancellation,   acceleration,  termination,  exercise  or
forfeiture provisions, as the Committee shall determine);

            (c) to  determine  any  specified  performance  goals or such  other factors  or  criteria  which  need to be  attained  for the  vesting of an award granted hereunder;

            (d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in  conjunction  with or apart from other equity  awarded under this Plan and cash and non-cash  awards made by the Company or any Subsidiary outside of this Plan;

            (e) to permit a Holder  to elect to defer a  payment  under the Plan under such rules and  procedures as the Committee may  establish,  including the payment or crediting of interest on deferred amounts  denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

            (f) to  determine  the extent and  circumstances  under which Common
Stock and other  amounts  payable  with respect to an award  hereunder  shall be deferred that may be either automatic or at the election of the Holder;

            (g) to substitute (i) new Stock Options for previously granted Stock
Options,  which  previously  granted Stock  Options have higher option  exercise prices and/or  contain other less  favorable  terms,  and (ii) new awards of any other type for  previously  granted  awards of the same type,  which  previously granted awards are upon less favorable terms; and

            (h) to make payments and distributions with respect to awards (i.e., to "settle"  awards)  through cash payments in an amount equal to the Repurchase
Value.

            Notwithstanding  anything to the contrary,  the Committee  shall not grant to any one Holder in any one  calendar  year awards for more than  300,000 shares in the aggregate.

      2.3. Interpretation of Plan.

            (a) Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such  administrative  rules, guidelines  and practices  governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under  the Plan  (and to  determine  the form and  substance  of all  agreements relating  thereto),  and to otherwise  supervise the administration of the Plan.
Subject to Section 11, below,  all decisions  made by the Committee  pursuant to the provisions of the Plan shall be made in the Committee's  sole discretion and shall be final  and  binding  upon  all  persons,  including  the  Company,  its
Subsidiaries and Holders.

            (b) Incentive  Stock  Options.  Anything in the Plan to the contrary notwithstanding,  no term or provision of the Plan  relating to Incentive  Stock
Options (including but not limited to Stock Reload Options or Stock Appreciation rights granted in conjunction  with an Incentive  Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted,  amended or altered, nor shall any discretion or authority granted under the Plan be so

                                       4

exercised,  so as to  disqualify  the  Plan  under  Section  422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock
Option under such Section 422.

Section 3. Stock Subject to Plan.

      3.1. Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,500,000  shares.  Shares of
Common  Stock under the Plan  ("Shares")  may consist,  in whole or in part,  of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock
Option,  or if any  shares  of  Common  Stock  that  are  subject  to any  Stock
Appreciation Right,  Restricted Stock award,  Deferred Stock award, Reload Stock
Option or Other  Stock-Based  Award granted  hereunder are forfeited or any such award  otherwise  terminates  without a payment  being made to the Holder in the form of Common Stock,  such shares shall again be available for  distribution in connection  with future  grants and awards under the Plan.  If a Holder pays the exercise price of a Stock Option by  surrendering  any  previously  owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise  withheld to cover the  withholding  tax liability  associated with the
Stock Option exercise,  then the number of shares available under the Plan shall be  increased  by the  lesser of (i) the number of such  surrendered  shares and shares  used to pay taxes;  and (ii) the number of shares  purchased  under such
Stock Option.

      3.2.  Adjustment Upon Changes in Capitalization,  Etc. In the event of any merger, reorganization,  consolidation,  common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole,  the Committee shall determine, in its sole discretion,  whether such change equitably requires an adjustment in the terms of any award  (including  number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance  under the Plan.  Any such  adjustments  will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4. Eligibility.

      Awards  may be made or  granted  to  employees,  officers,  directors  and consultants who are deemed to have rendered or to be able to render  significant services  to the  Company  or its  Subsidiaries  and  who  are  deemed  to  have contributed  or to have  the  potential  to  contribute  to the  success  of the
Company.  No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a  Subsidiary  at the time of grant.  Notwithstanding the  foregoing,  an award may be made or granted to a person in connection  with his  hiring  or  retention,  or at any time on or after the date he  reaches  an agreement  (oral or  written)  with the Company  with  respect to such hiring or retention,  even  though it may be prior to the date the person  first  performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person  first  performs  such services.

                                       5

Section 5. Stock Options.

      5.1.  Grant and Exercise.  Stock Options  granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options.  Any
Stock Option granted under the Plan shall contain such terms,  not  inconsistent with this Plan, or with respect to Incentive  Stock  Options,  not  inconsistent with the Plan and the Code, as the Committee may from time to time approve.  The
Committee  shall  have  the  authority  to  grant  Incentive  Stock  Options  or
Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards  granted under the Plan. To the extent that any Stock Option  intended to qualify as an  Incentive  Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

      5.2. Terms and  Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (a) Option Term. The term of each Stock Option shall be fixed by the
Committee; provided, however, that an Incentive Stock Option may be granted only within the ten-year  period  commencing  from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an
Incentive  Stock Option  granted to an optionee who, at the time of grant,  owns
Common Stock  possessing more than 10% of the total combined voting power of all classes of voting stock of the Company ("10% Stockholder").

            (b) Exercise  Price.  The  exercise  price per share of Common Stock purchasable  under a Stock Option shall be  determined  by the  Committee at the time of grant,  provided,  however,  that in no event may the exercise price per share be less than $[.02] under any Stock Option.

            (c) Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and  conditions as shall be determined by the
Committee and as set forth in Section 10, below. If the Committee  provides,  in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time,  the  Committee  may waive  such  installment  exercise provisions at any time at or after the time of grant in whole or in part,  based upon such factors as the Committee shall determine.

            (d) Method of Exercise.  Subject to whatever  installment,  exercise and waiting period provisions are applicable in a particular case, Stock Options may be  exercised  in whole or in part at any time during the term of the Option by giving  written  notice of exercise to the Company  specifying  the number of shares of Common  Stock to be  purchased.  Such notice shall be  accompanied  by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement,  either in shares of Common Stock (including Restricted Stock and other  contingent  awards  under this Plan) or partly in cash and partly in such
Common Stock, or such other means which the Committee  determines are consistent with the Plan's purpose and applicable  law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided,  however, that the Company shall not be required to  deliver  certificates  for shares of Common  Stock with  respect to which an
Option is  exercised  until the  Company has  confirmed  the receipt of good and available

                                       6

funds in payment of the purchase  price thereof  (except that, in the case of an exercise  arrangement  approved  by the  Committee  and  described  in the  last sentence of this paragraph, payment may be made as soon as practicable after the exercise).  Payments  in the form of  Common  Stock  shall be valued at the Fair
Market Value on the date prior to the date of exercise.  Such payments  shall be made by delivery of stock  certificates in negotiable form that are effective to transfer  good and valid  title  thereto  to the  Company,  free of any liens or encumbrances.  Subject to the terms of the Agreement,  the Committee may, in its sole  discretion,  at the request of the Holder,  deliver upon the exercise of a
Nonqualified  Stock Option a combination  of shares of Deferred Stock and Common
Stock; provided,  however, that,  notwithstanding the provisions of Section 8 of the  Plan,  such  Deferred  Stock  shall  be fully  vested  and not  subject  to forfeiture. A Holder shall have none of the rights of a Stockholder with respect to the shares  subject to the Option until such shares shall be  transferred  to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect  to pay  the  Exercise  Price  upon  the  exercise  of a Stock  Option  by irrevocably  authorizing  a third  party to sell  shares of  Common  Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire
Exercise Price and any tax withholding resulting from such exercise.

            (e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement,  no Stock Option shall be  transferable  by the Holder  other than by will or by the laws of descent and  distribution,  and all Stock Options shall be exercisable,  during the Holder's  lifetime,  only by the Holder (or, to the extent of legal incapacity or incompetency,  the Holder's guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee,  may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder's  "Immediate Family" (as defined below), or
(ii) to an entity in which the  Holder  and/or  members  of  Holder's  Immediate
Family own more than fifty  percent of the voting  interest,  in exchange for an interest in that entity,  subject to such limits as the  Committee may establish and the  execution of such  documents  as the  Committee  may  require,  and the transferee  shall remain subject to all the terms and  conditions  applicable to the Stock Option prior to such transfer.  The term "Immediate Family" shall mean any child,  stepchild,  grandchild,  parent,  stepparent,  grandparent,  spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law,
daughter-in-law,    brother-in-law   or   sister-in-law,    including   adoptive
relationships, any person sharing the Holder's household (other than a tenant or employee),  a trust  in  which  these  persons  have  more  than  fifty  percent beneficial  interest,  and a foundation  in which these  persons (or the Holder)
control the management of the assets.

            (f) Termination by Reason of Death. If a Holder's  employment by the
Company or a Subsidiary  terminates by reason of death, any Stock Option held by such Holder,  unless otherwise  determined by the Committee and set forth in the
Agreement,  shall thereupon automatically terminate,  except that the portion of such  Stock  Option  that has  vested  on the date of death  may  thereafter  be exercised  by the legal  representative  of the estate or by the  legatee of the
Holder  under the will of the  Holder,  for a period of one year (or such  other greater or lesser period as the Committee may specify in the Agreement) from the date of such  death or until the  expiration  of the  stated  term of such Stock
Option, whichever period is shorter.

                                       7

            (g) Termination by Reason of Disability. If a Holder's employment by the Company or any  Subsidiary  terminates  by reason of  Disability,  any Stock
Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock  Option  that has  vested on the date of  termination  may thereafter  be  exercised  by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such  termination  of employment  or until the  expiration of the stated
term of such Stock Option, whichever period is shorter.

            (h) Other  Termination.  Subject to the  provisions of Section 13.3, below,  and unless  otherwise  determined  by the Committee and set forth in the
Agreement, if such Holder's employment or retention by, or association with, the
Company  or any  Subsidiary  terminates  for any  reason  other  than  death  or
Disability,  the Stock Option shall thereupon  automatically  terminate,  except that if the Holder's  employment  is  terminated  by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of  termination  of employment  may be exercised for the lesser of three months after  termination  of  employment  or the balance of such Stock Option's term.

            (i) Additional Incentive Stock Option Limitation.  In the case of an
Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the
Company and its Parent and Subsidiaries) shall not exceed $100,000.

            (j) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion,  offer to repurchase a Stock Option previously  granted, based  upon such terms and  conditions  as the  Committee  shall  establish  and communicate to the Holder at the time that such offer is made.

      5.3.  Stock Reload  Option.  If a Holder tenders shares of Common Stock to pay the exercise price of a Stock Option  ("Underlying  Option") and/or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes, then the Holder may receive, at the discretion of the Committee, a new Stock Reload Option to purchase that number of shares of
Common Stock equal to the number of shares  tendered to pay the  exercise  price and the  withholding  taxes (but only if such  tendered  shares were held by the
Holder for at least six months).  Stock Reload Options may be any type of option permitted under the Code and will be granted subject to such terms,  conditions, restrictions  and limitations as may be determined by the Committee from time to time.  Such Stock Reload  Option shall have an exercise  price equal to the Fair
Market  Value as of the date of exercise of the  Underlying  Option.  Unless the
Committee  determines  otherwise,   a  Stock  Reload  Option  may  be  exercised
commencing  one  year  after  it is  granted  and  shall  expire  on the date of expiration of the Underlying Option to which the Reload Option is related.

                                       8

Section 6. Stock Appreciation Rights.

      6.1. Grant and Exercise. The Committee may grant Stock Appreciation Rights to participants  who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Nonqualified  Stock
Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such  Nonqualified  Stock Option. In the case of an Incentive Stock
Option, a Stock  Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

      6.2. Terms and Conditions.  Stock Appreciation  Rights shall be subject to the following terms and conditions:

            (a)  Exercisability.  Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement,  subject to the  limitations,  if any,  imposed  by the  Code  with  respect  to  related
Incentive Stock Options.

            (b)  Termination.  A Stock  Appreciation  Right shall  terminate and shall no longer be exercisable  upon the  termination or exercise of the related
Stock Option.

            (c)  Method  of  Exercise.   Stock  Appreciation   Rights  shall  be
exercisable  upon  such  terms  and  conditions  as shall be  determined  by the
Committee  and set forth in the  Agreement and by  surrendering  the  applicable portion of the related  Stock  Option.  Upon such  exercise and  surrender,  the
Holder  shall be entitled to receive a number of shares of Common Stock equal to the  SAR  Value  divided  by the  Fair  Market  Value  on  the  date  the  Stock
Appreciation Right is exercised.

            (d) Shares Affected Upon Plan. The granting of a Stock  Appreciation
Right shall not affect the number of shares of Common Stock  available under for awards under the Plan. The number of shares  available for awards under the Plan will,  however,  be reduced by the number of shares of Common  Stock  acquirable upon  exercise  of the  Stock  Option to which  such  Stock  Appreciation  Right relates.

Section 7. Restricted Stock.

      7.1. Grant.  Shares of Restricted  Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee  shall  determine the  eligible  persons  to  whom,  and the time or times  at  which,  grants  of
Restricted Stock will be awarded,  the number of shares to be awarded, the price
(if any) to be paid by the Holder,  the time or times  within  which such awards may be subject to forfeiture  ("Restriction  Period"),  the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

      7.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

            (a) Certificates. Restricted Stock, when issued, will be represented by a stock  certificate or certificates  registered in the name of the Holder to whom such Restricted Stock

                                       9

shall  have  been  awarded.   During  the   Restriction   Period,   certificates
representing  the  Restricted  Stock and any  securities  constituting  Retained
Distributions  (as  defined  below)  shall  bear a  legend  to the  effect  that ownership of the  Restricted  Stock (and such  Retained  Distributions)  and the enjoyment  of all rights  appurtenant  thereto are subject to the  restrictions, terms and conditions  provided in the Plan and the Agreement.  Such certificates shall be deposited by the Holder with the Company, together with stock powers or other  instruments  of  assignment,  each  endorsed in blank,  which will permit transfer to the Company of all or any  portion of the  Restricted  Stock and any securities  constituting Retained  Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

            (b) Rights of Holder.  Restricted Stock shall constitute  issued and outstanding shares of Common Stock for all corporate  purposes.  The Holder will have the right to vote such Restricted  Stock, to receive and retain all regular cash dividends and other cash equivalent  distributions  as the Board may in its sole discretion  designate,  pay or distribute on such  Restricted  Stock and to exercise all other  rights,  powers and  privileges  of a holder of Common Stock with respect to such Restricted  Stock,  with the exceptions that (i) the Holder will not be  entitled  to  delivery  of the stock  certificate  or  certificates representing  such  Restricted  Stock until the  Restriction  Period  shall have expired and unless all other  vesting  requirements  with respect  thereto shall have  been  fulfilled;  (ii)  the  Company  will  retain  custody  of the  stock certificate  or  certificates  representing  the  Restricted  Stock  during  the
Restriction  Period;  (iii) other than  regular  cash  dividends  and other cash equivalent  distributions as the Board may in its sole discretion designate, pay or distribute,  the Company will retain custody of all distributions  ("Retained
Distributions")  made or declared with respect to the Restricted Stock (and such
Retained  Distributions  will be  subject  to the same  restrictions,  terms and conditions as are applicable to the Restricted  Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained  Distributions shall have been made,  paid or declared  shall have become  vested and with respect to which the  Restriction  Period shall have  expired;  (iv) a breach of any of the restrictions,  terms or  conditions  contained in this Plan or the  Agreement or otherwise  established by the Committee with respect to any Restricted  Stock or
Retained  Distributions will cause a forfeiture of such Restricted Stock and any
Retained Distributions with respect thereto.

            (c) Vesting;  Forfeiture.  Upon the  expiration  of the  Restriction
Period with respect to each award of Restricted  Stock and the  satisfaction  of any other applicable restrictions,  terms and conditions (i) all or part of such
Restricted  Stock  shall  become  vested  in  accordance  with the  terms of the
Agreement,  subject to Section 10,  below,  and (ii) any Retained  Distributions with respect to such Restricted Stock shall become vested to the extent that the
Restricted  Stock related  thereto shall have become vested,  subject to Section
10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not  thereafter  have any rights with respect to such  Restricted  Stock and Retained  Distributions  that shall have been so forfeited.

Section 8. Deferred Stock.

      8.1.  Grant.  Shares of Deferred  Stock may be awarded  either alone or in addition to other awards granted under the Plan. The Committee  shall  determine the  eligible  persons to whom and the time or times at which grants of Deferred
Stock will be awarded, the number of

                                       10

shares of Deferred Stock to be awarded to any person, the duration of the period
("Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred,  and all the other terms and  conditions of the awards.

      8.2. Terms and  Conditions.  Each Deferred Stock award shall be subject to the following terms and conditions:

            (a)  Certificates.  At the expiration of the Deferral Period (or the
Additional  Deferral  Period  referred  to  in  Section  8.2  (d)  below,  where applicable),  share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

            (b) Rights of Holder.  A person  entitled to receive  Deferred Stock shall not have any rights of a  Stockholder  by virtue of such  award  until the expiration of the  applicable  Deferral  Period and the issuance and delivery of the  certificates  representing  such Common  Stock.  The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed  outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

            (c) Vesting;  Forfeiture. Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the  satisfaction  of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance  with the terms of the  Agreement,  subject to
Section 10, below. Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter  have any rights with respect to such Deferred Stock.

            (d)  Additional  Deferral  Period.  A Holder may request to, and the
Committee may at any time,  defer the receipt of an award (or an  installment of an  award)  for an  additional  specified  period  or  until a  specified  event
("Additional  Deferral  Period").  Subject  to  any  exceptions  adopted  by the
Committee,  such  request  must  generally  be made at least  one year  prior to expiration  of the  Deferral  Period  for such  Deferred  Stock  award  (or such installment).

Section 9. Other Stock-Based Awards.

      Other  Stock-Based  Awards may be awarded,  subject to  limitations  under applicable  law, that are  denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed  by the  Committee  to be  consistent  with  the  purposes  of the  Plan, including,  without limitation,  purchase rights, shares of Common Stock awarded which  are  not  subject  to any  restrictions  or  conditions,  convertible  or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the  performance of specified Subsidiaries.  Other Stock-Based Awards may be awarded either alone or in  addition  to or in tandem  with any other  awards  under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

                                       11

Section 10. Accelerated Vesting and Exercisability.

      10.1. Non-Approved Transactions.  If any "person" (as such term is used in
Sections  13(d) and 14(d) of the  Exchange  Act of 1934,  as amended  ("Exchange
Act")),  is or becomes the  "beneficial  owner" (as referred in Rule 13d-3 under the  Exchange  Act),  directly  or  indirectly,  of  securities  of the  Company representing  more than 50% of the combined  voting power of the Company's  then outstanding  securities  in one or more  transactions,  and the  Board  does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards  granted and  outstanding  under the Plan shall be accelerated and all such Stock Options and awards will  immediately and entirely vest, and the respective  holders thereof will have the immediate right to  purchase  and/or  receive  any and all  Common  Stock  subject to such Stock
Options  and  awards on the  terms  set  forth in this  Plan and the  respective agreements respecting such Stock Options and awards.

      10.2.  Approved  Transactions.  The  Committee  may,  in the  event  of an acquisition of substantially  all of the Company's assets or at least 50% of the combined  voting power of the Company's  then  outstanding  securities in one or more transactions  (including by way of merger or reorganization) which has been approved by the Company's Board of Directors,  (i) accelerate the vesting of any and all Stock Options and other awards granted and  outstanding  under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the  Company  upon the  tender by the  Company  to Holder of cash in an amount  equal to the  Repurchase  Value of such  award or, in the event  that an outstanding  award  does not  have  any  Repurchase  Value,  then  the  Board of
Directors  may  terminate  the award on  payment  of $.01 per share  that may be acquired or vest under an award.

Section 11. Amendment and Termination.

      The Board may at any time, and from time to time, amend alter,  suspend or discontinue  any of the  provisions of the Plan,  but no amendment,  alteration, suspension  or  discontinuance  shall be made that would  impair the rights of a
Holder  under any  Agreement  theretofore  entered into  hereunder,  without the
Holder's consent, except as set forth in this Plan.

Section 12. Term of Plan.

      12.1.  Effective  Date. The Plan shall be effective as of December 7, 2004 subject to the  approval of the Plan by the  Company's  stockholders  within one year after the Effective Date. Notwithstanding the foregoing, if the Plan is not approved  by the  Company's  stockholders,  it  will  continue  to be  effective provided  that no  Incentive  Stock  Options  will be issued  under the Plan Any awards  granted  under the Plan prior to such approval  shall be effective  when made (unless  otherwise  specified by the  Committee at the time of grant),  but shall be  conditioned  upon,  and subject  to, such  approval of the Plan by the
Company's  stockholders  and no awards  shall vest or  otherwise  become free of restrictions prior to such approval.

      12.2.  Termination  Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted

                                       12

under the Plan are no longer outstanding.  Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period following the Effective Date.

Section 13. General Provisions.

      13.1.  Written  Agreements.  Each  award  granted  under the Plan shall be confirmed  by, and shall be subject to the terms of, the  Agreement  executed by the Company and the Holder,  or such other  document as may be determined by the
Committee.  The  Committee  may  terminate  any award made under the Plan if the
Agreement relating thereto is not executed and returned to the Company within 10 days  after  the  Agreement  has been  delivered  to the  Holder  for his or her execution.

      13.2.  Unfunded  Status of Plan.  The Plan is  intended to  constitute  an
"unfunded"  plan for  incentive and deferred  compensation.  With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such  Holder  any  rights  that are  greater  than  those of a  general creditor of the Company.

      13.3. Employees.

            (a)  Engaging  in  Competition  With the  Company;  Solicitation  of
Customers and Employees;  Disclosure of Confidential Information.  If a Holder's
employment  with the  Company  or a  Subsidiary  is  terminated  for any  reason whatsoever,  and within 12 months after the date thereof such Holder  either (i)
accepts  employment with any competitor of, or otherwise  engages in competition with,  the Company or any of its  Subsidiaries,  (ii)  solicits any customers or employees  of the  Company or any of its  Subsidiaries  to do  business  with or render  services  to the Holder or any  business  with which the Holder  becomes affiliated or to which the Holder renders  services or (iii) discloses to anyone outside  the  Company or uses any  confidential  information  or material of the
Company or any of its Subsidiaries in violation of the Company's policies or any agreement  between  the Holder and the Company or any of its  Subsidiaries,  the
Committee,  in its sole  discretion,  may  require  such Holder to return to the
Company the  economic  value of any Shares that was realized or obtained by such
Holder at any time  during the period  beginning  on the date that is six months prior to the date such Holder's  employment  with the Company is terminated.  In such event,  Holder agrees to remit to the Company,  in cash, an amount equal to the  difference  between  the Fair  Market  Value of the  Shares  on the date of termination  (or the sales  price of such  Shares if the Shares were sold during such six month  period)  and the  price the  Holder  paid the  Company  for such
Shares.

            (b)  Termination  for  Cause.  The  Committee  may,  if  a  Holder's
employment  with the Company or a Subsidiary is terminated for cause,  annul any award  granted  under  this  Plan to such  employee  and,  in  such  event,  the
Committee,  in its sole  discretion,  may  require  such Holder to return to the
Company the  economic  value of any Shares that was realized or obtained by such
Holder at any time during the period  beginning  on that date that is six months prior to the date such Holder's  employment  with the Company is terminated.  In such event,  Holder agrees to remit to the Company,  in cash, an amount equal to the  difference  between  the Fair  Market  Value of the  Shares  on the date of termination (or the sales price of such Shares if the

                                       13

Shares were sold during such six month period) and the price the Holder paid the
Company for such Shares.

            (c) No Right of Employment.  Nothing contained in the Plan or in any award  hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any  Subsidiary,  nor  shall it  interfere  in any way with the  right of the
Company or any  Subsidiary to terminate  the  employment of any Holder who is an employee at any time.

      13.4.  Investment  Representations;  Company  Policy.  The  Committee  may
require each person  acquiring shares of Common Stock pursuant to a Stock Option or other  award  under the Plan to  represent  to and agree with the  Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a
Stock  Option or other  award  under the Plan shall be  required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company's securities.

      13.5.  Additional  Incentive  Arrangements.  Nothing contained in the Plan shall  prevent  the Board  from  adopting  such  other or  additional  incentive arrangements  as it may deem  desirable,  including,  but not  limited  to,  the granting of Stock  Options and the awarding of Common  Stock and cash  otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      13.6.  Withholding  Taxes.  Not later  than the date as of which an amount must first be included in the gross income of the Holder for Federal  income tax purposes  with  respect to any Stock  Option or other award under the Plan,  the
Holder  shall  pay to the  Company,  or make  arrangements  satisfactory  to the
Committee  regarding  the payment of, any Federal,  state and local taxes of any kind  required  by law to be withheld or paid with  respect to such  amount.  If permitted  by the  Committee,  tax  withholding  or payment  obligations  may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditioned  upon such payment or arrangements and the Company or the Holder's  employer (if not the Company) shall, to the extent permitted by law,  have the right to  deduct  any such  taxes  from any  payment  of any kind otherwise due to the Holder from the Company or any Subsidiary.

      13.7.  Governing  Law.  The Plan and all  awards  made and  actions  taken thereunder shall be governed by and construed in accordance with the laws of the
State of  Delaware  (without  regard  to choice  of law  provisions);  provided, however,  that all  matters  relating  to or  involving  corporate  law shall be governed by the laws of the State of Delaware.

      13.8.  Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any  Subsidiary  and shall not affect any  benefits  under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation  (unless  required by specific reference in any such other plan to awards under this Plan).

                                       14

      13.9.  Non-Transferability.  Except as otherwise expressly provided in the
Plan or the  Agreement,  no right or  benefit  under the Plan may be  alienated, sold, assigned, hypothecated,  pledged, exchanged, transferred,  encumbranced or charged,  and any  attempt  to  alienate,  sell,  assign,  hypothecate,  pledge, exchange, transfer, encumber or charge the same shall be void.

      13.10. Applicable Laws. The obligations of the Company with respect to all
Stock  Options and awards under the Plan shall be subject to (i) all  applicable laws, rules and regulations and such approvals by any  governmental  agencies as may be required,  including, without limitation, the Securities Act of 1933 (the
"Securities  Act"),  as  amended,  and (ii) the  rules  and  regulations  of any securities exchange on which the Common Stock may be listed.

      13.11.  Conflicts.  If any of the  terms or  provisions  of the Plan or an
Agreement  conflict with the  requirements of Section 422 of the Code, then such terms or provisions  shall be deemed  inoperative to the extent they so conflict with such  requirements.  Additionally,  if this Plan or any Agreement  does not contain any  provision  required to be included  herein under Section 422 of the
Code, such provision shall be deemed to be incorporated  herein and therein with the same force and effect as if such provision had been set out at length herein and therein.  If any of the terms or provisions  of any Agreement  conflict with any terms or  provisions  of the Plan,  then such terms or  provisions  shall be deemed  inoperative to the extent they so conflict with the  requirements of the
Plan. Additionally,  if any Agreement does not contain any provision required to be  included  therein  under  the  Plan,  such  provision  shall be deemed to be incorporated  therein  with the same force and effect as if such  provision  had been set out at length therein.

      13.12.  Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective  Date,  registered  under the
Securities  Act  of  1933,  as  amended,  or any  applicable  state  or  foreign securities  laws and the Company has no obligation to any Holder to register the
Common Stock or to assist the Holder in obtaining an exemption  from the various registration requirements,  or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq National
Market and Nasdaq SmallCap Market.

                                       15

                                 Plan Amendments

                 Date Approved                                       Initials of
                      by                                               Attorney
Date Approved    Stockholders,      Sections       Description of     Effecting
  by Board       if necessary       Amended          Amendments       Amendment
  --------       ------------       -------          ----------       ---------

                                       16

                                                                         Annex E

                                           Adopted by the Board of Directors and
                                             Audit Committee on __________, 2005

                             AUDIT COMMITTEE CHARTER

                                       OF

                             ORIGIN AGRITECH LIMITED

Purpose

The Audit  Committee is appointed by the Board of Directors  ("Board") of Origin
Agritech  Limited.  ("Company")  to  assist  the  Board  in  monitoring  (1) the integrity  of the  annual,  quarterly  and  other  financial  statements  of the
Company, (2) the independent auditor's qualifications and independence,  (3) the performance of the Company's  independent auditors and (4) the compliance by the
Company with legal and regulatory  requirements.  The Audit Committee also shall review and approve all related-party transactions.

The Audit  Committee  shall  prepare  the  report  required  by the rules of the
Securities  and  Exchange  Commission  ("Commission")  to  be  included  in  the
Company's annual proxy statement.

Committee Membership

The Audit  Committee  shall  consist of no fewer than  three  members,  absent a
temporary   vacancy.   The  members  of  the  Audit  Committee  shall  meet  the
independence and experience  requirements of the The Nasdaq Stock Market,  Inc.,
Section  10A(m)(3) of the Securities  Exchange Act of 1934 ("Exchange  Act") and
the rules and regulations of the Commission.

The  members of the Audit  Committee  shall be  appointed  by the  Board.  Audit
Committee members may be replaced by the Board.

Meetings

The Audit  Committee  shall  meet as often as it  determines,  but not less than quarterly.  The Audit Committee shall meet  periodically with management and the independent  auditor in separate  executive  sessions.  The Audit  Committee may request any officer or employee of the Company or the Company's  outside counsel or  independent  auditor to attend a meeting of the Audit  Committee  or to meet with any members of or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit  Committee  shall have the sole  authority  to appoint or replace  the independent  auditor.  The Audit  Committee  shall be directly  responsible  for determining  the  compensation  and  oversight  of the  work of the  independent auditor  (including  resolution  of  disagreements  between  management  and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The  independent  auditor shall report directly to the Audit Committee.

The Audit  Committee  shall  pre-approve  all auditing  services  and  permitted non-audit  services to be performed for the Company by its independent  auditor, including the fees and terms thereof  (subject to the de minimus  exceptions for non-audit services  described in Section  10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee  prior to the completion of the audit).  The
Audit Committee may form and delegate  authority to  subcommittees  of the Audit
Committee  consisting  of one or more members when  appropriate,  including  the authority to grant  pre-approvals  of audit and  permitted  non-audit  services, provided that decisions of such  subcommittee  to grant  pre-approvals  shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee  shall have the authority,  to the extent it deems necessary or appropriate,  to retain independent legal,  accounting or other advisors. The
Company  shall  provide for  appropriate  funding,  as  determined  by the Audit
Committee,  for payment of compensation  to (i) the independent  auditor for the purpose of rendering  or issuing an audit report and (ii) any advisors  employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess  the adequacy of this Charter  annually and  recommend any proposed  changes to the Board for approval.  The Audit  Committee  annually shall review the Audit Committee's own performance.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.    Meet with the independent  auditor prior to the audit to review the scope, planning and staffing of the audit.

2.    Review and discuss with management and the independent  auditor the annual audited  financial  statements,  and  recommend  to the Board  whether the audited  financial  statements  should be included in the  Company's  Form
      10-K.

3.    If  requested  by the  Audit  Committee,  management  or  the  independent auditors,  review and discuss with management and the independent  auditor the Company's  quarterly  financial  statements prior to the filing of its
      Form 10-Q,  including the results of the independent  auditor's  review of the quarterly financial statements.

4.    Discuss with management and the independent auditor significant  financial reporting  issues and judgments made in connection with the preparation of the Company's financial statements, including:

      (a)   any significant changes in the Company's selection or application of accounting principles;

                                       2

      (b)   the Company's critical accounting policies and practices to be used;

      (c)   All alternative treatments of financial information within GAAP that have been discussed  with  management,  ramifications  of the use of such  alternative  disclosures  and  treatments,  and the  treatment preferred by the independent auditor;

      (d)   any material written  communications between the independent auditor and  management,  such  as any  management  letter  or  schedule  of unadjusted differences; and

      (e)   any  major  issues  as to the  adequacy  of the  Company's  internal controls and any special steps adopted in light of material  control deficiencies.

5.    Discuss with management the Company's  earnings press releases  generally, including the use of "pro forma" or "adjusted" non-GAAP  information,  and financial  information  and  earnings  guidance  provided to analysts  and rating  agencies.  Such discussion may be general and include the types of information to be disclosed and the types to be presentations to be made.

6.    Discuss  with  management  and the  independent  auditor the effect on the
      Company's   financial   statements  of  (i)   regulatory   and  accounting
      initiatives and (ii) off-balance sheet structures.

7.    Discuss with  management the Company's  major financial risk exposures and the steps  management  has taken to monitor  and control  such  exposures, including the Company's risk assessment and risk management policies.

8.    Discuss with the independent  auditor the matters required to be discussed by Statement on Auditing  Standards  No. 61 relating to the conduct of the audit,  including any difficulties  encountered in the course of the audit work, any  restrictions  on the scope of activities or access to requested information, and any significant disagreements with management.

9.    Review  disclosures  made to the Audit  Committee by the Company's CEO and
      CFO during  their  certification  process for the Form  10-Kand  Form 10-Q about any significant  deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant  role in the Company's  internal controls.

Oversight of the Company's Relationship with the Independent Auditor

10.   At  least  annually,  obtain  and  review a  report  from the  independent
      auditor,   consistent  with  Independence   Standards  Board  Standard  1,
      regarding  (a)  the   independent   auditor's   internal   quality-control
      procedures,  (b) any material  issues  raised by the most recent  internal quality-control review, or peer review, of the firm, or by any inquiry or

                                       3

      investigation  by  governmental  or  professional  authorities  within the preceding five years respecting one or more independent audits carried out by the firm,  (c) any steps taken to deal with any such issues and (d) all relationships  between the independent  auditor and the Company.  Evaluate the  qualifications,  performance  and  independence  of  the  independent auditor, including whether the auditor's quality controls are adequate and
      the  provision  of  permitted   non-audit   services  is  compatible  with
      maintaining  the  auditor's  independence,  and taking  into  account  the opinions of management.  The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

11.   Verify the rotation of the lead (or  coordinating)  audit  partner  having primary responsibility for the audit and the audit partner responsible for reviewing  the audit as required  by law.  Consider  whether,  in order to assure  continuing  auditor  independence,  it is  appropriate  to adopt a policy of rotating the independent auditing firm on a regular basis.

12.   Oversee the  Company's  hiring of  employees  or former  employees  of the independent  auditor who  participated in any capacity in the audit of the
      Company.

13.   Be available to the independent  auditors during the year for consultation purposes.

Compliance Oversight Responsibilities

14.   Obtain from the independent  auditor  assurance that Section 10A(b) of the
      Exchange Act has not been implicated.

15.   Review and approve all related-party transactions.

16.   Inquire  and  discuss  with  management  the  Company's   compliance  with
      applicable laws and regulations and with the Company's Code of Ethics,  in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

17.   Establish  procedures  (which may be incorporated in the Company's Code of
      Ethics,  in effect at such time,  if any) for the receipt,  retention  and treatment  of  complaints  received by the Company  regarding  accounting, internal accounting controls or auditing matters, including procedures for the confidential,  anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.   Discuss with  management and the  independent  auditor any  correspondence with  regulators or governmental  agencies and any published  reports that raise  material  issues  regarding the Company's  financial  statements or accounting policies.

19.   Discuss with the Company's  General  Counsel legal matters that may have a material  impact on the financial  statements or the Company's  compliance policies.

                                       4

Limitation of Audit Committee's Role

While the Audit Committee has the  responsibilities and powers set forth in this
Charter,  it is not the duty of the Audit Committee to plan or conduct audits or to  determine  that the  Company's  financial  statements  and  disclosures  are complete and accurate and are in accordance with generally  accepted  accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

                                       5

                                                                         Annex F

                                              Approved by the Board of Directors
                                                             _____________, 2005
                                             Adopted by the Nominating Committee
                                                             _____________, 2005

                             ORIGIN AGRITECH LIMITED

                          Nominating Committee Charter

      The Nominating Committee's responsibilities and powers as delegated by the board of directors are set forth in this charter.  Whenever the Committee  takes an action, it shall exercise its independent  judgment on an informed basis that the action is in the best interests of the Company and its stockholders.

I.    PURPOSE

      As set forth herein,  the Committee shall,  among other things,  discharge the responsibilities of the board of directors relating to the appropriate size, functioning and needs of the board  including,  but not limited to,  recruitment and  retention of high  quality  board  members and  committee  composition  and structure.

II.   MEMBERSHIP

      The  Committee  shall  consist  of at least  two  members  of the board of directors  as  determined  from time to time by the board.  Each member shall be
"independent"  in  accordance  with the listing  standards  of the Nasdaq  Stock
Market, as amended from time to time.

      The board of  directors  shall elect the members of this  Committee at the first board meeting practicable following the annual meeting of stockholders and may make changes from time to time pursuant to the  provisions  below.  Unless a chair is elected by the board of directors,  the members of the Committee  shall designate a chair by majority vote of the full Committee membership.

      A Committee member may resign by delivering his or her written resignation to the chairman of the board of directors, or may be removed by majority vote of the board of directors by delivery to such member of written  notice of removal, to take effect at a date  specified  therein,  or upon  delivery of such written notice to such member if no date is specified.

III.  MEETINGS AND COMMITTEE ACTION

      The  Committee  shall meet at such times as it deems  necessary to fulfill its responsibilities.  Meetings of the Committee shall be called by the chairman of the  Committee  upon such  notice as is  provided  for in the  by-laws of the company with respect to meetings of the

                                       1

board of directors. A majority of the members shall constitute a quorum. Actions of the  Committee  may be taken in person at a meeting or in  writing  without a meeting.  Actions taken at a meeting, to be valid, shall require the approval of a majority of the members  present and voting.  Actions taken in writing,  to be valid,  shall be signed by all members of the  Committee.  The  Committee  shall report its minutes from each meeting to the board of directors.

      The chairman of the Committee  shall establish such rules as may from time to time be  necessary  or  appropriate  for the  conduct of the  business of the
Committee. At each meeting, the chairman shall appoint as secretary a person who may, but need not, be a member of the Committee.  A certificate of the secretary of the  Committee  or  minutes  of a meeting of the  Committee  executed  by the secretary setting forth the names of the members of the Committee present at the meeting or actions  taken by the  Committee at the meeting  shall be  sufficient evidence at all times as to the members of the Committee  who were  present,  or such actions taken.

IV.   COMMITTEE AUTHORITY AND RESPONSIBLITIES

      o     Developing  the criteria and  qualifications  for  membership on the board.

      o     Recruiting,  reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors.

      o     Reviewing  candidates  proposed  by  stockholders,   and  conducting
            appropriate  inquiries into the background and qualifications of any such candidates.

      o     Establishing  subcommittees for the purpose of evaluating special or unique matters.

      o     Monitoring and making recommendations regarding committee functions, contributions and composition.

      o     Evaluating, on an annual basis, the Committee's performance.

VI.   REPORTING

      The  Committee   shall  prepare  a  statement  each  year  concerning  its
compliance with this charter for inclusion in the Company's proxy statement.

                                       2

                             ORIGIN AGRITECH LIMTED

                     Board of Director Candidate Guidelines

      The Nominating  Committee of Origin Agritech  Limited (the "Company") will identify,  evaluate and recommend  candidates to become  members of the Board of
Directors  ("Board")  with the goal of  creating  a  balance  of  knowledge  and experience.  Nominations  to the Board may also be submitted  to the  Nominating
Committee by the Company's stockholders in accordance with the Company's policy, a copy of which is attached  hereto.  Candidates will be reviewed in the context of current  composition of the Board, the operating  requirements of the Company and the long-term  interests of the Company's  stockholders.  In conducting this assessment,  the Committee  will  consider and evaluate each  director-candidate based upon its assessment of the following criteria:

o     Whether the candidate is independent  pursuant to the  requirements of the
      Nasdaq Stock Market.

o     Whether  the  candidate  is  accomplished  in his or her  field  and has a reputation,  both personal and  professional,  that is consistent with the image and reputation of the Company.

o     Whether  the  candidate  has the  ability  to read  and  understand  basic financial  statements.  The Nominating  Committee also will determine if a candidate  satisfies the criteria for being an "audit committee  financial expert," as defined by the Securities and Exchange Commission.

o     Whether the candidate has relevant  experience  and expertise and would be able to provide  insights and practical  wisdom based upon that experience and expertise.

o     Whether the candidate  has  knowledge of the Company and issues  affecting the Company.

o     Whether the candidate is committed to enhancing stockholder value.

o     Whether the  candidate  fully  understands,  or has the  capacity to fully understand,  the legal  responsibilities  of a director and the governance processes of a public company.

o     Whether the candidate is of high moral and ethical  character and would be willing to apply sound,  objective and independent business judgment,  and to assume broad fiduciary responsibility.

o     Whether the  candidate  has, and would be willing to commit,  the required hours necessary to discharge the duties of Board membership.

o     Whether the candidate has any prohibitive  interlocking  relationships  or conflicts of interest.

                                       3

o     Whether the candidate is able to develop a good working  relationship with other Board  members and  contribute to the Board's  working  relationship with the senior management of the Company.

o     Whether the  candidate is able to suggest  business  opportunities  to the
      Company.

                                       4

                    Stockholder Recommendations for Directors

      Stockholders who wish to recommend to the Nominating Committee a candidate for  election  to the Board of  Directors  should  send their  letters to Origin
Agritech  Limited,  625  Broadway,  Suite  1111,  San Diego,  California  92101,
Attention:  Nominating Committee.  The Corporate Secretary will promptly forward all such letters to the members of the Nominating  Committee.  Stockholders must follow certain  procedures to recommend to the Nominating  Committee  candidates for election as directors.  In general,  in order to provide  sufficient time to
enable  the  Nominating   Committee  to  evaluate   candidates   recommended  by
stockholders  in  connection   with  selecting   candidates  for  nomination  in
connection  with the Company's  annual  meeting of  stockholders,  the Corporate
Secretary  must receive the  stockholder's  recommendation  no later than thirty
(30) days after the end of the Company's fiscal year.

      The  recommendation  must  contain  the  following  information  about the candidate:

      o     Name;

      o     Age;

      o     Current business and residence  addresses and telephone numbers,  as well as residence addresses for the past 20 years;

      o     Principal  occupation or employment and employment history (name and address  of  employer  and job title) for the past 20 years (or such shorter period as the candidate has been in the workforce);

      o     Educational background;

      o     Permission  for the Company to conduct a  background  investigation, including  the  right to obtain  education,  employment  and  credit information;

      o     Three (3) character references and contact information;

      o     The  number of shares of common  stock of the  Company  beneficially owned by the candidate;

      o     The  information  that  would be  required  to be  disclosed  by the
            Company  about the  candidate  under the rules of the SEC in a Proxy
            Statement soliciting proxies for the election of such candidate as a director (which  currently  includes  information  required by Items
            401, 404 and 405 of Regulation S-K); and

      o     A signed  consent  of the  nominee  to serve  as a  director  of the
            Company, if elected.

                                       5

                                                                         Annex G

                                                   Adopted by Board of Directors
                                                               ___________, 2005

                             ORIGIN AGRITECH LIMITED

                                 Code of Ethics

1.    Introduction

      The Board of Directors of Origin Agritech Limited has adopted this code of ethics  (the  "Code"),  which  is  applicable  to all  directors,  officers  and employees  to:

      o     promote honest and ethical  conduct,  including the ethical handling of actual or apparent  conflicts  of interest  between  personal and professional relationships;

      o     promote  the  full,  fair,   accurate,   timely  and  understandable
            disclosure in reports and documents  that the Company files with, or submits to, the SEC, as well as in other public  communications made by or on behalf of the Company;

      o     promote  compliance with  applicable  governmental  laws,  rules and regulations;

      o     deter wrongdoing; and

      o     require prompt internal reporting of breaches of, and accountability for adherence to, this Code.

      This Code may be amended  only by  resolution  of the  Company's  Board of
Directors.  In this Code,  references  to the  "Company"  means Origin  Agritech
Limited and, in appropriate context, the Company's subsidiaries.

2.    Honest, Ethical and Fair Conduct

      Each person owes a duty to the  Company to act with  integrity.  Integrity requires, among other things, being honest, fair and candid. Deceit,  dishonesty and subordination of principle are inconsistent  with integrity.  Service to the
Company never should be subordinated to personal gain and advantage.

      Each person must:

      o     Act with  integrity,  including  being honest and candid while still maintaining the  confidentiality of the Company's  information where required or in the Company's interests.

      o     Observe all applicable governmental laws, rules and regulations.

      o     Comply with the  requirements of applicable  accounting and auditing standards, as well as Company policies, in the maintenance of a high standard of accuracy and  completeness  in the  Company's  financial records and other business-related information and data.

                                       1

      o     Adhere  to  a  high  standard  of  business   ethics  and  not  seek
            competitive   advantage  through  unlawful  or  unethical   business
            practices.

      o     Deal fairly with the Company's customers, suppliers, competitors and employees.

      o     Refrain  from  taking  advantage  of  anyone  through  manipulation, concealment,  abuse of privileged information,  misrepresentation of material facts or any other unfair-dealing practice.

      o     Protect the assets of the Company and ensure their proper use.

      o     Refrain from taking for themselves personally opportunities that are discovered  through the use of corporate  assets or using  corporate assets,  information  or position for general  personal gain outside the scope of employment with the Company.

      o     Avoid conflicts of interest wherever  possible.  Anything that would be a  conflict  for a person  subject  to this  Code  also will be a conflict  if it is  related  to a member  of his or her  family or a close relative. Examples of conflict of interest situations include, but are not limited to, the following:

            o     any  significant   ownership   interest  in  any  supplier  or
                  customer;

            o     any consulting or employment  relationship  with any customer, supplier or competitor;

            o     any  outside   business   activity   that   detracts  from  an
                  individual's  ability to devote appropriate time and attention to his or her responsibilities with the Company;

            o     the  receipt  of any  money,  non-nominal  gifts or  excessive entertainment  from any  company  with which the  Company  has current or prospective business dealings;

            o     being in the position of supervising,  reviewing or having any influence on the job  evaluation,  pay or benefit of any close relative;

            o     selling  anything to the Company or buying  anything  from the
                  Company, except on the same terms and conditions as comparable officers or  directors  are  permitted to so purchase or sell;
                  and

            o     any other  circumstance,  event,  relationship or situation in which the personal  interest of a person  subject to this Code interferes - or even appears to interfere - with the interests of the Company as a whole.

3.    Disclosure

      The Company  strives to ensure that the contents of and the disclosures in the  reports  and  documents  that the  Company  files with the  Securities  and
Exchange Commission (the "SEC")

                                       2

and other  public  communications  shall be full,  fair,  accurate,  timely  and understandable  in accordance with applicable  disclosure  standards,  including standards of materiality, where appropriate. Each person must;

      o     not knowingly misrepresent,  or cause others to misrepresent,  facts about the Company to others,  whether within or outside the Company,
            including  to  the  Company's  independent  auditors,   governmental
            regulators,  self-regulating  organizations  and other  governmental officials, as appropriate; and

      o     in relation to his or her area of  responsibility,  properly  review
            and  critically   analyze  proposed   disclosure  for  accuracy  and
            completeness.

      In addition to the foregoing,  the Chief Executive  Officer of Company and each  subsidiary  of  Company,  the Chief  Financial  Officer of Parent and each subsidiary,  and each other person that  typically is involved in the  financial reporting of the Company must familiarize himself or herself with the disclosure requirements  applicable  to the Company as well as the business  and  financial operations of the Company.

      Each person must  promptly  bring to the  attention of the Chairman of the
Audit  Committee of the Company's  Board of Directors any  information he or she may have concerning (a)  significant  deficiencies in the design or operation of internal and/or  disclosure  controls which could adversely affect the Company's ability to record,  process,  summarize  and  report  financial  data or (b) any fraud, whether or not material,  that involves management or other employees who have a significant  role in the Company's  financial  reporting,  disclosures or internal controls.

4.    Compliance

      It is the Company's  obligation  and policy to comply with all  applicable governmental laws, rules and regulations.  It is the personal  responsibility of each person to, and each person must,  adhere to the standards and  restrictions imposed by those  laws,  rules and  regulations,  including  those  relating  to accounting and auditing matters.

5.    Reporting and Accountability

      The  Audit  Committee  of  the  Board  of  Directors  of  the  Company  is
responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret  this Code in any  particular situation.  Any person who becomes aware of any existing or potential  breach of this Code is required to notify the  Chairman of the Audit  Committee  promptly.
Failure to do so is itself a breach of this Code.

      Specifically, each person must:

      o     Notify the Chairman of the Audit Committee  promptly of any existing or potential violation of this Code.

      o     Not  retaliate  against any other  person for  reports of  potential violations that are made in good faith.

      The Company will follow the  following  procedures  in  investigating  and enforcing this Code and in reporting on the Code:

                                       3

      o     The Audit Committee will take all appropriate  action to investigate any breaches reported to it.

      o     If the Audit  Committee  determines  that a breach has occurred,  it will inform the Board of Directors.

      o     Upon being notified that a breach has occurred,  the Board will take or authorize  such  disciplinary  or  preventive  action as it deems appropriate, after consultation with the Audit Committee and General
            Counsel,  up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.

      No person  following the above  procedure  shall, as a result of following such procedure,  be subject by the Company or any officer or employee thereof to
discharge,   demotion  suspension,   threat,   harassment  or,  in  any  manner,
discrimination against such person in terms and conditions of employment.

6.    Waivers and Amendments

      Any waiver  (defined  below) or an implicit  waiver (defined below) from a provision of this Code for the principal executive officer,  principal financial officer,  principal  accounting  officer or controller,  and persons  performing similar  functions or any amendment (as defined  below) to this Code is required to be  disclosed  in the  Company's  Annual  Report on Form 10-K or in a Current
Report on Form 8-K filed with the SEC.

      A "waiver"  means the  approval by the  Company's  Board of Directors of a material  departure from a provision of the Code. An "implicit waiver" means the
Company's  failure to take action within a reasonable period of time regarding a material  departure  from a provision of the Code that has been made known to an executive  officer of the Company.  An  "amendment"  means any amendment to this
Code  other  than  minor  technical,  administrative  or  other  non-substantive amendments hereto.

      All persons should note that it is not the Company's intention to grant or to permit waivers from the  requirements  of this Code. The Company expects full compliance with this Code.

7.    Other Policies and Procedures

      Any other  policy or  procedure  set out by the Company in writing or made generally known to employees,  officers or directors of the Company prior to the date hereof or hereafter are separate  requirements and remain in full force and effect.

8.    Inquiries

      All inquiries and questions in relation to this Code or its  applicability to  particular  people or  situations  should be  addressed  to the  Director of
Administration.

                                       4

                                                                         Annex H

                                                  Adopted by the Audit Committee
                                                                  ________, 2005

                             ORIGIN AGRITECH LIMITED

        Employee Complaint Procedures for Accounting and Auditing Matters

      It is possible that an employee may have a concern  about the  accounting, internal  accounting  controls or auditing  matters  relating to Origin Agritech
Limited or its  subsidiaries  ("Company").  Where the concern  falls  within the scope of matters covered by this procedure statement, the employee is encouraged to follow the reporting  procedures set forth below.  These procedures have been established by the audit  committee for the receipt,  retention and treatment of complaints  regarding  accounting,  internal  accounting  controls  or  auditing matters  and  the  confidential,  anonymous  submission  of  concerns  regarding questionable accounting or auditing matters.

Scope of Matters

      These  procedures  relate to issues  within or  related  to the  following areas, as they relate to the Company:

      1)    fraud or deliberate error in the preparation,  evaluation, review or audit of any financial statement;

      2)    fraud  or  deliberate  error in the  recording  and  maintaining  of financial records;

      3)    deficiencies in or noncompliance with internal accounting controls;

      4)    misrepresentation or false statement regarding a matter contained in financial records, financial reports or audit reports; or

      5)    deviation from full and fair reporting of financial condition.

Procedure

      To  report  a  concern,  you may  send by email  or  otherwise  a  written statement of the particulars of the issue to Kerry Propper, Director. If you are uncomfortable with contacting M[r/s].  _______, you may send a written statement or email to the chairman of the audit committee (currently  _______________,  at
________________.  Letters need not be signed: The Company will accept anonymous
statements.   Each  expression  of  concern  should  provide  as  much  specific information as possible,  including  names,  dates,  places and events that took place, the employee's  perception of why the incident may be an issue of concern and what action the employee recommends to be taken.

Treatment of Statements of Concern

      Upon receipt,  all statements of concern will be recorded in a company log that will track their receipt, investigation and resolution. Each statement will be  evaluated  by the  appropriate  persons at the  Company to  determine  if it
relates  to  accounting  functions  or  financial  statements.   Concerns  about
non-accounting  matters will be referred to the appropriate persons.  Accounting concerns  will be  investigated  by the audit  committee.  Each  review  will be conducted in a confidential  manner to the fullest extent  possible,  consistent with the need to conduct an adequate review. The audit committee will review the company log each fiscal quarter.  Prompt and appropriate  corrective action will be taken when and as warranted in the judgment of the audit committee.

      The Company will not discharge,  demote, suspend,  threaten,  harass or in any manner  discriminate  against any employee based on the good faith reporting of his or her concerns regarding the accounting, internal accounting controls or auditing matters or financial statements of the Company.

                                       2

                                                                         Annex I

               Section 262 of the Delaware General Corporation Law

      262 APPRAISAL  RIGHTS.  (a) Any stockholder of a corporation of this State who holds  shares of stock on the date of the  making  of a demand  pursuant  to subsection  (d) of this section with  respect to such shares,  who  continuously holds such shares through the effective date of the merger or consolidation, who has otherwise  complied with  subsection (d) of this section and who has neither voted in favor of the merger or consolidation  nor consented  thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of  Chancery  of the fair value of the  stockholder's  shares of stock under the circumstances  described in subsections (b) and (c) of this section.  As used in this  section,  the word  "stockholder"  means a holder  of record of stock in a stock  corporation  and also a member of record of a nonstock  corporation;  the words  "stock" and "share"  mean and include what is  ordinarily  meant by those words and also  membership  or  membership  interest  of a member of a  nonstock corporation;  and  the  words  "depository  receipt"  mean a  receipt  or  other instrument  issued  by a  depository  representing  an  interest  in one or more shares, or fractions thereof,  solely of stock of a corporation,  which stock is deposited with the depository.

      (b)  Appraisal  rights shall be  available  for the shares of any class or series of stock of a constituent  corporation in a merger or consolidation to be effected  pursuant  to ss. 251 (other  than a merger  effected  pursuant  to ss.
251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

      (1) Provided,  however,  that no appraisal rights under this section shall be available  for the shares of any class or series of stock,  which  stock,  or depository  receipts in respect  thereof,  at the record date fixed to determine the  stockholders  entitled  to receive  notice of and to vote at the meeting of stockholders to act upon the agreement of merger or  consolidation,  were either
(i) listed on a national  securities exchange or designated as a national market system security on an interdealer  quotation system by the National  Association of Securities  Dealers,  Inc. or (ii) held of record by more than 2,000 holders;
and further  provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require  for  its  approval  the  vote  of the  stockholders  of  the  surviving corporation as provided in subsection (f) of ss. 251 of this title.

      (2)  Notwithstanding  paragraph (1) of this  subsection,  appraisal rights under this section  shall be available  for the shares of any class or series of stock of a constituent  corporation  if the holders  thereof are required by the terms of an agreement of merger or  consolidation  pursuant to ss.ss.  251, 252,
254,  257,  258,  263 and 264 of this title to accept  for such  stock  anything except:

      a. Shares of stock of the  corporation  surviving or  resulting  from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other  corporation,  or  depository  receipts in respect  thereof,  which  shares of stock (or  depository  receipts  in  respect thereof)  or  depository  receipts  at  the  effective  date  of the  merger  or consolidation  will be  either  listed  on a  national  securities  exchange  or designated as a national  market  system  security on an  interdealer  quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of  fractional  shares or fractional  depository  receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional  shares or fractional  depository  receipts  described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the  event all of the stock of a  subsidiary  Delaware  corporation party to a merger  effected  under  ss.  253 of this  title is not  owned by the parent  corporation  immediately prior to the merger,  appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of  incorporation  that appraisal  rights  under this section  shall be available  for the shares of any class or series of its stock as a result of an amendment to its  certificate  of incorporation,  any  merger  or  consolidation  in which  the  corporation  is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or  consolidation  for which appraisal rights are provided  under this  section is to be  submitted  for  approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with  respect to shares for which  appraisal  rights are  available  pursuant to subsection (b) or (c) hereof that appraisal  rights are available for any or all of the shares of the constituent corporations,  and shall include in such notice a copy of this  section.  Each  stockholder  electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation,  a written demand for appraisal of such stockholder's  shares.  Such demand will be sufficient if it reasonably  informs the  corporation  of the identity of the  stockholder  and that the  stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or  consolidation  shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein  provided.  Within 10 days after the effective  date of such merger or
consolidation,   the  surviving  or  resulting  corporation  shall  notify  each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection  and  has not  voted  in  favor  of or  consented  to the  merger  or consolidation of the date that the merger or consolidation has become effective;
or

      (2) If the merger or consolidation was approved pursuant to ss. 228 or ss.
253 of this title,  then, either  constituent  corporation  before the effective date of the merger or consolidation,  or the surviving or resulting  corporation within ten days  thereafter,  shall  notify  each of the holders of any class or series of stock of such  constituent  corporation  who are entitled to appraisal rights of the approval of the merger or consolidation  and that appraisal rights are  available  for any or all  shares of such  class or series of stock of such constituent  corporation,  and  shall  include  in  such  notice  a copy of this section.  Such notice may, and, if given on or after the  effective  date of the merger or  consolidation,  shall, also notify such stockholders of the effective date of the merger or  consolidation.  Any  stockholder  entitled  to  appraisal rights may,  within 20 days after the date of mailing of such notice,  demand in writing  from the  surviving  or  resulting  corporation  the  appraisal of such holder's  shares.  Such demand will be sufficient  if it reasonably  informs the corporation of the identity of the stockholder and that the stockholder  intends thereby to demand the appraisal of such holder's shares.  If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such  constituent  corporation  shall send a second  notice  before the effective date of the merger or  consolidation  notifying each of the holders of any class or series of stock of such  constituent  corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii)
the  surviving or resulting  corporation  shall send such a second notice to all such holders on or within 10 days after such effective date; provided,  however, that if such second  notice is sent more than 20 days  following  the sending of the first notice,  such second notice need only be sent to each  stockholder who is entitled to appraisal rights and who has demanded  appraisal of such holder's shares in  accordance  with this  subsection.  An affidavit of the  secretary or assistant secretary or of the transfer agent of the corporation that is required to give either  notice that such notice has been given shall,  in the absence of fraud,  be prima facie  evidence of the facts  stated  therein.  For purposes of determining the stockholders entitled to receive either notice, each constituent corporation  may fix, in  advance,  a record date that shall be not more than 10 days  prior to the date the  notice is given,  provided,  that if the  notice is given on or after the effective date of the merger or consolidation,  the record date shall be such effective  date. If no record date is fixed and the notice is given  prior to the  effective  date,  the  record  date  shall be the  close of business on the day next preceding the day on which the notice is given.

      (e)  Within  120  days  after  the   effective   date  of  the  merger  or
consolidation, the surviving or resulting corporation or any stockholder who has complied with  subsections  (a) and (d) hereof and who is otherwise  entitled to appraisal rights, may file a petition in the Court of Chancery demanding a

determination   of  the   value  of  the   stock   of  all  such   stockholders.
Notwithstanding  the  foregoing,  at any time within 60 days after the effective date of the merger or  consolidation,  any  stockholder  shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or  consolidation.  Within 120 days after the effective  date of the  merger  or  consolidation,  any  stockholder  who  has  complied  with  the requirements of subsections (a) and (d) hereof,  upon written request,  shall be entitled to receive from the corporation  surviving the merger or resulting from the  consolidation a statement  setting forth the aggregate number of shares not voted in favor of the merger or consolidation  and with respect to which demands for appraisal  have been  received and the  aggregate  number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting  corporation  or within 10 days after  expiration  of the period for  delivery  of demands  for  appraisal  under  subsection  (d) hereof, whichever is later.

      (f) Upon the filing of any such  petition by a  stockholder,  service of a copy thereof  shall be made upon the surviving or resulting  corporation,  which shall  within 20 days after such  service  file in the office of the Register in
Chancery in which the petition was filed a duly  verified  list  containing  the names and  addresses of all  stockholders  who have  demanded  payment for their shares and with whom  agreements  as to the value of their  shares have not been reached by the  surviving or  resulting  corporation.  If the petition  shall be filed  by  the  surviving  or  resulting  corporation,  the  petition  shall  be accompanied  by such a duly  verified  list.  The  Register in  Chancery,  if so ordered by the  Court,  shall  give  notice of the time and place  fixed for the hearing of such  petition by  registered  or certified  mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.  Such notice shall also be given by one or more  publications at least  one  week  before  the day of the  hearing,  in a  newspaper  of  general circulation published in the City of Wilmington, Delaware or such publication as the Court deems  advisable.  The forms of the notices by mail and by publication shall be  approved  by the Court,  and the costs  thereof  shall be borne by the surviving or resulting corporation.

      (g) At the  hearing  on such  petition,  the  Court  shall  determine  the stockholders who have complied with this section and who have become entitled to appraisal  rights.  The Court may require the  stockholders who have demanded an appraisal for their shares and who hold stock  represented  by  certificates  to submit  their  certificates  of stock to the  Register in Chancery  for notation thereon of the pendency of the  appraisal  proceedings;  and if any  stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value  arising  from the  accomplishment  or  expectation  of the  merger  or consolidation,  together  with a fair rate of interest,  if any, to be paid upon the amount  determined to be the fair value. In determining such fair value, the
Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors,  including the rate of interest which the surviving or resulting  corporation  would have had to pay to borrow money  during the pendency of the  proceeding.  Upon  application  by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion,  permit discovery or other pretrial  proceedings and may proceed to trial upon the appraisal prior to the final  determination  of the  stockholder  entitled to an appraisal.  Any stockholder  whose name appears on the list filed by the  surviving or resulting corporation  pursuant to  subsection  (f) of this section and who has  submitted such stockholder's certificates of stock to the Register in Chancery, if such is required,  may  participate  fully  in  all  proceedings  until  it  is  finally determined that such  stockholder is not entitled to appraisal rights under this section.

      (i) The Court  shall  direct the  payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.  Interest may be simple or compound, as the Court may direct.  Payment shall be so made to each such  stockholder,  in the case of holders of  uncertificated  stock  forthwith,  and the case of holders of shares represented  by  certificates  upon  the  surrender  to the  corporation  of the certificates  representing  such stock.  The  Court's  decree may be enforced as other decrees in the Court of Chancery may be enforced,  whether such  surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the  proceeding  may be determined by the Court and taxed upon the  parties  as the  Court  deems  equitable  in the  circumstances.  Upon application  of a  stockholder,  the Court  may  order  all or a portion  of the
expenses   incurred  by  any   stockholder  in  connection  with  the  appraisal
proceeding,  including,  without limitation,  reasonable attorney's fees and the fees and  expenses of experts,  to be charged pro rata  against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or  consolidation,  no stockholder who has demanded  appraisal  rights as provided in subsection (d) of this section  shall be entitled to vote such stock for any purpose or to receive payment of dividends or other  distributions  on the stock (except  dividends or other  distributions  payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation);  provided,  however, that if no  petition  for an  appraisal  shall be filed  within the time  provided in subsection  (e) of this  section,  or if such  stockholder  shall deliver to the surviving or resulting  corporation a written  withdrawal of such  stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days  after the  effective  date of the  merger  or  consolidation  as provided  in  subsection  (e) of this  section or  thereafter  with the  written approval of the corporation,  then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the
Court,  and such approval may be conditioned  upon such terms as the Court deems just.

      (l) The shares of the  surviving  or  resulting  corporation  to which the shares  of such  objecting  stockholders  would  have  been  converted  had they assented to the merger or consolidation  shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                         Chardan China Acquisition Corp.
                            625 Broadway, Suite 1111
                           San Diego, California 92101

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF CHARDAN CHINA ACQUISITION CORP.

      The undersigned appoints Richard Propper and Kerry Propper, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Chardan held of record by the undersigned on _________, 2005 at the
Special Meeting of Stockholders to be held on ___________, 2005, or any postponement or adjournment thereof.

      THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED BY EXECUTING
THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR
DISCRETION TO ADOPT THE STOCK PURCHASE AGREEMENT AND THE PLAN OF MERGER IF THE
UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

      THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS
PROXY WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF
DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

      CHARDAN MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING
INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER
CIRCUMSTANCES IF DEEMED ADVISABLE BY THE CHARDAN BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side)

         --------------------------------------------------------------
                          VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
         --------------------------------------------------------------
                         Chardan China Acquisition Corp.

Voting by telephone or Internet is quick, easy and immediate. As a Chardan China
Acquisition Corp. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Central Time, on _____________, 2005.

To Vote Your Proxy By Internet

It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.
1.    Read the accompanying Proxy Statement and Proxy Card.
2.    Go to the Website http://www.proxyvote.com
3.    Enter your 12-digit Control Number located on your Proxy Card above your name.
4.    Follow the instructions provided.
YOUR VOTE IS IMPORTANT!  http://www.proxyvote.com!

To Vote Your Proxy By Phone

It's fast, convenient, and immediate.
Call Toll-free on a Touch-Tone Phone (1-800-454-8683)
Follow these four easy steps:
1.    Read the accompanying Proxy Statement and Proxy Card.
2.    Call the toll-free number (1-800-454-8683)
3.    Enter your 12-digit Control Number located on your Proxy Card above your name.
4.    Follow the recorded instructions. YOUR VOTE IS IMPORTANT! Call
      1-800-454-8683!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                                      PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN, THIS PROXY
WILL BE VOTED "FOR" PROPOSAL NUMBERS 1, 2, 3 & 4. THE CHARDAN BOARD OF DIRECTORS
RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1.    To adopt the Stock Purchase                 FOR     AGAINST   ABSTAIN
      Agreement , dated as of December            |_|       |_|      |_|
      20, 2004, among Chardan, State
      Harvest Holdings Limited and its
      stockholders, and the transactions
      contemplated by the stock purchase
      agreement

Only if you voted "AGAINST" Proposal Number 1 and you hold shares of Chardan common stock issued in the Chardan initial public offering, you may exercise your conversion rights and demand that Chardan convert your shares of common stock onto a pro rata portion of the trust account by marking the "Exercise
Conversion Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the stock purchase is completed and you continue to hold these shares through the effective time of the stock purchase and the tender of your stock certificate to the combined company.

      EXERCISE CONVERSION RIGHTS                  |_|

2.    To approve the reincorporation              FOR     AGAINST   ABSTAIN
      merger for redomestication                  |_|       |_|      |_|
      purposes by Chardan's merger into
      Origin Agritech Limited,
      incorporated under British Virgin
      Islands law

3.    To approve the Chardan 2005                 |_|       |_|      |_|
      Performance Equity Plan

4.    To approve adjournment of the               |_|       |_|      |_|
      special meeting to a later date or
      dates, if necessary, to permit
      further solicitation of proxies in
      the event there are not sufficient
      votes at the time of the special
      meeting to approve the stock
      purchase agreement and
      redomestication merger.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                        |_|

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature_________________________Signature________________________Date_________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

[Outside Back Cover of Prospectus]

Until [____________ 25 days after effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 57 of the International Companies Ordinance of 1984 generally provides for indemnification and permits a company to obtain insurance. The Memorandum of Association of the Registrant follows the statute. The Registrant intends to obtain director and officer insurance at the consummation of the acquisition of the Origin companies.

The following is a statement of Section 57 of the International Companies Ordinance of 1984:

Indemnification.

(1)    Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)    is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

(b)    is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

(2)    Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

(3)    The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

(4)    The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

(5)    If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

The following is a statement of Section 58 of the International Companies Ordinance of 1984:

Insurance. A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57.

Item 21. Exhibits and Financial Statement Schedules

Exhibit	Description

2.1	Stock Purchase Agreement (Included in Annex A of the proxy statement/prospectus)

2.2	Form of Agreement and Plan of Merger between Chardan China Acquisition Corp. and Registrant***

3.1	Memorandum of Association of Registrant (Included in Annex B of the proxy statement/prospectus)

3.2	Articles of Association of Registrant (Included in Annex C of the proxy statement/prospectus)

4.1	Specimen Unit Certificate of Registrant***

4.2	Specimen Common Stock Certificate of Registrant***

4.3	Specimen Warrant Certificate***

4.4	Form of Unit Purchase Option (Incorporated by reference from Registration Statement 333-111970, dated February 23, 2004, Item 4.4)

4.5
Form of Warrant Agreement between American Stock Transfer & Trust Company and Chardan China Acquisition Corp. (Incorporated by reference from Registration Statement 333-111970, dated March 12, 2004, Item 4.5)

5.1	Opinion of Maples & Calder***

8.1	Tax Opinion of Graubard Miller***

10.1	Chardan/Agritech 2005 Performance Equity Plan (Included in Annex D of the proxy statement/prospectus)

10.2
Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Dr. Richard D. Propper. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.1)

10.3
Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Kerry Jiangnan Huang. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.2)

10.4	Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Li Zhang. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.3)

10.5	Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Kerry Propper. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.4)

10.6	Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Michael Urbach. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.5)

10.7	Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Dan Beharry. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.6)

10.8	Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Steven Urbach. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.7)

10.9
Letter Agreement among Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and Anthony D. Errico Jr. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.8)

10.10
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Chardan China Acquisition Corp.. (Incorporated by reference from Registration Statement 333-111970, dated February 23, 2004, Item 10.9)

10.11
Form of Stock Escrow Agreement between Chardan China Acquisition Corp., Continental Stock Transfer & Trust Company and the Initial Stockholders. (Incorporated by reference from Registration Statement 333-111970, dated February 23, 2004, Item 10.10)

10.12
Form of Registration Rights Agreement among Chardan China Acquisition Corp. and the Initial Stockholders. (Incorporated by reference from Registration Statement 333-111970, dated January 16, 2004, Item 10.13)

10.13
Letter amendment to Letter Agreements between Chardan China Acquisition Corp., EarlyBirdCapital, Inc. and each of Dr. Richard D. Propper, Jiangnan Huang, Li Zhang, Kerry Propper, Michael Urbach, Dan Beharry, Steven Urbach and Anthony D. Errico Jr. (Incorporated by reference from Registration Statement 333-111970, dated March 8, 2004, Item 10.16)

10.14	Technology Service Agreement between Origin Biotechnology and Beijing Origin ***

10.15	Technology Service Agreement between Origin Biotechnology and Henan Origin***

10.16	Technology Service Agreement between Origin Biotechnology and Changchun Origin***

10.17	Form of Stock Consignment Agreement***

10.18	List of Schedules to Stock Purchase Agreement***

10.19	Agreement to provide or file Schedules, Supplements and Exhibits to Stock Purchase Agreement***

10.20	Employment Agreement between State Harvest and Dr. Han Gengchen***

10.21	Employment Agreement between State Harvest and Mr. Yang Yasheng***

10.22	Employment Agreement between State Harvest and Mr. Yuan Liang***

10.23	Consulting Agreement between Chardan and Best of the Best***

10.24	Form of Voting Agreement among Registrant and Dr. Han and Messrs. Yang and Yuan***

10.25	Opinion re Consignment Agreements of Guantao Law Firm***

10.26	Corn Seed Production Booking Contract Form***

10.27	Technology Transfer Agreement between Henan Agricultural University and Beijing Origin Seed Limited (YuYu22)*

10.28	Joint Development agreement with Corn Research Institute of Li County (1st Agreement)*

10.29	Joint Development Agreement with Corn Research Institute of Li County (2nd Agreement)*

10.30	Joint Development Agreement with Hubei Province Shiyan Agricultural Sciences Institute (EYu10)*

23.1	Consent of Goldstein Golub Kessler LLP*

23.2	Consent of Deloitte Touche Tohmatsu CPA Ltd.*

23.3	Consent of Maples & Calder (included in Exhibit 5.1)***

23.4	Consent of Guantao Law Firm (included in Exhibit 10.25)***

23.5	Consent of Graubard Miller (included in Exhibit 8.1)***

23.6	Consent of Lehman, Lee & Xu*
______________________________

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Section 13 or 15 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 15th day of September, 2005.

ORIGIN AGRITECH LIMITED

By:	/s/ Kerry Propper
Kerry Propper
President

In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date
/s/ Kerry Propper Kerry Propper	President, Secretary and Treasurer (Principal Executive Officer and Chief Financial Officer) (Authorized Representative in the United States)	September 15, 2005